FORM 1-A DISCLOSURE FORMAT

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Thirty Seven Series of Limited Recourse Obligations

Totaling $10,485,010

Dated: February 12, 2025

This Post-Qualification Offering Circular Amendment No. 6 (this “PQA”), made on the Form 1-A disclosure format, amends the offering circular of Groundfloor Finance Inc., dated October 4, 2022, as qualified on November 22, 2022, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $10,485,010 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices and mailing address are located at 1201 Peachtree St NE, Suite 1104-400, Atlanta, GA 30361. The phone number for these offices is (404) 850-9225.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 11 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). LRO purchases will be confirmed on a first come, first served basis immediately following subscription by the investor.  An LRO will be issued upon the closing of the LRO offering, which is generally within 14 days following the commencement of the offering.  If not earlier fully subscribed, the offering of each series of LROs covered by this PQA will remain open for 90 days (the “Offering Period”).

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$0.00	N/A	$0.00	N/A
Total Maximum	$10,485,010	N/A	$10,485,010	N/A

(1) We estimate all expenses for this Offering to be approximately $1,000, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Previously Filed Documents

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE LIMITED RECOURSE OBLIGATIONS HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE MAY QUALIFY THE OFFERING WITH THE SECURITIES REGULATORY BODIES OF CERTAIN STATES AS WE MAY DETERMINE FROM TIME TO TIME.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular as well in any additional supplements or post-qualification amendments (or “PQAs) we may file with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained in this Offering Circular and any additional supplements or PQAs we file with the SEC. We have not authorized anyone to provide you with different information. This Offering Circular (and any related supplements or PQAs) may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular (or in any supplement or PQA we may file in the future) is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC using a continuous offering process. We will offer LROs continuously, and sales of LROs through the Groundfloor Platform can occur on a daily basis. We may add additional series of LROs to this Offering from time to time by filing one or more PQAs to this offering statement that identify the terms of the new series of LROs to be offered. We will commence offering additional series of LROs only after the qualification of a PQA covering such additional securities. We also plan to file periodic supplements to this Offering Circular pursuant to Rule 253(g) under the Securities Act of 1933, as amended (the “Securities Act”), in which we will provide an update on our operations and on the servicing of outstanding Loans originated by us and by our affiliated companies.

In the event of other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. We may also file a PQA to reflect any facts or events arising after qualification of the offering statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the offering statement. Any statement that we make in this Offering Circular (as well as the offering statement of which it is a part) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or PQA. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

The offering statement and all supplements and PQAs that we have filed or will file in the future can be read at the SEC website, www.sec.gov. You may also access this information through the internal directory on the Groundfloor Platform. The contents of the Groundfloor Platform and the Groundfloor website (other than this Offering Circular, the offering statement and the appendices and exhibits thereto, and the Project Summaries) are not incorporated by reference in or otherwise a part of this Offering Circular.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the LROs. You should carefully read the entire Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Offering Circular discussed under the “Risk Factors” section beginning on page 11 and the information contained in the Project Summaries beginning on page PS-1. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements” below.

This Offering Circular relates to the Offering of up to $10,485,010 in aggregate amount of the separate series of LROs, as identified below. See “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement begins on page LRO-1.

Our Business

General

Originally formed as Fomentum Labs LLC, a North Carolina limited liability company, in January 2013, we converted into a North Carolina corporation on July 26, 2013 under the name GROUNDFLOOR Inc. Effective August 5, 2014, we changed the domiciliary state of the corporation to Georgia under the name Groundfloor Finance Inc. Our principal offices and mailing address are located at 1201 Peachtree St NE, Suite 1104-400, Atlanta, GA 30361. The phone number for these offices is (404) 850-9225.

The Groundfloor Platform and Limited Recourse Obligations

We use our web-based platform (the “Groundfloor Platform”) to provide real estate development investment opportunities to the public, specifically for these purposes through the issuance and sale of Limited Recourse Obligations (or “LROs”). Investors under this Offering Circular have the opportunity to buy LROs issued by us, the proceeds of which will fund a corresponding Loan facilitated through the Groundfloor Platform. We will issue LROs in denominations of $10 and integral multiples of $10. We will issue each series of LROs as soon as possible (typically within five days) after the end of the Offering Period (subject to completion of the Withdrawal Period as outlined below). We refer to the date the LROs are issued as the “original issue date.”

On each LRO in a series, we will pay to each holder thereof the Purchase Amount and the Accrued Return (each, as defined below) earned thereon (the “LRO Payments”). Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us (as described in more detail below, the “Loan Payments”). We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. Our obligation to make LRO Payments automatically terminates (and the corresponding LRO shall be of no further force or effect) on the final payment date, which corresponds to the maturity date of the corresponding Loan, assuming the entire Purchase Amount and Accrued Return earned thereon have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid at the final payment date.

Through this basic structure, the LROs establish an expected yield (or expected return on investment), equal to the Purchase Amount paid for the LRO plus the Accrued Return earned thereon, which should be paid at a specified time.

For instance, if the Purchase Amount on a particular LRO was $100, at an Expected Rate of Return of 10% per annum, with a final payment date of 12 months following issuance, expected yield for the LRO would be $110, to be paid no later than 12 months (plus up to five business days for administrative convenience) after the date of issuance.

Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make payments on the LROs out of any funds at our disposal. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents.” We may prepay the LROs at any time without penalty, and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.” If we become subject to a bankruptcy or similar proceeding, you as holder of a LRO will have a general unsecured claim against the Company that may or may not be limited in recovery to borrower payments in respect of the corresponding Loan. See “Risk Factors—If we were to become subject to a bankruptcy or similar proceeding . . .,” “—In a bankruptcy or similar proceeding of the Company . . .,” and “—If we were to cease operations or enter into bankruptcy proceedings                          ” for additional information on this and other risks related to us becoming subject to a bankruptcy or similar proceeding.

The LROs will be unsecured special, limited obligations of the Company only. The LROs are unsecured, and holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of our subsidiaries), or of any Borrower or any of its Principal(s). The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans.

The intended focus of the financing program is the commercial market for lending to developers of residential and small commercial real estate projects owned and occupied by parties other than the real estate developer that owns and operates the Project or toward refinancing existing indebtedness. The Borrower for each Project is a legal entity that owns the underlying property and has been organized by its Principal(s). Proceeds from the Loans typically will be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Borrower to offset a portion of the purchase price of the property, works completed, or equity, but such offset will then reduce its amount of “skin-in-the-game” the Borrower would have in the Project (see below under “Description of the Company’s Business—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’ ”).

Generally, the Loans related to the LROs range between $15,000 and $2,000,000, at interest rates that range, subject to applicable law, between 3% and 26%, and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Borrower wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month term, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Rate of Return of 10% per annum, and a final payment date of 12 months from the date of issuance.

We may use the proceeds of the sale of the corresponding series of LROs to originate the Loan and, in those circumstances, we would close and fund the corresponding Loan on the original issue date of the LROs. However, now that we have implemented our loan advance program, in most circumstances, we or a subsidiary of ours will advance Loans prior to the qualification or sale of the corresponding series of LROs. These advances are typically funded from one or more lines of credit or borrowing arrangements entered into by us or one of our subsidiaries, but there may be circumstances that we or one of our subsidiaries could utilize operating capital for these purposes. See “Description of the Company’s Business—How the Groundfloor Platform Operates—Loan Advances.” If we subsequently qualify and fully subscribe a series of LROs that corresponds to an advanced Loan, all or a portion of the proceeds from the sale of the corresponding series of LROs will be used to repay the advanced amount. To the extent advanced by one of our subsidiaries, the advanced Loan is also assigned to us at that time and, to ensure investors have the right to receive the expected yield on the LROs as described in the corresponding Project Summary, the maturity date is also adjusted to reflect a loan term as if the origination had occurred on the original issue date. Although most of our Loans will be advanced, it will nevertheless be noted under the “Project Specific Risk Factors” on the applicable Project Summary. If a Loan is advanced after the series of LROs corresponding to such loan has been qualified, but before such LROs have been issued, we will notify investors by email within 48 hours of the advance, and update the Project Summary of the advanced Loan on the Groundfloor Platform within the same time period to reflect the status of the Loan. An offering circular supplement will also be filed with the SEC on EDGAR including the revised Project Summary.

The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. We will repay the amounts advanced for the Loan and/or fund each Loan out of the proceeds of the sale of the series of corresponding LROs. The Borrower will use the proceeds from the Loan we finance to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to us.

We will take out a lien on the real estate underlying the Project to secure the Loan; however, investors in the corresponding series of LROs will not have any recourse against the Borrower or its Principals. Your recourse against us is limited to an amount equal to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement).

We will charge Borrowers origination (which currently range between 2% and 6% of the principal loan amount) and servicing (which currently range between 0.5% and 2% of the principal loan amount) fees, which typically will be included in the total amount of the Loan. Investors are not charged any fees in connection with the Offering of the LROs and are not charged any service fees with respect to LRO Payments made with respect to the LROs covered by this Offering Circular. Investors are not currently charged any fees for the use of the Groundfloor Platform. See below and “Description of the Company’s Business—Fees and Related Expenses.”

The general terms of the LROs are summarized in the following table. See “General Terms of the LROs” below for additional information. For specific details on the information for each series of LROs covered by this Offering Circular and their corresponding Loans and Projects, see “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

We may abandon or withdraw an offering of a particular series of LROs at any time prior to its issuance, in each case as further described below. If we abandon or withdraw an offering of a particular series of LROs, we will promptly release all funds (without interest) committed to purchase that series; after which you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

General Terms of the LROs

Issuer	Groundfloor Finance Inc., a Georgia corporation.

Limited Resource Obligations, or LROs, issued in series, with each series of LROs related to a corresponding Loan.

Security Offered	All LROs will be issued in electronic form only. All LROs will be offered only through the Groundfloor Platform to potential investors who have registered and established a funding account on the Groundfloor Platform, and there will be no commissioned sales agents, underwriters, or underwriting discounts. See “Plan of Distribution.”

Minimum Purchase Amount	Investments may be made in denominations of $10 and integral multiples of $10. We refer to the aggregate amount invested by a holder of a single LRO of a series as the “Purchase Amount” of that LRO. The aggregate Purchase Amounts of all LROs of a particular series will equal the total principal amount of the corresponding Loan.

Expected Rate of Return and Accrued Return

The expected annual rate of return on the LRO (the “Expected Rate of Return”) will be the same as the interest rate for the corresponding Loan. The “Accrued Return” is the amount earned on the Purchase Amount at the Expected Rate of Return from the original issue date through the date the Company’s obligation to make any LRO Payments terminates. The form of LRO Agreement made available at the time you make your non-binding commitment will reflect the original issue date as “to be determined.”

Loan Payments	All amounts received by the Company as payment of the corresponding Loan, including, without limitation, all payments or prepayments of principal and interest, any Collection Proceeds (as defined below); provided, however, that such payments shall be net of any Company Fees and Expenses (as defined below), Collection Costs (as defined below), loan modification fees or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Agreement).

The LRO Agreement provides that, subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Accrued Return earned thereon as “LRO Payments.” Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan.

LRO Payments	The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make LRO Payments out of any funds at our disposal.

LRO Payments will occur within five business days of receipt of Loan Payments with respect to the corresponding Loan. As a result, the expected repayment schedule on each series of LROs generally reflects the same repayment schedule (subject to prepayment) as the corresponding Loan. The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity.

Final Payment Date	The date our obligation to make payments on a series of LROs terminates, unless otherwise extended. The final payment date for each series of LROs corresponds to the maturity date of the corresponding Loan.

The date that corresponds to the second anniversary of the final payment date.

Extended Payment Date	If, on or within five business days of the final payment date, any Purchase Amount of, or Accrued Return earned on, the LRO through the final payment date remains due and payable, our payment obligation with respect to that series of LROs will automatically be extended for no more than two years. In such case, our obligation to make LRO Payments on such series of LROs will terminate on the earlier of (1) the date on which the remaining Purchase Amount of, or Accrued Return earned on, the LRO through the date of payment has been paid in full, (2) the date on which all available Collection Proceeds have been applied and the Holder’s pro rata share thereof paid as LRO Payments in accordance with the terms of the LRO Agreement, or (3) the extended payment date. The Company will not have to make any further LRO Payments (irrespective of whether the expected yield on the LRO has been paid in full) after the extended payment date.

Event of Default	The LRO Agreement stipulates certain events that would trigger an event of default under the LRO and the remedies you may pursue. See “General Terms of the LROs—Events of Default.”

Servicing Standards	The administration, servicing, collection, and enforcement activities on a Loan are undertaken by us in each particular circumstance, in accordance with specific servicing standards set forth in the LRO Agreement, with the goal of maximizing the amount of the LRO Payments to be paid to investors prior to termination of our limited payment obligation thereunder. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses.”

Abandonment	We may abandon an offering of a particular series of LROs at any time prior to its issuance. Offerings are typically abandoned because the Borrower withdraws its funding request or they are not fully subscribed by the end of the Offering Period. If we abandon an offering of a particular series of LROs, we will promptly (but under no circumstances more than 48 hours following receipt of a withdrawal notice from the Borrower or our determination to abandon the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Withdrawn Offerings	We may withdraw an offering of a particular series of LROs at any time prior to its issuance. Offerings are typically withdrawn due to the need to correct or modify specific disclosures about the terms of the related series of LROs and the series of LROs that correspond to Loans that are withdrawn are typically re-qualified at a later date. More often than not, we withdraw Loans from an offering before commencing the Offering Period for the corresponding LROs. However, if commitments have been made towards a series that is withdrawn, we will promptly (but under no circumstances more than 48 hours following receipt of a withdrawal notice from the Borrower or our determination to withdraw the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Prepayment	We may prepay the LROs at any time without penalty. Generally, outside of the context of a Borrower default, we will only prepay a series of LROs if the Borrower prepays the corresponding Loan. Our obligation to make any LRO Payments will automatically terminate (and the corresponding LRO shall be of no further force or effect) once all of the Purchase Amount of, and Accrued Return earned on, any LRO through the date of payment is paid in full.

Servicing and Collection	Subject to the servicing standards set forth in the LRO Agreement, we have the power to modify the terms of the Loan in connection with the administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. These actions could have the effect (without any further action on your part) of automatically increasing or decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses.”

Investment Documents

In addition to the Terms of Service and Privacy Policy (each as defined below), each investor must agree to the Investor Agreement (as defined below), which governs the general rights and obligations in connection with investing in LROs through the Groundfloor Platform, and the LRO Agreement, which governs the offer and sale of each particular series of LROs, as well as certain rights and obligations of purchasers of a series of LROs and of the Company. The standard form of LRO Agreement begins on page LRO-1 of this Offering Circular. Investors may review the form of LRO Agreement applicable to a particular series of LROs by accessing the hyperlink on the corresponding Project Summary on the Groundfloor platform.

At the time you make your non-binding commitment for a particular series of LROs, you will be provided (by hyperlink) with a PDF copy of the LRO Agreement that is applicable to your particular investment. This version of the LRO Agreement will reflect the terms of your proposed investment (including the Purchase Amount and Expected Rate of Return); however, the original issue date, final payment date and extended payment date will be reflected as “to be determined,” since those dates are dependent upon the actual issuance of the corresponding series of LROs and the maturity date of the corresponding Loan. Following the issuance of the LROs and without any action on your part, we will (1) revise the LRO Agreement to reflect the actual original issue date, the final payment date (to correspond with the maturity date of the Loan) and the extended payment date, (2) notify you (by email) of such change, and (3) make available a copy of the LRO Agreement (as revised) through the Groundfloor Platform.

Ranking	The LROs will not be contractually senior or contractually subordinated to any of our indebtedness (or of any of our subsidiaries). The LROs will be unsecured special, limited obligations of the Company only. Holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or our subsidiaries), or of any Borrower or of its Principal(s). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents.”

We will be obligated to make payments on the LROs only if and to the extent we receive Loan Payments on the corresponding Loan. We will pay to holders of the corresponding series of LROs an amount equal to their respective pro rata share of the amount of Loan Payments, if any, actually received. Loan Payments will be secured by the assets of the corresponding Project.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the holder of a LRO as compared to the holders of unsecured indebtedness of the Company are uncertain. If we were to become subject to a bankruptcy or similar proceeding, the holder of a LRO will have an unsecured claim against us that may or may not be limited in recovery to the corresponding Loan. For a more detailed description of the possible implications if we became subject to a bankruptcy or similar proceeding, see “Risk Factors—If we were to become subject to a bankruptcy or similar proceeding . . . ,” “—In a bankruptcy or similar proceeding of the Company . . . ,” and “—If we were to cease operations or enter into bankruptcy proceedings”

Offering Period	We will commence the offering of a series of LROs promptly after the date this Offering Circular or a PQA covering such series is qualified by posting on the Groundfloor Platform a separate Project Summary corresponding to each particular Loan and Project (each, a “Project Summary”). Copies of each of the Project Summaries as posted at the commencement of the offering begin on page PS-1 of this Offering Circular.

LRO purchases will be confirmed on a first come, first served basis immediately following subscription by the investor. An LRO will be issued upon the closing of the LRO offering, which is generally within 14 days following the commencement of the offering.  If not earlier fully subscribed, the offering of each series of LROs covered by this Offering Circular will remain open for 90 days. A commitment to purchase LROs becomes irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn.

We will issue each series of LROs as soon as possible (typically within five days) after the end of the Offering Period. Unless the Loan has not been advanced, all or a portion of the proceeds from the sale of the corresponding series of LROs will be used to repay the advanced amount. The advanced Loan is also assigned to us (if applicable) and its maturity date adjusted to reflect the term as if the origination had occurred on the original issue date. If the Loan has not been advanced, we will use the proceeds of the sale of the corresponding series of LROs to originate the Loan and will close and fund the corresponding Loan on the original issue date of the LROs.

If the offering of a series of LROs is abandoned or withdrawn before, or not fully subscribed with irrevocable funding commitments by, the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts.

Use of Proceeds	We will use the proceeds of each offering of a series of LROs to repay the funds (without any interest) used to advance the Loan or, if applicable, to fund the Loan to a Borrower that we are originating directly. See “Use of Proceeds.”

Secondary Trading	The LROs do not contain any provision restricting their transferability, other than the requirements that any transfer be conducted consistent with applicable law, that any transferee register as an investor with us, and that such transferee agrees to the terms of the Investor Agreement and the LRO Agreement governing such series of LROs. However, the LROs will not be listed on any securities exchange, nor do we have plans to establish any kind of trading platform to assist investors who wish to sell their LROs. We will not facilitate or otherwise participate in the secondary transfer of any LRO. There is no public market for the LROs, and none is expected to develop. Certain states also impose additional statutory restrictions on secondary trading of the LROs purchased in the Offering, which may further restrict the transferability of the LROs. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the LROs.

Risk Factors	An investment in any series of LROs involves a high degree of risk. See the section entitled “Risk Factors” on page 11 of this Offering Circular and additional information that may be contained in the Project Summaries beginning on page PS-1 of this Offering Circular.

General Terms of Loans to Borrowers

Terms of our Loans with a particular Borrower are determined through an application and intake process managed on the Groundfloor Platform. (See “Description of the Company’s Business—How the Groundfloor Platform Operates.”) The Company and each Borrower will enter into a loan agreement (the “Loan Agreement”) and certain additional documents, including a promissory note, certain mortgage instruments (including a deed of trust or similar security document), and other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement (together, with the Loan Agreement, the “Loan Documents”).

The terms of each series of LROs generally correspond to those of the corresponding Loans. The specific terms of the Loan corresponding to each series of LROs being offered hereby are set forth in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. This information can also be accessed on the Groundfloor Platform.

The following discussion provides an overview of the range of terms offered to Borrowers.

Loan Principal	The total principal amount borrowed under the corresponding Loan (the “Loan Principal”), which ranges between $15,000 and $2,000,000 depending on the Project. Borrowers are charged origination and servicing fees and closing expenses, which may be included in the total amount of the Loan or paid directly by the Borrower at closing.

Interest Rate of Loans to Borrowers	Annual fixed interest rate between 3% and 26%, depending upon the Project and subject to applicable law. Interest begins to accrue on all Loan Principal from the origination date of the Loan, irrespective of when funds are advanced to Borrowers.

Advancement of Loan Proceeds	The proceeds of the Loan (less any fees and expenses included in the Loan Principal) (the “Loan Proceeds”) will remain in an account maintained at the FBO Servicer (as defined below) titled in our name “for the benefit” of Groundfloor Borrowers (the “Groundfloor Borrower FBO Account”) until disbursed pursuant to the terms of the Loan Agreement. Typically amounts are disbursed to the Borrower from time to time as construction advances or draws (each, a “Draw”). Under limited circumstances (for instance if the Loan Principal is $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) the full amount of the Loan Proceeds will be disbursed to the Borrower on the origination date of the Loan.

Maturity Date of Loans to Borrowers	Varies by Project. The maturity of the Loans typically ranges between six months and five years. The maturity date of any advanced Loans will always be adjusted in connection with the issuance of the corresponding LROs to reflect the term disclosed in the corresponding Project Summary.

Repayment Terms of Loans to Borrowers	The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity.

Prepayment	Loans may be prepaid without penalty.

This Offering is being conducted on a “best-efforts” basis, which means our officers will attempt to sell the LROs to prospective investors through the Groundfloor Platform without the use of an underwriter. We will not pay any commission or other remuneration to the officers for these efforts. We or our affiliates may conduct separate offerings of additional series of LROs under Regulation A or in reliance on other exemptions from federal and state registration requirements. See “Description of the Company’s Business— Overview—The Company” and “Management Discussion and Analysis—Overview—LRO Program” for discussion of such an offering conducted by Groundfloor Real Estate 1, LLC (“GRE 1”), a wholly-owned subsidiary of the Company.

Fees and Related Expenses

Subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Accrued Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, LRO Payments include all payments or prepayments of principal and interest under the Loan as well as amounts received whether prior to or in connection with a Borrower bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents.

The chart below summarizes the current treatment of the various fees we charge and expenses we incur in connection with our underwriting and loan administration services, each of which is discussed in more detail below under “Description of the Company’s Business—Fees and Related Expenses,” “General Terms of the LROs—Collection Proceeds, Costs, and Expenses,” and “Description of the Company’s Business—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally.”

Type of Fee	Amount of Fee/Expense	Application of Fees
Origination Fees	Typically ranging from 2% to 6%	Charged to each Borrower and retained by entity originating the Loan. Fee typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by the Borrower at closing.

Servicing Fees	Typically ranging from 0.5% to 2%	Charged to each Borrower and retained by us (unless the originating entity is in the position to service the Loan at the time fee is charged). Fee is levied with each draw, or upon repayment of full Loan Principal.

Closing Expenses	$500 to $3,500	Charged to the Borrower and retained by entity originating Loan. Fee is typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by the Borrower at closing.

Check Processing Fee	Up to $15	Fees would be paid by the Borrower and retained by us.

Non-Sufficient Funds	$15 to $35	Fees would be paid by the Borrower and retained by us.

Loan Modification Fees	Variable	Fees paid by the Borrower and retained by us.

Collection Proceeds and Collection Costs

Penalty Interest Rate	Variable. Typically, up to an additional 2%, subject to applicable law	Additional interest paid by the Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Late Charge	The lesser of 4% or the maximum amount permitted to be charged under applicable law	Late charge is paid by the Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Default Rate	The lesser of 20% or the maximum rate permitted to be charged, less Collection Costs	Additional interest paid by the Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Other Collection Proceeds	Variable	Corresponding amounts, less Collection Costs, are included in LRO Payments.

Collection Costs	Variable	Expenses paid and retained by us out of the Collection Proceeds.

Investors are not charged any fees in connection with the Offering of, and will not charge any service fees with respect to LRO Payments made with respect to, the LROs covered by this Offering Circular. We do not currently charge investors any fees for the use of the Groundfloor Platform. See the section titled “Description of the Company’s Business—Fees and Related Expenses” below for more information.

Example LRO and Expected Yield

By way of illustration, assume we approve an acquisition and construction Loan with the following terms: $100,000 in principal amount, with a 10% interest rate over a 12-month term, and a balloon payment upon maturity. We would offer LROs covering $100,000 in aggregate Purchase Amount, at an Expected Rate of Return of 10%; with the final payment date of 12 months following the original issue date.

If the Borrower elects to include our origination and servicing fees (of $4,000 or 4%) and closing expenses (of $1,000) in the Loan Principal, upon funding of the Loan by investors, the Borrower’s FBO Account would be credited with $95,000 (equal to the entire Loan Principal of $100,000 less the $5,000 in fees and expenses, which we retain). Interest on the entire $100,000 would accrue beginning on the original issue date, through the 12-month term of the Loan, and, at the end of that 12-month term (assuming there are no additional fees and expenses incurred by the Company and no prepayment or default by the Borrower), the Borrower would pay us a total of $110,000 (equal to the entire Loan Principal of $100,000, plus $10,000 of accrued interest). We would, within five business days of receipt of these funds, disburse to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of $110,000 (the total Loan Payment we received from the Borrower).

In most cases, the Loan will have been advanced prior to qualification of the corresponding series of LROs. As a result, the Loan would be amended in connection with the closing of the series of LROs to assign the Loan to us (in the case of a Loan advanced by one of our subsidiaries) and to amend the maturity date to match the term of the corresponding series of LROs (i.e., 12 months in the example above). Interest that accrues on the advanced Loan before the issuance of the corresponding series of LROs is retained by us; thereafter, there would be no other difference between the original issue date and the payment of the Loan and corresponding series of LROs as described above. See “Description of the Company’s Business—How the Groundfloor Platform Operates—Loan Advances” below for more information on the loan advance program.

RISK FACTORS

Investing in the LROs involves a high degree of risk. In deciding whether to purchase LROs, you should carefully consider the following risk factors and additional information about the risks associated with a particular series of LROs that may be contained in the Project Summaries beginning on page PS-1 of this Offering Circular. Any of the following risks could have a material adverse effect on the value of the LROs you purchase and could cause you to lose all or part of your initial Purchase Amount or could adversely affect future payments you expect to receive on the LROs. Only investors who can bear the loss of their entire Purchase Amount should purchase LROs.

Risks Related to Investing in LROs

The company could be found in violation of Section 5 of the Securities Act. The Company may be required to repurchase LROs that were sold prior to qualification of this Form 1-A.

The Company previously filed an Offering Circular on Form 1-A dated December 29, 2017 which was qualified on January 4, 2018. Rule 259(d)(3)(i)(F) of the Rules and Regulations of the Securities Act of 1933 specifies the conditions for a continuous offering under Regulation A. In that rule, securities may be sold for a three-year period pursuant to a qualified offering circular before a new offering circular must be qualified. Pursuant to this rule, the Company should have filed a new offering circular on January 4, 2021. The Company did not file an offering circular by this date, and instead filed several Post Qualification Amendments (PQAs) for the sale of additional securities. Upon qualification of these PQAs by the SEC, the Company sold securities pursuant to these Post Qualification Amendments. The number of securities sold which remain outstanding and for which an exemption cannot be found is $10,917,100 held by 12,468 purchasers. By failing to qualify a new offering statement on Form 1-A with the SEC prior to making offers and sales of the LROs contained in the subsequent Post Qualification Amendments, Section 5 was possibly violated since the offering of LROs did not meet the requirement for qualifying the LROs as exempt securities pursuant to Section 3. While mitigating circumstances may or may not be present, it is possible that the Company may be required to repurchase any outstanding LROs sold during this period.

Because the company could be found in violation of Section 5, the purchasers of the LROs may have a right to rescind their purchase for up to one year from the date of purchase. The Company does not admit any wrongdoing or liability in connection with these LRO sales prior to qualification. However, the Company may be forced to offer all such purchasers a right of rescission of their purchase. The total exposure to the Company is approximately $10,917,100. If all purchasers requested a rescission of their purchase, it would likely have a material adverse effect on the Company’s liquidity and capital resources and results of operations. In addition, the Company may be forced to liquidate other assets, slow loan origination and seek other financing to fund the rescission offer, which may not be available on terms we consider favorable.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the period ended December 31, 2023 include a going concern note from our auditors. We incurred a net loss for the year ending December 31, 2023, and had an accumulated deficit of $40,098,849 and $35,574,099 as of December 31, 2023 and December 31, 2022, respectively. In view of these matters, our ability to continue as a going concern is dependent upon our ability to increase operations and to achieve a level of profitability. Since inception, we have financed our operations through debt and equity financings. We intend to continue financing our future activities and our working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements. The failure to obtain sufficient debt and equity financing and to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve our business objective and continue as a going concern.

We have a limited operating history. As companies in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

We have a limited operating history. We own and operate the Groundfloor Platform and began originating real estate loans in Georgia through a subsidiary in November 2013 and transitioned to multi-state operations through the sale of LROs under a Regulation A offering in September 2015. Our subsidiary, GRE 1, also offered and sold LROs through the Groundfloor Platform from May 2017 to June 2017. See “Management Discussion and Analysis” below.

For our business to be successful, the number of real estate development projects financed by us and our subsidiaries will need to increase, which will require us to increase our facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on the Groundfloor Platform. We are also limited in the number of Loans we may make under our loan advance program by the availability of capital from which we can make such Loans pending to the sale of corresponding LROs. See “Description of the Company’s Business—How the Groundfloor Platform Operates—Loan Advances.” The Groundfloor Platform is dependent upon our website to maintain current listings and transactions in the LROs offered by us and by our affiliates. We must constantly update our software and website, expand our customer support services and retain an appropriate number of employees to maintain the operations of the Groundfloor Platform, as well as to satisfy our servicing obligations on the Loans and to make payments on the LROs. If we are unable to increase the capacity of the Groundfloor Platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the LROs and periodic downtime of our systems.

We have incurred net losses in the past and expect to incur net losses in the future. If we become insolvent or bankrupt, you may lose your investment.

We have incurred net losses in the past, and we expect to incur net losses in the future. Our accumulated deficit was $40,098,849 and $35,574,099 as of December 31, 2023 and December 31, 2022, respectively. We have not been profitable since our inception, and we may not become profitable. In addition, we expect our operating expenses to increase in the future as we expand our operations. If our operating expenses exceed our expectations, our financial performance could be adversely affected. If our revenue does not grow to offset these increased expenses, we may never become profitable. In September 2017, we implemented a broad based salary reduction program (the “Salary Reduction Program”) in order to reduce our short-term expenses to manage upcoming liquidity needs of the Company. In future periods, we may not have any revenue growth or our revenue could decline. Our failure to become profitable could impair the operations of the Groundfloor Platform by limiting our access to working capital required to operate the Groundfloor Platform. If we were to become insolvent or bankrupt, it is likely that we would default on our payment obligations under the LROs, and you may lose your investment.

We have relied on multiple debt financings and have substantial indebtedness, which may affect our financial condition.

Historically, we have relied on debt financing to fund our start-up costs and working capital for our operations. See “Management Discussion and Analysis—Liquidity and Capital Resources” for more information on these financings. More recently, we have relied on debt financing in connection with our loan advance program. See “Description of the Company’s Business—How the Groundfloor Platform Operates—Loan Advances” and “Interest of Management and Others in Certain Transactions—ISB Note” below for more information on these financings. Our obligations under these loans will reduce our available cash for re-investment and, therefore, may negatively impact our potential profitability until all amounts are repaid. In addition, we have granted a security interest under these loans for certain assets. If we defaulted on our obligations, the secured parties could elect to foreclose on these assets and such a foreclosure would have an adverse effect on our ability to operate our business.

Further, our loan from ISB Development Corp. requires us to comply with certain financial covenants. Our ability to comply with our loan covenants may be affected by events beyond our control and if any of these restrictions or terms is breached, it could lead to an event of default under the loan. A default, if not cured or waived, may permit acceleration of our indebtedness. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds to pay the accelerated indebtedness or that we will have the ability to refinance accelerated indebtedness on terms favorable to us or at all.

Our substantial indebtedness may also limit our ability to borrow additional funds or obtain additional financing in the future. If we obtain additional debt financing to fund our operations or as capital for the loan advance program, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.

Our management team has limited experience in mortgage loan underwriting.

We began originating real estate loans in Georgia through a subsidiary in November 2013 and transitioned to multi-state operations through the sale of LROs under a Regulation A offering in September 2015. A limited number of our management team has experience in mortgage loan underwriting and the founders of the Company had no such experience at the time it began operations. See “Management Discussion and Analysis—Overview” and “Management—Biographies of Directors, Executive Officers and Significant Employees.” If the method adopted by us for evaluating potential Projects to fund and for establishing interest rates for the corresponding Loans proves flawed, investors may not receive the expected yield on the LROs. Although the proprietary Grading Algorithm utilized by the Company is based upon certain quantifiable characteristics that have been developed and is primarily driven by leverage and asset value, there is no assurance that the Grading Algorithm will accurately assess the risks associated with the Borrower or the property for which the Loan is being sought.

If we are not current on certain registrations, licenses, filings, or other documents, we may be subject to penalties.

In December 2016, we issued and sold three series of LROs after the original Form U-1 for such offering had expired. The LROs were refunded in full, including all accrued interest, and submitted again to be offered under a subsequent post-qualification amendment to an offering statement on Form 1-A, covered by the Form U-1 dated December 21, 2016. See “Description of the Company’s Business—Legal Proceedings” for additional information. Upon the qualification of this offering statement of which this Offering Circular forms a part, we will no longer we required to seek qualification under state securities laws, but may still be required to make certain filings and pay certain fees in various jurisdictions in connection with the Offering. If we do not stay current on certain registrations, licenses, filings, or other documents related to the Offering, we may be subject to penalties, which could result in a decline in our operating results.

Payments on the LROs depend entirely on the payments received from the Borrower. If we do not receive such payments from the Borrower, you will not receive any payments on your LRO.

Only the Company, and not the Manager or any affiliate or subsidiary thereof, is obligated to make LRO Payments. The Company is obligated to make LRO Payments only to the extent the Company receives Loan Payments on the corresponding Loan. Borrowers are able to make payments on their loans primarily from proceeds received for the sale, lease or refinancing of the real property connected with the corresponding Project. If a Borrower is unable to sell, lease or refinance the property, it is likely that the Borrower will be unable to make payments on its Loan, and you will not be entitled to, and will not receive, any payments under the LRO Agreement. Historical information on the performance of LROs across various Groundfloor entities is provided above in the table below, Loan Performance by Grade. Historically, approximately approximately 93.6% of loans are repaid with full principal and interest. Approximately 52.7% of loans are repaid at or before the maturity date with full principal and interest. Loans not repaid in full at or before the maturity date are typically modified to extend the maturity date. Approximately 3.9% of loans are repaid with partial interest, and approximately 2.5% of loans are repaid with a principal loss To date, the Company has made no modifications to the terms of any LROs. In the event a Borrower misses a payment and triggers an event of default under a LRO, the Company will notify investors within fifteen (15) days and the Manager will work with the Borrower to first extend the term of the LRO in an attempt to maximize recovery and payments to investors. The Company’s or the Manager’s efforts to extend the term or negotiate with a Borrower that has missed a payment may not be successful, and any decrease in the amount of Loan Payments received by the Company will result in correspondingly reduced LRO Payments. We may amend a loan in the course of a loan workout, which typically involves extending the maturity date for the loan in question.

LOAN PERFORMANCE BY GRADE

as of August 31, 2024

Total Repayment	A	B	C	D	E	F	G	Total
Loan count	206	872	3,357	1,029	66	9	8	5,547
Loan volume	$35,435,521	$148,694,450	$529,071,175	$166,573,537	$18,019,736	$693,187	$189,216	$898,676,822

Repaid with full principal and interest	A	B	C	D	E	F	G	Total	Total %
Loan count	204	814	3,137	965	53	9	8	5,190	93.6%
Loan volume	$34,830,521	$137,979,910	$490,703,965	$154,872,197	$15,440,526	$693,187	$189,216	$834,709,522	92.9%
Loan count %	99.0%	93.3%	93.4%	93.8%	80.3%	100.0%	100.0%
Loan volume %	98.3%	92.8%	92.7%	93.0%	85.7%	100.0%	100.0%

Repaid with partial interest	A	B	C	D	E	F	G	Total	Total %
Loan count	1	42	132	33	9	-	-	217	3.9%
Loan volume	$255,000	$7,273,800	$22,322,400	$6,787,280	$2,047,240	$-	$-	$38,685,720	4.3%
Loan count %	0.5%	4.8%	3.9%	3.2%	13.6%	0.0%	0.0%
Loan volume %	0.7%	4.9%	4.2%	4.1%	11.4%	0.0%	0.0%

Repaid with principal loss	A	B	C	D	E	F	G	Total	Total %
Loan count	1	16	88	31	4	-	-	140	2.5%
Loan volume	$350,000	$3,440,740	$16,044,810	$4,914,060	$531,970	$-	$-	$25,281,580	2.8%
Loan count %	0.5%	1.8%	2.6%	3.0%	6.1%	0.0%	0.0%
Loan volume %	1.0%	2.3%	3.0%	3.0%	3.0%	0.0%	0.0%

Recovery metrics	A	B	C	D	E	F	G	Total
On-time repayment rate	52.9%	56.3%	50.7%	55.8%	47.0%	100.0%	100.0%	52.7%
Average duration on past due loans (multiple of initial term length)	1.39	1.46	1.43	1.35	1.38	N/A	N/A	1.41

You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.

Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make payments on the LROs out of any funds at our disposal. We may withdraw or abandon an offering of a particular series of LROs at any time without penalty prior to issuance. If we withdraw or abandon an offering of a particular series of LROs, you will not earn any return on the amounts you may have committed to purchase such LROs. By committing to one series of LROs that may be withdrawn or abandoned, you are forgoing the opportunity to use your money elsewhere. See “Risk Factors—Abandonment or withdrawal of an offering of a particular series of LROs prior to issuance will extinguish your ability to earn any return on the corresponding LROs you may purchase” below.

We may also prepay the LROs at any time without penalty, and (subject to the servicing standards set forth in the LRO Agreement) we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. For instance, the total amount of the LRO Payment owed to an investor would decrease if we sell the corresponding Loan below par, if, as a result of a negotiated modification, we agree to reduce the principal or stated interest of the corresponding Loan or if the Loan is deemed uncollectable and we decide to write it off. These, and similar collection and enforcement actions, could have the effect (without any further action on your part) of automatically decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments.

Abandonment or withdrawal of an offering of a particular series of LROs prior to issuance will extinguish your ability to earn any return on the corresponding LROs you may purchase.

We may abandon or withdraw an offering of a particular series of LROs at any time without penalty prior to issuance. For example, we will abandon the offering of a series of LROs in the event the Borrower withdraws its funding request or in the event it is not fully subscribed by the end of the Offering Period. See “Management’s Discussion and Analysis—LRO Program.”

We may also withdraw an offering of LROs in the event we are required to amend or update material information contained in this Offering Circular or any PQA related to such offering. See “Management’s Discussion and Analysis—LRO Program.”

If we abandon or withdraw an offering of a particular series of LROs, we will promptly release all funds committed to purchase that series, but you will not earn any interest or return on that amount. As a result, you will not have realized any benefit from the transaction and will have lost the opportunity to use your money elsewhere.

The LROs are unsecured special, limited obligations of the Company only and are not secured by any collateral or guaranteed or insured by any third party.

The LROs are unsecured special, limited obligations of the Company only and will not represent an obligation of the Borrower, its Principals or any other party except us. The LROs are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

The payment obligations of the Borrower are not guaranteed or insured by any third party, and, in the event of a default, you must rely on us or a third-party collection agency to pursue collection against the Borrower.

Payment of the amounts owed under the Loan and other obligations of the Borrower under the Loan Documents are not guaranteed or insured by any third party, including the Borrower’s Principals, or backed by any governmental authority in any way. In the event of a default on such payment obligations, therefore, we may be limited in our ability to collect on the Borrower’s corresponding Loan Payments, and you will need to rely upon us or a third-party collection agency to pursue collection against such Borrower. If the Borrower fails to make any Loan Payments on the Loan, you will not be entitled to, and will not receive, any LRO Payments.

Although the Borrower’s obligations under the Loan Documents are recourse, our remedy in the event of nonpayment may be limited to the value of the property securing the debt.

The Loan Documents with each Borrower will provide that such Borrower’s obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Borrower even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Borrower, in most cases, the Borrower’s assets are limited primarily to its interest in the related mortgaged property. Further, our remedies against the Borrower may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a mortgagee’s right to seek a deficiency against the Borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a mortgagee must elect either to sue for recovery under the obligation or pursue foreclosure against the property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Other jurisdictions may implement a judicial foreclosure process, where we must first petition the courts of that jurisdiction in order to obtain title to the property. This process delays foreclosure efforts (by up to a year) and increases collection expenses, both of which increase the chance that investors may not be made whole should we need to foreclose on a particular property. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Borrower fails to make payments on the Loan and our remedy is limited to the value of the property securing the Loan, you may lose some, or all, of the expected return on the LROs.

The Company, in its capacity as Loan servicer, has the authority to waive or modify the terms of the Loan without consent of the LRO holders.

The Company is obligated to use commercially reasonable efforts to service and collect the Loans in accordance with industry standards and consistent with the terms of the LRO Agreement. Subject to that obligation and provided that the Company has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant LRO holders, the Company has the authority (without the consent of the relevant LRO holders) generally (and among other actions), to waive or modify the terms of any Loan, including to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any person under the Loan Documents, whether at, below or above par, and, if in the Company’s business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable to write-off the Loan if it becomes uncollectable. For example, in the context of a Borrower default, the Company may negotiate to extend payment dates and could agree to a modified payment plan that could result in the LRO holder receiving less than the expected return at the Extended Payment Date.

If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company takes action that would materially impact the amount or timing of the LRO Payments owed to investors, it will promptly notify investors (by email) thereof and of the impact such action will or is expected to have on such investors’ rights to receive LRO Payments. Furthermore, in circumstances other than Borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving Borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses.”

Loans that are advanced may involve additional risks.

In some situations, we or one of our subsidiaries may elect to originate and advance funds for a Loan prior to us offering the corresponding series of LROs to the public, which could involve additional risks. Although advances are typically funded from one or more lines of credit or borrowing arrangements entered into by us or one of our subsidiaries, if we elect to do so from our own operating capital, that would have the effect of reducing the amount of cash we have available for other business expenditures until the advance is repaid. In addition, we may be required (either directly or indirectly through one of our subsidiaries) to continue to hold and service the advanced Loans in the event we are unable to qualify the corresponding series of LROs or if the Offering of such LROs is not fully subscribed and abandoned. Furthermore, the borrowing arrangements that may be used to make the advances will require the principal to be repaid within a short period of time as well as periodic interest payments. This may negatively impact our cash flow and cash position, particularly if we are not able to issue and sell the corresponding LROs on a timely basis, increasing the risk to our overall business.

In addition, the Borrower may begin work on the Project immediately and by the time the corresponding LROs are sold, substantial work may have been completed. This would effectively reduce the amount of time the LROs may be held, as the Borrower is now closer to its proposed exit than when LROs were first offered and therefore may be able to prepay the Loan. If the Borrower prepays the Loan as a result, you will receive a lower yield than expected on the LROs purchased.

If you decide to invest through the Groundfloor Platform and concentrate your investment in a single series of LROs, your entire return will depend on the performance of a single Loan.

If you decide to invest through the Groundfloor Platform and concentrate your investment in one Project, your entire return will depend on the performance of that single Project. For example, if you plan to purchase $400 of LROs and choose to invest the entire $400 in a single Project instead of investing $10 in 40 Projects corresponding to Loans of 40 different Borrowers, your entire $400 investment will depend on the performance of a single Loan. Failing to diversify your investment increases the risk of losing your entire investment due to a single Borrower’s default or a small number of Borrower defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected yield on the LROs.

We may not set appropriate interest rates for the Loans.

If we set interest rates for the Loans too low, investors may not be compensated appropriately for the level of risk that they are assuming in purchasing a LRO, while setting the interest rate too high may increase the risk of non-payment on a Loan. In either case, failure to set rates appropriately may cause the expected return on the LROs not to be commensurate with the risks investors have assumed in acquiring such LROs.

If we or one of our subsidiaries advances a Loan prior to the sale of a corresponding series of LROs, some (or all) of the proceeds from the subsequent sales of such series of LROs will be used to repay the amount of the advance.

We or one of our subsidiaries may advance Loans to Borrowers prior to the qualification or sale of the series of LROs that correspond to such Loans. The funds for such an advance may be from one or more lines of credit or borrowing arrangements entered into by us or one of our subsidiaries, but there may be circumstances that we or one of our subsidiaries could utilize operating capital for these purposes. For any Loans advanced prior to the qualification and sale of a corresponding series of LROs, some (or all) of the proceeds from the sale of subsequently qualified and sold LROs corresponding to such Loans will be used to repay the amount of the advance.

Borrowers are generally permitted to prepay Loan obligations at any time without penalty. Borrower prepayments will extinguish or limit your ability to earn expected returns on the corresponding LRO.

Prepayment by a Borrower occurs when a Borrower decides to pay some or all of the principal amount on the Loan earlier than originally scheduled. With all of the Projects financed on the Groundfloor Platform, the Borrower may prepay all or a portion of the remaining principal amount at any time without penalty. Upon a prepayment of the entire remaining unpaid principal amount and accrued interest on the Loan, within five business days you will receive an amount equal to your pro rata share of such prepayment and your LRO will automatically terminate (and the corresponding LRO shall be of no further force or effect) without any further payments being made to you. If prevailing commercial loan rates decline in relation to the LRO’s effective interest rate, the Borrower may choose to prepay the Loan with lower-cost funds. If the Borrower prepays a portion of the remaining unpaid principal balance on the Loan, the term for final payment of the Loan will not change, but you will not earn the Accrued Return on the prepaid portion, which would reduce the expected yield on the LRO. In addition, you may not be able to find a similar rate of return on another investment at the time at which the Loan is prepaid.

The LROs will not be listed on any securities exchange, and no liquid market for the LROs is expected to develop.

The LROs will not be listed on any securities exchange or interdealer quotation system. There is no trading market for the LROs, and we do not expect that such a trading market will develop in the foreseeable future, nor do we intend to offer any features on the Groundfloor Platform to facilitate or accommodate such trading. You do not have any rights of redemption or repurchase rights with respect to the LROs. Therefore, any investment in the LROs will be highly illiquid, and investors in the LROs may not be able to sell or otherwise dispose of their LROs in the open market. Accordingly, you should be prepared to hold the LROs you purchase until our payment obligations thereunder terminate. The Company facilitates no secondary trading of the LROs, and no secondary trading is currently or expected to be available.

The Investor Agreement and the LRO Agreement (together, the “Agreements”) limit your rights in some important respects.

When you make an investment through the Platform, you are required to agree to the terms of the Company’s standard Investor Agreement, filed herewith as Exhibit 3.1 (the “Investor Agreement”), which sets forth your principal rights and obligations as an investor in the LROs we issue, and to agree to the terms of a LRO Agreement, which sets forth the specific terms of the Project Number of LROs you are committing to purchase. The Agreements limit the investor’s right to collect or attempt to collect from any Borrower or its Principals, directly or through any third party, any amount owing under any of the investor’s LROs or on any of the Loan Payments that correspond to the investor’s LROs.

In addition, under the Agreements, we require that any claims against us, including without limitation, claims in connection with this offering, claims alleging violations of federal securities laws by us or any of our officers or directors and claims other than in connection with this offering, be resolved through binding arbitration rather than in the courts. The arbitration forum will be in Atlanta, Georgia. Notwithstanding the foregoing sentence, you may elect to opt out of the arbitration provision for all purposes by sending an arbitration opt out notice to the Company in accordance with the terms and conditions set forth in Section 39(b) of the Investor Agreement and Section 12(b) of the LRO Agreement. If you do not opt out of binding arbitration, Section 39 of the Investor Agreement, which is incorporated by reference in Section 12(a) of the LRO Agreement, provides, among other things, that (i) arbitration is final and binding on the parties; (ii) the parties are waiving their right to seek remedies in courts, including the right to jury trial; (iii) pre-arbitration discovery is generally more limited and potentially differs in form and scope from court proceedings; (iv) an award by an arbitrator is not required to include factual findings or legal reasoning, and your right to appeal or to seek modification of a ruling by the arbitrator is strictly limited; and (v) the arbitrator (or three arbitrator panel, if applicable) may include a minority of persons engaged in the securities industry. As a result, the arbitration process may be less favorable to investors than court proceedings and may limit your right to engage in discovery proceedings or to appeal an adverse decision. These provisions may have the effect of discouraging lawsuits against us and our directors and officers. Your agreement to the arbitration provisions in the Agreements will not waive the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

The Company believes that the arbitration provisions in the Agreements are enforceable under federal and state law. The Federal Arbitration Act (“FAA”) is an act of Congress that provides for judicial facilitation of dispute resolution through arbitration and embodies a national policy favoring arbitration, providing that a written contractual provision evidencing a transaction involving interstate commerce to arbitrate a controversy “shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.” Further, the United States Supreme Court has interpreted the FAA as creating a uniform body of federal substantive law regulating the enforceability of agreements to arbitrate that applies to all contracts involving interstate commerce in both state and federal court. The arbitration provision in the Investor Agreement specifically states that it is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA.

In the event that enforceability issues arise under state law, the Company maintains its belief that the arbitration clause will be upheld. In AT&T Mobility LLC v. Concepcion, 131 S. Ct. 1740 (2011), the United State Supreme Court recognized that in order to accomplish the general purpose of the FAA to promote efficient streamlined procedures for resolving disputes, federal law has developed a preference for enforcing arbitration agreements according to their terms. Consistent with this preference, the Court has held that state laws discriminating against arbitration are preempted by the FAA because such rules stand as an obstacle to the FAA’s objectives. Further, the FAA is presumed to preempt the state law selected in a general choice-of-law clause unless the contract expressly evidences the parties’ intent that state arbitration law applies in place of or in addition to the FAA. As cited above, the arbitration provision in the Investor Agreement clearly sets forth the parties’ intent that the FAA should apply rather than state law.

You also waive your right to a jury trial under the Agreements. Accordingly, if you bring a claim against the Company or the Manager in connection with matters arising under the Investor Agreement or the LRO Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and our directors and officers. If a lawsuit is brought against us under the Investor Agreement or LRO Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury, including results that could be less favorable to the plaintiff(s) in any such action. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Agreements.

While the Company believes that a contractual pre-dispute jury trial waiver is generally enforceable, the enforceability of the jury trial waiver is not free from doubt. To the Company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. With respect to enforceability under Georgia state law, the Company acknowledges that the state courts of Georgia, which have jurisdiction over state law matters arising under the Agreements, have upheld the minority position that contractual pre-dispute jury trial waivers are not enforceable. If the Company opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Agreements.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Agreements with a jury trial if you have elected to opt out with respect to binding arbitration as set forth in Section 39 of the Investor Agreement and Section 12 of the LRO Agreement. No condition, stipulation or provision of the Investor Agreement or the LRO Agreement serves as a waiver by any Investor or LRO holder of the Company’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Due to the potential limited access to information and other imbalances between the Company and LRO holders, along with the arbitration provisions, certain claims may be discouraged and the LRO holders’ ability to bring a claim in a judicial forum they find favorable may be limited.

If any lawsuit or proceeding is brought by the Company, the Manager, or an investor to enforce the terms of the LRO Agreement, the unsuccessful party shall, subject to any limits under applicable law, pay the prevailing party all of its costs and reasonable attorneys’ fees incurred in bringing or defending such action.

Furthermore, the investor acknowledges in the Investor Agreement that the LROs are intended to be debt instruments issued by the Company that have original issue discount (“OID”) for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the LROs for tax, accounting, or other purposes, unless required by law.

Additionally, by entering into the LRO Agreement, the investor expressly waives and releases, as a condition of and as part of the consideration for the issuance of the LRO, any recourse under or upon any obligation, covenant or agreement contained in the LRO Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company or the Manager, either directly or through the Company or the Manager, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise. This provision has the effect of limiting the available parties against which an investor may seek recourse in connection with the Company’s obligations under the LRO Agreement.

The LRO Agreement contains fee shifting provisions requiring the unsuccessful party to pay the prevailing party all costs incurred in bringing or defending such action.

In the event you initiate or assert a claims against us in accordance with the dispute resolution provisions contained in the LRO Agreement and you do not prevail in a judgment, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. This fee-shifting provision applies to all claims arising from any disputes or controversies arising from the LRO Agreement, including claims under the U.S. federal securities laws. The fee shifting provision could discourage shareholder lawsuits that might otherwise benefit the Company and LRO holders. There is no set level of recovery required to be met by a plaintiff to avoid payment under the fee shifting provision; instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses, and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses, and other parties, would be able to recover fees under the fee shifting provision.

Pursuant mto Section 40 of the Investor Agreement and Section 12(b) of the LRO Agreement, in connection with your purchase of the LROs, to the extent permitted by law, you waive your right to a jury trial in any litigation relating to the Agreements, including the purchase of the LROs.

When you purchase the LROs, you are required to agree to the terms of the Agreements. Among other things, the Agreements provide that you waive your right to a jury trial in any litigation relating to the Agreements, the offering, and your purchase of the LROs, including claims under the federal securities laws. You will have the right to litigate claims, including claims under the federal securities laws through a court before a judge, but you will not have that right if any party elects arbitration pursuant to the terms of the Agreements unless you opt out as provided in Section 39(b) of the Investor Agreement and Section 12(b) of the LRO Agreement. Neither your waiver of jury trial nor your agreement to the arbitration provision shall be deemed to waive the Company’s obligation to comply with the federal securities laws and the rules and regulations promulgated thereunder. Please refer to the risk factor “The Investor Agreement and the LRO Agreement limit your rights in some important respects” for more information regarding the jury trial waiver provision contained in the Agreements.

You are required to indemnify us for losses that may arise out of representations made, and covenants given, to us in the documents you enter into through the Platform.

By executing the Investor Agreement, you agree to indemnify, defend, protect and hold harmless the Company, the Manager and its affiliates and subsidiaries, and each of their officers, directors, managers, members, shareholders, employees and agents (collectively, the “Groundfloor Parties” ) against all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, the “Losses”), based upon or arising out of (1) any material breach of any obligation you undertake in the Investor Agreement or in any other Investment Document, including but not limited to your obligation to comply with applicable laws; or (2) your acts and omissions, and your representations (and those of your employees, agents or representatives) relating to the Groundfloor Parties. Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9I of the Investor Agreement), your liability to us is limited to an amount equal to the aggregate LRO Payments due under any LROs you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, this indemnification provision would likely be contrary to public policy and therefore unenforceable.

If the offering of a series of LROs is not fully subscribed with irrevocable funding commitments, you will not be issued any of the securities you have committed to purchase and will not realize any benefit from the investment transaction.

There is no guarantee that the corresponding Loan in which you commit to purchase LROs will actually be funded. If a sufficient number of investors do not invest in a series of LROs, the offering with respect to those particular securities will not be closed and you will not be issued your securities. Your funds, intended for investment, will be released and made available in your funding account, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from the transaction.

If we fail to fully subscribe an offering of a series of LROs corresponding to a Loan that has been advanced, the advanced Loan will remain a lending obligation of ours (or one of our subsidiaries).

If we fail to fully subscribe an offering of a series of LROs corresponding to a Loan that has been advanced, we will still be responsible for servicing and otherwise managing the underlying Loan. We (or the affiliated entity that originated the Loan) may need to use cash on hand or raise additional capital to continue to service the Loan or to repay any amounts borrowed under our borrowings to finance the advance. This may limit the amount of capital we have available to fund our operations.

Risks Related to the Borrower, its Principal(s) and the Project

Real estate projects involve considerable risk, which may affect the Borrower’s ability to make payments under its Loan and our ability to collect Loan Payments on a timely basis.

Real estate development projects are inherently risky, and the risks they involve may affect the Borrower’s ability to make payments under its Loan. The risks involved in real estate development projects include the following:

•	changes in the general economic climate and market conditions;

•	complications involving the renovation or redevelopment of the real estate property connected to the Project;

•	limited availability of mortgage funds or fluctuations in interest rates which may render the sale and refinancing of the real estate property corresponding to the Project difficult;

•	unanticipated increases in real estate taxes and other operating expenses;

•	environmental considerations;

•	zoning laws and other governmental rules and policies; and

•	uninsured losses including possible acts of terrorism or natural disasters.

The risks associated with a particular investment will also vary depending on the type of Loan being financed and the terms negotiated with Borrowers. For example:

•	With Loans involving renovations, project completion may be delayed because the necessary renovations may be more extensive than first anticipated; as work progresses, more of the structure is opened up which may reveal previously unknowable defects or problems.

•	With new construction Loans, a fundamental default early in the term could be more detrimental to recovery, since it would leave us with a lien (on land and an incomplete structure) that could be worth less than the amount needed to make investors whole.

•	Where acquisition (either of land or of an existing structure) is part of use of proceeds the acquisition may fall through, causing the Loan to be abandoned before closing or to be paid off early, as no principal is drawn down after closing. In addition, the purchase price of the property may increase at the time of acquisition, decreasing the remaining funds available from our Loan which could impact the Borrower’s ability to complete the associated renovations or construction as contemplated.

•	Permitting delays could impede a Borrower’s ability to timely repay Loans involving renovations or construction.

•	Borrowers may use part of the Loan Proceeds to repay an existing loan used to acquire the property. There may be delays in the original lender releasing the property from any security interest related to the earlier loan in order for us to assume the first lien position after closing the loan transaction.

•	Borrowers may use part of the Loan Proceeds to offset the amount of cash or equity they otherwise would have in the project. This type of cash out refinancing may be involved in various types of Loans we originate.

•	Borrowers may be advanced all or part of the Loan Proceeds before the corresponding LROs are sold. In this case, the Borrower may begin work on the Project immediately and by the time the corresponding LROs are sold, substantial work may have been completed. This would effectively reduce the amount of time the LROs may be held, as the Borrower is now closer to its proposed exit than when LROs were first offered and therefore may be able to prepay the Loan.

•	There can be any number of issues with the title to a property. For example, the property may be acquired through a quit claim deed or a limited warranty deed where there can be no assurances that the Borrower owns the property in question. If the Borrower does not own the property and we proceed with originating the Loan, our lien will likely be unenforceable. Similarly, although we confirm our senior lien position on properties by conducting a title search and obtaining title insurance, challenges to the enforceability of our senior position or title defects may nevertheless arise. We attempt to mitigate these problems by requiring a clean title search and title insurance before originating any Loan. However, title defects may still be present. Such defects could also result in a determination that we do not have an enforceable lien on the property. Resolution of these matters could delay our ability to foreclose on the property or pursue other collection remedies against the Borrower, which could result in the loss of your investment.

The success of the Project is dependent on the performance of third parties, including the Borrower and its Principal(s), over which we have no control.

We will issue a commercial loan to the Borrower to fund the Project. The Borrower owns and controls the Project and is responsible for various management functions that are essential to the success of the Project. The Principal(s) of that borrowing entity control and operate it. Poor management on the part of the Borrower, or its Principals, could adversely affect the financial performance of the Project or expose the Project to unanticipated operating risks, which could reduce the Project cash flow and adversely affect the Borrower’s ability to repay the Loan.

We have limited experience in developing real estate projects.

If the Borrower is unable to repay its obligations under the Loan, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we may have to take an active role in the management of the Project. Prospective investors should consider that we and very few members of our management have previously managed real estate development projects. No assurances can be given that we can operate the Project profitably.

Credit information may be inaccurate or may not accurately reflect the creditworthiness of the Borrower or its Principals, which may cause you to lose part or all of the Purchase Amount you pay for a LRO.

In the course of our underwriting, we obtain credit information about the Principals of the Borrower from consumer reporting agencies, such as TransUnion, Experian or Equifax. A credit score assigned to a Principal may not reflect the actual creditworthiness of the Borrower or its Principals. (Although the Principal(s) are not personally liable for making payments under the Loan, we believe his or her FICO credit score is a relevant factor in understanding the individual practices regarding debt management of the persons who will ultimately be responsible for managing the Project and servicing the debt.) In addition, the information obtained from the credit report is not verified and the credit score of the Principal may be based on outdated, incomplete or inaccurate consumer reporting data. Additionally, there is a risk that, after the underwriting team has completed our credit review, the Principal may have:

•	become delinquent in the payment of or defaulted under an outstanding obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Inaccuracies in the credit information obtained or subsequent events that materially impact the ability to repay the Loan or reduce creditworthiness may increase the risk that the Borrower will default on its Loan, which will increase the risk that the LROs will not be repaid in full.

Information supplied by Borrowers, including information on the Project Summaries, may be inaccurate or intentionally false.

Borrowers supply a variety of information that is included in this Offering Circular and the Project Summaries. Much of the information provided by Borrowers during the application and underwriting process is not independently verified, and, although Borrowers represent and warrant in the Loan Agreement as to the accuracy of such information, it may nevertheless be inaccurate or incomplete. For example, there is no independent verification of the information about the financial condition and past business experience of the Borrower and business experience of its Principals, including much of the data contained in the Borrower Summary (Box H) of the Project Summary, the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Borrowers supply may be inaccurate or intentionally false. Borrowers may misrepresent their intentions for the use of Loan Proceeds, and, if such misrepresentations negatively impact the Borrower’s ability to make its payments under the Loan, we may not be able to make corresponding payments under the terms of the LROs. See “Description of the Company’s Business—Our Loans to Borrowers—Due Diligence and Authentication” for the commercially reasonable efforts used to verify or authenticate certain information provided in the course of the application and underwriting procedures and representations made by the Borrowers.

Other than as discussed below in “Description of the Company’s Business—Our Loans to Borrowers—Due Diligence and Authentication”, there is no independent verification of the information provided to us by Borrowers, and such information may be inaccurate or incomplete. If you rely on false, misleading or unverified information supplied by Borrowers in deciding to purchase LROs, you may lose part or the entire Purchase Amount you pay for a LRO and our reputation may be harmed. Project Summaries and Borrower information available on the Groundfloor Platform and in this Offering Circular with respect to the LROs being offered hereby is subject to Rule 10b-5 of the Exchange Act and to the liability provisions of the Securities Act. Potential investors should note that on occasion courts have taken the position that plaintiffs who have failed to exercise adequate caution in analyzing the risks associated with reliance upon unverified information may be precluded from asserting a claim for misrepresentation. Although we do not believe this would impact our overall liability under Rule 10b-5 of the Exchange Act and the liability provisions of the Securities Act for information provided to you in connection with this Offering, we advise you that your recourse may be limited in the event information that is self-reported and not independently verified turns out to be false or misleading.

We have an incentive to take on as many Projects as possible, which could impair our ability to devote adequate attention and resources to collection of outstanding Loan Payments.

A significant portion of our revenues are derived from origination and servicing fees generated through financing of Projects. As a result, we have an incentive to finance as many Projects as possible to maximize the amount of origination and servicing fees generated. Increased Project volume increases the demands on management resources and our ability to devote adequate attention and resources to the collection of outstanding Loan Payments. In the event that we (either alone or with our subsidiaries) take on Project volumes that exceed our ability to service outstanding Loans, our ability to make timely payments on the LROs will suffer.

We do not take any specific actions to monitor how funds are spent after they have been disbursed to the Borrowers.

When we finance a Project, our primary assurance that the financing proceeds will be properly spent by the Borrower is the contractual covenants agreed to by the Borrower and the business history and reputation of the Borrower. We typically implement a Draw process for Loans (and always do so for Loans in excess of $50,000 unless an amount greater than $50,000 is needed for the acquisition of a property), which mitigates some risk of mishandling of funds by the Borrower. However, we do not and cannot control how the Loan Proceeds will be used by Borrowers. Should the proceeds of a financing be diverted improperly, the Project might become insolvent, which could cause the purchasers of the corresponding LROs to lose their entire investment.

Risks Related to the Company and the Groundfloor Platform

We are also subject to other risks and uncertainties related to engaging in a public offering that may affect our business.

We (as well as our subsidiaries that may offer LROs pursuant to Regulation A) are subject to additional risks and uncertainties in connection with engaging in a public offering of the LROs. These risks and uncertainties include:

•	the potential for increased scrutiny by federal and state regulatory agencies;

•	the greater likelihood of facing civil liability claims for alleged violations of federal and state securities laws;

•	the increasing costs connected with managing a growing business and expanding portfolio of Loans;

•	the impact of greater media attention, including the possibility of negative commentary of our business model by other market participants such as traditional financial institutions;

•	the costs of qualifying our offerings with federal and state regulators;

•	the time commitment for management to qualify our offerings, which takes focus away from operating the business;

•	navigating complex and evolving regulatory and competitive environments;

•	increasing the number of investors utilizing the Groundfloor Platform;

•	increasing the volume of Loans facilitated through the Groundfloor Platform and fees received from Borrowers;

•	continuing to develop, maintain and scale the Groundfloor Platform;

•	effectively using limited personnel and technology resources;

•	effectively maintaining and scaling our financial and risk management controls and procedures;

•	maintaining the security of the Groundfloor Platform and the confidentiality of the information provided and utilized across the Groundfloor Platform; and

•	attracting, integrating and retaining an appropriate number of qualified employees.

We will need to raise substantial additional capital to fund our operations, and, if we fail to obtain additional funding, we may be unable to continue operations.

At this early stage in our development, we have funded substantially all of our operations with proceeds from private financings from individual investors and venture capital firms. To date, we have raised approximately $9.1 million through private sales of convertible debt and preferred stock. To continue the development of our business, we will require substantial additional funds. To meet our financing requirements in the future, we may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict our business activities and options. Additional funding may not be available to us on favorable terms, or at all. If we are unable to obtain additional funds, we may be forced to reduce or terminate our operations.

We have entered into material transactions with our promoters.

Since inception, we have entered into certain material transactions involving our officers, directors and principal shareholders (collectively, the “Promoters”). For instance, certain affiliates and family members of the directors have participated in the Series Seed Financing, the Bridge Financing, and the Series A Financing (each as defined below). We have adopted a policy that a majority of our disinterested Independent Directors (as defined below) must approve any loan to or on behalf of, or other material affiliated transaction involving, our Promoters. However, we have lacked sufficient disinterested Independent Directors to approve the prior material affiliated transactions listed above at the time each was consummated and may choose to enter into transactions in the future for which it lacks sufficient disinterested Independent Directors. See “Interest of Management and Others in Certain Transactions” and “Transactions with Promoters” below.

Our affiliates may purchase LROs on the Groundfloor Platform.

The executive officers, directors and 10% stockholders of the Company may have purchased LROs from time to time in the past, and may do so in the future. Purchase of LROs by these affiliates is made simultaneously with and on the same terms and conditions as those provided to other investors in the same series of LROs. Their right to receive LRO Payments and other obligations are the same as all holders of the same series of LROs. These purchases count towards the Purchase Amount required to fully subscribe a given series of LROs. However, these purchases are made for the personal investment accounts of these individuals and not for resale, and are not directed by the Company or any of the Promoters, nor are the purchases made for purposes of ensuring the offering is fully subscribed. See “Interest of Management and Others in Certain Transactions—Purchase of LROs by Related Parties.” By virtue of their positions with the Company, there is the risk that such purchases could be based on the use of non-public information not available to unaffiliated investors.

This financing model is a new lending method and the Groundfloor Platform has a limited operating history. Borrowers may not view or treat their obligations to us and our affiliates as having the same significance as loans from traditional lending sources, such as bank loans, and the Loans may have a higher risk of default than loans of Borrowers with similar credit scores to other lenders.

The expected investment return on the LROs depends on Borrowers making payments under their Loans in a timely and complete manner. Borrowers may not view our lending obligations originated on the Groundfloor Platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a Borrower neglects, or chooses not to meet, its payment obligations upon which a LRO Payment is dependent, you may not be able to recover any portion of your investment in a LRO.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the LROs could be uncertain, and the recovery, if any, of a holder of a LRO may be substantially delayed and substantially less than the amounts due and to become due on the LRO.

In the event of a bankruptcy or a similar proceeding by us, the rights of investors to continue receiving payments on the LROs could be subject to the following risks and uncertainties:

•	Borrowers may delay payments to us on account of Loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of the Company, even if the Borrowers have no legal right to do so, and such delay could reduce, at least for a time, the funds that might otherwise be available to pay the LROs corresponding to those Loans.

•	In a bankruptcy or similar proceeding of the Company, our obligation to continue making payments on the LROs would likely be suspended or delayed even if the funds to make such payments were available. Because a bankruptcy or similar proceeding may take months or years to complete, even if the suspended payments were resumed, the suspension might effectively reduce the value of any recovery that a holder of a LRO might receive by the time such recovery occurs.

•	The LROs are unsecured, and investors do not have a security interest in the corresponding Loan Payments. Accordingly, the holders of LROs may be treated as general unsecured creditors and thus be required to share the proceeds of Loan Payments with our other general unsecured creditors. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account at the time of the bankruptcy or similar proceeding of the Company, or not yet received by us from Borrowers at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in the investor account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your LRO.

•	In a bankruptcy or similar proceeding of the Company, it is possible that a holder of a LRO could be deemed to have a right of payment only from proceeds of the corresponding Loan and not from any other assets of the Company, in which case the holder of the LRO may not be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Loan corresponding to the LRO. Alternatively, it is possible that a holder of a LRO could be deemed to have a right of payment from both the Loan corresponding to the LRO and from some or all other assets of the Company, in which case the holder of the LRO may be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Loan corresponding to the LRO. To the extent that proceeds of such other assets would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your LRO.

•	If a Borrower has made payments under its Loan to us before the bankruptcy proceedings are commenced and those funds are held in our clearing account after the commencement of bankruptcy proceedings and have not been used by us to make payments on the LROs, there can be no assurance that we will be able to use such funds to make payments on the LROs.

•	If a bankruptcy proceeding commences after your commitment becomes irrevocable (and funds to purchase the LROs in your Groundfloor account are set aside for closing), you may not be able to obtain a return of the funds you have committed even if the offering proceeds have not yet been used to purchase the LROs or to fund the corresponding Loan.

•	In a bankruptcy or similar proceeding of the Company, our ability to transfer servicing obligations to a back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of Loan Payments to the detriment of the LROs. See the risk titled “If we were to cease operations or enter into bankruptcy proceedings, the servicing of the Loans and the LROs would be interrupted or may halt altogether” below for more information on these risks.

If we were to cease operations or enter into bankruptcy proceedings, the servicing of the Loans and the LROs would be interrupted or may halt altogether.

If we were to become subject to bankruptcy or similar proceedings or if we ceased operations, the Company, or a bankruptcy trustee on our behalf, might be required to find other ways to service the Loans and the LROs. Such alternatives could result in delays in the disbursement of payments on your LROs or could require payment of significant fees to another company to service the Loans and the LROs. Since we have not entered into any back-up servicing agreements, if we were to cease operations or otherwise become unable to service the Loans and LROs without transferring such Loans to another entity, the operation of the Groundfloor Platform and the servicing of the Loans and LROs would be interrupted and may halt altogether unless another way to service the Loans and LROs on behalf of investors was secured.

If we were to file under Chapter 11 of the Bankruptcy Code, it is possible that we would be able to continue to service the Loans during reorganization. If, on the other hand, we were to file under Chapter 7 of the Bankruptcy Code, or if an attempted reorganization under Chapter 11 should fail and the bankruptcy case be converted to Chapter 7, the bankruptcy trustee would have the obligation to administer the bankruptcy estate. As part of such administration, the bankruptcy trustee, subject to bankruptcy court approval, may elect to continue to service the Loans or to transfer the right to such servicing to another entity for a fee. Either option would likely result in delays in the disbursement of payments on your LROs and could require the bankruptcy trustee to pay significant fees to another company to service the Loans and the LROs, ultimately decreasing the amounts available to be paid on corresponding LROs. Alternatively, the bankruptcy trustee may elect to cease servicing functions altogether

In the event that we were to cease operations or enter into bankruptcy proceedings, recovery by a holder of a LRO may be substantially delayed while back-up servicing is secured, if practicable, or such services halted altogether, and such recovery may be substantially less than the amounts due and to become due on the LRO.

In a bankruptcy or similar proceeding of the Company, there may be uncertainty regarding the rights of a holder of a LRO, if any, to access funds in your Groundfloor account.

We currently maintain investor accounts with the FBO Servicer “for the benefit of” our investors. This so-called “Investor FBO Account” is a pooled account titled in our name “for the benefit of” the investors who purchase LROs issued by us. We believe that amounts funded by investors into the Investor FBO Account are unlikely to be subject to claims of our creditors other than the investors for whose benefit the funds are held, since beneficial ownership of those funds rests with the investors. However, we have legal title to the Investor FBO Account and the attendant right to administer the Investor FBO Account, each of which would be the property of our bankruptcy estate. As a result, if we became a debtor in a bankruptcy or other similar proceeding, the legal right to administer the funds in the Investor FBO Account would vest with the bankruptcy trustee, debtor in possession or similar representative of the estate. In that case, investors may have to seek a court order lifting the automatic stay or otherwise permitting them to withdraw their funds. Investors may suffer delays in accessing their funds in the Investor FBO Account as a result. Moreover, U.S. bankruptcy courts and courts overseeing similar proceedings have broad powers, and a court could determine that some or all of such funds were beneficially owned by us or otherwise became available to our creditors generally.

There may be further uncertainty in the event of a bankruptcy or similar proceeding of the Company regarding your rights with respect to funds that are set aside in your account pending closing. After you make a commitment to buy LROs, the Purchase Amount remains in the Investor FBO Account but is “blocked” or “frozen” until the LROs are issued and the corresponding Loan is closed, at which time the funds are transferred to the Groundfloor Borrower FBO Account. If the offering for that series of LROs is abandoned prior to issuance, the Purchase Amount is “unblocked” and released to your Groundfloor account. If the Company is the subject of bankruptcy or similar proceedings prior to this release of funds, a bankruptcy or similar court could determine that some or all of such funds are beneficially owned by us or otherwise become available to our creditors generally. If, after return of the funds to the Groundfloor Investor FBO Account, we are the subject of bankruptcy or similar proceedings, a bankruptcy or similar court could determine that some or all such funds are beneficially owned by us or otherwise become available to our creditors generally.

In a bankruptcy or similar proceeding of a Borrower, there may be uncertainty regarding our rights, if any, to access on your behalf any remaining unallocated funds in the Borrower’s sub-account.

We deposit the Loan Proceeds not advanced to the Borrower in the Groundfloor Borrower FBO Account. Under normal circumstances, in the event the corresponding Loan is discharged or cancelled before all Draws have been completed, we would return to each holder of the corresponding LROs an amount equal to such holder’s pro rata share of any portion of the Loan Proceeds not yet disbursed to the Borrower. This may not occur in the event of the Borrower’s bankruptcy or other similar proceeding. We believe that amounts held in a Borrower’s sub- account could be subject to claims of such Borrower’s creditors in the event of its bankruptcy or other similar proceeding or such funds could be used by a debtor in possession to fund its ongoing operations or reorganization. Although we typically would have the senior lien on the underlying assets, and therefore should have first priority to receive the funds out of the insolvent Borrower’s estate arising from that lien, we expect that our ability to disburse funds out of the Groundfloor Borrower FBO Account may be prevented by a court and at a minimum will be significantly delayed while we seek a court order lifting the automatic stay or other such relief permitting us to withdraw the funds on your behalf. Our ability to retrieve such funds may be even more tenuous in the event we have taken a second or junior lien on the underlying assets. As such, investors may never receive or may suffer delays in receiving such funds in the event of a Borrower’s bankruptcy or similar proceeding.

If the security of our investors and Borrowers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

The Groundfloor Platform stores the Borrowers’ and investors’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be accessed, publicly disclosed, or stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also disrupt our operations and subject us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the relevant software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any investor’s or Borrower’s data, our relationships with our investors will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and the third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation and we could lose investors.

The Groundfloor Platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

The Groundfloor Platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate the Groundfloor Platform, you would be subject to the increased risk of fraud or Borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a LRO. Additionally, if a hacker were able to access secure files, he or she might be able to gain access to your personal information. While we have taken steps to prevent such activity from affecting the Groundfloor Platform, if we are unable to prevent such activity, the value of your investment in the LROs could be adversely affected.

When you commit to purchase a LRO, you may commit funds toward your purchase up to 50 days prior to the time when your LRO is issued.

Once the Offering Period for a particular series of LROs commences, it will remain open for 90 days (unless it is fully subscribed with irrevocable funding commitments before the end of such period). Investors’ commitments to purchase LROs become irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. The issuance of the LROs is expected to occur as soon as possible (typically within five days) after the expiration of the Withdrawal Period. During the period between the time of your commitment and the time when your LRO is issued, you may not have access to the funds debited from your funding account or placed in escrow for closing. Because your funds do not earn interest, the delay in issuance of your LRO will have the effect of reducing the effective rate of return on your investment.

We rely on third-party banks and money transfer agents to operate the Groundfloor Platform. If we are unable to continue utilizing these services, our business and ability to service the Loan may be adversely affected.

All payments are processed through the Groundfloor Platform. Because we are not a bank, we cannot belong to or directly access the Automated Clearing House (“ACH”) payment network, and we must rely on third-party payment agents and other FDIC-insured depository institutions to process our transactions, including payments of Loans and remittances to holders of LROs. We currently use the services of Dwolla, Inc. and Truist for these purposes, but may change vendors at any time without prior notice to investors. Under the ACH rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of the Groundfloor Platform and result in a loss of users.

If a catastrophic event resulted in a Groundfloor Platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of our technology and our underlying hosting services infrastructure are critical to our operations, level of customer service, reputation and ability to attract new users and retain existing users. Our hosting services infrastructure is provided, owned and operated by a third party (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. Our Hosting Provider does not guarantee that users’ access to our website will be uninterrupted, error-free or secure. Our operations depend on our Hosting Provider’s ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with our Hosting Provider is terminated, or if there is a lapse of service or damage to its facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of our Hosting Provider or other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to service the Loan or maintain accurate accounts, and could harm our relationships with our users and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at a Hosting Provider facility. These factors could prevent us from processing or posting payments on the Loan or the LROs, damage the Groundfloor brand and reputation, divert employees’ attention, and cause users to abandon the Groundfloor Platform.

Events beyond our control may damage our ability to maintain adequate records, maintain the Groundfloor Platform or perform our servicing obligations.

If a catastrophic event resulted in the Groundfloor Platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. Similar events impacting third-party service providers that our operations depend on, such as our Hosting Provider or payment vendor(s), could materially and adversely affect our operations. Such events could include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. We store back-up records in offsite facilities located in third-party, off-site locations. If our electronic data storage and back-up storage system or those of its third-party service providers are affected by such events, we cannot guarantee that you would be able to recoup your investment in the LROs.

Investors will have no control over the Company and will not be able to influence any related corporate matters.

The LROs grant no equity interest in the Company to purchasers, nor do they give purchasers the ability to vote on or influence any related corporate decisions. As a result, our shareholders will continue to exercise 100% voting control over all of our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of the Company or our assets.

The LROs will not restrict our ability to incur additional indebtedness.

We have substantially financed our early operations through the issuance of convertible notes, which converted to shares of Series Seed Preferred Stock pursuant to the terms of the Note Conversion Agreement, dated December 5, 2014. If we incur additional debt after the LROs are issued, it may adversely affect our creditworthiness generally and could result in our financial distress, insolvency or bankruptcy. As discussed above, our financial distress, insolvency or bankruptcy could impair your ability to receive the payments you expect to receive on your LROs.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks, savings banks and other thrift institutions are subject. Consequently, financing decisions and decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to banking regulatory oversight relating to capital, asset quality, management or compliance with applicable laws.

Risks Related to the Tax Treatment of the LROs

The U.S. federal income tax consequences of an investment in the LROs are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the LROs or instruments similar to the LROs for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the LROs as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the LROs will have OID for U.S. federal income tax purposes because payments on the LROs are dependent on payments on the corresponding Loan. Further, a holder of a LRO, other than a holder that is holding LROs in a tax deferred account such as an IRA, will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes over the term of the LRO as it accrues (which may be in advance of corresponding installment payments on the LRO), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions. Any differing treatment of the LROs could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the LROs. Accordingly, all prospective purchasers of the LROs are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the LROs (including any possible differing treatments of the LROs).

The LROs could be treated as contingent payment debt instruments for U.S. federal income tax purposes.

The LROs could be subject to Treasury regulations under which they will be treated as contingent payment debt instruments for U.S. federal income tax purposes. Should this occur, you may recognize interest income on the LROs significantly in excess of the effective interest payments received thereon. Also, under these Treasury regulations, a U.S. holder generally will recognize ordinary income, rather than capital gain, on a sale, exchange, conversion, repurchase or redemption of a LRO.

Our ability to make payments on a LRO may be affected by our ability to match the timing of our income and deductions for U.S. federal income tax purposes.

Our ability to make payments on a LRO may be affected by our ability, for U.S. federal income tax purposes, to match the timing of income we receive from a corresponding Loan and the timing of deductions that we may be entitled to in respect of payments made on the LROs that we issue. For example, if the LROs, but not the corresponding Loan, are treated as contingent payment debt instruments for U.S. federal income tax purposes, there could be a potential mismatch in the timing of our income and deductions for U.S. federal income tax purposes, which could affect our ability to make payments on the LROs.

If the IRS disagrees with our characterization of the LROs for tax purposes, our ability to make payments on the LROs could be adversely affected.

The IRS is not bound by our characterization of the LROs, and it could treat the corresponding Loan as a debt owed to us (with interest received being treated as taxable income to us) but treat the LROs as equity (with interest payments being treated as nondeductible). Were this to occur, we would have taxable income without an offsetting deduction, and the additional tax obligations owed by us would reduce the cash available for payment of the LROs. As a result, we could be unable to fully repay the LROs even if the corresponding Loan Payments were repaid in full.

Risks Related to Compliance and Regulation

If a fundamental change occurs in the information set forth in this Offering Circular, we may be required to suspend offering LROs until a PQA updating such information is qualified by the SEC, which may adversely affect our financial performance.

This Offering Circular relates to the issuance of LROs pursuant to Tier 2 of Regulation A under the Securities Act. Pursuant to the rules of Regulation A, we are required to file a PQA to reflect any facts or events arising after the qualification date of this Offering Circular (or the most recent PQA hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein. We also may be required to suspend ongoing offerings of LROs under this Offering Circular and/or delay offering additional series of LROs until such PQA is qualified by the SEC. If we or other entities affiliated with the Company are required to suspend offerings of LROs for an extended amount of time pending qualification by the SEC, the financial performance of the Company could be adversely affected.

The requirements of complying on an ongoing basis with Tier 2 of Regulation A of the Securities Act may strain our resources and divert management’s attention.

Because we are conducting an offering pursuant to Tier 2 of Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations will require legal and financial compliance costs, which may impose strain on our operating budget and divert management’s time and attention from operational activities. Moreover, as a result of the disclosure of information in this Offering Circular and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties.

If we or our affiliated companies are required to register under the Investment Company Act or the Investment Advisers Act of 1940, or become subject to the SEC’s regulations governing broker-dealers, our ability to conduct our business could be materially and adversely affected.

The SEC heavily regulates the manner in which “investment companies,” “investment advisers,” and “broker-dealers” are permitted to conduct their business activities. We believe we have conducted our business in a manner that does not result in the Company or our affiliates being characterized as an investment company, an investment adviser or a broker-dealer, as we do not believe that we engage in any of the activities described under Section 3(a)(1) of the Investment Company Act of 1940 or Section 202(a)(11) or the Investment Advisers Act of 1940 or any similar provisions under state law, or in the business of (i) effecting transactions in securities for the account of others as described under Section 3(a)(4)(A) of the Exchange Act or any similar provisions under state law or (ii) buying and selling securities for our own account, through a broker or otherwise as described under Section 3(a)(5)(A) of the Exchange Act or any similar provisions under state law. We intend to continue to conduct our business in such manner. If, however, we (or any of our affiliates) are deemed to be an investment company, an investment adviser, or a broker-dealer, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect our business to a material degree.

Our Loan origination and servicing activities are subject to extensive federal, state and local regulation that could adversely impact our operations.

We must comply with regulatory regimes, including those applicable to mortgage lending transactions, various aspects of which are untested as applied to the Groundfloor Platform. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of Loans originated through the Groundfloor Platform.

In particular, through the Groundfloor Platform, we may be subject to laws, including but not limited to:

•	state laws and regulations that require us to obtain licenses to originate Loans or which may impose requirements related to Loan disclosures and terms, debt collection and unfair or deceptive business practices; the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•	the Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts; and

•	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures.

We may not always have been, and may not always be, in compliance with these laws. Compliance with these laws is also costly, time-consuming and limits our operational flexibility.

Failure to comply with these laws and regulatory requirements applicable to our business may, among other things, have a negative impact on our ability to originate and service Loans or maintain the Groundfloor Platform. In addition, any non-compliance could subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, rescission rights held by investors in securities offerings and civil and criminal liability, which may harm our business and the ability to maintain the Groundfloor Platform and may result in Borrowers rescinding their Loans.

Where applicable, we seek to comply with state mortgage licensing, servicing and similar statutes. We are aware that making Loans in certain U.S. jurisdictions may trigger local licensing requirements. We work with local counsel in each jurisdiction in which Loans are financed to determine whether any licenses are required and, to the extent necessary, will seek to obtain such licenses and will comply with the relevant regulatory requirements before facilitating Loans to Borrowers in any such jurisdiction. If we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate Loans through the Groundfloor Platform, perform servicing obligations or make the Groundfloor Platform available to Borrowers in particular states, which may harm the business.

If the Groundfloor Platform was found to violate a state’s usury laws, we may have to alter our business model and our business could be harmed.

The interest rates that are charged to Borrowers and that form the basis of payments to investors through the Groundfloor Platform must comply with the usury law of the jurisdiction where we originate each Loan. There is no uniformity among the states on the amount of interest that may be charged on commercial real estate lending. As a result, we must monitor the interest rate limitations imposed by each jurisdiction where we originate Loans to ensure compliance, which reduces operating efficiency and may impact the attractiveness of the Loans offered to investors as well as the ability to apply late charges and penalty and default interest. In addition, if a Borrower were to successfully bring claims against us for state usury law violations, and the rate on that Borrower’s Loan was greater than that allowed under applicable state law, we could be subject to fines and penalties, which could possibly result in a decline in operating results.

Increased regulatory focus could result in additional burdens on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory scrutiny and investigations of the operations of peer-to-peer or micro-lending platforms as well as trading and other investment activities of alternative investment funds. Increased regulatory scrutiny and investigations may impose additional expenses on us, may require the attention of our senior management and may result in fines if we are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The costs to comply with such laws or regulations could be significant and would increase operating expenses, and we may be required to pass along those costs to our investors in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of our business model.

YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE LROS.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled “Risk Factors,” “Description of the Company’s Business,” “The LROs Covered by this Offering Circular,” “Plan of Distribution” and “Use of Proceeds,” contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning us and our affiliated companies, risk factors, plans and projections. You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in our expectations.

You should read this Offering Circular, including the Project Summaries beginning on page PS-1 of this Offering Circular and the form of LRO Agreement beginning on page LRO-1 of this Offering Circular, and the documents that we reference in this Offering Circular and have filed with the SEC as exhibits to the Form 1-A of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INVESTOR SUITABILITY REQUIREMENTS

In order to invest in LROs, applicable securities laws require that either (1) you are an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act (“Rule 501”) or (2) the Purchase Amount for all series of LROs being offered hereby (including series added by PQAs) is no more than 10% of the greater of your annual income or net worth (as determined under Rule 501).

MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion is in conjunction with Groundfloor’s audited Consolidated Financial Statements and the related notes thereto.

Overview

Groundfloor Finance Inc. (“Groundfloor” or “Groundfloor Finance”) maintains and operates the Groundfloor Platform for use by us and Groundfloor subsidiaries to provide real estate development investment opportunities to the public. Groundfloor was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of our common stock. In August 2014, Groundfloor converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The audited Consolidated Financial Statements include Groundfloor’s wholly-owned subsidiaries Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, Groundfloor Yield LLC, and Groundfloor Labs LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC and Groundfloor Holdings GA, LLC are currently inactive and management does not have plans to use this entity in the near future.

Investment in Joint Ventures

In November 2021, the Company entered into a limited liability company agreement with two independent third-parties, to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “the JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its Affiliates and potentially developing new products.

The Jacksonville JV commenced operations on January 1, 2022. The results of the Jacksonville JV are consolidated within our financial statements, as the JV has been determined to be a Variable Interest Entity (“VIE”), for which Groundfloor is the primary beneficiary.

As of December 31, 2023, Groundfloor has invested $12,000 in the Jacksonville JV in the form of their initial capital contribution, as well as $34.2 million of loan financing under the terms of the Jacksonville JV Credit Facility Agreement. During the twelve months ended December 31, 2023, Groundfloor received a capital distribution of $0.8 million from the Jacksonville JV. As distributions were made to each member of the JV pro-rata to each member’s ownership percentage, Groundfloor’s ownership interest was not changed.

For the twelve months ended December 31, 2023 and 2022, the Jacksonville JV recorded net income of $0.5 million and 2.6 million, respectively, and the non-controlling interest in the Jacksonville JV was $0.3 million and 1.6 million, respectively. See Note 4, Variable Interest Entities, to the accompanying Notes to the Consolidated Financial Statements for additional information.

Funding Loan Advances

To date, the Company has entered into the following financial arrangements designed to facilitate Loan advances.

Starting in November 2018 and continuing through September 30, 2024, Groundfloor entered into various GROUNDFLOOR Notes, secured promissory notes, with investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The principal outstanding as of September 30, 2024, was $14 million.

Starting in January 2021 and continuing through September 30, 2024, Groundfloor entered into various Stairs Notes, secured promissory notes, with Investors. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof are used primarily to continually expand and replenish the portfolio of Loans owned by the Company. The use of the funds generated by the Stairs Notes offering can be adjusted at the discretion of the business as business needs change. The principal outstanding as of September 30, 2024, was $101 million.

Financial Position and Operating History

In connection with their audit for the year ended December 31, 2023, our auditors expressed substantial doubt about our ability to continue as a going concern due to our losses and cash outflows from operations. To strengthen our financial position, Groundfloor have continued to raise additional funds through convertible debt and equity offerings.

Groundfloor has a limited operating history and have incurred a net loss since our inception. Our net loss was $4.52 million for the twelve months ended December 31, 2023. To date, Groundfloor has earned limited revenues from origination and servicing fees charged to borrowers in connection with the loans made by the Company and its wholly-owned subsidiaries GRE 1 and Groundfloor GA corresponding to the LROs and Georgia Notes. Groundfloor has funded our operations primarily with proceeds from our convertible debt and preferred stock issuances, which are described below under “Liquidity and Capital Resources”. Over time, Groundfloor expects that the number of borrowers and lenders, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in our Consolidated Financial Statements will not be used to directly finance our operations. Groundfloor will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, Groundfloor collects origination and servicing fees on Loans Groundfloor is able to make to Developers, which Groundfloor recognizes as revenue. The more Loans Groundfloor is able to fund through the proceeds of our offerings, the more fee revenue Groundfloor will make. With increased fee revenue, our financial condition will improve. However, Groundfloor does not anticipate this increased fee revenue to be able to fully support our operations through the next twelve months.

Groundfloor’s operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance its operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2024. Groundfloor’s operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before Groundfloor reaches profitability.

To date, the company has raised funds for operations through multiple common stock, preferred stock, and convertible note fundraising rounds. In 2023, the company raised approximately $11.2 million in new operating capital through a combination of common stock and convertible note offerings during the year. See “Liquidity and Capital Resources” below for additional detail of the Company’s capital raises.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our Consolidated Financial Statements, which Groundfloor has prepared in accordance with generally accepted accounting principles. The preparation of these Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our audited Consolidated Financial Statements.

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed, and it is probable that the project will be completed and the software will be used as intended. Internal use software and website development costs are amortized on a straight-line basis over the project’s estimated useful life, generally three years. Capitalized internal use software development costs consist of fees paid to third-party consultants who are directly involved in development efforts. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Development costs of our website incurred in the preliminary stages of development are expensed as incurred. Once preliminary development efforts are successfully completed, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use.

Share Based Compensation

Groundfloor accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees and nonemployees, including the grant of employee stock options, restricted stock, and performance-based awards, to be recognized in the income statement based on its fair value at the measurement date (generally the grant date). The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

Allowance for Current Expected Credit Losses

For the year ended December 31, 2021, the Company adopted the current expected credit loss (“CECL Standard”) on January 1, 2021. The CECL Standard replaced the incurred loss model under existing guidance with an expected loss model for instruments measured at amortized cost, including loan receivables and off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). The Company now records an allowance for credit losses in accordance with the CECL Standard on the loan portfolio on a collective basis by assets with similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assessed these assets on an individual basis. With the adoption of CECL, the definition of impaired loans was removed from accounting guidance.

The CECL Standard requires an entity to consider historical loss experience, current conditions, and a reasonable and supportable forecast of the economic environment. The Company utilizes a loss-rate approach for estimating current expected credit losses. In accordance with the loss-rate method, an adjusted historical loss rate is applied to the amortized cost of an asset or pool of assets at the balance sheet date.

In determining the CECL allowance, we considered various factors including (i) historical loss experience in our portfolio (ii) current performance of the US residential housing market, (iii) future expectations of the US residential housing market, and (iv) future expectations of short-term macroeconomic environment. Management estimates the allowance for credit losses using relevant information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. We utilize a reasonable and supportable forecast period of 12 months. The allowance for credit losses is maintained at a level sufficient to provide for expected credit losses over the life of the loan based on evaluating historical credit loss experience and making adjustments to historical loss information applied to the current loan portfolio. Refer to Note 4 of the audited Consolidated Financial Statements for further information regarding the CECL allowance.

The Company made an accounting policy election to exclude “Interest receivable on loans to developers” from the amortized cost basis of loans in determining the CECL allowance, as any uncollected accrued interest receivable is written off in a timely manner. Refer to “Nonaccrual and Past Due Loans” section below for a description of the Company’s policies established to write-off interest.

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The allowance calculated for loans is accordingly applied as the reserve for Georgia Notes and LROs. The allowance for expected credit losses on “Loans to developers” is presented separately in the audited Consolidated Balance Sheets as “Allowance for loans to developers”, while the allowance for “Limited recourse obligations” is presented separately on the audited Consolidated Balance Sheet as “Allowance for limited recourse obligations”.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers” and corresponding “Limited recourse obligations” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers” and the corresponding “Limited recourse obligations” are discontinued and placed on nonaccrual status at the time the Loan is 180 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 180 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers” and corresponding “Limited recourse obligations” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers” and “Limited recourse obligations” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Provision for Income Taxes

Groundfloor accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized.

Results of Operations

Twelve Months Ended December 31, 2023, and 2022

	Twelve Months Ended December 31,
	2023	2022
Revenue:
Origination fees	$9,718,553	$11,162,166
Loan servicing revenue	4,752,388	3,200,879
Net interest income on loans to developers	15,791,668	14,001,987
Total revenue	30,262,609	28,365,032
Interest expense on notes	(9,890,272)	(6,572,309)
Revenue, net	20,372,337	21,792,723
Cost of revenue	(2,527,040)	(2,040,488)
Gross profit	17,845,297	19,752,235
Operating expenses:
General and administrative	8,309,225	9,181,673
Sales and customer support	5,747,992	4,487,185
Development	3,790,910	4,282,870
Regulatory	949,699	674,149
Marketing and promotions	2,532,718	4,915,342
Total operating expenses	21,330,544	23,541,219
Loss from operations	(3,485,247)	(3,788,984)
Other expense:
Interest expense on corporate debt instruments	(761,588)	(840,684)
Gain on loan extinguishment	-	829,000
Total other expense	(761,588)	(11,684)
Net loss	(4,246,835)	(3,880,668)
Less: Net income attributable to non-controlling interest in consolidated VIE	277,915	1,570,250
Net loss attributable to Groundfloor Finance, Inc.	$(4,524,750)	$(5,370,918)

Revenue, net

Revenue, net for the twelve months ended December 31, 2023, and 2022 was $20.4 million and $21.8 million, respectively, a decrease of 1.4 million or 6.5%. The Company facilitated the origination of 982 and 1,167 developer loans during the twelve months ended December 31, 2023 and 2022, respectively. For detailed information on historical performance of loans across Groundfloor entities, see the table above titled Loan Performance by Grade. Historically, approximately 93.6% of loans are repaid with full principal and interest. Approximately 52.7% of loans are repaid at or before the maturity date with full principal and interest. Loans not repaid in full at or before the maturity date are typically modified to extend the maturity date. Approximately 3.9% of loans are repaid with partial interest, and approximately 2.5% of loans are repaid with a principal loss. Origination fees and loan servicing revenue were earned related to the origination of these developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.0% to 10.0%. The fees are deducted from the loan proceeds at the time of issuance. Loan servicing revenue are fees incurred in servicing the developer’s loan. Net interest income was earned on loans to developers outstanding during the period, less interest expense on limited recourse obligations. Interest expense was incurred on the Company’s notes payable during the period. Groundfloor expects operating revenue to increase in future periods as its loan application and processing volume are expected to increase. The Company’s financial statements are presented on a consolidated basis with its parent and affiliate entities. The Company estimates approximately 50.0% of loans originated across Groundfloor entities are attributable to LROs offered and sold, and, correspondingly, a similar percentage of all origination fees, servicing fees, and interest margin amounts is allocable to revenue of the Company.

Gross Profit

Gross profit for the twelve months ended December 31, 2023, and 2022 was $17.9 million and $19.8 million, respectively, a decrease of $1.9 million or 9.7%. The decrease in gross profit was due to a decrease in origination revenues, as the Company originated a lower amount of loans in both units and total loan volume relative to the prior year, combined with a decrease in net interest income. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the twelve months ended December 31, 2023, and 2022, were $8.3 million and $9.2 million, respectively, a decrease of $0.9 million or 9.5%. General and administrative expense consists primarily of employee compensation cost, professional fees, consulting fees and rent expense. The decrease was driven primarily by a decrease in both employee and non-employee compensation costs. Groundfloor expects general and administrative expense will increase due to the planned investment in business infrastructure required to support its growth.

Sales and Customer Support

Sales and customer support expense for the twelve months ended December 31, 2023, and 2022, were $5.7 million and $4.4 million, respectively, an increase of $1.3 million or 28.1%. Sales and customer support expenses consist primarily of employee compensation cost and asset management costs. The increase was primarily due to the increase in asset management servicing costs and commissions.  Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in customer acquisition and support required to support its growth.

Development Expense

Development expense for the twelve months ended December 31, 2023, and 2022, were $3.8 million and $4.3 million, respectively, a decrease of $0.5 million or 11.5%. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. The increase was attributable to an increase in compensation cost as a result of new hiring and compensation adjustments, including additions of key personnel. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the twelve months ended December 31, 2023, and 2023, were $1.0 million and $0.7 million, respectively, an increase of $0.3 million or 40.9%. Regulatory expense primarily consists of legal fees and compensation cost required to maintain SEC and other regulatory compliance. The increase was primarily attributable to legal fees. The increase is due to the additional expense related to qualifying our offerings with the SEC, including the requirements of offering securities through Tier 2 under Regulation A, which requires complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the twelve months ended December 31, 2023, and 2022, were $2.5 million and $4.9 million, respectively, a decrease of $2.4 million or 49%. Marketing and promotions expense consists primarily of promotional and advertising expense as well as consulting expense and compensation cost. The decrease is primarily attributable to the extensive online marketing campaign in 2022, which was not continued in 2023, as an initiative by Management to reduce expenses in 2023. The Company expects marketing and promotions spend to increase in future periods to drive increased investing activity on the Groundfloor platform and continue to acquire new investors.

Interest Expense

Interest expense for the twelve months ended December 31, 2023, and 2022, excluding interest paid on limited recourse obligations, GROUNDFLOOR Notes and Yield Notes, was $0.7 million and $0.8 million, respectively, a decrease of $0.1 million or 9.4%. Interest expense related to the 2021 Subordinated Convertibles Notes of $0.3 million and $0.8 million was recognized during the twelve months ended December 31, 2023, and 2022, respectively. Interest expense related to the 2023 Subordinated Convertible Notes and 2023 Mezzanine Subordinated Convertible Notes of $0.2 million and $0.05 million, respectively, were recognized during the twelve months ended December 31, 2023.

Net Loss

Net loss attributable to the Company for the twelve months ended December 31, 2023, and 2022 was $4.7 million and $5.3 million, respectively, a decrease in net loss of $0.7 million or 13%. The decrease in the net loss was primarily attributable to the decrease in operating costs from $23.5 million to $21.3 million, or 9.39%.

Liquidity and Capital Resources

The audited Consolidated Financial Statements included herein have been prepared assuming that Groundfloor will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The audited Consolidated Financial Statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor be unable to continue as a going concern.

Groundfloor incurred a net loss for the twelve months ended December 31, 2023, and 2022, and has an accumulated deficit as of December 31, 2023, of $40.1 million. Since our inception, Groundfloor has financed our operations through debt and equity financing from various sources. Groundfloor is dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the twelve months ended December 31, 2023	For the twelve months ended December 31, 2022
Operating activities	$(2,939,902)	$(8,999,571)
Investing activities	(47,022,591)	(68,643,496)
Financing activities	51,745,936	79,467,255
Net increase in cash	$1,783,443	$1,824,188

Net cash flows used in operating activities for the twelve months ended December 31, 2023 and 2022 was $2.9 million and $9.0 million, respectively. Net cash used in operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash flows used in investing activities for the twelve months ended December 31, 2023, and 2022 was $47.0 million and $68.6 million, respectively. Net cash used in investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash flows from financing activities for the twelve months ended December 31, 2023, and 2022 was $51.7 million and $79.5 million, respectively. Net cash provided by financing activities primarily represents proceeds from the issuance of GROUNDFLOOR Notes, Stairs Notes, and LROs to investors through the Groundfloor Platform, and proceeds from equity offerings, offset by repayments of GROUNDFLOOR Notes, Stairs Notes, and LROs to investors.

On October 30, 2017, Groundfloor filed an offering statement on Form 1-A with the SEC for a proposed offering of its common stock. On February 9, 2018, Groundfloor’s offering statement on Form 1-A was qualified to issue Groundfloor common stock.

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3.6 million. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six-months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $0.4 million at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. As a result of the offering, the Company received gross proceeds of approximately $0.5 million in exchange for the issuance of 30,794 shares of common stock.

In April 2020, the Company obtained an $829,100 loan (“First PPP Loan”) under the Paycheck Protection Program (“PPP”). The Company used the First PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. In January 2021, the Company applied for forgiveness of the First PPP Loan with the Secretary of the Treasury and Small Business Administration (SBA). In March 2021, the Company received notice that the request for forgiveness was approved, and our First PPP Loan principal and interest were deemed paid in full.

In July 2020, the Company launched an offering of 548,546 shares of Series B Preferred Stock at $18.23 per share (“Series B Preferred Stock Offering”). The offering closed July 2021. As a result of the offering, the Company has received gross proceeds of approximately $6.7 million in exchange for the issuance of 396,724 shares of Series B preferred stock as of December 31, 2022.

In April 2021, the Company obtained a new loan under the PPP (“Second PPP Loan”) for $829,000 and used the proceeds consistent with the First PPP Loan. In January 2022, the Company applied for forgiveness of the Second PPP Loan with the SBA. In May 2022, the Company received notice that the request for forgiveness was approved, and our Second PPP Loan principal and interest were deemed paid in full.

During 2021, certain holders of the 2019 Subordinated Convertible Notes converted their holdings into common stock, or Series B preferred stock, at the discretion of the noteholder. Additionally, noteholders were repaid $1.7 million in principal and $0.3 million in accrued interest at the maturity date. As an incentive to convert, the Company granted all noteholders a time-limited option to convert their holdings on more favorable terms than those specified in the contractual agreement. Pursuant to these terms, Noteholders converted $0.15 million in principle and approximately $0.03 million in accrued interest into 7,463 shares of common stock at a conversion price of $15.75, a 10% discount to the per share price of common stock at the time of conversion, and into 3,759 shares of common stock at a conversion of $17.50, the fair value the common stock at conversion. Noteholders also converted $0.3 in principal and approximately $0.04 million in accrued interest into 16,928 shares of Series B preferred stock at a conversion price of $18.23, a 0% discount to the price per share of Series B preferred stock at the time of conversion.

In August 2021, the Company issued promissory notes (the “2021 Promissory Notes”) to investors for total proceeds of $0.6 million. The 2021 Promissory Notes bear interest at the rate of 14% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2022, or the date the Company raises at least an aggregate $4.0 million of new cash from any debt or financing closing after September 1, 2021. In December 2021, as a result of cash financing received from other debt instruments, and pursuant the 2021 Promissory Note purchase agreement the Company repaid all principal and accrued interest.

In November 2021, the Company repaid the remaining principal of $0.7 and accrued but unpaid interest of $0.14 million related to the notes related to the 2019 Subordinated Convertible Notes.

From August 2021 to November 2021, the Company issued subordinated convertible notes (the “2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5.0 million. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $0.6 million. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In January 2022, the Company amended and restated its article of incorporation to increase the authorized number of Preferred Stock shares to 2,001,457 and to designate 243,348 of the newly authorized shares as Series B-2 Preferred Stock (“Series B-2 Stock”). Pursuant to this offering, the Company has received gross proceeds of approximately $5.8 million in exchange for the issuance of 189,270 shares of Series B-2 Stock from a single, third-party investor. In conjunction with the purchase of shares of the Company’s newly issued Series B-2 Preferred Stock, the third-party investor executed an additional purchase of 60,765 shares of the Company’s common stock through direct, secondary transfer of shares owned by existing shareholders.

In January 2022, certain existing shareholders converted 14,758 shares of Series Seed stock, with a cost basis of $5.205 per share, into 14,758 shares of the Company’s common stock. These shares of Series Seed converted into common stock, were then transferred by the shareholder to an independent third-party investor through direct, secondary transfer of the shares, as discussed in above.

Accordingly, the common stock transfers between existing shareholders and the third-party investor did not result in any cash proceeds received or issuance costs incurred by the Company. As such, the transfer of shares between the existing shareholders and third-party investor resulted in no impact to the Company’s gross capitalization at December 31, 2022.

In January 2022, in conjunction with the Series B-2 Preferred stock issuance, the Company issued warrants to purchase 30,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years.

In March 2022, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2022 Common Stock Offering”). Participation in the 2022 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $30.82 per share. As a result of the offering, the Company received gross proceeds of approximately $1.5 million in exchange for the issuance of 49,700 shares of common stock.

In April 2022, the Company issued warrants to purchase 21,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years.

In August 2022, the Company further amended and restated its article of incorporation to increase the authorized number of Preferred Stock shares to 2,231,457 and to designate 230,000 of the newly authorized shares as Series B-3 Preferred Stock (“Series B-3 Stock”). The offering closed November 2022. Pursuant to this offering, the Company has received gross proceeds of approximately $2.3 million in exchange for the issuance of 52,265 shares of Series B-3 Stock.

During 2022, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $1.26 million in principal and $0.08 million in accrued interest into 48,394 shares of common stock at a conversion price of $27.74, a 10% discount to the per share price of common stock at the time of conversion.

In January 2023, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2023 Common Stock Offering”). Participation in the 2023 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $43.90 per share. As a result of the offering, the Company received gross proceeds of approximately $1.5 million in exchange for the issuance of 49,700 shares of common stock.

During 2023, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $0.18 million in principal and $0.03 million in accrued interest into 5,877 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining principal of $3,558,500 and accrued but unpaid interest of $794,277 related to the notes related to the 2021 Subordinated Convertible Notes.

From August 2023 to December 2023, the Company issued subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $7.6 million. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2023 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $2.3 million. The 2023 Mezzanine Subordinated Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 24, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2023 Mezzanine Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

Groundfloor has incurred losses since its inception, and Groundfloor expects it will continue to incur losses for the foreseeable future. Groundfloor requires cash to meet its operating expenses and for capital expenditures. To date, Groundfloor has funded its cash requirements with proceeds from its convertible note and preferred stock issuances. Groundfloor anticipate that it will continue to incur substantial net losses as it grows the Groundfloor Platform. Groundfloor does not have any committed external source of funds, except as described above. To the extent our capital resources are insufficient to meet its future capital requirements, Groundfloor will need to finance its cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all.

Plan of Operation

Prior to September 2015, Groundfloor’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor has not issued, and do not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1, its wholly-owned subsidiary, in each case under Tier 1 of Regulation A. In January 2018, Groundfloor’s offering statement relating to the offer and sale of limited recourse obligations (the “LRO Offering Circular”) was qualified by the SEC under Tier 2 of Regulation A, raising the annual aggregate amount of LROs which Groundfloor may offer and sell to $75 million, less any other securities sold by Groundfloor under Regulation A. Groundfloor has filed, and intends to continue to file, post-qualification amendments to the LRO Offering Circular on a regular basis to include additional series of LROs. Groundfloor expects to expand the number of states in which Groundfloor offers and sells LROs during the next 12 months. With this increased geographic footprint, Groundfloor expects that the number of borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of Groundfloor loans and corresponding offerings increase, Groundfloor plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2024. Future equity or debt offerings by Groundfloor will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability.

Off-Balance Sheet Arrangements

We did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities, nor do we have any commitment or intent to provide funding to any such entities.

DESCRIPTION OF THE COMPANY’S BUSINESS

Overview

The Company

We use the Groundfloor Platform to source financing for real estate development projects. Through the Groundfloor Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Borrower”) can obtain financing.

The intended focus of the lending program operated by us and our affiliated companies is the commercial market for lending to developers of residential and small commercial real estate projects owned and occupied by parties other than the Borrower (or its Principal(s)). Proceeds from the Loans typically will be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Borrower to offset a portion of the purchase price of the property, works completed, or equity, but such offset will then reduce its amount of “skin-in-the-game” the Borrower would have in the Project (see below under “Description of the Company’s Business—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’ ”).

All of the LROs being offered under this Offering Circular relate to residential real estate Projects. As a result, the discussions of the operations, due diligence and other aspects of this Offering described herein are designed specifically for residential projects.

We were formed as a North Carolina limited liability company in January 2013 and converted to a North Carolina corporation in July 2013. Effective August 5, 2014, we changed our domiciliary state to Georgia and changed the company name to Groundfloor Finance Inc. We began originating real estate loans in Georgia through a subsidiary in November 2013 and transitioned to multi-state operations through the sale of LROs under a Regulation A offering in September 2015.

This Offering Circular relates to the issuance of LROs pursuant to Tier 2 of Regulation A under the Securities Act. Each series of LROs corresponds to a different Project financed by a commercial loan from us (each, a “Loan”). The specific terms for each series of LROs being offered under this Offering Circular are set forth in the “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. The amount of the LRO Payments owed to investors is dependent upon, and will not exceed, the amount of the Loan Payments collected on the corresponding Loan. In each case, the Borrower is the borrower with respect to each Loan.

We have implemented a loan advance program under which we or, more often, Groundfloor Holdings GA, LLC (“Holdings”), our wholly-owned subsidiary, will advance Loans prior to the qualification or sale of the corresponding series of LROs. These advances are typically funded from one or more lines of credit or borrowing arrangements entered into by us or one of our subsidiaries, but there may be circumstances that we or one of our subsidiaries could utilize operating capital for these purposes. See “Description of the Company’s Business—How the Groundfloor Platform Operates—Loan Advances” for more information on our loan advance program.

Between May and July 2017, GRE 1 offered and sold LROs through the Groundfloor Platform. GRE 1 is a single member limited liability company organized under the laws of the State of Georgia. The Company is the sole member of GRE 1, and also acts as the manager of GRE 1. The LROs sold by GRE 1 corresponded to loans originated through the Groundfloor Platform ranging between $15,000 and $2,000,000, at interest rates that range between 3% and 26% (subject to applicable law), and maturing six months to five years from the date of origination. The Company, through its employees, performed loan origination and continue to performance loan servicing activities in its role as manager of GRE 1 for these loans. See “Management Discussion and Analysis—Overview—LRO Program” for discussion of the status of the offering conducted by GRE 1.

The Loans and LROs

Generally, the Loans related to the LROs range between $15,000 and $2,000,000, at interest rates that range, subject to applicable law, between 3% and 26%, and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Borrower wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month maturity date, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Rate of Return of 10% per annum, and a final payment date of 12 months from the date of issuance. The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

We may use the proceeds of the sale of the corresponding series of LROs to originate the Loan and, in those circumstances, we would close and fund the corresponding Loan on the original issue date of the LROs. However, in most circumstances, we or one of our subsidiaries may advance Loans prior to the qualification or sale of corresponding series of LROs. See “—How the Groundfloor Platform Operates—Loan Advances.”

In addition to issuing the LRO and funding the Loans, we are authorized to administer, service and collect on the Loans. The Loan Proceeds remain in the Groundfloor Borrower FBO Account until disbursed pursuant to the terms of the Loan Agreement. Typically amounts are disbursed from the Loan Proceeds, less any fees and expenses included in the Loan Principal, to the Borrower from time to time as Draws. Under limited circumstances, for instance if the Loan Principal is $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property, the full amount of the Loan Proceeds will be disbursed to the Borrower on the origination date of the Loan. The Borrower will use the Loan Proceeds to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to us. Within five business days of our receipt of such amounts, we will make the LRO Payments on the corresponding series of LROs. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the Loan, and we may make LRO Payments out of any funds at our disposal.

It is generally expected that investors would profit from the interest earned on the Loan, as each holder of a LRO will be entitled to an expected return that corresponds to the interest rate applied to the corresponding Loan (including any adjustments that may be made to account for any default, modification, etc.), net of certain fees and expenses. See “—Fees and Related Expenses” below.

We perfect a lien on the real estate and other assets underlying each Project to secure the Loan; however, investors in the corresponding series of LROs will not have any recourse against the Borrower or its Principals. Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). The specific terms for each series of LROs being offered under this Offering Circular are set forth in the “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

Where we or one of our subsidiaries has advanced a Loan and holds that Loan on its own books, we or the affiliate may elect to sell the whole Loan or a portion of the Loan to a third party outside of this Offering. Alternatively, we our or our affiliate may continue to hold the Loan on its own books and service the Loan with its own capital. We or one of our affiliates may also choose to offer series of LROs pursuant to a separately qualified offering statement under Regulation A or other exemptions from federal and state securities registration requirements. See “—Overview—The Company” above and “Management Discussion and Analysis—Overview—LRO Program” below for discussion of such an offering conducted by GRE 1, a wholly-owned subsidiary of the Company.

Example LRO and Expected Yield

By way of illustration, assume we approve an acquisition and construction Loan with the following terms: $100,000 in principal amount, with a 10% interest rate over a 12-month term, and a balloon payment upon maturity. We would offer LROs covering $100,000 in aggregate Purchase Amount, at an Expected Rate of Return of 10%; with the final payment date of 12 months following the original issue date.

If the Borrower elects to include our origination and servicing fees (of $4,000 or 4%) and closing expenses (of $1,000) in the Loan Principal, upon funding of the Loan by investors, the Borrower’s FBO Account would be credited with $95,000 (equal to the entire Loan Principal of $100,000 less the $5,000 in fees and expenses, which we retain). Interest on the entire $100,000 would accrue beginning on the original issue date, through the 12-month term of the Loan, and, at the end of that 12-month term (assuming there are no additional fees and expenses incurred by the Company and no prepayment or default by the Borrower), the Borrower would pay us a total of $110,000 (equal to the entire Loan Principal of $100,000, plus $10,000 of accrued interest). We would, within five business days of receipt of these funds, disburse to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of $110,000 (the total Loan Payment we received from the Borrower).

These payments are made directly into the investors’ funding accounts maintained on the Groundfloor Platform. (See “—How the Groundfloor Platform Operates—Investor FBO Account” and “—Project Funding and Payment of Expected Yield” below.)

In most cases, the Loan will have been advanced prior to qualification of the corresponding series of LROs. As a result, the Loan would be amended in connection with the closing of the series of LROs to assign the Loan to the Company (in the case of a Loan advanced by one of our subsidiaries) and to amend the maturity date to match the term of the corresponding series of LROs (i.e., 12 months in the example above). Interest that accrues on the advanced Loan before the issuance of the corresponding series of LROs is retained by the entity originating the Loan; thereafter, there would be no other difference between the original issue date and the payment of the Loan and corresponding series of LROs as described above. See “—How the Groundfloor Platform Operates—Loan Advances” below for more information on the loan advance program.

Background

Two types of customers use the Groundfloor Platform: real estate developers who are in need of project financing and retail investors looking for investment opportunities.

Real estate is a trillion dollar industry in the United States.1 Real estate projects are financed through a variety of debt and equity transactions. We and our affiliated companies focus on financing real estate projects in the smaller market segments by providing debt financing. The prototypical project is an unoccupied single family or multifamily renovation costing between $15,000 and $2,000,000 over six months to a year, to be sold upon completion. Borrowers are offered term financing for the acquisition and development of real estate projects through the acquisition of land and/or an existing structure, for the purposes of new construction or renovation. In some circumstances, Borrowers may use a portion of the proceeds from the Loan to offset a portion of the purchase price of the property, works completed, or equity, but such offset will then reduce its amount of “skin-in-the-game” the Borrower would have in the Project (see below under “—Our Loans to Borrowers— Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’ ”). Borrowers may also receive Loans (for projects that have completed construction) intended to refinance other term debt or equity.

We provide an opportunity for retail investors to gain exposure to real estate investments by creating an investment product backed by secured real estate loans. On a risk adjusted basis, it is our belief that the LROs offered through the Groundfloor Platform provide a competitive potential return for retail investors when compared to more conventional investment products.

The Groundfloor Financing Model

The Groundfloor Finance business model serves as an alternative to, or substitute for, traditional sources of capital of financing for real estate projects with the aggregation of capital from investors using the Internet. Historically, real estate developers have utilized many sources of capital to finance projects, including traditional bank loans, equity investments, personal loans or borrowings, etc. Through the Groundfloor Platform, Borrowers are offered an alternative source of capital for real estate development projects, but one that is flexible enough to cover all of the costs associated with a particular project or to work in tandem with more traditional financing arrangements.

1 GDP-by-industry, Bureau of Econ. Analysis, http://www.bea.gov/iTable/iTable.cfm?ReqID=51&step=1#reqid=51&step=51&isuri=1&5114=a&5102=15.

We believe that the advantages of our method of real estate financing include:

•	reduced project origination and financing request costs;

•	lower interest rates for financing of real estate projects;

•	attractive returns for investors;

•	the opportunity to promote community redevelopment by investing in local real estate projects; and

•	growing acceptance of the Internet as an efficient and convenient forum for investment transactions.

The Real Estate Project Development Process

A real estate project’s timeline can be divided into the following stages: Project Identification, Project Execution, and Project Stabilization or Exit.

Project Identification. During this phase, a developer must commit working capital to identify potential projects. Typically, projects can involve new construction or rehabilitation of an existing building. During this phase, the developer incurs certain planning and development costs as it undertakes the process of:

•	identifying a property to purchase for development or rehabilitation;

•	creating a development plan for a given property;

•	ensuring the feasibility of the development plan by checking zoning, tax records, undertaking environmental and engineering assessments, developing a construction plan and budget, etc.;

•	engaging contractors for specific aspects of the work that may be outsourced by the developer;

•	sourcing suppliers and vendors for materials and services in furtherance of the development plan; and

•	preparing information that will be required for a lender to underwrite project financing.

Project Execution. Once a project has been identified, the developer moves into the project execution phase. Financing arrangements may need to be put in place to cover the cost of acquiring the underlying property (such as the land for new construction or land and existing buildings(s) for rehabilitation or renovations).

Typically, real estate developers in the market segment that we address will utilize third-party engineering, procurement and construction services to complete projects. A general contractor, who is responsible for the majority of the work and the work undertaken by any subcontractors, is often engaged to complete the construction and development of a project. Alternatively, a developer may act as general contractor and undertake all or a portion of the work or engage subcontractors to do so. During this phase, the developer needs capital to pay contractors for work, suppliers for materials, and vendors for other goods and services. Construction timelines may vary depending upon the project size, the demand for contractors and other skilled trades, the availability of materials, and the ability of the developer to secure and deploy capital to ensure continued work on the project. The completion of construction is also dependent on inspections by government regulators to ensure projects meet building codes and any other regulations that are applicable in a given jurisdiction.

Project Stabilization or Exit. Following completion of construction and certification that a completed project meets any applicable codes and regulations, the developer must arrange to repay any development or construction finance that exists on the project. Repayment of existing financing arrangements may also occur before a project is completed, such as when a developer decides to refinance the project to take advantage of more favorable interest rates or for other reasons.

If the project is to be stabilized, the developer may act as the landlord of the property and lease the property to use the rental income to repay financing obligations over time. The developer typically obtains a multi-year mortgage from a bank, and the proceeds of the new mortgage will be used to repay the existing construction loans. Banks may require the developer to find tenants for a completed project, although tenancy is not always a prerequisite for obtaining such financing. This is known as take-out or permanent financing, because the new bank mortgage takes out any construction financing and effectively becomes the primary debt obligation on the underlying property.

Alternatively, the developer may exit the project by selling it. If the developer decides to exit by sale, the property must be marketed. The proceeds of the sale will then be used to repay any financing that remains on the property. A less common exit strategy is for the developer to pay off any land acquisition or construction financing with cash. This cash may come from the sale of other properties in the developer’s portfolio or it may be cash on hand.

Refinancing arrangements and property sales are subject to a detailed closing process, whereby current lenders on the property (such as the Company) must release any liens they hold in favor of the new lender or the purchaser. These types of closings can take several weeks to complete.

Financing Projects through the Groundfloor Platform

The Groundfloor Platform offers term financing for the acquisition and development of real estate projects in which we (or one of our affiliates) make a Loan to a real estate developer having a repayment term of six months to five years, at an annual fixed interest rate. The proceeds of this Loan may be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used to refinance capital the Borrower has already committed to, or holds in, the Project prior to the Groundfloor Loan, including offsetting a portion of the purchase price of the property, works completed, or equity. For example, if the Borrower used its own capital to acquire the Property, we will allow a portion of the Loan Proceeds to be credited against this amount, so the Borrower may use this liquidity for other business purposes. See “—How the Groundfloor Platform Operates—Information Made Available through the Project Summaries” below for more information. We may also provide Loans (for projects that have completed construction) intended to refinance other term debt or equity. Where the loan is used to refinance other capital, it will function as bridge financing, it being understood that the Borrower will obtain permanent financing at a later date. We anticipate that bridge financing arrangements will not differ materially from the terms of our acquisition and construction financing arrangements, except with respect to the maturity of the Loan. We expect bridge Loans to mature in three to five years.

To date, the Groundfloor Platform has offered only acquisition and construction financing on residential real estate projects.

The resulting Loans in all circumstances are secured by a lien covering the real estate and other assets underlying the Project. In most cases, our lien will be senior to the Borrower’s other financing obligations. See the Project Summaries beginning on page PS-1 for our lien position for each series of LROs offered under this Offering Circular. We confirm our lien position by conducting a title search of the property and obtaining title insurance on the property in connection with closing of the Loans, requiring the Borrower to represent and warrant in the Loan Agreement that there are no other encumbrances on the property, and through various diligence steps undertaken in the course of our underwriting process. If we are financing a second lien Loan, the Borrower may provide the results of a title search performed, and title insurance obtained, by the first lienholder within a month of the submitted Application in lieu of performing a separate title search and obtaining title insurance. Borrowers typically use cash generated from the sale of a completed project or leasing arrangements, cash which comes from the proceeds of take-out or permanent financing provided by another lender or, less commonly, cash on hand to make payments on the Loan.

The Loan Documents with each Borrower will provide that such Borrower’s obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Borrower even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Borrower, in most cases, the Borrower’s assets are limited primarily to its interest in the related mortgaged property. Further, our remedies against the Borrower may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a mortgagee’s right to seek a deficiency against the Borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a mortgagee must elect either to sue for recovery under the obligation or pursue foreclosure against the property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Borrower fails to make payments on the Loan and our remedy is limited to the value of the property securing the Loan, you may lose some, or all, of the expected yield on your LROs.

Consideration of the Principal

The Groundfloor Platform does not offer financing for owner-occupied residential projects, and Loans will not finance any personal, family, or household purpose. All Loans are commercial in nature. Although the Groundfloor Platform only offers loans to legal entities (i.e., the Borrower), due to the nature of the real estate development business and the smaller market segment serviced through the business, the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the Principal(s)) are important factors into the due diligence and underwriting process conducted by us.

Some Borrowers are large legal entities that have been in existence for many years and have been formed (by a single person, or less frequently, a number of individuals) for the purpose of managing multiple real estate projects. In this situation, the industry experience, performance history and financial position of the Borrower itself may provide significant information to assess for purposes of the due diligence and underwriting process.

It is often the case, however, that a Principal with extensive experience developing real estate properties is simultaneously managing a number of separate projects through multiple legal entities. In this situation, the actual Borrower may have been formed recently for the sole purpose of acquiring and developing the property and the number of years that entity has been in existence, as well as the financial data and number and types of projects that the borrowing entity has completed, is extremely limited.

In other circumstances, this may be the first venture for a Principal in the real estate development industry or the Principal may have limited experience in the type of project being considered. For example, a Principal may have successfully completed a number of small residential remodeling projects (or a “fix and flip”), but is now proposing to engage in extensive renovation or ground up construction projects.

Because of these different possibilities, the due diligence and underwriting process is not limited only to information about the borrowing entity. Irrespective of the history of the borrowing entity, doing so would fail to capture important information (both favorable and unfavorable) about the Principal and his/her other real estate development activities that we believe should be considered in the due diligence and underwriting process. For instance, if we only looked at the history of the Borrower, we may fail to discover that the Principal has filed for personal bankruptcy during the past 12 months, which would be an automatic disqualification under the underwriting procedures. In fact, the goal is to encourage high quality, well-seasoned real estate developers to seek financing through the Groundfloor Platform because their projects are less risky than those sponsored by inexperienced or unsuccessful developers. Failure to give credit to the Principals for their hard work and good performance might cause the due diligence and underwriting process to misjudge the risks associated with the Project.

Thus, in addition to considering the specific information with respect to the Borrower under the Loan, the due diligence and underwriting process also considers the creditworthiness (through a review of FICO scores) and broader experience of the Principal. This includes the Principal’s industry experience beyond real estate development per se (such as activities as a real estate broker or as a general contractor of residential projects), as well as the real estate development activities undertaken by the Principal (through the Borrower and any other legal entities used for real estate development activities).

How the Groundfloor Platform Operates

Identification and Posting of Projects on the Groundfloor Platform

The financing of a Project generally commences with a Principal of a Borrower requesting financing through the Groundfloor Platform. He or she can go to a special landing page on the Groundfloor Platform where he or she may obtain a “Quick Rate Quote” by inputting certain project details into a web-based form. Based on this information, the Groundfloor Platform will provide an estimated interest rate, which represents the minimum interest rate we are prepared to offer. If the Principal is interested in pursuing a Loan through the Groundfloor Platform, he/she then registers with the Groundfloor Platform on behalf of the borrowing entity, agreeing to the Privacy Policy and Terms of Service. The Principal must then complete an on-line application (“Application”) on behalf of the borrowing entity so the Project will be assessed and the Loan underwritten prior to being listed on and offered through the Groundfloor Platform. Along with the Application, the borrowing entity must agree to a Master Services Agreement, which obligates it to supply truthful information to us in a timely fashion and outlines the process from Application intake to lIsting a Project on the Groundfloor Platform.

The Application generally requests the following information from the borrowing entity:

•	Background information about the borrowing entity, including:

ο	name and address;

ο	business organization type;

ο	jurisdiction and date of formation (and number of years in business);

ο	names, contact and background information of all Principals; and

ο	whether the borrowing entity (or its Principals) has ever been subject to a bankruptcy, foreclosed on or involved in adverse litigation (including any formal action on a lien) with respect to any properties under its control.

•	Select historical and financial information about the borrowing entity, as well as experience and historical information about the Principal and other entities he or she operates:

•	Information about the Project, including:

ο	legal address and a complete description of the property;

ο	description of the project on an “as-completed basis” (meaning reflecting completion of the proposed repairs, renovations, enhancements, improvements and/or construction);

ο	identity of any general contractors;

ο	sources and uses, market data, blueprints, general contractor agreement, and project budget or Draw schedule;

ο	description of any environmental risks related to the property (fire, soil erosion, etc.);

ο	description of insurance held on the property;

ο	description of any existing debt or encumbrances on the property;

ο	amount of cash on hand to cover overruns; and

ο	proof of insurance, title, studies, assessments.

•	Details about the financing being requested, including:

ο	type of Project (acquisition, acquisition/rehabilitation, new construction/development, refinance, etc.);

ο	detail of existing capital in the Project, current revenue and primary source(s) of financing;

ο	Loan amount and repayment terms requested;

ο	estimation of the projected after repair value of the Project (and documentation to support that projection); and

ο	projected start and completion dates and date funding is needed.

Borrowers represent and warrant to us in the Loan Agreement that none of the disclosures, statements, projections, materials, assertions or other communications made by them or provided to us contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading.

All information in the Application is collected through the Groundfloor Platform electronically and assessed in detail by our underwriting team. See “—Our Loans to Borrowers—Evaluation of Project Applications” below.

Once a significant number of Projects financed are identified, we will file an offering statement on Form 1-A with the SEC, or a PQA to a previously qualified offering statement, identifying the corresponding series of LROs to be qualified for offering under Regulation A. Once that offering statement is duly qualified, we will post on the Groundfloor Platform a Project Summary for each Loan to commence offering the corresponding series of LROs.

From time to time, we may engage third parties to assist with the identification of developers and/or real estate development projects that may be suitable for financing through the Groundfloor Platform. Any Loans that result from these arrangements will be negotiated on an arms’-length basis and will be subject to standard diligence and underwriting procedures. We have not yet engaged any third parties to assist with the identification of developers and/or real estate development projects.

Loan Advances

We have implemented a program to originate Loans prior to the completion of sales of the corresponding LROs by advancing the amount of funding needed to close the Loan. The program was enacted as a response to the number of series of LROs that were abandoned following qualification due to the Borrower obtaining the needed capital from alternative sources. Pursuant to this program, we originate and advance Loans to Borrowers who have self-reported an immediate need for capital. These originations are typically undertaken by Holdings, our wholly-owned subsidiary with no assets (other than the Loans that may be advanced from time to time), employees, or other business functions, although there may be instances that we or another affiliated entity will originate the advanced Loan.

The capital for these advances comes primarily from the revolving credit facility with Revolver Capital LLC (“Revolver Capital”) described below and the ISB Note (as defined below), although we reserve the right to fund the advances through other arrangements (such as cash on hand, by entering into additional borrowing arrangements and/or by entering into separate arrangements with third-party originators). Once we qualify and fully subscribe a series of LROs that corresponds to an advanced Loan, all or a portion of the proceeds from the sale of the corresponding series of LROs will be used to repay the advanced amount and the advanced Loan is also assigned to the Company (in the case of a Loan advanced by Holdings).

The program specifically works as follows:

•	We underwrite Loans from a pipeline in the ordinary course and consistent with the stated policies and procedures described in this Offering Circular. See “—How the Groundfloor Platform Operates” and “—Our Loans to Borrowers.”
•	Once a decision on whether to finance a Loan is made and the terms to apply to the Loan, we will consider whether to advance the Loan. We will advance money for Loans that have passed underwriting if one of two conditions are present: (1) a contract exists to purchase the property within 45 days of the Loan being approved from underwriting; or (2) the property has already been purchased and is in possession of the Borrower. We directly, or our subsidiary (including Holdings), will (on our behalf) originate Loans and advance funds to those Borrowers who meet the conditions outlined above. Holdings (or the entity advancing the Loan) will charge the same origination fee (and any servicing and administration fees that may become due prior to assignment of the advanced Loan to us) that otherwise we would collect (if we had originated the Loan in the first instance). Holdings (or the entity advancing the Loan) and the Borrower enter into the same Loan Documents that we would otherwise use in the course of originating Loans. Holdings (or the entity advancing the Loan) will take out the same lien on the real estate underlying the Project that we would otherwise secure at closing. Interest immediately begins to accrue on the amount advanced; however, the interest earned prior to the original issue date of the corresponding LROs is not passed to investors. Instead, upon repayment of the Loan by the Borrower, we will retain all of the interest that had accrued on the advanced Loan between the date it was originated and the original issue date of the corresponding LROs.
•	Holdings (or the entity advancing the Loan) will often originate these advanced Loans before we seek qualification of the corresponding series of LROs; however, it may also originate Loans at any time during the offering process, including after such LROs have been qualified and while such LROs are being offered through the Groundfloor Platform.
•	LRO holders receive exactly the same rights and benefits, irrespective of whether the underlying Loan was advanced, and the Offering of each series of LROs proceeds in the ordinary course irrespective of whether (or when) the corresponding Loan has been advanced. The LROs are issued once the Offering of the series of LROs is fully subscribed with irrevocable funding commitments. Once this occurs with respect to an advanced Loan, Holdings (or the entity advancing the Loan) will assign or otherwise transfer the Loan (and the related Loan Documents) to us. We, as successor and assign, will assume Holdings’ security interest and lien position in the underlying Loan and will continue to service the Loan and retain any related Company Fees and Expenses in the ordinary course. We will also modify the Loan Documents at this point, changing the maturity date to match the full term of the LRO (as stated in the corresponding Project Summary). This ensures that the advanced Loan and the corresponding LROs mature at the same time and investors are entitled to the full amount of the expected yield.

We will not issue any LROs corresponding to any Loan unless the Offering of the corresponding series of LROs is fully subscribed. In this event (or if for any reason we are unable to qualify the corresponding series of LROs or the offering of such is terminated), the advanced Loan will continue to be held by Holdings (or the entity advancing the Loan), which may elect to sell the Loan to a third party, modify it, or continue to service it as is.

Loan advances are typically funded from one or more lines of credit (such as the credit facility with Revolver Capital) or borrowing arrangements (such as the ISB Note) entered into by us or one of our subsidiaries. However, there may also be circumstances that we or one of our subsidiaries could utilize operating capital for these purposes.

In the case of Loans that are advanced prior to qualification of the corresponding series of LROs, Borrowers may begin work on the Project immediately and, by the time the corresponding LROs are sold, substantial work may have been completed. This would effectively reduce the amount of time the LROs may be held, as the Borrower is now closer to its proposed exit than when LROs were first offered and therefore may be able to prepay the Loan. If the Borrower prepays the Loan as a result, you will receive a lower yield than expected on the LROs purchased.

Information Made Available through the Project Summaries

Project Summaries. We prepare a Project Summary that is included in the Offering Circular and will be posted on the Groundfloor Platform for every Loan we intend to finance through the issuance and sale LROs by us to investors through the Groundfloor Platform. The information contained in the Project Summary at commencement of the offering of a particular series of LROs, when read together with the remainder of this Offering Circular and the form of LRO Agreement, includes all of the information that we believe to be necessary in order for an investor to make an informed decision as to whether to invest in a particular series of LROs. The Project Summary will remain unchanged over the course of the Offering Period except that, as the offering of a particular series of LROs progresses, the Project Summary will be updated on the Groundfloor Platform to track the number of investors who have committed to purchase LROs to fund the Loan, the amount left to fund the Loan completely and the number of days left in the Offering Period for the specific Project (including any extension). In addition, if a Loan is advanced after the series of LROs corresponding to such loan has been qualified, but before such LROs have been issued, we will notify investors by email within 48 hours of the advance, and update the Project Summary of the advanced Loan on the Groundfloor Platform within the same time period to reflect the status of the Loan. An offering circular supplement will also be filed with the SEC on EDGAR including the revised Project Summary. The Project Summary as posted on the Groundfloor Platform will also be updated to reflect the satisfaction of any of the closing conditions and to notify Investors of the commencement of the Withdrawal Period, the suspension (if any) of this Offering Circular, or the abandonment or withdrawal (if any) of the offering of a particular series of LROs. See “—Project Funding and Payment of Expected Yield—Purchase of LROs” below.

We believe that, in order to make an informed investment decision with respect to a particular series of LROs, an investor needs to have access to the Offering Circular and the information that is summarized in the Project Summary for that particular Project. Our goal is to provide this information to investors through a simple and streamlined disclosure process. At the time the Offering commences, the Project Summary for each series of LROs that we offer to investors will include the information illustrated below. The graphic illustrations set forth in Boxes A-I below are for illustration purposes only. The data reflects a “sample” Project and does not reflect the terms of any actual Loan (or corresponding series of LROs) that we are offering through the Groundfloor Platform.

Box A

Loan Overview (Box A). This information informs investors of the basic terms of the Loan as follows:

•	the name and address of the Project, the name of the Borrower, as the borrowing entity, and of any of its Principal(s);

•	the purpose of the Loan (acquisition, renovation, new construction, etc.), the lien position of the Loan (first lien or second lien), and the total amount of the Loan (i.e., the Loan Principal), which corresponds to the aggregate Purchase Amount of the corresponding series of LROs being offered;

•	the final letter grade (A through G) resulting from the Grading Algorithm (described below), the fixed annual interest rate assigned to the Loan, the projected term to maturity, and repayment terms of the Loan; which correspond to the Expected Rate of Return and final payment date (plus up to an additional five business days for administrative convenience) of the corresponding series of LROs and provides investors an understanding of whether to expect periodic LRO Payments or a LRO payment in a lump sum (which is typical of a balloon payment).

The overview will also reflect the amount of the Loan remaining to fund (initially reflected as the full Loan Principal), the number of days left in the offering period (initially reflected as 90 days) and the number of investors committed (initially reflected as 0) to purchase the corresponding series of LROs. As previously discussed, these amounts will be updated on the Groundfloor Platform as the offering progresses.

In addition, when viewed through the Groundfloor Platform, an investor can access the following information through hyperlinks (indicated by blue text on the Project Summaries):

•	the form of LRO Agreement that investors will agree to if they elect to invest in the series of LROs corresponding to the Loan—the standard form of LRO Agreement applicable to all series of LROs currently being offered—is included in the Offering Circular;

•	a map of the location of the Project; and

•	a PDF copy of the final Offering Circular and/or applicable PQA (via a link to an SEC “Internal Filing Directory”).

Box B

Financial Overview (Box B). The financial overview presents a graphic illustration of the various financial components of the Project individually, and comparatively, as a whole.

First, the financial overview will reflect the projected valuation of the “as-completed” Project, referred to as the “after repair value” or “ARV.” We rely on the Valuation Report (as defined below) to determine the ARV for a Project. The financial overview will also illustrate the total amount of debt on the Project, including the Loan the Borrower will receive from us (and its ranking), as well as any additional debt the borrowing entity has on the property, such as a first lien loan (when our Loan is in a second lien position) or any second lien loans we may permit on the Project (which is not customary). The illustration in Box B reflects the scenario where our Loan (of $80,000) will be the only debt on the Project, which currently is the most common structure for our financing arrangements.

Box B also reports the loan to ARV ratio, which is calculated by dividing the total amount of debt on the Project (including the Loan from us and any additional debt on the Project) by the ARV (as determined by the Valuation Report) (the “Loan to ARV Ratio”). As discussed in more detail below (see “—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm”), the Loan to ARV Ratio is a significant factor in the Grading Algorithm.

The financial overview also reflects the anticipated amount of the total project costs, both in actual value (in terms of dollars) as well as relative to the total amount of debt on the Project (through the presentation of the ratio of loan to total project costs). “Total project costs” means the total amount of money needed to complete the Project, including all amounts borrowed from us or third parties, plus the “skin-in-the-game,” which is the amount of the Borrower’s money that is tied up in the Project after completion of our Loan, and any other equity contributed to the Project by parties other than the Borrower. (We and our affiliates do not typically finance Projects with third-party equity.) Under no circumstances will our Loan exceed the total project costs for a Project as set forth in the applicable Project Summary.

The financial overview also reflects the magnitude of the cushion that is built into the Project. For these purposes, cushion means the difference between the total project costs and the ARV. More cushion means there is greater flexibility in the selling price of the property and thus less risk of default on payment of the Loan. The financial overview also reflects the purchase price of the property and the date the property was purchased. If the Loan will cover acquisition costs or if the property will be purchased after commencement of the Offering of the corresponding series of LROs, the data will reflect the projected purchase price and a purchase date that is to be determined. We present data related to total project cost, cushion and the purchase price to provide investors greater insight into the structure of the overall Project contemplated by the Loan we will finance; however, these items are not among the factors considered as part of the Grading Algorithm.

The financial overview also reflects the “skin-in-the-game” (or how much of the Borrower’s money that is tied up in the Project after funding the Loan) in terms of actual dollars contributed and the degree to which that commitment covers or extends beyond the original purchase price of the Project. For example, the illustration in Box B shows that the property was acquired for $44,000 in July 2014 and the Borrower is seeking an $80,000 Loan from us to renovate the property. Total project cost is equal to $124,000, which is projected to result in a Project with an ARV of $175,000. The graphics in Box B illustrate that the Borrower (and its Principal) intends to proceed without contributing any additional cash to complete the renovations and that the entire renovation is being carried by our Loan. The Borrower could put more cash to work in addition to simply contributing the property itself, in which case the purchase price value would be less than the value represented by the “skin-in-the-game” bar, indicating that some of the Borrower’s capital is going to work on this Project in addition to our Loan. Alternatively, the Borrower could use some of the Loan to offset a portion of the purchase price of the property, works completed, or equity. In the case where purchase price is being offset, the purchase price value would be greater than the value represented by the “skin-in-the-game” bar and the amount of “skin-in-the-game” credited to the Borrower for purposes of the Grading Algorithm would be reduced by an amount corresponding to the offset, resulting in a lower raw score for the Loan (see below under “Description of the Company’s Business—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’”). Similarly, if a Borrower is offsetting works completed or equity, we are crediting against capital the Borrower has already put into the Project or property appreciation that has occurred since its acquisition, respectively. In each case, we are using a portion of the Loan Proceeds to refinance value that has already been created before Groundfloor originated the Loan. As discussed in more detail below (see “—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm”), the amount of skin-in-the-game in relation to the amount of debt on the Project is a factor impacting the Grading Algorithm.

Box C

Grading Factors (Box C). We use a graphic illustration to reflect how the Project scored on certain of the factors taken into account when determining the final letter grade through the Grading Algorithm. For example, if a specific factor is rated on an 8 point scale, and the specific factor in question for a particular Project was rated at the 5th level, Box C will show a score of 5 for that particular factor. We present this information so that investors can compare factors across Projects with similar grades and isolate and compare key factors that bear on the Grading Algorithm. Generally speaking, the higher the rating, the better the Loan scores.

Box D

Valuation Reports (Box D). We identify the projected value of the Project (typically reflecting the ARV) and the type of Valuation Report received to support that determination. Prior to determining the letter grade and corresponding interest rate we will apply to a Loan, the underwriting team always reviews materials supporting the projected valuation of the Project as reported by the Borrower in its Application (the “Valuation Report”). We accept four basic types of Valuation Reports: a certified independent appraisal, a broker’s price opinion (a “BPO”), a Borrower provided appraisal or a list of comparable properties provided by the Borrower (referred to as Borrower provided comps). As discussed in more detail below, not all Valuation Reports are of the same quality or reliability, which is accounted for in the Grading Algorithm and the grade and corresponding interest rate applied to the Loan. (See “—Credit Risk and Valuation Assessment—The Grading Algorithm—Determination of Raw Score—Quality of Valuation Report”).

Box E

Property Description (Box E). The Project Summary also features a Property Description, showing the property on a map (which is a hyperlink when accessed through the Groundfloor Platform), describing the facts of the property (type of structure, size, location, etc.) and briefly detailing the nature of the Project.

Box F

Property Photos (Box F). We may also include photographs of the property, floor plans, architectural drawings and renderings in Box F. Items of this nature are not required as part of the due diligence and underwriting process and are not material to our decision to fund a Loan. Copies of each picture included on the Project Summaries through the Groundfloor Platform are also included in this Offering Circular, beginning on page PS-1. We include them on the Project Summaries, if available, for informational purposes only. We believe information of this nature may be of interest to visitors to the Groundfloor Platform, as it helps them to visualize and to distinguish different Projects.

Box G

Miscellaneous Information (Box G). Each Project Summary also identifies the investment risks specific to the Project and identifies any financing conditions that must be satisfied before the Loan will be funded (typically limited only to receipt of a clean title search; it being customary to obtain title insurance at closing of the Loan). The Project Summary also includes information about fees we charge Borrowers, certain cautionary language and a hyperlink (which is active on the Groundfloor Platform) to this Offering Circular and/or the appropriate PQA covering the corresponding LRO (via a link to a SEC “Internal Filing Directory”).

Box H

Borrower Summary (Box H). Each Project Summary also presents information designed to provide investors certain historical and financial information about the Borrower, as well as its Principal(s) (by reflecting certain historical information about other real estate development businesses the Principal operates). This information, much of which is self-reported and not verified by us in the course of our due diligence and underwriting process, is not designed to provide comprehensive disclosure about the Borrower or its Principals. See “Our Loans to Borrowers—Due Diligence and Authentication—Unverified Information” below.

As illustrated in Box H, we provide:

•	Information about Borrower:

o	Formation. We include the name and the date of formation of the borrowing entity.

o	Selected Financial Data. To provide a general snapshot of the financial position of the Borrower, we report the market value of all of the Borrower’s owned properties (as the “value of properties”) and the Borrower’s then current long and short term debt (as the “total debt”), each as of the most recently completed quarter. We also report the number of projects that are available for sale or rental (as the “unsold inventory”) and the number of projects that have been available for sale or rental for six months or more (as the “aged inventory”), each as of the most recently completed quarter. The value of the unsold inventory as well as any outstanding debt thereon will be reflected in the amounts reported under value of properties and total debt for the quarter. However, the value of properties and total debt may include amounts attributable to other properties owned by the Borrower. We also report the following data, in each case with respect to the prior calendar year (i.e., 2016):

■	the number of real estate projects the borrowing entity successfully completed during the year (through the Groundfloor Platform or otherwise)—When we refer to a project being “successfully completed,” we mean that the property has either been sold or rent stabilized (it has been rented for at least 75% of the time since the reported completion date);

■	the total revenue earned by the borrowing entity from real estate projects during the year; and the gross margin for the year. Expressed as a percentage, gross margin reflects the excess of total revenue earned by the Borrower during

■	the year over total project costs for the year. For example, with self-reported revenue of $3,200,000, a self-reported gross margin of 32% indicates total project costs of about $2,176,000 (with excess revenue of about $1,024,000, or 32% of $3, 200,000). A higher gross margin suggests there is more cash flowing from projects, which should allow for more cash available to pay down debt.

None of this information reflects the individual financial position of the Principal or that of any other entities that are operated by the Principal. All of this information is self-reported by the Borrower and none of it is verified by us. See “Our Loans to Borrowers—Due Diligence and Authentication—Unverified Information” below.

•	Information about the Principal.

O	Focus. We include the name of the individual and his or her “focus,” meaning the type of projects that the Principal has historically developed. (Information with respect to the Principal’s focus is self-reported by the Borrower and is not verified by us.)

o	Groundfloor History. We present information about the performance on loans the Principal has financed through the Groundfloor Platform. We collect our internal data with respect to all loans we have provided to any entity operated by the Principal (including the Borrower under the Loan) since we began operations and report: (1) the total number of loans funded, (2) the total number of loans that have been repaid, and (3) performance record with respect to on-time repayment of the loans (reflecting the percentage of the loans that were repaid on time).

O	Historical Averages. We also present information reflecting recent past experience of the Principal in the real estate development industry. We present the average number of real estate development projects that the Principal has successfully completed (either through the borrowing entity or any other entity he or she operates) over a certain period of time (Box H reflects a three-year reporting period). We also report the average length of time it took to complete those projects over the same reporting period, the average amount of revenue earned (in terms of sales price or rental income on a per project basis), and the average total project costs (on a per project basis). All of this information is self-reported by the Borrower and none of it is independently verified by us.

Materials Not Provided to Investors. As discussed in more detail below, when making a determination as to whether to underwrite a particular Loan, we consider the information provided by the Borrower with its Application, such as appraisals or comps, zoning applications, permits, environmental studies, proof of insurance, project assessment reports, budget/Draw schedule and material agreements with any general contractors or subcontractors, etc. In the course of our diligence, we also collect additional information, such as an independently commissioned appraisal or BPO, automated valuation models, business assurance reports, credit score reports, etc., which are used to assess the Project and proposed Loan and to verify the information provided by the Borrower. Since all of the Loans offered for financing through the Groundfloor Platform satisfy the basic qualifications and financing requirements, investors are not provided access to all of the materials considered in the due diligence and underwriting process. We believe providing access to all of this information would prove overwhelming and confusing to investors. In addition, although financial information (such as balance sheet information) and/or tax returns may be received over the course of the Application and due diligence and underwriting process, we do not provide these materials to investors. These materials may be unreliable and, in many cases do not provide an accurate or complete picture of the financial condition of the Borrower, its Principals or any affiliated entities, such as subsidiaries, parents, or sister companies. This information is not considered over the course of our due diligence and underwriting process or when determining the final letter grade set through the Grading Algorithm. We do not rely on these materials (even when made available) to verify the limited financial information presented in the Project Summaries (discussed above) because these materials have not been independently verified (most financial materials received have not been reviewed or audited and the tax returns prepared without any accountant oversight). In addition, the materials provided may not track the data we report in the Project Summaries. For example, the financial information may cover only some of the entities controlled by the Principal, it may exclude the borrowing entity or may not cover the reporting period we are targeting.

We will not disclose the contact information, financial information (other than the limited financial data reflected on the Project Summaries discussed above), or credit score of the Principals or any other information that may be protected by privacy laws.

Box I

Loan Comparison Tool (Box I). Investors may access a Loan Comparison Tool through the Groundfloor Platform. The Loan Comparison Tool allows investors to easily compare Projects offered under Regulation A through the Groundfloor Platform side by side, relative to multiple data points. To activate the tool, an investor selects the Projects they want to compare from the general landing page that identifies the Projects that are being offered for investment through the Groundfloor Platform. Then, the investor clicks the Loan Comparison Tool button. A modal then appears that pulls key data about the selected Projects from their corresponding Project Summaries and presents that information in a tabular format (as represented in Box I). The Loan Comparison Tool does not include any of the information reflected in Box H above.

Investor Onboarding

You must register on the Groundfloor Platform and create a Groundfloor account before you can purchase any LROs. If you are a natural person, you must be at least 18 years of age and a U.S. resident. You may establish a separate account to make investments from a self-directed IRA or 401(k) account. When registering, you must agree to the Groundfloor Platform terms of service (the “Terms of Service”), including consent to receipt of disclosures electronically, and the Groundfloor Platform privacy policy (the “Privacy Policy”). To create an account, you must provide your name, address, and email address. An entity must provide the name of the entity, its address, and the name and email address of a contact person.

Before you may purchase one or more series of LROs, you must provide your Social Security number or taxpayer identification number and must consent to any applicable tax withholding statements. You must also agree to the rules, limitations, processes and procedures for originating, servicing and collecting Loans and for purchasing LROs through the Groundfloor Platform. These provisions are collectively contained in the Investor Agreement and the terms and conditions attached thereto (the “Terms and Conditions”), the Terms of Service and the Privacy Policy. You must also agree to the terms of the LRO Agreement corresponding to the particular Loan and the series of LROs you want to purchase when making a commitment to purchase such securities. (We refer to the Investor Agreement, including its Terms and Conditions, the Terms of Service, Privacy Statement and any LRO Agreement you may enter into as the “Investment Documents.”) We advise each investor to read all of the applicable Investment Documents before purchasing any LROs.

In addition, in connection with purchasing LROs, you must represent that you reside in a state where we offer the LROs, you satisfy applicable investor suitability requirements, and you have received the Offering Circular, which includes a discussion of the risks associated with the investment in the LROs under the “Risk Factors” section, as well as the PQA covering the LROs being purchased and all other applicable supplements and PQAs to the Offering Statement.

Investor FBO Account

You must register on the Groundfloor Platform and create a funding account maintained on the Groundfloor Platform before you can purchase any LROs. This funding account is a non-interest bearing demand deposit pooled account currently established at the FBO Servicer, Truist Bank, “for the benefit of” all Groundfloor Investors (the “Investor FBO Account”). Currently, Truist Bank acts as the FBO Servicer for the Investor FBO Account. We may change the identity of the FBO Service Provider where any of the Investor FBO Account is maintained at any time without prior notice to investors (we will post the name and address of the institution where we maintain the Investor FBO Account on the Groundfloor Platform and notify investors by email in the event the institution where any Investor FBO Account is maintained is changed). Investors have no direct relationship with the FBO Servicer in connection with the Investor FBO Account. We are the owner of the Investor FBO Account. However, we disclaim any economic interest in the assets in the Investor FBO Account and also provide that each investor disclaims any right, title or interest in the assets of any other investor in the Investor FBO Account.

The Investor FBO account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each investor’s balance is protected by FDIC insurance up to the limits established by the FDIC. Other funds that the investor has on deposit with the FBO Servicer, for example, may count against any applicable FDIC insurance limits. While investor funds are comingled with funds from other investors, the funds from each investor are separately accounted for on separate ledgers maintained for the Company. None of our corporate funds, or any corporate funds of any of our affiliated companies, are ever held or commingled with the assets of investors in the Investor FBO Account. There are no restrictions on funds held in the funding account, and we and our affiliated companies disclaim any economic interest in such funds.

Each investor may transfer funds into its Groundfloor account by authorizing an electronic transfer using the ACH network from the investor’s designated and verified bank account (or other means that may be permitted by the Funds Transfer Agent (as defined below)) to its funding account. Your pro rata share of any LRO Payments are also deposited directly into your funding account. Currently, we have contracted with Dwolla, Inc. to be the funds transfer intermediary among investors, the Groundfloor Platform, and accounts controlled by us (the “Funds Transfer Agent”). We may change the identity of the Funds Transfer Agent at any time without prior notice to investors. (See “—Project Funding and Payment of Expected Yield—Purchase of LROs” below.)

Each investor can view its cash positions in their funding account (i.e., the Investor FBO Account), through an “Investor Dashboard” maintained on the Groundfloor Platform. These website features are effectively virtual sub-accounts. These recordkeeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in each of the Investor FBO Account. The Investor Dashboard allows investors to track and report funds committed to purchase LROs, as well as payments received from us (and other affiliated companies) related to LROs previously purchased, and to withdraw non-binding commitments (prior to expiration of the applicable Withdrawal Period) or uncommitted funds from its Groundfloor account.

Funds of an investor stay in the Investor FBO Account indefinitely unless the investor takes steps to transfer non-irrevocably committed funds out of its funding account. Such funds may include:

•	funds in the investor’s sub-account never committed to purchase LROs;

•	funds committed to the purchase of LROs (before they become irrevocably committed to purchase LROs); or

•	payments received related to LROs previously purchased.

An investor must transfer funds held in its funding account to its own bank account to utilize the funds in any way other than investment in LROs. Upon request, we will cause the Funds Transfer Agent to transfer funds in the Investor FBO Account to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of LROs. (See “—Project Funding and Payment of Expected Yield—Purchase of LROs.”) An investor may transfer funds out of its Groundfloor account at any time (provided that such funds are not irrevocably committed to the purchase of LROs). Investors may withdraw non-binding commitments at any time before the expiration of the Withdrawal Period by accessing their Investor Dashboard and selecting “request withdrawal”. Funds withdrawn before the expiration of the Withdrawal Period will be released and made available in the investor’s funding account typically within 48 hours. Investors may withdraw uncommitted funds by accessing their Investor Dashboard on the Groundfloor Platform and selecting the option to move uncommitted funds held in the funding account back to their personal bank account. This transfer typically takes three to five business days to complete.

Account Servicing

We handle payments to and from the Borrower and payments on LROs to our investors. Heavy transaction volume into and out of the various accounts it maintains could increase the risk of bookkeeping and recordkeeping errors. Because payments flow through various financial intermediaries (such as the Funds Transfer Agent and the FBO Servicer), there is an auditable trail of money movement, and, in the case of a bookkeeping error, we believe we will be able to recreate transaction histories in order to correct the error. We maintain a sub-ledger with respect to each of our accounts that records all movements of funds into and out of each account, which is periodically reconciled with records of bank transaction history, as well as records on the Groundfloor Platform. We perform nightly backups of our entire system, including transaction records of the Funds Transfer Agent and FBO account records.

Our Loans to Borrowers

Evaluation of Project Applications

We make underwriting decisions with respect to the Loans that are being funded through the sale of LROs. There is no guarantee that financing will be made available to Borrowers who apply for Loans through the Groundfloor Platform. Obtaining a “Quick Rate Quote” does not obligate us to proceed further with any Borrower. We may decline an Application and refuse to finance a particular Project in our sole discretion and for any or no reason.

Completed Applications must first pass through our due diligence and underwriting review process. The underwriting review process is similar to what a bank might undertake in determining whether to provide a home equity loan. First, we undertake a preliminary assessment of an Application to confirm that it does not trigger any automatic disqualification conditions and, if not, to determine whether it clears due diligence procedures and satisfies the basic financing requirements. See “—Preliminary Assessment” below. We conduct additional analysis on those Applications that pass the preliminary assessment using our proprietary Grading Algorithm to set the minimum pricing terms (interest rate, maturity, repayment schedule, etc.) that we will accept. See “—Credit Risk and Valuation Assessment—The Grading Algorithm” below.

Preliminary Assessment

Designed to identify those Projects that meet basic qualifications and financing requirements, the preliminary assessment involves a general review of the information and materials received with the Application as well as supplemental materials we may obtain in the course of diligence.

Automatic Disqualification. Currently, Applications are automatically disqualified if:

•	the property is owner occupied (owner-occupied residential projects are not financed and Loans will not finance any personal, family, or household purpose. All Loans are commercial in nature);

•	one or more business assurance reports or public records obtained and reviewed in the course of diligence identifies, that, within the past 12 months of the date of the Application, either the Borrower or any of its Principals:

o	has filed for bankruptcy,

o	has had an adverse legal judgment imposed against any property under his/her/its control, and

o	has any property currently in foreclosure, subject to a foreclosure proceeding or foreclosed upon, or has had a lien that is in the process of being, or has been, acted upon in a court or other governmental agency;

•	the borrowing entity is not a U.S. domiciled entity, organized in one of the 50 states;

•	any Principal of the Borrower is not domiciled and resident in the U.S.;

•	any Principal of the Borrower is younger than 18 years of age;

•	any Principal of the Borrower has been convicted of a felony involving fraud, deceit or dishonesty within five years of the date of the Application, including, without limitation, racketeering, forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;

•	any Principal of the Borrower has a FICO credit score of less than 500; or

•	the proposed loan term is longer than five years.

Where a Borrower is owned or operated by more than one Principal, theses assessments are undertaken with respect to each individual to confirm there are not present any factors that would trigger automatic disqualification of the Application.

The Grading Algorithm. After an Application clears the automatic disqualification criteria, the Application is processed through our proprietary credit risk and valuation assessment (which we refer to as the Grading Algorithm) to determine the letter grade and interest rate that will be applied to the Loan. Underwriting sets the terms of the Loan (term, letter grade, interest rate to be applied, repayment schedule, etc.) based off of this Grading Algorithm. See “—Credit Risk and Valuation Assessment—the Grading Algorithm” below.

Underwriting Criteria and Internal Policies. Finally, we consider whether to approve the Application in light of certain underwriting criteria and internal operational policies. These policies reflect our business objectives in light of the needs of the marketplace created on the Groundfloor Platform at a given time and do not impact, and are not related to, the determination of the letter grade or interest rate applied to a particular Loan. We will underwrite any Loan that: (1) is not automatically disqualified; (2) for which the Borrower has a completed Loan Application; (3) is in a jurisdiction in which we have decided to lend; (4) is in a geography in which we are not over-concentrated; (5) is a property that is desirable to the local market; and (6) for which the Borrower has accepted what we view to be appropriate leverage.

Geographic concentration is dependent on the size of the local market. For example, having 10 outstanding Loans in a town of 50,000 may be deemed over concentrated, but having 50 outstanding loans in a major metropolitan area may be deemed acceptable. Likewise, a given property’s desirability changes with the local market. An urban starter house may be highly desirable in a fast growing city, but a larger suburban home may be better suited in a more mature locale. Our idea of acceptable market concentration and property desirability changes with our assessment of local and macroeconomic conditions. In all Loans, we will urge Borrower’s to accept lower leverage. This increases the personal expenses of the Borrowers, as they must put their own capital to use. Because not every Borrower accepts this request, we will prioritize underwriting and taking to market loans where the Borrower has accepted lower leverage.

Our underwriting team is managed by Director of Underwriting, Patrick Donoghue; and Head of Risk Management, Rich Pulido . The underwriting team meets regularly with our CEO, Brian Dally and our Executive Vice President, Legal and Regulatory, Nick Bhargava to assess the current Loan portfolio and pipeline, and to make adjustments, as necessary, to underwriting decisions.

Due Diligence and Authentication

Borrowers must represent and warrant to us in the Loan Agreement that none of the disclosures, statements, projections, materials, assertions or other communications made by them or provided to us contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading. Notwithstanding these assurances, through the use of commercially reasonable efforts, we take steps to verify and authenticate certain information provided and representations made by Borrowers. Licensed attorneys and/or real estate professionals are engaged to assist in the due diligence and closing process. For every Loan underwritten, we obtain a completed Application and a signed Master Services Agreement from the Borrower and reviews the materials provided by the Borrower. Various data vendors such as Zillow, CoreLogic, Trulia, Lexis, CDI Credit, Dun & Bradstreet, etc., and other public records are used to verify the information provided, as well as the accuracy of the representations made, by the Borrower (and its Principals) as well as the actual property details. We conduct credit, criminal background, bankruptcy and legal judgment searches on the Borrower and its Principals. We obtain business assurance reports and search state and local records to determine whether an Application triggers any of the automatic disqualification criteria described above. We also assess whether the Borrower or its Principals have any criminal convictions, federal tax liens, judgments, or other encumbrances and have not been party to any adverse litigation relating to their projects or properties. We also check state and local records to verify how long the Borrower has been in business and whether it is in good standing and confirm that the Borrower is actually in possession of the property and the extent to which it has been encumbered. We also may obtain proof of insurance and marketability assessments from the Borrower when environmental concerns arise.

Prior to closing, we will review a budget/Draw schedule (unless the Loan is for $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) and, at or in connection with closing, obtain evidence of a satisfactory title search and corresponding title insurance on the property covered by the Loans. If we are financing a second lien Loan, the Borrower may provide the results of a title search performed, and title insurance obtained, by the first lienholder within a month of the submitted Application in lieu of performing a separate title search and obtaining title insurance. Decisions as to whether additional information may be sought are made by us during the course of our underwriting process.

Valuation Reports. A Valuation Report for each Project is always reviewed prior to determining the letter grade and corresponding interest rate to be applied to a Loan. In the case of a Loan to finance acquisition and/or reconstruction (which is a majority of our Loans), the Valuation Report will reflect an estimate of the projected ARV of the Project. The Valuation Report reflects the projected value of the land if the Loan is to finance ground-up construction. As discussed in more detail below, the valuation of the Project weighs heavily in the Grading Algorithm and the determination of the final letter grade (and thus the minimum interest rate) assigned to a particular Loan. As such, during the course of our underwriting process we carefully review each Valuation Report received. We may refuse to accept a Valuation Report that we find unsatisfactory, inaccurate or unreliable, in which case, we will not consider financing the related Loan until the deficiencies are remedied or a new Valuation Report is received. The evidence used to calculate the ARV for a given Loan may be made up of a composite of different Valuation Reports of the same type at the discretion of the underwriters. For example, ARV may be determined by utilizing a composite of two or more BPOs, if available. We will not use composites from different types of Valuation Reports.

For Loans under $250,000, Borrowers may choose the type of Valuation Report they want considered in the underwriting process. We may commission (at the Borrower’s expense) a certified independent appraisal or a BPO on the Project or the Borrower may provide a Borrower provided appraisal or a collection of comparable property listings (or “comps”); however, we will always commission a certified independent appraisal for Loans of $250,000 or more.

Reliance on Borrower Provided Comps. Due to the costs associated with the preparation of a certified independent appraisal or a BPO, Borrowers often elect to provide a list of comparable properties to support the projected ARV of a Project. These types of Valuation Reports are viewed as the lowest quality and least reliable of the four types of Valuation Reports accepted. The Grading Algorithm factors in the increased risk associated with these types of Valuation Reports. However, in light of the significance placed on the ARV in determining the letter grade and minimum interest rate applied to the Loan, we have established the following set of conditions that must always be satisfied when a Borrower elects to support its Application with Borrower provided comps.

Requirements for Use of Borrower Provided Comps. Borrowers must supply information with respect to no less than three comparable properties (although more than three comps will be accepted) to support the projected ARV claimed by the Borrower. With respect to each comparable property received, we first locate the listing of that comparable property from a Multiple Listing Service (or “MLS”), which is a kind of bulletin board that identifies recent local real estate listings. It uses the MLS listing to confirm that the information presented by the Borrower is accurate (i.e., it has not been altered). If the comp information provided by the Borrower is different from what we find in the MLS listing, we will not consider financing the related Loan until the inaccuracies are corrected or the Borrower provides us with a new comparable property that satisfies our criteria (or a more reliable form of Valuation Report with respect to the Project under consideration).

In limited circumstances, Borrowers may rely on a comparable property for which there is no MLS listing, which can be the case if the comparable property has not been recently listed for sale. In this event, we utilize an online valuation tool called an automated valuation model (or “AVM”) to produce a report which is used to verify the comp. The AVM report is a tool often used by banks and other lending institutions in the course of their underwriting procedures. It provides a calculated estimate of a probable selling price of a residential property, even when a home is not for sale, through the analysis of public record data combined with a computerized algorithm. We currently obtain AVM reports from Red Bell Real Estate and Clear Capital, but may change vendors at any time without prior notice to investors. We use the AVM report in much the same way as we use the MLS listing, inasmuch as, if the information provided by the Borrower is inconsistent with respect to the information in the AVM report, we will not consider financing the related Loan based off of the flawed information.

Once the information provided by the Borrower with respect to the comparable property has been confirmed through the MLS listing or the AVM report, as the case may be, the comparable property must also:

•	be representative of the Project—this means that the comparable property must be of the same scope as the Project on an as-completed basis. For instance, if as-completed, the Project will be a three bedroom, two bath, single-family residence, on a half-acre lot, without any special features (like a multi-car garage, in- ground swimming pool, etc.), then the comparable property generally must be substantially similar to those characteristics;

•	be located in the same zip code or, only to the extent available, the same school district as the Project; and

•	reflect a value not less than 85% of the ARV of the Project as reported by the Borrower. For instance, if the ARV of the Project is estimated to be $100,000, the MLS listing or the AVM report, as the case may be, for the comparable property must reflect a value of $85,000 or more. We would not accept a comparable with less than $85,000 to support the valuation of the Project at an ARV of $100,000.

If any of these conditions are not satisfied, we will reject the Application, and not consider financing the Loan until the Borrower provides a new comparable property (that satisfies the criteria) or we obtain another form of Valuation Report.

Reliability of Information. When undertaking our diligence, we strive to source data from the most reputable and reliable vendors and resources, however, this data may not always be accurate or dependable. For example, Zillow and AVM vendors determine their estimated property valuations through statistical analysis of historical data and current market information. There may be errors in the underlying data used in the calculation of these estimates, which could compromise the reported property valuation. Further, in addition to the risks discussed above specifically with respect to Borrower provided comps, the reliability of the data contained in the Valuation Reports (and any resources used to judge those reports) depends, in part, on the methods used to collect the data, the expertise of the third party that prepared the report, as well as the appropriateness of the valuation approaches and underlying assumptions that have been used to reach the conclusions presented. Although the Valuation Reports received (other than Borrower provided comps) typically are prepared by real estate professionals who are familiar with the market area of the subject Project, they may not reflect the actual value of a particular project. Only market forces will dictate the ultimate value of any real property.

Although we use various valuation resources to provide a backstop comparison to the Borrower provided comps as part of our due diligence process, these typically report the listing price or estimated market value, as opposed to the proposed ARV typically captured by a Valuation Report. As a result, none of those valuation resources offer a direct comparison. Our ability to access the reports to backstop the Borrower provided comp can be limited, as some MLS systems restrict access to licensed real estate brokers and we must pay additional fees for AVM reports. There are also increased risks with certain valuation resources in that there could be flaws in the mathematical model being implemented. For instance, the model may depend on unreliable or inaccurate data, or fail to test results against other valuation models or actual sales data in the particular market. Care must also be taken to select a vendor that offers tools that are better suited to certain kinds of lending. For example, unlike our current vendor, CoreLogic, which primarily delivers specific valuation data, other AVM vendors, like Desktop Underwriter®, provide additional services, such as document management and benchmarking against federal loan data, which may alter the context of the report.

The Valuation Reports and any AVMs we may obtain are generally prepared solely for our use in connection with our Loan underwriting process, so we do not provide them to investors. Neither we nor our affiliated companies play any role in the preparation of any valuation resources or any other materials provided by the Borrower that may be referenced in a Project Summary, and, while we view the data contained in a Valuation Report, MLS listing, AVM report or other valuation resource as helpful, we do not use these materials as the sole basis for a funding decision.

Unverified Information. Other than as discussed above, we do not independently verify the information provided by Borrowers, and while, in connection with the Loan Agreement, Borrowers represent that any information they provide to us is accurate, such information may nevertheless be inaccurate or incomplete. For example, there is no independent verification of the information about the financial condition and past business experience of the Borrower and business experience of its Principals, including much of the data contained in the Borrower Summary (Box H) of the Project Summary, the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Borrowers supply may be inaccurate or intentionally false. If information provided by Borrowers turns out to be false or misleading, you may lose part or all of the Purchase Amount you pay for a LRO. In general, information available on the Groundfloor Platform and in this Offering Circular with respect to the LROs being offered hereby is subject to Rule 10b-5 of the Exchange Act and to the liability provisions of the Securities Act. Potential investors should note that on occasion courts have taken the position that plaintiffs who have failed to exercise adequate caution in analyzing the risks associated with reliance upon unverified information may be precluded from asserting a claim for misrepresentation. Although we do not believe this would impact our overall liability under Rule 10b-5 of the Exchange Act and the liability provisions of the Securities Act for information provided to you in connection with this Offering, we advise you that your recourse may be limited in the event information that is self-reported and not independently verified turns out to be false or misleading.

Credit Risk and Valuation Assessment—the Grading Algorithm

Once Projects pass the preliminary assessment and thus meet the basic qualifications and financing requirements to be funded through the Groundfloor Platform, our underwriting team undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that we will accept.

We use our proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. In general:

Each letter grade corresponds to the minimum fixed interest rate we will offer to a Borrower, subject to applicable law, with respect to a particular Project and the corresponding Loan. At this time, the standard annual fixed interest rates for each letter grade are as follows:

The interest rates for a given letter grade represent the floor, or minimum amount, we will offer to a Borrower with respect to a particular Loan, subject to applicable law. If permitted by law, we may agree with a Borrower to increase the actual interest rate that will be paid for a particular Loan to make it more marketable and to help ensure that the Project receives funding. Under no circumstances will we decrease the interest rate charged for a Loan with a given letter grade unless otherwise required to do so by law. If a decrease is required by law, we may elect not to fund the Loan. If we do elect to proceed with the Loan at a lower interest rate, we will notify potential investors that the interest rate is lower than would typically be the case for a Loan of that quality.

The Grading Algorithm. The Grading Algorithm was developed by our management team in consultation with outside advisors in light of the general type of residential real estate projects currently financed through the Groundfloor Platform. The algorithm applies a two-step proprietary mathematical formula. We assign a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate we offered on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm helps compare and contrast the relative risks of certain quantifiable characteristics across properties. The Grading Algorithm determines a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate we will agree to with respect to a particular Loan.

The Grading Algorithm factors in the following indicators that take into account (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Borrower:

Valuation and Strength of Project		Experience and Risk Profile of Borrower
•	the Loan to ARV Ratio of the Loan,	•	the experience of the Principal as well as the borrowing entity,
•	the quality of the Valuation Report provided to us (supporting the determination of the Loan to ARV Ratio),	•	the Principal’s commitment to real estate development,
•	the nature of the security interest (first lien or second lien) we obtain for the Loan, and	•	the amount of “skin-in-the-game” committed to the Project, and
•	the location of the Project.	•	the credit quality of the Principal(s).

As stated above, the Loan to ARV Ratio for the purposes of the Offering is determined by dividing the total amount of debt on the Project (including the Loan from us and any additional debt on the Project) by the ARV (as determined by the Valuation Report). For instance, the Loan to ARV Ratio for a $100,000 loan would be 10% for a property with a $1 million ARV but it would be 50% for a $500,000 ARV.

Determination of Raw Score. First, we use a proprietary mathematical formula to rank the Projects on a scale of 0-100, resulting in a raw score for each Loan we propose to finance. The raw score is determined utilizing a weighted scale that takes into account, to varying degrees, the factors that impact the valuation and strength of the Project (such as the quality of the Valuation Report and the location of the Project) as well as those that reflect the experience and risk profile of the Borrower and its Principals. Each of the factors used to calculate the raw score are described in more detail below in order of their ranking based on weight, from highest weighted (most important) to lowest weighted (least important).

Quality of Valuation Report – As discussed in more detail below, the Loan to ARV Ratio represents a significant factor in determining the final letter grade for each Loan. We obtain one of four different kinds of Valuation Reports with respect to each Project which is used to calculate the Loan to ARV Ratio; however, not all Valuation Reports are of the same quality or reliability. The reliability of the data contained in those reports depends, in part, on the methods used to collect the data, the expertise of the third party that prepared the report, if any, as well as the appropriateness of the valuation approaches and underlying assumptions that have been used to reach the conclusions presented. For instance, a certified independent appraisal is a report that is prepared by a certified appraiser, who is subject to various professional standards. The appraiser’s report has set criteria, and the appraiser will look at specific property characteristics to determine a valuation, adjusted for local market conditions, etc. Compare this with a BPO, which is a report, with no fixed criteria, but which generally assesses a property’s value by comparing it against several similar properties in the same market. The BPO may be further adjusted by a documented walk-through of the property. This report is prepared by a licensed realtor in the same jurisdiction as the property, but is generally considered to be less accurate than a report from a certified appraiser. Still, a BPO is generally a more accurate assessment of a property’s value than comparable property information because the realtor preparing the report usually has local market expertise and, if not directly familiar with the property in question, is usually familiar with the comparable properties used in the BPO (for example, the realtor may have listed, bought, or sold one of the comparable properties).

The quality of the Valuation Report is assessed on a four-point scale as follows:

Type of Report – Score (with description)	Characteristics

Certified Independent Appraisal – 4

(This is an independent appraisal that is prepared by a certified appraiser. It is exclusively commissioned to evaluate the Project associated with the specific Application. It is recently prepared (within one month) and is delivered directly to us by the appraiser.)

Highest quality. Most expensive and time consuming to prepare. Prepared by a licensed or certified appraiser.

Broker’s Price Opinion – 3

(A BPO is a report that is prepared by a licensed realtor. The realtor generally compares the property to several similar properties in the local market and may make further adjustments based on a site visit or walk-through. It is exclusively commissioned to evaluate the Project associated with the specific Application. It is recently prepared (within two months) and is typically delivered directly to us by the realtor.)

Good quality. Cheaper and faster to prepare. Prepared by a licensed realtor with local market knowledge.

Borrower Provided Appraisal – 2

(This is an appraisal that the Borrower commissioned on the property at some point in the past six months prior to the Application date and has on hand. While the appraiser is still subject to the customary professional standards, the appraisal is not commissioned for purposes of our Loan and it may not be as recent, thus the valuation will be less current, and there may be greater risk that changes in the market could negatively impact the valuation.)

Good quality. Previously prepared. Prepared by a licensed or certified appraiser, but not commissioned by us.

Borrower Provided Comps – 1

(This is a collection of comparable property listings gathered and prepared by the Borrower. The listing may be from a listing service website or they may be from a book of listing from various real estate agencies.)

Lowest quality. No cost, easily prepared. Data collected by Borrower. Highest Risk.

Rather than requiring Borrowers to always provide a certified independent appraisal, which is the highest quality but most expensive and time consuming to prepare, the quality of the Valuation Report being provided for each Loan is accounted for through the Grading Algorithm by assigning scores (and thus more points towards the raw score) to the higher quality, more dependable Valuation Reports.

“Skin-in-the-Game” – Real estate developers who have a significant amount of their own money tied up in a project, especially relative to the amount they are borrowing, are less likely to default. Thus, the more skin-in-the-game a Borrower has in a Project relative to the amount they are borrowing, the lower the risk of the Project. A Borrower ’s skin-in-the-game is assessed on a 10-point scale. The higher the ratio of the Borrower’s skin-in-the-game to the total amount of debt on the Project, the higher the score and thus more points earned towards the raw score.

Location – The location of a Project can impact valuation. For residential properties, lower-risk Projects will be in zip codes representing strong real estate markets. We have adopted a proprietary formula for assessing the residential real estate market in a particular zip code. It uses Zillow’s Home Value Index as the data set for our analysis, which can be downloaded from the Zillow website. By obtaining the Home Value Index for a given zip code, we can compare that zip code to the average home value for the state in which that zip code is located. Zip code home values that are above the state’s average home value represent stronger real estate markets and therefore less risk. Property locations are assigned to an eight-point scale, based on whether or not a given zip code’s average home value is above or below the state’s average home value (calculated for the most recent month for which data is available).

In awarding points for location, we compare the home values in the Project’s zip code to home values for the Project’s state by first calculating the state’s home value mean (the average price of a home in the state) and standard deviation (this is a measure of dispersion computed as the square root of the summation of the squared difference of each zip code’s average home value from the state’s mean home value divided by the number of zip codes in the state) based on all available zip codes in the Project’s state. The z-score (the difference in standard deviation units between the average price of a home in the Project’s zip code and the average price in the Project’s state) is then calculated for the Project’s zip code. Points for the location of a particular Project are assigned based on the z-score for the Project’s zip code, with higher scores being awarded for z-scores that are above a state’s home value mean, and fewer points for z- scores that are below. Locations are divided into the following eight categories (highest to lowest score):

Location – Score (with description)
Very High Value (z-score > +3) – 8 (The Home Value Index for this zip code is significantly higher than the average home value for the state.)
High Value (z-score ≥ +2, but < +3) – 7 (The Home Value Index for this zip code is much higher than the average home value for the state.)
Above Average Value (z-score ≥ +1, but < +2) – 6 (The Home Value Index for this zip code is higher than the average home value for the state. This is generally a more desirable location.)
Average Value (z-score ≥ +0, but < +1) – 5 (The Home Value Index for this zip code is similar to or slightly above the average home value for the state. This is the typical home for the state.)
Below Average Value (z-score ≥ -1, but < 0) – 4 (The Home Value Index for this zip code is slightly below the average home value for the state.)
Low Value (z-score ≥ -2, but < -1) – 3 (The Home Value Index for this zip code is below the average home value for the state.)
Very Low Value (z-score ≥ -3, but < -2) – 2 (The Home Value Index for this zip code is much lower than the average home value for the state.)
Lowest Value (z-score < -3) – 1 (The Home Value Index for this zip code is significantly lower than the average home value for the state.)

Zillow’s Home Value Index is based on a combination of factors, including sales data. However, as with any third-party data source, there may be inherent problems with Zillow’s methodology or data set that could cause our related assessment to be inaccurate.

Borrower Credit Quality – Each Loan is rated based on the FICO credit score of the Principals. As entities, the Borrowers, which are the obligors under the Loan Documents, do not have FICO credit scores for us to consider in evaluating the Project. Although the Principal(s) are not personally liable for the Loan, we believe his or her FICO credit score is a relevant factor in understanding the individual practices regarding debt management of the persons who will ultimately be responsible for managing the Project and servicing the debt. Lower-risk Borrowers have good credit ratings (typically a FICO credit score above 700) from established credit rating agencies. The higher the FICO credit score, the more points towards the raw score. The minimum credit rating accepted is a FICO credit score of 500. We may receive multiple credit scores when there is more than one Principal involved with a Borrower. We always use the lowest FICO credit score to rate any given Loan. We do not disclose any information about the FICO credit scores collected in the course of our underwriting procedures due to privacy concerns.

Experience – Lower-risk Borrowers will have significant experience in real estate development (in terms of years and number of projects developed) and will have successfully completed projects of a similar type and scope.

Each Project is rated on a five-point scale, based on the Borrower’s total years of experience, giving credit only for those years in which the Borrower (or its Principal(s)) has had at least one completed real estate project. For example, if a Borrower claims to have been involved with the real estate industry for three years, but can only document having successfully completed projects in two of those years, we will only credit the Borrower with two years of experience for purposes of the Grading Algorithm. A Borrower is only credited with successfully completed projects. The Projects we give credit for must also be similar in type and scope to the Project being financed by the Company, which factors are weighed on an interrelated basis. If a developer only has experience with small renovations, it will not get experience credit if the Project being financed is a comprehensive rehabilitation or a substantial new construction project. However, if the developer has undertaken comprehensive rehabilitations, he will receive experience credit for a new construction project.

Recognizing that some individuals move into real estate development after being involved long-term in other relevant industry activities in the real estate industry, credit is assigned for the following activities: (i) licensed real estate brokers will be credited with one year of experience for each year they have sold at least three properties and (ii) general contractors and trades will be credited with one year of experience for each year they have participated in two or more successfully completed projects of the type and scope under consideration.

This assessment is based on information that is self-reported by the Borrower, and therefore has not been independently verified. The higher the score, the more points added towards the Project’s raw score. The scores for experience are assigned as set forth in the table below, with the higher scores yielding more points added towards the Project’s raw score:

Years of Experience	Score
> 8	5
5-8	4
2-5	3
1-2	2
0-1	1

Commitment – Borrowers who are in the real estate development business on a full-time basis are also considered to be lower-risk. As such, more points are assigned to those Projects where the Principals are working full-time, rather than pursing real estate development on a part-time basis.

Rating Adjustments and Letter Grade. Once the raw score for a particular Loan is determined, the rating is adjusted based on the Loan to ARV Ratio and the quality of the security interest we will obtain in connection with the Loan. This adjustment yields the final letter grade, which reflects the assessment of the overall risk of the loan.

The Loan to ARV Ratio of the Project represents a significant factor in determining the final letter grade set through the Grading Algorithm. Lower-risk Projects will have a higher valuation (based on the Valuation Report provided by the Borrower) than the amount of total debt on the Project. For low risk first lien Projects, the Borrower’s Loan to ARV Ratio will be more than 50%. Higher-risk first lien Projects have a Loan to ARV Ratio in excess of 70%. We will not finance properties where the total debt exceeds the reported value of the property if we are expected to hold a second lien on the property.

The Grading Algorithm uses a 10-point inverted scale to score Loan to ARV Ratio. A higher score means lower risk. Every Loan starts with 10 points and points are subtracted as the Loan to ARV Ratio increases. For example, a Loan with a 40% Loan to ARV Ratio will have 4 points subtracted and will be scored a 6. The following table sets forth the rating adjustments imposed on the raw score, based on the loan to ARV score of Loans that are secured by a first lien:

Rating Adjustments on First Lien Loans
Loan to ARV Score (corresponding Loan to ARV Ratio)
	10	9	8	7	6	5	4	3	2	1
Raw Score	(10%)	(20%)	(30%)	(40%)	(50%)	(60%)	(70%)	(80%)	(90%)	(100%)
90-100	A	A	A	A	A	A	B	C	C	C
80-89	A	A	A	A	B	B	C	D	D	D
70-79	A	A	A	B	C	C	D	E	E	E
60-69	A	B	B	C	D	D	E	F	F	F
50-59	B	C	C	D	E	E	F	G	G	G
40-49	C	D	D	E	F	F	G	-	-	-
>40	D	E	E	F	G	G	-	-	-	-

The following table sets forth the rating adjustments imposed on the raw score, based on the loan to ARV score of loans that are secured by a second lien:

Rating Adjustments on Second Lien Loans
Loan to ARV Score (corresponding Loan to ARV Ratio)
	10	9	8	7	6	5	4	3	2	1
Raw Score	(10%)	(20%)	(30%)	(40%)	(50%)	(60%)	(70%)	(80%)	(90%)	(100%)
90-100	A	A	A	B	B	C	D	E	-	-
80-89	A	B	B	C	C	D	E	F	-	-
70-79	B	C	C	D	D	E	F	G	-	-
60-69	C	D	D	E	E	F	G	-	-	-
50-59	D	E	E	F	F	G	-	-	-	-
40-49	E	F	F	G	G	-	-	-	-	-
>40	F	G	G	-	-	-	-	-	-	-

The smaller the Loan to ARV Ratio, the higher the score. Higher grades are awarded for higher scores. The rating adjustment can have a negative or positive impact on the raw score. For instance, when the Loan to ARV Ratio is significantly high, this means that a larger portion of the value of the property is being leveraged and there is less cushion between the amount borrowed and the projected value of the Project. The smaller cushion leads to greater risk of default. As a result, the loan to ARV score will be low and the raw score will be adjusted downward. With the same concept in mind, when the Loan to ARV Ratio is significantly low, a small portion of the property is being leveraged and there is a larger cushion between the amount borrowed and the projected value. In this circumstance, we may increase the final letter grade, despite the Project initially receiving a lower raw score. This reflects lower risk in the case of default because the underlying property value is substantially larger than the credit exposure. In some instances, the Loan to ARV Ratio may be so significant that we will not fund the Loan under any circumstances (which is indicated by the dash (-) in the tables above).

There are maximum Loan to ARV Ratios for certain Project types beyond which we will not accept. For all second lien loans, the Loan to ARV Ratio will not exceed 80%. For rehabilitation of an existing structure or construction of a new structure on developed, serviced land, the Loan to ARV Ratio will not exceed 85%. For Loans which are used for the combined acquisition and rehabilitation of an existing structure or the combined acquisition and construction of a new structure on developed, serviced land, Loan to ARV Ratio will not exceed 85%. For Loans to acquire or build raw, unserviced, undeveloped land, the Loan to ARV Ratio will not exceed 100% of the value of the underlying land. In addition to the above, we intend to comply with all real estate statutes and regulations with respect to loan-to-property value ratios, including those set forth in California Business and Professions Code section 10232.3, if applicable.

Presentation of Information in Project Summaries. Due to the proprietary nature of the Grading Algorithm, we do not disclose to investors the particular weights of the different factors for determining the raw score. However, to help investors assess the underlying data that leads to our underwriting decisions, we identify on the Project Summary how each Loan scored relative to these factors in addition to ordering the discussion above by relative weight for each factor. An investor can also compare the grading factors across multiple Loans using the Loan Comparison Tool. See “—How the Groundfloor Finance Platform Operates—Information Made Available through the Project Summaries.”

Our Loan Arrangements

The terms of our Loans with the Borrowers are governed by the Loan Documents, including the Loan Agreement, a promissory note, certain mortgage instruments (including a deed of trust or similar security document) and other documents or instruments evidencing or securing the Loan. The exact documentation necessary to complete the Loan may vary on a case-by- case basis. However, our form Loan Agreement and corresponding promissory note are based on standard industry agreements.

Through the Loan Agreement, the borrowing entity makes representations and warranties to us as to the accuracy of any information provided in the course of applying for and receiving funding from us through the Groundfloor Platform. We use commercially reasonable efforts to verify or authenticate such representations and warranties made by the borrowing entity. See “—Due Diligence and Authentication” above.

The Loan Agreement structures the terms of the Loan, including the interest rate, the maturity date, the frequency of interest payments, and the budget and/or Draw schedule. These terms are reflected in the corresponding promissory note. When a Loan is subject to a Draw schedule (which is typically the case, but always used for Loans in excess of $50,000 unless an amount greater than $50,000 is needed for the acquisition of a property), the funds of the Loan stay in the Groundfloor Borrower FBO Account, which is an account maintained at FBO Servicer titled in our name “for the benefit of” Groundfloor Borrowers.

We manage the draw and payment process with Borrowers. The Borrower must submit requests for Draws by providing evidence that certain agreed-upon requirements have been met on a prescribed form to receive Loan funds. The request will contain a list of work that has been done, the amounts owed for such work, and to whom payment is owed for such work. In all cases, unless otherwise waived, the Borrower must submit invoices for the activities outlined in the Borrower’s budget as the intended uses of the Loan Proceeds (the “Budgeted Activities”) that are the subject of the request. We may, in our sole discretion, add additional evidentiary requirements to the Loan Agreements with first-time Borrowers and less experienced Borrowers. For instance, these Borrowers may need to provide copies of paid receipts, statements of accounts, pictures or video evidence of completed work, certifications by an engineer, architect, or other qualified inspector, construction lien waivers from the Borrower’s contractor and from the suppliers (if any) for all Budgeted Activities covered by the request, lien subordination agreements, indemnifications, and endorsement to our title insurance loan policy (or a satisfactory commitment to issue such an endorsement) insuring that, as of the date of the request, our security interest is superior to any liens or potential liens for work performed or materials delivered. We may also conduct site visits during the course of the project.

If satisfied with the Draw request and the evidence submitted, we will remit payment either to the Borrower or directly to the trades or vendors who are owed payment. Our preference is to pay trades and vendors directly where Draws are used, but our ability to do so is determined by the willingness of the trades or vendors to be directly paid by us. If the trade or vendor expects to be paid in cash, we will instead remit payment to the Borrower, and the Borrower will settle the invoice.

The Loan Agreement contains standard terms and conditions regarding default, bankruptcy, and other non-payment contingencies. A deed of trust, or similar instrument, is entered into by the borrowing entity in conjunction with the execution of the Loan Agreement and is further used to secure our lien position.

We hold all Loan Proceeds not advanced to the Borrower on the loan origination date in the Groundfloor Borrower FBO Account, which is a non-interest bearing demand deposit pooled account. All funds to be applied to the remaining Draws for a particular Loan are held in this Groundfloor Borrower FBO Account until so advanced to the Borrower. Borrowers have no direct relationship with FBO Servicer in connection with the Groundfloor Borrower FBO Account. We are the owner of the Groundfloor Borrower FBO Account; however, we disclaim any economic interest in the assets in the Groundfloor Borrower FBO Account (other than as may be enforced through its security interest in the underlying Project) and also provides that each Borrower disclaims any right, title or interest in the assets of any other Borrower in the Groundfloor Borrower FBO Account until disbursed. We use a separate collection account (owned and titled in the name of the Company) maintained at FBO Servicer to hold the payments collected from Borrowers. Following receipt of Loan Payments, we promptly use intra-bank transfers to move sufficient funds to cover the corresponding LRO Payments to the appropriate Investor FBO Account of the investors in the series of LROs corresponding to the Loan.

We will charge Borrowers origination (which typically range between 2% and 6% of the Loan Principal) and servicing (which typically range between 0.5% and 2% of the Loan Principal) fees, which typically will be included in the total amount of the Loan. In addition, in some circumstances we may charge additional processing fees to the Borrower or deduct a collection fee from any delinquent amounts that we are able to collect before distributing the remainder to holders of LROs. Borrowers are also responsible for paying closing costs (such as brokerage fees or legal expenses) as well as the costs of obtaining the title search and title insurance. The borrowing entity may elect to include these costs in the total amount of the Loan financed through the Groundfloor Platform. Typically, the combined costs of closing, title search, and title insurance range from $500 to $3,500. See “—Fees and Related Expenses.”

Loan Payments are secured obligations of the Borrower. Loan Payments are generally secured by a first lien security interest in the assets owned by the borrowing entity related to the specific Project, including the real property itself, any structures or buildings on the property, any materials purchased with Loan Proceeds for Project use and any improvements made thereon. We may agree, in some circumstances, to hold the junior security interest with respect to a particular Loan. For example, we may agree to hold a junior security interest on a new construction loan where a regulated banking institution is the senior secured lender, and where the total amount of debt on the property does not exceed the expected market value. See the Project Summaries beginning on page PS-1 for our lien position for each series of LROs offered under this Offering Circular. For Projects where we take a junior security interest, if any, the terms of that subordinated security interest will be clearly disclosed in this Offering Circular and the corresponding Project Summary. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the Borrower itself. See “—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally” for more information about our collection procedures and policies.

Project Funding and Payment of Expected Yield

Purchase of LROs

LROs are offered and sold to investors who reside in one of the states or jurisdictions where we offer the LROs and who meet applicable suitability requirements. Investors must also have sufficient funds available in their Groundfloor account to make the desired investment.

Posting of the Listing to the Groundfloor Platform. We will commence the offering of a particular series of LROs promptly after qualification of Offering Circular or a PQA covering such series is qualified by posting on the Groundfloor Platform a separate Project Summary corresponding to each particular Loan and Project. Once the Offering Period for a particular series of LROs commences, it will remain open for 90 days (unless it is fully subscribed with irrevocable funding commitments before the end of such period). During the Offering Period, information relating to a specific offering and instructions for purchasing the series of LROs corresponding to a particular Project and Loan will be available on the corresponding Project Summary on the Groundfloor Platform.

We issue LROs in denominations of $10 and integral multiples of $10. The aggregate Purchase Amount of all LROs of a particular series will equal the Loan Principal of the corresponding Loan. We offer each series of LROs at 100% of the Loan Principal.

Non-Binding Commitments. You may purchase a LRO by opening the Project Summary on the Groundfloor Platform and indicating the Purchase Amount you want to invest (in denominations of $10 and integral multiples of $10), subject to the maximum investment amount, if any, imposed on the offering. You will then be prompted to confirm the “commitment” to purchase such amount of that series of LROs. After such confirmation, the commitment serves as a pre-authorization to debit your Groundfloor account. If you do not have sufficient funds in your Groundfloor account, you will be prompted to link your bank account so the appropriate amount may be transferred to you funding account via ACH.

Funds that have been used to commit to this non-binding commitment remain in your Groundfloor account but are set aside for the indicated purchase. No money is transferred from your Groundfloor account (or the Groundfloor Investor FBO Account) at this stage. The commitments do not represent binding obligations and will not become irrevocable until the expiration of the Withdrawal Period. You may withdraw your non-binding commitments at any time before the expiration of the Withdrawal Period by accessing your Investor Dashboard and selecting “request withdrawal.” Funds you withdraw from your Groundfloor Account before the expiration of the Withdrawal Period will be released and made available in the your Groundfloor account typically within 48 hours, after which time you may elect to transfer such funds to your bank account or make a commitment towards a different Project.

The Withdrawal Period. Once (i) we receive sufficient non-binding commitments to fully subscribe the Project and (ii) all of the financing conditions have been satisfied (other than the completion of the title search and obtaining valid title insurance), we will notify (by email and through a notice on the Project Summary) those investors who have completed non-binding commitments for the Project that they have 48 hours to withdraw their funds (the “Withdrawal Period”). Funds may be withdrawn prior to the expiration of the Withdrawal Period by accessing the “Investor Dashboard” and selecting “request withdrawal”. Funds not withdrawn before the expiration of the 48-hour Withdrawal Period will automatically convert into binding and irrevocable commitments to purchase the LROs relating to the corresponding Project and cannot be withdrawn or committed to purchase additional LROs. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn.

Issuance of LROs. We will issue the corresponding series of LROs as soon as possible (typically within five days) after the expiration of the Withdrawal Period (and once the offering is fully subscribed with irrevocable funding commitments). LROs are issued electronically, in “book entry” form, by means of registration of each investor’s ownership in our records. Unless previously advanced, the closing and funding of the Loan will occur on the original issue date of the LROs. You will be notified within two business days (by email and through a notice on the Project Summary) when the LROs have been issued. The email notice will include confirmation of the original issue date, final payment date, and extended payment date for such series of LROs (as well as information on how to access the final version of the LRO Agreement through the Groundfloor Platform), an active hyperlink to the uniform resource locator (URL) where the final Offering Statement (which includes the final Offering Circular) may be obtained via EDGAR, and the contact information where a request for a copy of the final Offering Circular can be sent. (You may also access this information on your Investor Dashboard.)

Abandonment and Withdrawn Offerings. We may abandon or withdraw an offering of a particular series of LROs at any time prior to issuance. For example, we will abandon the offering of a series of LROs in the event the Borrower withdraws its funding request. We have no way of controlling when in the Offering Period this type of abandonment may occur; however, in all circumstances, we release committed funds within 48 hours of receiving such notice. So, if on day 15 of the Offering Period we receive notice from the Borrower that it is withdrawing the Project, funds committed to the corresponding series of LROs would be returned to investors no later than day 17 of the Offering Period. We may also abandon the offering in the event it is not fully subscribed by the end of the Offering Period. Prior to the enactment of the loan advance program, the majority of the series of LROs that were abandoned by us following qualification were due to the Borrower withdrawal—when our underwriting and offering procedures took too long and made it impossible for borrowers to meet internal deadlines (such as a specific date to acquire the underlying property). With the enactment of the loan advance program, we do not expect the rate of abandoned series to be as high in the future for this Offering as compared to our prior offerings. In addition, if we determine prior to issuance of the corresponding series of LROs that the Borrower’s financing request contains materially inaccurate information (including unintended inaccuracies, inaccuracies resulting from errors by us, or inaccuracies resulting from changes in a Borrower’s financial position, experience, or credit profile or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, etc.), we would abandon the offering of the corresponding series of LROs.

We will notify you by email if we abandon an offering of one or more series of LROs to which you have made a commitment. In the event we do so, we will promptly (but under no circumstances more than 48 hours after receipt of a withdrawal notice from the Borrower or following our determination to abandon the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Offerings are typically withdrawn due to the need to correct or modify specific disclosures about the terms of the related series of LROs and the series of LROs that correspond to Loans that are withdrawn are typically re-qualified at a later date. We would withdraw (rather than abandon) an offering of LROs in the event we are required to amend or update material information contained in this Offering Circular or any PQA related to the specific terms of the LROs (or the corresponding Loan). More often than not, we withdraw Loans from an offering before commencing the Offering Period for the corresponding LROs. However, if commitments have been made towards a series that is withdrawn, we will promptly (but under no circumstances more than 48 hours following our determination to withdraw the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LRO.

Terminated or Suspended Offerings. We may be required to terminate or suspend ongoing offerings of LROs in the event we are required to amend or update certain material information about us contained in this Offering Circular. Although we are permitted to provide updates about the Company by filing supplements with the SEC, any facts or events arising after qualification which, individually or in the aggregate, represent a fundamental change in the information set forth in these disclosures may only be updated or revised though filing and qualifying a new Offering Statement or a PQA with the SEC. Thus, in the event we are unable to use a supplement to update our disclosures adequately for these fundamental changes (such as to update outdated factual information), we may be forced to terminate or suspend our offerings. Similarly, we may be required suspend offerings to address comments that may be raised by the SEC during the offering process.

Making Commitments through Groundfloor Accounts. You fund commitments through your Groundfloor funding account or by direct ACH transfer from your bank account to your Groundfloor account. You fund your Groundfloor account by linking your bank account and transferring money via ACH transfer, as provided by our Funds Transfer Agent. For example, when you register for an account and then elect to purchase a LRO, you will first be prompted to link your bank account and transfer funds to your Groundfloor account in order to complete the purchase. We may allow, to the extent permitted by applicable law, you to fund your Groundfloor account through other means, such as PayPal, BitPay, Google Wallet, or other online payment systems. If a funds transfer is required before completion of a commitment, the commitment will be completed as one action if there are sufficient funds in the bank account. We are not responsible for any fees you may be charged by your banking institution as a result of any transaction involving your Groundfloor accounts, including in which there are insufficient funds available to complete the transaction.

Once you confirm the non-binding purchase order for a particular series of LROs, the funds allocated for such investment are set aside in your funding account. Commitments made prior to the expiration of the Withdrawal Period may be withdrawn at any time. Commitments made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. If you have insufficient funds in your funding account when making a commitment, you will be prompted to fund your Groundfloor account with the difference via ACH transfer.

Commitments not otherwise withdrawn or made after the expiration of the Withdrawal Period are irrevocable. Irrevocably committed funds may not be withdrawn from your funding account or committed to other Projects, unless we abandon or withdraw the offering of the series of LROs (or terminate or suspend our offering generally), each as described above.

Servicing and Collection of Loans Generally

Following the sale of LROs and the funding of the corresponding Loan, we will begin servicing the Loan. The LRO Agreements gives us broad powers in administering, servicing, collecting and enforcing the Loan. See “—Remedies” below. The LRO Agreement generally permits us (and our agents) to take certain actions when administering, servicing, collecting and enforcing the Loans (such as to give or withhold extensions, waivers, etc. or to change the payment date or reduce the principal amount or the rate of interests owed), without your consent, provided that we have reasonably and prudently determined that such action will not be materially adverse to the holders of the LROs. In addition, in undertaking this broad authority to administer, service, collect and enforce the Loans, we are required to use commercially reasonable efforts prior to the extended payment date to pursue, either directly or through our representatives, (i) the collection of any amounts owing to us under the Loan Documents (to the extent constituting Loan Payments) and (ii) the exercise of our remedies upon a breach or default under the Loan Documents or in order to avoid the occurrence thereof, in each case, to the extent warranted in our business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loans in order to maximize the amount of LRO Payments to be made under the terms of the LRO. We refer to these requirements, generally, as our “servicing standards set forth in the LRO Agreement.” See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” below.

Our obligation to make any LRO Payments will automatically terminate (and the LRO shall be of no further force or effect) once all of the Purchase Amount of, and Accrued Return earned on, the LRO through the date of payment is paid in full. Due to our ability to prepay the Loan (and in light of these broad powers to administer, service, collect and enforce a Loan, particularly in the context of a Borrower default), our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified.

Notwithstanding our broad powers, in circumstances other than Borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving Borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, we will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Administration and Servicing Logistics. We have set up an automated accounting system to track payments received from the Borrower. We are responsible for billing, payment collection, debt status tracking, and all other tasks required to efficiently service the Loan. Loan Payments by the Borrower are handled by debiting its bank account by ACH transfer or by wiring funds where the Loan Agreement allows for balloon payments or non-amortizing payments. If the Borrower elects to pay by check, we reserve the right to charge the Borrower for any check processing fees we incur. We retain all of any check processing and other processing fees we receive to cover costs. Each time a payment request is denied due to insufficient funds in the Borrower’s account or for any other reason, we may assess (and retain) an unsuccessful payment fee to the Borrower to cover any costs that result therefrom. See “—Fees and Related Expenses.”

We service payments with respect to the outstanding LROs. LRO Payments will be made within five business days of receipt by us of Loan Payments with respect to the corresponding Loan. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan. We may make LRO Payments out of any funds at our disposal directly to the investor’s funding account. Investors may not request that these payments be made directly to their bank account. We provide reports and other investor communications via electronic communication through email or by posting updates on the Groundfloor Platform. (See “—Investment Documents” below.)

Remedies. In the event a Borrower fails to make payment within 15 days of the due date, such failure constitutes a default, and we have the option to pursue various remedies. We can charge a late charge equal to the lesser of (i) 4% of the amount of the unpaid payment or (ii) the maximum amount permitted to be charged under applicable law. We could also apply a default rate equal to the lesser of (x) 20% per annum or (y) the maximum rate permitted to be charged under applicable law, and/or pursue various remedies made available to us under the Loan Documents, at law or in equity. Late charges and the default rate are applied to the outstanding amount then owed and calculated from the original date the payment was due. The LRO Agreement characterizes late charges and default interest as Collection Proceeds, thus our obligation to make LRO Payments includes amounts equal to any late charges and/or default interest, as applicable, we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs we (or our agents) incur). See “—Fees and Related Expenses” below for more information.

When a Borrower fails to make payment within 15 days of the due date, such failure constitutes a default and our current policy is: first, to impose the late charge; then, if the amounts remain overdue after an additional 30 days (or 45 days after the scheduled payment date or maturity date, as the case may be), we will begin to charge default interest and we will promptly begin taking steps in accordance with the servicing standards set forth in the LRO Agreement to remedy the default (as discussed below). We may deviate from this policy, subject to the servicing standards set forth in the LRO Agreement, depending on the circumstances of the missed payment. When making a decision to exercise remedies (including whether to put the Borrower in default), we will act in accordance with the servicing standards set forth in the LRO Agreement. Many factors are taken into consideration, such as payment history, general credit worthiness, the prospects of repayment, the current status of the project, the amount of addition time needed and cost involved (in each case if any) to complete the project, whether there is other collateral that may be pledged to secure obligations, the value of the collateral, the applicable real estate market, whether the value of the collateral is likely to decrease or increase, the time and costs involved to foreclose and dispose of the collateral, and the costs to maintain the collateral.

In addition we have the option to increase the interest rate applied to the Loan where circumstances allow, subject to applicable law and the servicing standards set forth in the LRO Agreement, as a penalty in the event of an extension or modification. We use our discretion in accordance with the servicing standards set forth in the LRO Agreement when determining whether to apply penalty interest to a modification (separate and apart from late charges and/or default interest that may already be imposed), and we make a determination about whether to apply a penalty (and the amount, if any) on a case-by-case basis. In many cases the penalty rate is set lower than the applicable late charge to encourage Borrowers who are in default to pursue an extension or modification before missing a payment or continued default. As a result, based on current policy (which we may deviate from in our sole discretion, subject to the servicing standards set forth in the LRO Agreement), when extending the Loan, the penalty rate is typically set based on the length of the extension. If the extension is for one month, typically no penalty interest is charged. If the extension is for two months, typically penalty interest of 1%, is charged and, if it is extended for three months or more, typically penalty interest of 2% is charged. (In all instances, the penalty charged is subject to applicable law.) If the Borrower has previously requested an extension, typically the penalty interest is 2%. We will not grant an extension beyond six months in any instance. All other material modifications (such as changing the payment schedule, etc.) are typically subject to penalty interest of 1%.

The LRO Agreement characterizes penalty interest as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (less any Collection Costs). See “—Fees and Related Expenses” below for more information.

We may also in our sole discretion and subject to the servicing standards set forth in the LRO Agreement decide to do a “workout” with the Borrower (either before or after a missed payment). This may include modifying the loan terms to change the payment date, reduce the principal amount or rate of interest, change the time or manner of making Loan Payments, or amend any other material Loan term. Any such modification would be done in strict compliance with the servicing standards set forth in the LRO Agreement. The modifications contemplated during a “workout” would be made, common to loan servicing practices, where a reasonable forbearance or extension of time for payment to be received would prevent a Borrower from defaulting entirely on the Loan or filing bankruptcy.

The LRO Agreement characterizes payments of reduced principal or interest on the Loan as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information.

We may charge the Borrower (and retain) a loan modification fee in connection with any modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification.

Finally, we may, in our sole discretion in accordance with the servicing standards set forth in the LRO Agreement, seek to remedy a default by taking steps to exercise our security interest and take possession of the assets of the Project. This typically would involve, among other things, foreclosing on any real property pledged as the security interest. In order to recover amounts due under the Loan, when we are able to take possession of the underlying asset, we would sell the Project assets and repay the LRO out of the proceeds of the sale. Alternatively, rather than taking possession of the assets, we may elect to assign or sell our rights to the Loan to a third party (potentially at a discount or “below par”) for payment of all or some of the outstanding amounts owed by the Borrower.

The LRO Agreement characterizes the amounts we may receive as a result of these activities as Collection Proceeds, thus our obligation to make LRO Payments includes amounts equal to any such payments we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below for more information.

When making a decision to exercise remedies (including whether to put the Borrower in fundamental default and pursue foreclosure or similar collection remedies or to waive penalties that have accrued), we will act in accordance with the servicing standards set forth in the LRO Agreement and, in the course of our assessment of how to proceed, we will consider various factors such as payment history, general credit worthiness, the prospects of repayment (particularly without loss of principal or of expected return), the current status of the Project, the further time needed and cost (in each case if any) to complete the Project, whether there is other collateral that may be pledged to secure obligations, the value of the collateral, the applicable real estate market, whether the value of the collateral is likely to decrease or increase, the time and costs involved to foreclose and dispose of the collateral, and the costs to maintain the collateral.

The normal collection process changes in the event of the bankruptcy of the Borrower and, potentially, of the Principal (which also constitutes a Borrower default). When we receive notice of the bankruptcy, as required by law, we will cease any and all automatic payments on the Loan and defer any other collection activity. We will put a freeze on any funds held in the Groundfloor Borrower FBO Account on behalf of such Borrower. If we are in a senior secured position, we will execute our rights to the fullest extent to recover funds in any subsequent bankruptcy proceeding, which may include the filing of a proof of claim and attempts to obtain relief from stay to foreclose on the assets that secure the Loan. We may pursue additional relief beyond the proof of claim, depending upon certain factors including our view of the costs and benefits to us of any proposed action. Notwithstanding our security interest, in the event of the Borrower’s bankruptcy, if the Borrower has other creditors senior to the Company, the bankruptcy court may refuse to grant relief from stay to enable us to foreclose on the Borrower’s assets, including funds that are set aside in the Borrower’s sub-account in the Groundfloor Borrower FBO Account. Moreover, if an existing mortgage lender to the Borrower has foreclosed on the Borrower’s property, we may be unable to gain access to the premises to take possession of any underlying materials which may be part of our security interest. The LRO Agreement characterizes all amounts received prior to or in connection with a Borrower bankruptcy as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (less any Collection Costs). See “—Fees and Related Expenses” below for more information.

Status of Loans. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. Investors who have purchased LROs are able to monitor the payment status of the corresponding Loan as “Current,” “Late” (followed by the number of days late), “Repaid,” “Defaulted” or “Written-Off” through the Investor Dashboard, but cannot participate in or otherwise intervene in the collection or enforcement process. We generally characterize the collection status of our Loans as:

•	repaid (i.e., all Loan Payment obligations have been made),

•	“current” (i.e., no events of default have occurred, all payment obligations have been met or none are yet triggered),

•	subject to “workout” (i.e., there has been one or more payment defaults on the Loan and we have negotiated a modification of the original terms that does not amount to a fundamental default), which may delay payment to the holders of the corresponding LROs (as is the case with an extension) or result in such holders receiving less than the original Expected Return (as would be the case if we agreed to reduce the interest owed on the Loan),

•	subject to a “fundamental default” (i.e., where a loan has defaulted and it is more likely than not that we will not be able to collect 100% of the principal amount of the Loan by the Extended Payment Date of the corresponding LRO), or

•	“written off” (i.e., we have determined that all or a portion of the Loan has been uncollectable).

For instance, any default tied to a bankruptcy (or pending bankruptcy or placing into receivership) of the Borrower is deemed to be a fundamental default. In addition, a fundamental default would occur when the Borrower has entered into a payment default (i.e., failed to make a payment when due) and, due to circumstances surrounding the Project and relative to the Borrower, we must either (1) modify the Loan in a manner that reduces the principal amount below 100%, (2) put the property into foreclosure, (3) sell the note, or (4) pursue other remedies, in each case that would reasonably be expected to result in less than full payment of the original principal amount of the loan by the Extended Payment Date. We do not consider a payment default, either by itself or in combination with one or more extensions or other work-out arrangements that contemplates full repayment of the original principal amount of the Loan, to amount to a fundamental default.

Fees and Related Expenses

The LRO Agreement provides that, subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount of, and the Accrued Return earned on, the LRO through the date of payment as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, LRO Payments include all payments or prepayments of principal and interest under the Loan as well as amounts received, whether prior to or in connection with a Borrower bankruptcy or in connection with any exercise of our powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation, amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of our rights, title and interest under the Loan Documents, in each case net of any Company Fees and Expenses (as defined below), Collection Costs (as defined below), loan modification fees, and fees deducted by a backup or successor servicer (the categorization of all such items to be determined by us or our agent in a manner consistent with the Loan Documents (collectively, the “Collection Proceeds”).

For all Loans, Borrowers are charged an origination fee and a servicing fee. The origination fee (which typically ranges, between 2% and 6% of the principal loan amount requested by the Borrower) are charged by the Groundfloor entity that originates the Loan (either as an advance or upon issuance of the LROs). In most instances, the origination fees are included in the total amount of the Loan financed through the Groundfloor Platform. Less frequently, a Borrower will directly pay the origination fee at closing. Borrowers are also responsible for paying closing costs (such as brokerage fees or legal expenses) as well as the costs of obtaining the title search and title insurance. The Borrower may elect to include these costs in the total amount of the Loan financed through the Groundfloor Platform or may directly pay these expenses at closing. Typically, the combined costs of closing, title search, and title insurance range from $500 to $3,500. All of these fees and reimbursements are retained by us or by the Groundfloor entity that originates the Loan. None are included in the amount of LRO Payments distributed to investors.

We also charge fees in connection with servicing and administering the Loan Documents. Servicing fees (which typically range between 0.5% and 2%) are collected with payment of every draw or upon repayment of the Loan. Administrative fees also include check processing and servicing or administrative fees incurred in connection with facilitating Draw payments, upon repayment of the Loan and/or other disbursements of loan proceeds and fees imposed on us or our agent in respect of a Loan when our payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Borrower’s bank account or the closing of such bank account. (We refer to these fees, as well as the origination fees retained by us or our affiliates as the “Company Fees and Expenses”). Unless otherwise paid by the Borrower, we typically deduct these Company Fees and Expenses from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover those amounts, we will invoice the Borrower directly for those fees and expenses. LRO Payments do not include amounts equal to any Company Fees and Expenses.

We do not currently charge any prepayment fees or penalties. We currently do not incur fees or expenses in connection with the engagement of a backup or successor servicer. In the event we do incur such fees and expenses in the future, we would retain any reimbursements received from Borrowers to cover such fees and expenses or may reduce LRO Payments by such amounts.

We may charge the Borrower (and retain) a fee in connection with an extension or modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification. See “—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally.” We typically deduct modification fees from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover the loan modification fee, we invoice the Borrower directly for these expenses. LRO Payments do not include loan modification fees.

In the event a Borrower fails to make payment on a due date, we have the option to pursue various remedies, including imposing a late charge or charging interest at a default rate. In addition, we may increase the interest rate applied to the Loan, subject to applicable law, as a penalty in the event of an extension or modification. See “—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans Generally.” LRO Payments include amounts equal to any late charges, default interest and/or penalty interest received with respect to the corresponding Loan prior to the extended payment date.

Any and all Collection Proceeds received will be applied (i) first, to all costs and expenses of any nature whatsoever incurred by us or our agents for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys’ fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the “Collection Costs”), (ii) second, to any earned and unpaid Accrued Return owed on the LRO, and (iii) third, to the Purchase Amount of the LRO then outstanding. We will pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) secured with respect to the corresponding Loan prior to the extended payment date. Payment of amounts corresponding to certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO Agreement. Prepayment of the LRO and payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, we (or our agent (may agree to, or of amounts received in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of our rights, title and interest under the Loan Documents) or, if we (or our agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below.

The chart below summarizes the current treatment of the various fees charged and expenses incurred in connection with underwriting and loan administration services.

Type of Fee	Amount of Fee/Expense	Application of Fees
Origination Fees	Typically ranging from 2% to 6%	Charged to each Borrower and retained by the entity originating the Loan. Fee is typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by the Borrower at closing.

Servicing Fees	Variable (typically ranging from 0.5% to 2%)	Charged to each Borrower and retained by us (unless the originating entity is in the position to service the Loan at the time the fee is charged). Fee is levied with each draw or upon repayment of full Loan Principal.

Closing Expenses	$500 to $3,500	Charged to the Borrower and retained by entity originating the Loan. Fee is typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by the Borrower at closing.

Check Processing Fee	Up to $15	Fees would be paid by the Borrower and retained by us.

Non-Sufficient Funds	$15 to $35	Fees would be paid by the Borrower and retained by us.

Loan Modification Fees	Variable	Fees paid by the Borrower and retained by us.

Collection Proceeds and Collection Costs

Penalty Interest Rate	Variable. Typically, up to an additional 2%, subject to applicable law	Additional interest paid by the Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Late Charge	The lesser of 4% or the maximum amount permitted to be charged under applicable law	Late charge is paid by the Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Default Rate	The lesser of 20% or the maximum rate permitted to be charged, less Collection Costs	Additional interest paid by the Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Other Collection Proceeds	Variable	Corresponding amounts, less Collection Costs, are included in LRO Payments.

Collection Costs	Variable	Expenses paid and retained by us out of the Collection Proceeds.

Investors

Investors are not charged investors fees in connection with the Offering or any service fees with respect to LRO Payments to them. We do not currently charge investors any fees for the use of the Groundfloor Platform.

The Fund Transfer Agent charges us fees for the use of its services. These fees are not passed through to investors. We are not responsible for any fees investors may be charged by their banking institution as a result of any transaction in which there are insufficient funds available to complete the transaction. These fees are typically charged to the investor directly by the banking institution; however, we reserve the right to pass through to the investor any fees we are charged as a result.

Investment Documents

When registering on the Groundfloor Platform you must agree to the Terms of Service and Privacy Policy. At the time you make a commitment to purchase a series of LROs, you must agree to the Investor Agreement, including the Terms and Conditions, and the LRO Agreement relating to that particular series of LROs. The Investor Agreement, together with the Terms and Conditions, governs the general rights and obligations in connection with investing in LROs through the Groundfloor Platform. The LRO Agreement governs the offer and sale of a particular series of LROs as well as the legal structure of the security and the specific rights and obligations of purchasers of that series of LROs and us. The provisions of the Investor Agreement and the LRO Agreement should be read in conjunction with each other; however, the LRO Agreement supersedes the terms of the Investor Agreement in the event of any inconsistency between the two agreements. See “General Terms of the LROs” for a more detailed discussion of the terms of the LRO Agreement.

The Investor Agreement limits your right to collect or attempt to collect from any Borrower or from its Principals, directly or through any third party, any amount owing under any of your LROs or on any of the Loan Payments on the Loan that corresponds to your series of LROs.

You also consent in both the Terms of Service and the Investor Agreement to receive electronically all documents, communications, notices, contracts, prospectuses, Offering Circulars (including supplements and PQAs), and agreements, including any IRS Form 1099, arising from or relating in any way to your or our rights, obligations or services under the Investor Agreement, any LRO Agreement you may enter into and use of the Groundfloor Platform (each, a “Disclosure”). Any Disclosures will be provided to you electronically, either on the Groundfloor Platform or via electronic mail to the verified email address provided. Disclosures may be made available in HTML (regular web hypertext) or as a Portable Digital Format or “PDF” file. You consent to receive Disclosures and transact business electronically (including creation of legally binding and enforceable agreements utilizing electronic records and signatures), and our agreement to do so, applies to any transactions to which such Disclosures relate. The Investor Agreement sets out a procedure for withdrawing your consent.

In the Investor Agreement, you acknowledge that the LROs are intended to be debt instruments issued by the Company that have original issue discount (“OID”) for U.S. federal income tax purposes and you agree not to take any position inconsistent with that treatment of the LROs for tax, accounting, or other purposes, unless required by law. You also acknowledge that the LROs will be subject to the OID rules of the Internal Revenue Code, as described below under “Federal Tax Aspects—Taxation of the LROs in General” and “Federal Tax Aspects—Taxation of Payments on the LROs.”

Acknowledgements, Representations, and Warranties in the Investor Agreement

The Investor Agreement describes the limitations on payments on the LROs, and you acknowledge that, among other things:

•	you are prepared to bear the risk of loss of your entire Purchase Amount;

•	payment on the LROs, if any, depends entirely on the receipt of Loan Payments by us in respect to the corresponding Loan;

•	we do not warrant or guarantee in any manner that you will receive all or any portion of the LRO Payments you expect to receive or that you will realize any particular or expected rate of return; and

•	we do not make any representations as to a Borrower’s ability to pay (or that of its Principal(s)) and do not act as a guarantor of any corresponding Loan Payments.

Under the Investor Agreement, you represent and warrant to us that, among other things:

•	you meet all minimum financial suitability standards and any maximum investment limits established for the Groundfloor Platform, as then in effect, for residents of the state in which you reside and you agree to provide us with any additional documentation as we may require to verify such compliance;

•	you acknowledge that the LROs will not be listed on any securities exchange, there will be no trading platform for the LROs, any transfer or trading of LROs must be conducted in accordance with federal and applicable state securities laws, any investment in the LROs will be highly illiquid and you should be prepared to hold the LROs until our payment obligations thereunder terminate;

•	you have complied in all material respects with applicable federal, state and local laws in connection with your execution and performance of your obligations under the Investor Agreement;

•	you have the power to enter into and perform your obligations under the Investor Agreement; and

•	if you are a person who, in the ordinary course of business, regularly participates in credit transactions, you have considered the application of the Equal Credit Opportunity Act and Regulation B promulgated thereunder, and any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination, in determining whether to invest in the LROs (as limited obligations of the Company).

You also acknowledge and agree that the purchase and sale of the LROs is an arms’-length transaction and that we are not acting as your agent or fiduciary nor do we assume any advisory or fiduciary responsibility in favor of you in connection with the LROs or the corresponding Loan Payments and that you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

Under the Investor Agreement, we represent and warrant to you that, among other things, we have complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the LROs.

Prohibited Activities

By agreeing to the terms of the Investor Agreement, you also covenant and agree that, in connection with any funding requests, LROs, Loan Payments or other transactions involving or potentially involving your investment in LROs through the Groundfloor Platform, you will not:

•	take any action on your own to collect, or attempt to collect from any Borrower or its Principals, directly or through any third party, any amount owing under any of your LROs or on any of the Loan Payments that correspond to your LROs;

•	bring a lawsuit or other legal proceeding against any Borrower, its Principals or any other party on any Loan Documents;

•	contact the Borrower or its Principals with respect to any Loan;

•	contact any collection agency or law firm to which any Loan has been referred for collection;

•	violate any applicable federal, state or local laws; or

•	undertake any other action in breach of the terms of the applicable LRO Agreement.

Indemnification

By executing the Investor Agreement, you also agree to indemnify, defend, protect and hold harmless the Groundfloor Parties against all Losses based upon or arising out of (1) any material breach of any obligation you undertake in the Investor Agreement or in any other Investment Document, including but not limited to your obligation to comply with applicable laws; or (2) your acts and omissions and your representations (and those of your employees, agents or representatives) relating to the Groundfloor Parties. Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9(e) of the Investor Agreement), your liability to us will be limited to an amount equal to the aggregate LRO Payments due under any LROs you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. Your obligation to indemnify us survives termination of Investor Agreement, any LRO Agreement and any other Investment Document, regardless of the reason for termination.

However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, you should be aware that in the SEC’s opinion such indemnification is contrary to public policy and therefore unenforceable.

Servicing under the Investor Agreement

The Investor Agreement provides that we (or our agent) will service all LROs and all Loans both before and after default. In servicing such obligations, we may, in our discretion, utilize affiliated or unaffiliated third-party loan servicers, repossessors, collection agencies or other agents or contractors. The Investor Agreement states that the terms of the LRO Agreement govern our rights and obligations with respect to actions to administer, service, collect and enforce a particular Loan. (See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” below.)

Modifications of the Investment Documents

You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we undertake no obligation to identify or correct such errors. We will not otherwise change, modify or alter the terms and provisions of any of the Investment Documents during the Offering Period. After completion of this Offering, we may (without giving prior notice to you) change any term or provision of the Investor Agreement, the Terms and Conditions, the Terms of Service, Privacy Policy, form of LRO Agreement (as it applies to future offerings) and the Groundfloor Platform. We will give you notice (by email) of material changes to such materials.

Marketing

Investors are attracted to our website, www.groundfloor.com, through a variety of sources. The main marketing channels used are online channels, such as search keyword advertising, ad units on social media platforms; website banner ads; online videos hosted on media sites, on our own website, and on social networks; print media; and radio media. We and our founders also maintain an active presence on prominent personal and professional online social networking communities, such as Facebook, LinkedIn, and Twitter. Advertising messages and online content encourage the public to learn more about our business and the Groundfloor Platform. Visitors to the Groundfloor website are encouraged to join the Groundfloor investor community by registering for an account, which is the first step in being able to invest in the Projects. Communications with community members by email and via the Groundfloor website provide information about micro-lending in real estate, developments with the Groundfloor website, company and industry news, and specifics about the investment process. Communications about specific investment opportunities or Projects available on the Groundfloor Platform are restricted in order to comply with state and federal securities regulation. We conduct customer surveys to determine the level of investor satisfaction and to identify issues investors are having with the products and services we offer. Surveys are usually distributed by email. Our representatives will call customers at their request if they require information about our business and any investment opportunities on the Groundfloor Platform.

Technology and Data Security

Overview

We operate our website and services through a cloud-based platform. We own, operate and maintain elements of this system, but significant portions are operated by third parties that we do not control. In particular, the website and database supporting services are hosted by Heroku, Inc. (“Heroku”). Heroku provides a redundant, distributed and scalable hosting environment. We also leverage other industry partners, including Amazon Web Services (“AWS”). AWS provides a suite of auxiliary services we use to supplement the website. In particular, AWS provides image and document storage, distributed domain name system and bulk email services. We pay a monthly subscription fee for both services, which are subject to click-wrap, standard form agreements. Both Heroku and AWS have the right to terminate these agreements for cause and, should they do so, our business will be materially impacted because our website or critical components of our website (and thus, the Groundfloor Platform) will cease to operate until we can find an alternative service provider. We back up all customer data daily and replicate within a cloud infrastructure via an encrypted connection. Both Heroku and AWS have backup copies of the data we upload to them, which is stored in many redundant locations around the world. We continuously monitor the performance and availability of the Groundfloor Platform by leveraging independent third parties with checkpoints from around the world. We aim to provide maximum uptime for our visitors by leveraging cloud infrastructure and through independent monitoring.

We have built a highly scalable, multi-tier, redundant marketplace for investors and real estate developers. All code that makes up the website and supporting services is stored using industry best practices and leading version control provider Github, Inc. (“Github”). We pay Github a monthly subscription fee for this service and, should Github terminate its agreement for cause, our business would be materially impacted because we would no longer have infrastructure through which to develop our code base. We would have to find an alternative provider. We leverage Github’s features and agile development practices to collaborate and build our product in a rapid, scalable and repeatable way.

Payment information and transactions are processed and recorded by the Funds Transfer Agent. All of the communications with the Funds Transfer Agent and other banking institutions occur over a 128 bit Secure Sockets Layer (“SSL”) encrypted connection. Payment methods are tokenized and stored on the Funds Transfer Agent’s Industry compliant infrastructure. Sensitive customer information is encrypted before it is stored within our relational database along with other customer, accounting and investing records. The Funds Transfer Agent and FBO Servicer keep a record of all funds that go into or out of the various Groundfloor accounts held with such entity. We keep records of the same in the Groundfloor Platform database. We periodically reconcile the two sets of data to ensure accounting accuracy.

Data Integrity and Scalability

Communication to and from the Groundfloor Platform is transferred via the SSL protocol and a 128-bit SSL key provided by GoDaddy.com using the latest SHA-2 (2048-bit encryption) cryptographic algorithms. Information provided by investors is stored in a cloud-provided PostgreSQL relational database. Sensitive information acquired from our investors is encrypted before saving to our database using RSA 2048-bit symmetric-encryption keys. Private and public keys are stored in separate locations for maximum privacy and keys can be rotated every 12 months to conform with today’s top security practices. Only our officers have access to customer data, and employees must request credentials to access this data and may only do so in the course of their duties.

The main database for groundfloor.com is backed up at least once a day and stored offsite. All source code and production keys are stored in multiple locations to ensure no single point of failure. We control access to data and systems and leverage multiple security mechanisms to reduce the chance of a security breach. All access measures and accounts are reviewed every six months. All shared accounts are required to have a password change every six months to ensure a secure controlled environment.

Competition

There are a number of existing online investment platforms, of which the leading platforms are offered by LendingClub and Prosper Marketplace. While LendingClub and Prosper Marketplace have a national presence, they are not able to transact business with lenders in all U.S. States, and neither of these platforms focuses specifically on funding real estate projects.

In the real estate space itself, there are five leading platforms, Kiavi, Realty Mogul, Sharestates, Fundrise and Cadre (now part of Yieldstreet). Kiavi, Sharestates, and Cadre compete directly in our space, providing short-term and mid-term loans for renovation projects but exclusively serve accredited and institutional investors. Realty Mogul provides equity real estate investment opportunities for mid to large projects but exclusively serves accredited investors. Fundrise provides equity, debt and REIT investment opportunities in real estate and serves both accredited and unaccredited investors, but focuses on mid-tier developers doing seven to eight figure projects.

In general, we face competition from existing financial institutions that lend to real estate developers, such as banks and specialty lenders (also known as hard money lenders). The commercial lending market for real estate lending in general and lending to single-family, multi-family, and small commercial projects in particular is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on the Groundfloor Platform. If the Groundfloor financing model achieves broad success, additional competitors are likely to enter the market. The crowdfunding provisions enacted in Title III of the JOBS Act and the Regulation “A+” provisions enacted in Title IV of the JOBS Act are likely to lower the barriers to entry for financial services platforms and may draw a significant number of competitors into the marketplace.

Increased competition could result in reduced volumes, reduced fees or the failure of the Groundfloor Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. If any of the principal competitors or any major financial institution decided to compete vigorously for our customers, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we have available and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships. These competitors may be better able to develop new products, to respond more quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to stay competitive and innovative, the demand for the products and services we offer through the Groundfloor Platform could stagnate or substantially decline.

Government Regulation

U.S. State and Federal Securities Laws

The LROs offered hereby are “securities,” as defined in the Securities Act and state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

The LROs being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of LROs described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Tier 2 of Regulation A. Although the Offering is not subject to registration or qualification requirements under state securities laws, we may be required to make notice filings and pay fees in certain jurisdictions related to the Offering.

Equal Credit Opportunity Act

The federal Equal Credit Opportunity Act (“ECOA”) and the regulation issued by the Federal Reserve Board implementing the ECOA, Regulation B, prohibit discrimination in any aspect of a credit transaction on the basis of race, color, religion, national origin, sex, marital status, age (with certain limited exceptions), because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. We comply with the ECOA’s nondiscrimination requirements.

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”) and Regulation E, which implements it, provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by NACHA. Most transfers of funds in connection with the origination and repayment of the Loans are performed by ACH. We obtain necessary electronic authorization from Borrowers and investors for such transfers in compliance with such rules. Transfers of funds through the Groundfloor Platform are executed by Dwolla, Inc. (our Funds Transfer Agent) and conform to the EFTA, its regulations and NACHA guidelines. We may change the identity of our Funds Transfer Agent at any time without prior notice to you.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. E-SIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When a Borrower or potential investor registers on the Groundfloor Platform, we obtain his or her consent to transact business electronically and maintain electronic records in compliance with E-SIGN and UETA requirements.

Lending and Usury Regulation

We must comply with regulatory regimes, including those applicable to mortgage lending transactions, various aspects of which are untested as applied to the Groundfloor Platform. Certain state laws generally regulate interest rates and other charges we can impose and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of Loans originated through the Groundfloor Platform. We believe we structure our Loans to Borrowers in accordance with licensing or other requirements applicable to us. To that end, we do not make Loans to finance owner-occupied residential projects, which may include a building with a limited number of residential “units.” We also require that Borrowers represent to us that the property will not be used as a residence by the Borrower and that the proceeds of the requested Loan will be used for business purposes and not for personal, family or household purposes. We may also adjust the interest rates charged on Loans to comply with applicable usury restrictions. If necessary, we obtain required licenses in a particular jurisdiction before facilitating Loans in such jurisdiction, or, if we determine not to obtain such license, we will not originate Loans in that particular jurisdiction.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory scrutiny and investigations of the operations of peer-to-peer or micro-lending platforms as well as trading and other investment activities of alternative investment funds. Increased regulatory scrutiny and investigations of this nature may impose additional expenses on us, may require the attention of our senior management and may result in fines if we are deemed to have violated any regulations.

Foreign Laws and Regulations

We do not permit non-U.S. residents to register as members on the Groundfloor Platform, and we do not operate outside the United States. Therefore, we are not subject to foreign laws or regulations.

Employees

As of September 30, 2024, we had 85 full-time employees and no part-time employees.

Properties

As of September 30, 2024, we did not own any property. Our headquarters are located in Atlanta, Georgia, which we currently lease office space.

Legal Proceedings

As of September 30, 2024, we were not a party to any material legal proceedings. We are from time to time party to certain other legal actions in the ordinary course of our business, including foreclosure actions on Loans we have originated and other legal proceedings related to resolving Borrower defaults. We believe these actions are routine in nature and incidental to the operation of our business.

MANAGEMENT

Directors, Executive Officers and Significant Employees

Name	Position	Age	Term of Office
Executive Officers:
Brian Dally	President and CEO, and Director	53	January 2013
Nick Bhargava	Executive Vice President, Legal and Regulatory, Acting Chief Financial Officer and Secretary	40	January 2013

Directors:
Bruce Boehm	Director (independent)	71	December 2014
Nick Bhargava	Director	40	January 2013
Brian Dally	Director	53	January 2013
Yair Goldfinger	Director (independent)	52	January 2022
Lucas Timberlake	Director	37	November 2019
Michael Olander, Jr.	Board Observer	41	December 2014
Richard Tuley Jr.	Board Observer	52	December 2014

Significant Employees:
Patrick Donoghue	Vice President of Real Estate	50	March 2016
Chris Schmitt	Chief Technology Officer	50	February 2014

Biographies of Directors, Executive Officers and Significant Employees

Brian Dally is a co-founder of the Company, has served on our Board of Directors and as our President and Chief Executive Officer since the Company’s inception. Prior to forming the Company, he served as the Chief Instigator of Fomentum Consulting, LLC beginning in September 2012, responsible for consulting for technology companies in the area of marketing, customer acquisition, and product development. As the Senior Vice President and General Manager of Republic Wireless, a division of Bandwidth.com, from January 2010 to September 2012, Mr. Dally led the successful formation and launch of the company’s mobile division, including managing over 60 individuals and achieving a $60 million revenue run-rate before the end of the first year of operation. From May 2008 to January 2009, Mr. Dally served as the Principal at Peripatetic Ventures Corp., a management consulting firm for high-growth technology company clients, where he assisted clients to develop partnerships to execute new product strategies and cultivate potential customer relationships in addition to conducting buyer needs research, analyzing competition, and crafting positioning and messaging. Mr. Dally has also held officer-level positions with Cecure Gaming LTD, a consumer poker and casino games service for mobile phones, and Motricity Inc., a mobile platform for entertainment and applications. Mr. Dally received a JD from Harvard Law School in June 1999, a MBA from Harvard Business School in 1999, and a BA in Political & Social Thought from the University of Virginia in 1993.

Nick Bhargava is a co-founder of the Company, has served on our Board of Directors and as its Secretary since our inception. Mr. Bhargava was also named Executive Vice President, Legal and Regulatory in July 2014. Mr. Bhargava completed a Practicum with SciQuest Inc. from January 2012 to May 2012 where he was responsible for reviewing and editing the company’s federal securities filings and sales contracts. Previous to that, he served as a Regulatory Analyst for the Financial Services Roundtable from May 2011 to August 2011, where he reviewed and analyzed legislation and regulation, particularly the Dodd-Frank Wall Street Reform and Consumer Protection Act rulemakings. From May 2010 to August 2010, Mr. Bhargava served as an Honors Intern in Trading and Markets with the SEC, at which he was tasked with researching and analyzing the May 6, 2010 Flash Crash in addition to reviewing proposed rules, comments on proposed rules and SRO filings. As an Enforcement Intern with the Financial Industry Regulatory Authority from May 2009 to August 2009, Mr. Bhargava was responsible for developing enforcement actions against broker-dealers. Prior to these positions, Mr. Bhargava worked as a Trader for TD Waterhouse Inc. from September 2006 to February 2008 and had responsibility for taking and executing trade orders for equities and equity options for high value accounts. Mr. Bhargava received his LLM from Duke University School of Law in 2012, a JD from American University in 2011, and a BS in Biological Sciences and Business from University of Alberta in 2006.

Bruce Boehm has served on our Board of Directors since December 2014. Mr. Boehm is an active angel investor in the Raleigh-Durham area and advisor to several specialty investment funds. During his career, he has been a director for more than 35 publicly and privately held companies. From 1992 to 1996, he created and directed the Masters of Engineering Management Project at the University of Canterbury in Christchurch, New Zealand. Prior to 1992, he was a General Partner of U.S. Venture Partners in Menlo Park, California, with responsibility for a portfolio of approximately 20 healthcare and technology investments. Prior to 1982, he was employed by several Silicon Valley and Route 128 companies as an engineer and project manager. Mr. Boehm received a BS from MIT in 1975 and a MS and MBA from Stanford University in 1982. Mr. Boehm qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions.

Yair Goldfinger has served on the Board of Directors at Groundfloor since 2022. He is a Co-Founder of AppCard and serves as its Chief Executive Officer. He serves as Board Member at Undoit Medical. He is a serial entrepreneur and active angel investor. At 26, he co-founded ICQ, the world's first Internet-wide instant messaging service, which was acquired by AOL (NYSE:AOL). In 2001, Yair co-founded Dotomi, an online advertising technology company that focuses on creating personal, relevant, and timely one-to-one messaging between marketers and their customers. Dotomi was acquired by ValueClick (NASDAK:VCLK). Yair holds a B.Sc. in math and computer science from Tel-Aviv University and holds several patents in the field of instant messaging. In 2005, he received the Wharton Infosys Business Transformation Award, and in 2009, he was chosen by the World Economic Forum as a Young Global Leader. He also served as Board Member at Silent Communication.

Lucas Timberlake Lucas Timberlake has served on our Board of Directors since November 2019. Mr. Timberlake has over 10 years of financial services experience in a variety of capacities, including venture capital, private equity, and investment banking. Currently, Mr. Timberlake is a Partner with Fintech Ventures Fund, a financial technology-focused investment firm, since 2015. Since assuming his current role, Mr. Timberlake has held several board director positions with technology-enabled lending companies in the small business and real estate lending sectors, and currently serves on the board of directors for IOU Financial. Previously, Mr. Timberlake was part of the investment team with Antarctica Capital, an international private equity firm focusing on real assets and insurance opportunities. Mr. Timberlake began his career as an investment banking analyst with Bank of America Merrill Lynch. Mr. Timberlake holds a Bachelor of Arts in Economics and Political Science from Columbia College of Columbia University.

Michael Olander Jr. was appointed to our Board of Directors in December 2014 and is currently an observer at meetings of the Board of Directors. Since the Company’s inception in 2005, Mr. Olander has served as CEO, in addition to being the sole member and manager, of MDO Holdings, LLC, a diversified holding company that operates three core subsidiaries: MDO2 Fitness, LLC owns and operates 28 health clubs under the names O2 Fitness and East Shore Athletic Clubs; MOREI, LLC and its affiliates own in excess of 250,000 square feet of commercial real estate; and MDO Ventures JS, LLC is an investment company with over a dozen companies currently funded. Mr. Olander sits on the board of five companies funded by MDO Ventures and serves as an advisor to two more. He earned his Bachelor of Arts in Business Administration from the College of Charleston in 2004.

Richard (“Rick”) Tuley Jr. was appointed to our Board of Directors in December 2014 and is currently an observer at meetings of the Board of Directors. Mr. Tuley is an experienced real estate entrepreneur and business operator. He currently serves as the managing broker of Richard Tuley Realty, Inc., a real estate brokerage firm specializing in residential and commercial investment sales and property management which was founded in 1982. Mr. Tuley has been a licensed broker since 1992 and assumed full firm management in 2009. In addition, Mr. Tuley serves as President of Destiny Development Corporation, a Georgia-based general contracting firm founded in 2001. Destiny specializes in upscale custom and speculative residential construction and remodeling. Mr. Tuley is responsible for firm strategy, securing mortgage capital and making investment decisions. He is a third generation home builder, whose father founded two home building companies in Atlanta, Georgia. Mr. Tuley has over 25 years of experience in new home construction, lot and land development for multiple Fortune 500 companies, retail development, residential redevelopment, property management and long-term investing. Mr. Tuley is also an angel investor. He previously worked for the real estate team within Ernst & Young's entrepreneurial services group. He was also a senior associate in Leveraged Finance and the Financial Sponsors Coverage groups at UBS and a principal with Katalyst Venture Partners in New York. Between real estate and Wall Street, Mr. Tuley has been involved in well over $1 billion in transactions during his career. Mr. Tuley earned his undergraduate degree from Georgia Tech in 1992 and his MBA from Harvard Business School in 1999. While servicing on the Board, Mr. Tuley qualified as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions.

Patrick Donoghue has served as our Vice President of Real Estate since March 2016, previously serving in this role on a contract basis. Prior to this, Mr. Donoghue served as Senior Associate for RevitaLending from May 2015 to January 2016, where he worked to optimize the firm’s capital market structure and proliferate the loan growth model. Previously serving as Vice President of Wholesale Operations for ACC Mortgage from Mary 2014 until Mary 2015, Mr. Donoghue managed the entire loan process for a significant broker channel reviewing and funding private money loan transactions. Mr. Donoghue has been active in the private lending space since 2006 underwriting, originating and servicing private money loans. Prior to this, Mr. Donoghue served as production manager and originator for various mortgage companies and began his career as a Branch Manager for the United States Senate FCU. Mr. Donoghue graduated from Edinboro University of Pennsylvania with a B.A. in Psychology in 1997.

Chris Schmitt has been employed since February of 2014, now serving as our Chief Technology Officer (CTO). Prior to joining the Company, he served as Senior Program Manager for Bandwidth.com beginning in January 2012, where he lead multiple teams in efforts to coordinate the release of products, created and implemented a new Beta program to improve product quality, and worked with senior management to define tasks and priorities for his teams. Mr. Schmitt served as the IT Manager of Bandwidth.com from September 2011 to January 2012, and in this role he managed a group of five developers on day-to-day operations of building and maintaining the website and back office and launch night of republic wireless including a massive scaling effort on Amazon’s EC2 services to handle peak web traffic. As Senior Borrower for Bandwidth.com from October 2010 to September 2011, Mr. Schmitt’s responsibilities included organizing and acting as the team lead for the Broadband division. Also in this role, he took the division from an excel-based back office to an online back office through multiple integration, rebuilt the online customer portal with many enhanced features and reconstructed the back end to make it more scalable to meet future demand, and built a distributed ping-based product leveraging Amazon EC2 services from multiple regions to compete with other industry participants. Mr. Schmitt served as Senior Database Administrator for Credit Suisse from August 2009 to October 2010, where he acted as a primary database administrator for over 100 servers and worked with support groups to help improve communication and processes. Mr. Schmitt also operated his own consulting firm, TreadPath Software, LLC, from August 2007 to October 2010. Mr. Schmitt received a BA in Computer Information Systems from Roger Williams University in 1997.

Compensation of Our Management

The chart below includes the aggregate annual remuneration for the fiscal year ended December 31, 2023 of each of our current executive officers.

Name	Capacities in which remuneration was received during 2016	Cash Compensation ($)	Other compensation ($)	Total compensation ($)
Brian Dally	President and Chief Executive Officer	$240,000	—	$240,000
Nick Bhargava	Executive Vice President, Legal and Regulatory	$185,000	—	$185,000

As of the date of this Offering Circular, we have not compensated our outside directors for their service on our Board of Directors, except that Messrs. Boehm and Tuley each received options to purchase 8,000 shares of our common stock as compensation for their service on the board during 2015. If exercised, these options will not represent five or more percent of any class of securities. The grant solely serves as service compensation and is customary for companies in our industry in order to attract and retain qualified directors. In the future, we may implement an outside director compensation program that includes grants of cash and/or equity-based awards.

Employment Agreements

Except as described below, we have entered into employment agreements with each of our officers and significant employees in the form of offer letters. Each offer letter provides for “at will” employment and sets forth the compensation arrangements for the officer. The offer letters do not provide for any arrangements for payments or benefits upon termination of employment in specified circumstances, including following a change in control.

Employment Agreement with Brian Dally, President and CEO

We entered into an Executive Employment Agreement with Brian Dally on November 14, 2014. The initial term of the agreement extends to December 31, 2017 and will automatically renew on a year-to-year basis thereafter unless otherwise terminated as provided therein. The agreement provides that Mr. Dally will receive a base salary, which is currently $240,000. The agreement also provides that, on or immediately after the three-month anniversary of the closing of such an equity financing, our Compensation Committee shall consider the establishment of an incentive bonus in which Mr. Dally will be eligible to participate. Mr. Dally is entitled to up to 25 business days of paid time off in each full calendar year and to receive reimbursement for all of his reasonable business expenses incurred in performing his services to us pursuant to the agreement. The agreement also provides that Mr. Dally will be entitled to severance of 12 months of his annual base salary following a Termination Without Cause or Resignation with Good Reason (each as defined in the agreement) in addition to any base salary owed through the effective date of such termination, payment for accrued unused PTO, any bonus to which Mr. Dally is entitled for a preceding period but unpaid as of the date of termination, and continued participation in Groundfloor benefit plans for 12 months. In consideration for us entering into the agreement, Mr. Dally agreed to be bound by certain non-competition and non- solicitation/interference/non-disparagement provisions during the term of the agreement and for 12 months following his termination.

Employment Agreement with Nick Bhargava, Executive Vice President, Legal and Regulatory

We entered into an Executive Employment Agreement with Nick Bhargava on November 14, 2014. The initial term of the agreement extends to December 31, 2017 and will automatically renew on a year-to-year basis thereafter unless otherwise terminated as provided therein. The agreement provides that Mr. Bhargava will receive a base salary, which is currently $185,000. The agreement also provides that, on or immediately after the three-month anniversary of the closing of such an equity financing, our Compensation Committee shall consider the establishment of an incentive bonus in which Mr. Bhargava will be eligible to participate. Mr. Bhargava is entitled to up to 25 business days of paid time off in each full calendar year and to receive reimbursement for all of his reasonable business expenses incurred in performing his services to us pursuant to the agreement. The agreement also provides that Mr. Bhargava will be entitled to severance of 12 months of his annual base salary following a Termination Without Cause or Resignation with Good Reason (each as defined in the agreement) in addition to any base salary owed through the effective date of such termination, payment for accrued unused PTO, any bonus to which Mr. Bhargava is entitled for a preceding period but unpaid as of the date of termination, and continued participation in Groundfloor benefit plans for 12 months. In consideration for us entering into the agreement, Mr. Bhargava agreed to be bound by certain non- competition and non-solicitation/interference/non-disparagement provisions during the term of the agreement and for 12 months following his termination.

Lack of Separate Representation

The attorneys, accountants and other professionals who perform services for us do not represent investors, and no other counsel or professionals have been retained to represent the interests of investors who purchase LROs.

PRINCIPAL SHAREHOLDERS

Groundfloor Capital Stock

The table below sets forth information as of September 30, 2024 with respect to ownership of our common stock (on the basis of total shares outstanding as well as with respect to shares deemed to be beneficially owned, including shares issuable upon exercise of outstanding stock options and upon conversion of outstanding preferred stock) and of our preferred stock (on the basis of each individual series as well as total shares outstanding) by (i) each of our executive officers for fiscal year 2024 who beneficially owns 10% or more of the outstanding shares of any class of capital stock, (ii) each person or entity who beneficially owns 10% or more of the outstanding shares of each class (or series within a class) of capital stock, and (iii) all of our current directors and executive officers as a group. Except as otherwise noted, the mailing address for each shareholder is 1201 Peachtree St NE, Suite 1104-400, c/o Groundfloor Finance Inc., Atlanta, GA 30361. All of the outstanding stock options have been issued pursuant to the Groundfloor Finance Inc. 2013 Stock Option Plan (the “2013 Plan”). Except for options granted pursuant to this stock option plan and the preemptive rights under the Investors’ Rights Agreement (as defined below), no options, warrants or other rights to purchase our securities are held by any person.

Pursuant to this stock option plan and the preemptive rights under the Investors’ Rights Agreement (as defined below), no options, warrants or other rights to purchase our securities are held by any person.

	Common Stock				Preferred Stock
Name and Address of Beneficial Owner	Outstanding Shares	% of Class	Total Beneficially Owned Shares	% of Class	Shares of Series Seed	% of Series Seed	Shares of Series A	% of Series A
Brian Dally	609,506	22.6%	609,506	11.3%	—	—	—	—
Nick Bhargava	538,700	20.0%	538,700	10.0%	—	—	—	—
Lucas Timberlake (1)	—	—	635,277	11.8%	—	—	635,277	85.0%
Yair Goldfinger	60,765	2.3	301,035	5.6%	—	—%	—	—
Bruce Boehm	6,043	*	53,507	1.0%	28,691	5.2%	6,773	*
Directors and Executive Officers as a Group (5 persons)	1,215,014	45.1%	2,138,025	39.8%	28,691	5.2%	642,050	85.9%

Name and Address of Beneficial Owner	Shares of Series B	% of Series B	Shares of Series B-2	% of Series B-2	Shares of Series B-3	% of Series B3	Preferred Outstanding	% of Class
Brian Dally	—	—%	—	—%	—	—	—	—
Nick Bhargava	—	—%	—	—%	—	—	—	—
Lucas Timberlake (1)	—	—	—	—%	—	—	635,277	31.8%
Yair Goldfinger	—	—	189,270	100.0%	—	—%	189,270	9.5%
Bruce Boehm	—	—	—	—%	—	—%	35,464	1.8%
Directors and Executive Officers as a Group (5 persons)	—	—%	189,270	100.0%	—	—%	860,011	43.0%

(1) Includes shares held by FinTech Ventures Fund, LLLP (“FinTech Ventures”), for which Mr. Timberlake holds voting and dispositive power through FinTech Ventures’ general partner, qWave Capital LLC. The address for FinTech Ventures is 3445 Stratford Road, Suite 3902, Atlanta, Georgia 30326.

* Represents less than 1%.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

General Note Regarding Certain Transactions

We note that we have determined that the terms of certain transactions discussed below were as favorable to us as those generally available from unaffiliated third parties; however, we lacked sufficient disinterested independent directors to approve the transaction at the time it was carried out. We have pre-existing, substantive relationships with numerous sophisticated private investors across the Southeast, and particularly in the Atlanta, Georgia and the Raleigh-Durham, North Carolina areas. We marketed the potential terms for transactions described below with such private investors and confirmed that transactions with unaffiliated third parties were not available on terms as favorable to us as the terms of the financings it entered into (as described below). Further, the Series Seed Financing and the Series A Financing were each led by private investors affiliated with Messrs. Olander and Kouzmine, respectively, each of whom are seasoned investors who were not affiliated with us prior to the applicable financing.

Series Seed Financing

Certain affiliates and family members of members of our Board participated in the Series Seed Initial Closing (before appointment to our Board) and Subsequent Closings of the Series Seed Financing (each as defined below). The table below includes the amount of such participation for each such purchaser:

Director or Affiliate	Aggregate Shares of Series Seed Stock	Initial Closing Purchase Amount	Subsequent Closings Purchase Amount	Conversion of Outstanding Convertible Promissory Note	Total Purchase Price
MDO Ventures JS LLC(1)	90,384	$150,000	$50,000	$208,044.44	$408,044.44
Nancy Luberoff(2)	28,691	$30,000	$30,000	$68,037.78	$128,047.78

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, an observer and previous member of our Board.

(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.

The terms of the transaction were as favorable to us as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors at the time of the Series Seed Initial Closing to approve the transaction. The Subsequent Closings were approved by our Board, including all of the disinterested independent directors.

Bridge Note Financing

During November 2015, we entered into promissory notes (the “2015 Bridge Notes”) with investors for total proceeds of $250,000 (the “2015 Bridge Financing”). The notes incur interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of May 5, 2016 or the closing of an equity financing with gross proceeds of at least $4,250,000. The 2015 Bridge Notes and all accrued but unpaid interest thereunder were cancelled as consideration for shares of Series A Preferred Stock in connection with the Series A Initial Closing (as defined below). Certain affiliates and family members of members of our Board purchased notes in the offering. The table below includes the note principal amount for each such purchaser:

Director or Affiliate	Note Principal Amount
MDO Ventures JS LLC(1)	$25,000
Nancy Luberoff(2)	$25,000
Richard Tuley Realty, Inc.(3)	$25,000

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, an observer and previous member of our Board.

(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.

(3)	Richard Tuley Realty, Inc. is an affiliate of Mr. Tuley, an observer and previous member of our Board.

The terms of the transaction were as favorable to us as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors to approve the transaction at the time it was carried out.

Series A Financing

On November 24, 2015 (the “Series A Initial Closing”), we issued an aggregate of 708,110 shares of our Series A Preferred Stock for aggregate consideration of approximately $4,737,298 pursuant to that certain Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”), dated November 24, 2015 among the Company and the investors named therein (the “Series A Investors”). Pursuant to the Series A Purchase Agreement, we issued and sold an additional 39,263 shares of Series A Preferred Stock in subsequent closings through December 4, 2015 (collectively, the “Series A Subsequent Closings” and together with the Series A Initial Closing, the “Series A Financing”).

Certain affiliates and family members of members of our Board participated in the Series A Financing by accepting shares of Series A Preferred Stock as consideration for the cancellation of the outstanding principal and payment of accrued interest under the 2015 Bridge Notes. The table below includes the shares of Series A Preferred Stock for each such purchaser:

Director or Affiliate	Aggregate Shares of Series A Preferred Stock	Cancellation of Bridge Note Principal	Payment of Accrued Bridge Note Interest	Total Purchase Price
MDO Ventures JS LLC(1)	3,750	$25,000	$90.41	$25,090.41
Nancy Luberoff(2)	3,754	$25,000	$115.07	$25,115.07
Richard Tuley Realty, Inc.(3)	3,751	$25,000	$98.63	$25,099.63

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, an observer and previous member of our Board.

(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.

(3)	Richard Tuley Realty, Inc. is an affiliate of Mr. Tuley, an observer and previous member of our Board.

The terms of the transaction were as favorable to us as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors to approve the transaction at the time it was carried out.

In connection with the Series A Financing, we entered into an Amended and Restated Investors’ Rights Agreement (as amended and restated, the “Investors’ Rights Agreement”) and a Voting Agreement with the holders of our preferred stock and a Right of First Refusal and Co-sale Agreement with the Series A Investors.

The Investors’ Rights Agreement, among other things: (i) grants our preferred stockholders specified registration rights with respect to shares of our common stock, including shares of common stock issued or issuable upon conversion of the shares of preferred stock held by them; (ii) obligates us to deliver periodic financial statements to certain of the stockholders who are parties to the Investors’ Rights Agreement; and (iii) grants a preemptive right with respect to the holder’s pro rata share of any equity securities, or rights, options or warrants to purchase such equity securities, or securities convertible or exchangeable into such equity securities, offered by us in the future subject to certain customary exceptions, to the stockholders who are parties to the Investors’ Rights Agreement.

The Voting Agreement, among other things, provides for the voting of shares with respect to the size and constituency of our Board of Directors. Pursuant to the Voting Agreement, Mr. Kouzmine was designated to serve as the designee of FinTech Ventures. The holders of a majority of our common stock and Messrs. Dally and Bhargava have the right to designate the third and fourth members of the Board of Directors, respectively, which continue to be Messrs. Dally and Bhargava. The final two members of the Board of Directors shall be individuals chosen by the remaining members of the Board as independent directors, which are Messrs. Boehm and Goldfinger.

The Right of First Refusal and Co-sale Agreement, among other things, grants the Series A Investors rights of first refusal and co-sale with respect to proposed transfers of our securities by specified stockholders and grants us rights of first refusal with respect to proposed transfers of our securities by specified stockholders.

Pursuant to Article VII Section 4 of our Bylaws, a shareholder who desires to transfer our shares must first make a written offer to us to purchase the shares at the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares. In connection with the Initial A Closing, we also entered into a letter agreement with the Series A Investors to waive this right of first refusal in favor of us for future transfers by the Series A Investors.

ISB Note

On January 11, 2017, we entered into a promissory note and security agreement (as amended, the “ISB Note”) in favor of ISB Development Corp., an affiliate of Mr. Kouzmine (“ISB”), for a principal sum of $1,000,000. We paid to ISB an origination fee of $10,000 concurrently with the funding by ISB of the principal of the ISB Note. We subsequently entered into an amendment to the ISB Note extending the repayment schedule in return for a $5,000 amendment fee, a second amendment increasing the principal amount outstanding to $2,000,000, and a third amendment further extending the repayment schedule among other terms described below in return for a $10,000 amendment fee.

The ISB Note incurs interest at the rate of 8% per annum from January 11, 2017 until September 30, 2017 and 14% per annum from October 1, 2017 until payment in full of the ISB Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The ISB Note must be repaid as follows: (i) $250,000, plus any accrued but unpaid interest thereon, was due and payable on June 30, 2017, (ii) $250,000, plus any accrued but unpaid interest thereon, is due and payable on March 31, 2019, (iii) $500,000, plus any accrued but unpaid interest thereon, is due and payable on June 30, 2019, (iv) $250,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019, and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2019. As of the date hereof, the principal sum of $1,750,000 remains outstanding.

The ISB Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The ISB Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the ISB Note shall increase by 7%. As collateral security for the ISB Note, we granted to ISB a first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s credit facility with Revolver Capital; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by us or one of our subsidiaries; and (iii) the equity interest in any subsidiary formed by us for the sole purpose of issuing Loans and corresponding series of LROs. Loan Payments, as proceeds to Loans, also qualify as property excluded from ISB’s security interest under the ISB Note. Further, the security interest to ISB does not include Loan Proceeds held in the Groundfloor Borrower FBO Account pending disbursement and the LRO Payments held in the Investor FBO Account, in each case for which the Company has disclaimed any beneficial interest therein.

In connection with the third amendment to the ISB Note, the Company agreed to issue to ISB a warrant for the purchase of shares of our common stock on the first day of each quarter commencing on October 1, 2017 until the ISB Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock, (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock.

We entered into the ISB Note for the purpose of using the proceeds for our loan advance program (see “Description of the Company’s Business—How the Groundfloor Platform Operates—Loan Advances” above), but may use the proceeds for other purposes in our sole discretion.

The terms of the transaction were unanimously approved by our disinterested independent directors (in addition to the remaining members of the board).

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a former director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. In September 2020, the terms were again amended to retroactively change the interest rate to 10% per annum and to require monthly interest payments. As of December 31, 2023, and 2022, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $303,333 and $285,300, respectively.

Purchase of LROs by Related Parties

Our executive officers, directors and 10% stockholders have purchased LROs and, prior to September 2015, Georgia Notes, from time to time in the past. Such purchases have not exceeded 50% of a single series of LROs or Georgia Notes, as applicable, for any individual executive officer, director, or 10% stockholder and the Board of Directors has approved a policy that future investments in LROs by such parties shall not exceed $50,000 in a single series of LROs, whether issued by us or one of our affiliates. Their right to receive LRO Payments and other obligations are the same as all holders of the same series of LROs. These purchases count towards the Purchase Amount required to fully subscribe a given series of LROs. However, these purchases are made for the personal investment accounts of these individuals and not for resale, and are not directed by us or any of the Promoters, nor are the purchases made for purposes of ensuring the offering is fully subscribed. Their right to receive LRO Payments and other obligations are the same as all holders of the same series of LROs.

TRANSACTIONS WITH PROMOTERS

A majority of our Independent Directors that do not have an interest in the transaction must approve any loan or other material affiliated transaction involving our Promoters. We and our affiliates have never made and, except for Loans that pass through the our underwriting process, approved by a majority of our disinterested Independent Directors, and covered by a duly qualified offering statement, do not intend to make, loans to, or loan guarantees on behalf of, the Promoters. Further, except as discussed above, we and our affiliates have not engaged in and do not intend to engage in material transactions with the Promoters.

Any material affiliated transactions entered into by us in the future will be made on terms that are no less favorable than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions, and any forgiveness of loans, will be subject to approval by a majority of our Independent Directors, in accordance with the Company’s Policy Regarding Transactions with Promoters.

In making the representations above, our officers, directors, and counsel (i) considered their diligence and assured that there is a reasonable basis for such representations, and (ii) considered whether to embody the representations in our charter or bylaws.

GENERAL TERMS OF THE LROS

We will issue the LROs in distinct series, each corresponding to a Project and Loan described in more detail in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. LROs will be issued in denominations of $10 and integral multiples of $10. Your rights and obligations as a holder of LROs and our rights and obligations with respect thereto are governed by the Investor Agreement and, more particularly, the LRO Agreement (which also governs the purchase and sale of the LROs). A copy of the standard form of LRO Agreement begins on page LRO-1 of this Offering Circular. The LRO Agreement applicable to each particular series of LROs being offered hereby is available by hyperlink through the Groundfloor Platform on the corresponding Project Summary.

LRO Payments and Term

On each LRO in a series, we will pay to each holder thereof the Purchase Amount and the Accrued Return earned thereon. Our obligation to make such LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. Payment on each series of LROs will be dependent upon our receipt of Loan Payments in connection with the corresponding Loan. We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make LRO Payments out of any funds at our disposal.

We may prepay the LROs at any time without penalty and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. If, as a result of any prepayment, all of the Purchase Amount of, and Accrued Return earned on, the LRO through the date of payment have been paid in full, our obligation to make any LRO Payments thereunder will automatically terminate (and the corresponding LRO shall be of no further force or effect). We will prepay a given series of LROs as and when a Borrower on the corresponding Loan makes a full payment of principal and accrued interest to us ahead of the maturity on the corresponding Loan.

Subject to the servicing standards set forth in the LRO Agreement, we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make payments to you and, in some instances, could result in the loss of your entire investment. All LRO Payments will be made directly to your funding account and will be made in U.S. dollars. All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward). The LRO is not payable at your option. Any taxes due and payable on any LRO Payments are your sole responsibility; you agree to reimburse us promptly for any such taxes paid by us.

Our obligation to make LRO Payments automatically terminates (and the corresponding LRO shall be of no further force or effect) on the final payment date, which is the maturity date of the corresponding Loan, assuming the entire Purchase Amount and Accrued Return earned thereon have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid on the final payment date (or, for administrative convenience, within five business days thereof). In such case, our obligation to make LRO Payments on such series of LROs will terminate on the earlier of (i) the date on which the remaining Purchase Amount of, or Accrued Return earned on, the LRO through the date of payment has been paid in full, (ii) the date on which all available Collection Proceeds have been applied and the holder’s pro rata share thereof paid as LRO Payments in accordance with the terms of the LRO Agreement, or (iii) the extended payment date. We will not have to make any further LRO Payments (irrespective of whether the expected yield on the LRO has been paid in full), after the extended payment date.

Since LRO Payments are conditioned upon the receipt by the Company of Loan Payments on the corresponding Loan, the anticipated repayment schedule of the LROs generally reflects that of the corresponding Loan, which, like the LRO, is subject to prepayment without penalty. The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity.

Relationship of the Parties

The LRO Agreement sets forth the relationship between you and the Company with respect to each series of LROs you are purchasing. Our duties to you are limited to those obligations explicitly set forth in the Investment Agreement and the LRO Agreement, and we assume no other duties, fiduciary or otherwise, to you.

Pursuant to the terms of the LRO Agreement, you and we agree that (i) we (or one of our affiliates) may have advanced funds to originate the Loan prior to the Original Issue Date and may sell additional LROs of the series relating to the Loan from time to time; (ii) you will be considered the legal and equitable owner of the LRO governed by the LRO Agreement for all purposes; (iii) you will look only to the Company for payment of the Purchase Amount and any Accrued Return earned on the LRO; and (iv) you have no interest in any property of the Company (including any of its affiliates), the Borrower or its Principals taken as security or guaranty for the Loan or in any property in our possession or control, which other property may secure the Loan.

Further, neither we (nor any of our agents) will incur liability by acting upon any notice, consent, certificate, or other instrument or writing believed by us (or our agent) to be genuine and signed by or sent by the proper party.

By entering into the LRO Agreement, you also expressly waive and release, as a condition of and as part of the consideration for the issuance of the LRO, any recourse under or upon any obligation, covenant or agreement contained in the LRO Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future member or manager or any shareholder, officer or director, as such, of any member or manager of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise.

Events of Default

You will have no recourse against us (or any of our affiliates) under the LRO Agreement unless, and then only to the extent that an Event of Default (as defined below) has occurred and is continuing. An “Event of Default” will be deemed to occur if:

(1)	we fail to comply with our payment obligations set forth in the LRO Agreement and such failure continues for a period of 60 days after receipt by the Company of notice from you;

(2)	we fail to comply with any of our agreements in the Investor Agreement or the LRO Agreement (other than those referred to in paragraph (1) above and other than a covenant or warranty, the breach of which is specifically discussed below) and such failure continues for 60 days after receipt by the Company of notice from you, provided, however, that, if we proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 60 days, then such period shall be increased to such extent as shall be necessary to enable us diligently to complete such curative action; a court of competent jurisdiction enters (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the

(3)	Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of our property, or ordering the wind up or liquidation of our affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(4)	(a) we commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) we consent to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) we file a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (d) we (i) consent to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (ii) make an assignment for the benefit of creditors.

If an Event of Default specified in paragraph (1) or paragraph (2) above occurs and is continuing, upon your notification to us, the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, and all unpaid Accrued Return earned thereon, will become and be immediately due and payable, subject in each case to certain limitations set forth in the LRO Agreement, notwithstanding any other provision of the LRO Agreement. A default under paragraph (1) or (2) above is not an Event of Default until you notify us of the default and we do not cure such default within the time specified in paragraph (1) or (2) above after receipt of such notice.

If an Event of Default specified in paragraph (3) or paragraph (4) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO Agreement, and all unpaid Accrued Return earned thereon, will become and be immediately due and payable without any declaration or other act on your part, notwithstanding any other provision of the LRO Agreement. You, by notice to us, may rescind acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, and (ii) all Events of Default specified in paragraph (3) or paragraph (4) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. There will be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Accrued Return earned thereon, upon the occurrence of an Event of Default other than an Event of Default specified in paragraph (3) or paragraph (4).

Ranking

The LROs will not be contractually senior or contractually subordinated to any our indebtedness. The LROs will be unsecured special, limited obligations of the Company only. Holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of our subsidiaries), or of any Borrower or of its Principal(s). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. We may prepay the LROs at any time without penalty and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.”

You will not have any recourse against us unless, and then only to the extent that, we have failed to pay your LRO Payment when due or have otherwise breached a covenant of the LRO Agreement. We will be obligated to make payments on the LROs only if and to the extent we receive Loan Payments on the corresponding Loan. We will pay to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of amounts. Loan Payments will be secured by the assets of the corresponding Project.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the holder of a LRO as compared to the holders of our other unsecured indebtedness with respect to payment from the proceeds of the Loan repayment or other assets of the Company is uncertain. See “Risk Factors— Risks Related to the Company and the Groundfloor Platform—If we were to become subject to a bankruptcy or similar proceeding . . .” and “Risk Factors—In a bankruptcy or similar proceeding of the Company...........”

Unsecured Obligations

The LROs are unsecured limited obligations of the Company. We perfect a lien on the real estate and other assets underlying the Project to secure the Borrower’s payment obligations to us; however, the LROs are unsecured, and you as a holder of a LRO will not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of our subsidiaries), or of any Borrower or of its Principal(s). Further, you will not have any recourse against the Borrower or its Principals. Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment.

Abandonment

We may abandon an offering of a particular series of LROs at any time prior to issuance. If we abandon an offering of a particular series of LROs, we will promptly (but under no circumstances more than 48 hours following receipt of a withdrawal notice from the Borrower or our determination to abandon the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Withdrawn Offerings

We may withdraw an offering of a particular series of LROs at any time prior to its issuance. Offerings are typically withdrawn due to the need to correct or modify specific disclosures about the terms of the related series of LROs and the series of LROs that correspond to Loans that are withdrawn are typically re-qualified at a later date. More often than not, we withdraw Loans from an offering before commencing the Offering Period for the corresponding LROs. However, if commitments have been made towards a series that is withdrawn, we will promptly release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Prepayments

Generally, outside of the context of a Borrower default, we will only prepay a series of LROs if the Borrower prepay the corresponding Loan. Our obligation to make any LRO Payments will automatically terminate (and the corresponding LRO shall be of no further force or effect) once all of the Purchase Amount of, and Accrued Return earned on, any LRO through the date of payment is paid in full.

Representations and Warranties

Under the LRO Agreement, you will represent and warrant to us that:

•	you are purchasing the LROs for your own account;

•	based on your overall investment objectives, portfolio structure and financial situation, you can bear the economic risk of an investment in the LROs;

•	(as of the date of the LRO Agreement and as of the date you have committed to purchase the LROs) you have received a copy of the Offering Circular (including all applicable supplements and PQAs) with respect to the LROs;

•	after acknowledging that the purchase of the LROs involves various risks, including, but not limited to, the risk that you may lose your entire investment and the other the risks outlined in this Offering Circular (including all applicable supplements and PQAs), you are able to bear any loss associated with an investment in the LROs; you meet any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular and have abided by any

•	maximum investment limits applicable to the Offering, as set forth in the Offering Circular (including all applicable supplements and PQAs) (and you agree to provide any additional documentation reasonably requested by the Company (or its agents), or as may be required by the SEC or the securities administrator of any state, to confirm that you meet and have satisfied such offering limits);

•	you acknowledge our recommendation that you consult with your own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LROs;

•	you acknowledge that neither we nor any of our affiliates has made any representation regarding the proper characterization of the LROs for purposes of determining your authority to invest in the LROs; and

•	you acknowledge that the LROs will not be listed on any securities exchange, that there will be no trading platform or secondary market for the LROs, that any trading of LROs must be conducted in accordance with federal and applicable state securities laws and that you should be prepared to hold the LROs through maturity.

You further warrant and represent to us, as of the date of the LRO Agreement and as of any date that you commit to purchase LROs, that (1) you have the power to enter into and perform your obligations under the LRO Agreement; (2) the LRO Agreement has been duly authorized, executed and delivered by you; and (3) in connection with the LRO Agreement you have complied in all material respects with applicable federal, state and local laws. In addition, if you are a corporation, partnership, limited liability company or other entity (each, an “institution”), the institution warrants and represents that (w) the individual executing the LRO Agreement on behalf of the institution has all necessary power and authority to execute and perform the LRO Agreement on the institution’s behalf; (x) the execution and performance of the LRO Agreement will not violate any provision in the institution’s charter documents, by-laws, indenture of trust or partnership agreement, or other constituent agreement or instrument governing the institution’s formation or administration; and (y) the execution and performance of the LRO Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the institution is a party or by which it is bound.

The Company represents and warrants to you that the Company has the power to enter into the LRO Agreement and each applicable Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of the LRO Agreement and each applicable Loan Document and the performance of its obligations thereunder. Except for the representations and warranties contained in this Offering Circular (including all applicable supplements and PQAs), the LRO Agreement and the Investor Agreement, neither we nor any other person has made or makes any other express or implied representations or warranty, either written or oral, on behalf of the Company with respect to the LROs.

Notice of Loan Default

All transactions under the Loan Documents are handled in the ordinary course of business in accordance with customary practices. We will use commercially reasonable efforts to give you notice of any event of default under the Loan Documents of which we have received written notice from the Borrower or of which we have actual knowledge and which, in our judgment, materially affects the ability of the Borrower to make payments thereunder; provided that neither we nor any of our members and managers, and the officers, directors, shareholders, employees and agents of its members and managers will be liable for any failure to give any such notice. Our failure to give any such notice shall not affect any of your duties and obligations under the LRO Agreement.

Administration, Service, Collection, and Enforcement of Loan Documents

When we undertake administration, servicing, collection and enforcement activities on a Loan, we do so in each particular circumstance, in accordance with specific servicing standards set forth in the LRO Agreement, with the goal of maximizing the amount of the LRO Payments to be paid to investors prior to termination of our limited payment obligation thereunder. The LRO Agreement provides that, in administering, servicing, collecting and enforcing a Loan, we (or our agent) will use commercially reasonable efforts prior to the extended payment date to pursue, either directly or through our representatives, (i) the collection of any amounts owing to us under the Loan Documents (to the extent constituting Loan Payments) and (ii) the exercise of our remedies upon a breach or default under the Loan Documents or in order to avoid the occurrence thereof, in each case, to the extent warranted in our business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loans in order to maximize the amount of LRO Payments to be made under the terms of the LRO. Without limiting the foregoing and subject to the servicing standards set forth in the LRO Agreement, we (or our agent) will have the right at any time and from time to time, without your consent, and provided that we (or our agent) have reasonably and prudently determined that such action will not be materially adverse to the relevant holders of LROs (i) to give or withhold waivers, consents, extensions, or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies, or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim, or demand of any kind that shall be asserted against either us or a holder of LROs, or both, directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of our rights, title and interest to any person under the Loan Documents, whether at, below or above par; and (v) if in our business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if we (or our agent) deem the Loan uncollectible. For example, in the context of a Borrower default, the Company may negotiate to extend payment dates and could agree to a modified payment plan that could result in the LRO holder receiving less than the expected return at the Extended Payment Date. Without limiting the foregoing and subject to the servicing standards set forth in the LRO Agreement, if an event of default under the Loan Documents occurs which is not waived by us or cured within any applicable grace period, we may, at our sole option, exercise or refrain from exercising any rights or remedies we may have or take any other action with respect to the Loan Documents or is otherwise available to us. In addition, at no time shall we be under any duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of the Borrower under any of the Loan Documents, and we will not be compelled to do any act or to take any action toward the exercise or enforcement of the powers created by the LRO Agreement or any of the Loan Documents or to prosecute or defend any suit in respect thereof.

Notwithstanding these broad powers, you and we acknowledge in the LRO Agreement that, in circumstances other than Borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of your LRO. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. You and we acknowledge in the LRO Agreement that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving Borrower default or prepayment) that would cause your LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Collection Proceeds, Costs, and Expenses

Subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we are obligated to pay to each holder of a LRO the Purchase Amount and the Accrued Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, the LRO Agreement also specifies that LRO Payments include “Collection Proceeds,” which includes amounts received in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents. The LRO Agreement provides that any and all Collection Proceeds we receive will be applied (x) first, to all Collection Costs, (y) second, to earned and unpaid Accrued Return owed on the LRO, and (z) third, to the Purchase Amount of the LRO then outstanding.

As a result, we are required to pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) secured with respect to the corresponding Loan prior to the extended payment date. However, you and we agree, and you expressly acknowledge in the LRO Agreement, that the exercise by us (or our agents) of our powers to administer, service and enforce the terms of the Loan and the Loan Documents, (1) could have the effect (without any further action on your part) of adjusting the total amount of the LRO Payments owed to you and (2) that such adjustment shall not, in and of itself, give rise to an “Event of Default” under the terms of the LRO Agreement. Without limiting the foregoing, you and we and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO, and prepayment by the Company of the LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, we (or our agent) may agree to, or of amounts received by us in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of our rights, title and interest under the Loan Documents) or, if we (or our agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. If, in connection with our powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, we (or our agents) take action that would materially impact the amount or timing of the LRO Payments owed to you under the LRO Agreement, we will promptly notify you (by email) thereof and of the impact such action will or is expected to have on your right to receive LRO Payments thereunder. Furthermore, in circumstances other than Borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving Borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Denominations, Form, and Registration

We will issue the LROs only in registered form and only in electronic form and, other than the LRO Agreement, you will not receive a physical instrument. This means that each LRO will be stored on the Groundfloor Platform. You can view a record of the LROs you own and the form of your LRO Agreement online and print copies for your records by visiting your secure, password-protected webpage (referred to as the “Investor Dashboard” in the “My Account” section of the Groundfloor Platform). You will be required to hold your LROs through the Groundfloor Platform’s electronic LRO register.

We will treat the investors in whose names the LROs are registered as the owners thereof for the purpose of receiving payments and for all other purposes whatsoever with respect to the LROs.

No Public Market

The LROs do not contain any provision restricting their transferability, other than the requirements that any transfer be conducted consistent with applicable law, any transferee to register as an investor with us, and such transferee agrees to the terms of the Investor Agreement and the LRO Agreement governing such series of LROs. However, the LROs will not be listed on any securities exchange, nor do we have plans to establish any kind of trading platform to assist investors who wish to sell their LROs. There is no public market for the LROs, and none is expected to develop. Accordingly, you may be required to hold your LROs to maturity. Certain states, including California and Texas, also impose additional statutory restrictions on secondary trading of the LROs purchased in the Offering, which may further restrict the transferability of the LROs. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the LROs.

THE LROS COVERED BY THIS OFFERING CIRCULAR

This Offering Circular relates only to the offer and sale of the separate series of LROs corresponding to the Projects for which the Company extends Loans. Each series of LRO is denominated by the corresponding Project’s name. The table below identifies series of LROs being offered pursuant to this Offering Circular and the Purchase Amount for each such series. Additional terms and details applicable to a particular series of LROs are reflected on the corresponding Project Summary beginning on page PS-1 of this Offering Circular. The Project Summaries can also be accessed on the Groundfloor Platform.

Series of LROs / Project Address	Aggregate Purchase / LRO Amount
618 CHATHAM AVE, DANVILLE, VA 24541	$75,008
735 W RACE ST, POTTSVILLE, PA 17901	$82,895
14738 DORCHESTER AVE, DOLTON, IL 60419	$92,520
26430 DRAKEFIELD AVE, EUCLID, OH 44132	$94,499
411 E NORWEGIAN ST, POTTSVILLE, PA 17901	$98,993
244 6TH AVE SW, HICKORY, NC 28602	$100,567
433 E NORWEGIAN ST, POTTSVILLE, PA 17901	$101,236
6840 SW 198TH AVE, DUNNELLON, FL 34431	$105,026
1425 MOUNT VERNON AVE, COLUMBUS, OH 43203	$105,414
111 HICKORY DR, OXFORD, AL 36203	$108,438
3510 MEADOW GLEN CT, CLEMMONS, NC 27012	$109,870
241 GERTRUDE ST, LATROBE, PA 15650	$113,353
112 GORDON ST, HIGH POINT, NC 27260	$120,325
512 ESSEX AVE, NORWOOD, PA 19074	$166,599
2621 GORDON CIR SE, SMYRNA, GA 30080	$205,247
6660 HIDDEN BROOK TRL, ATLANTA, GA 30349	$205,794
541 N IRONWOOD DR, SOUTH BEND, IN 46615	$226,413
2710 COLUMBIA AVE, COLUMBIA, SC 29201	$230,996
980 PORTER RD, DECATUR, GA 30032	$243,585
2415 JASMINE RIDGE CT, HOUSTON, TX 77062	$276,453
29 GREAT HILL RD, SEYMOUR, CT 06483	$281,695
12436 OBERLIN DR, DALLAS, TX 75243	$309,107
707/709 CHURCH ST, HONESDALE, PA 18431	$324,984
115 PARSONS ST, FOUNTAIN INN, SC 29644	$332,431
12208 TETZEL AVE, PORT CHARLOTTE, FL 33981	$334,465
12192 TETZEL AVE, PORT CHARLOTTE, FL 33981	$336,984
2530 S GLEN CV, MARTINSVILLE, IN 46151	$337,906
2369 PARK AVE, CINCINNATI, OH 45206	$357,290
109 PARSONS ST, FOUNTAIN INN, SC 29644	$374,474
121 PARSONS ST, FOUNTAIN INN, SC 29644	$384,806
1152 UNITED AVE SE, ATLANTA, GA 30316	$407,991
31 STONE MOUNTAIN LN, MARLTON, NJ 08053	$475,990
4214 MOUNTAIN REST WAY, SEVIERVILLE, TN 37876	$485,654
13818 PEYTON DR, DALLAS, TX 75240	$517,953
2432 THOMPSON MILL RD, GAINESVILLE, GA 30506	$600,817
12 NORWOOD ST, MALDEN, MA 02148	$654,452
541 CHIMNEY BLUFF DR, MOUNT PLEASANT, SC 29464	$1,104780
TOTAL	$10,485,010

LRO Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-1.

PLAN OF DISTRIBUTION

We offer each series of LROs at 100% of the Loan Principal. We will only offer and sell the LROs through the Groundfloor Platform. We are not using a selling agent or finder in connection with this Offering. We will use our website as an online portal and information management tool in connection with the Offering. The final Offering Circular (or PQA) and the specific form of LRO Agreements corresponding to each series of LROs being offered hereby will be furnished to prospective investors and will be available for viewing and download through the Groundfloor Platform 24 hours per day, seven days per week as an electronic PDF file via a hyperlink on each Project Summary. Before committing to purchase LROs, each investor will consent to receive the final Offering Circular (or PQA), in addition to other Disclosures, electronically.

We will commence the offering of each series of LROs promptly after the date this Offering Circular is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project. LRO purchases will be confirmed on a first come, first served basis immediately following subscription by the investor.  An LRO will be issued upon the closing of the LRO offering, which is generally within 14 days following the commencement of the offering.  If not earlier fully subscribed, the offering of each series of LROs covered by this Offering Circular will remain open for 90 days.

A commitment to purchase LROs becomes irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. Unless previously advanced, the closing and funding of the Loan will occur on the original issue date of the LROs. If the offering of a series of LROs is withdrawn or abandoned before the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts.

In order to subscribe to purchase the LROs, a prospective investor must electronically sign and deliver the Investor Agreement, including the Terms and Conditions, must agree to the Terms of Service, and the Privacy Policy, and must electronically sign and deliver the LRO Agreement relating to that particular series of LROs. While the specific form of LRO Agreement corresponding to each series of LROs being offered hereby will be furnished and available as set forth above, at the time a prospective investor makes a non-binding commitment for a particular series of LROs, we will provide (by hyperlink) a PDF copy of the LRO Agreement that is applicable to such investor’s particular investment. This version of the LRO Agreement will reflect the terms of the investor’s proposed investment (including the Purchase Amount and Accrued Return earned thereon); however, the original issue date, final payment date and extended payment date will be reflected as “to be determined,” since those dates are dependent upon the original issue date. Following the issuance of the LROs and without any action on the part of any investor, we will (i) revise the LRO Agreement to identify the actual original issue date, final payment date and extended payment date, (ii) notify investors who purchased the LROs (by email) of such change, and (iii) make available to such investors a copy of the LRO Agreement (as revised) through the Investor Dashboard on the Groundfloor Platform.

We reserve the right to reject any investor’s subscription or commitment in whole or in part for any reason. If the Offering terminates or if any prospective investor’s subscription or commitment is rejected, all funds received from such investors will be released and made available in such investor’s funding account without interest or deduction. In the event a subscription is rejected for a particular LRO subscription, the Company will provide notification within two business days of the end of the offering of that LRO subscription.

Investors will be notified within two business days (by email and through a notice on the Project Summary) that the Loan has been funded and the LROs have been issued. The email notice will include confirmation of the original issue date, final payment date, and extended payment date for such series of LROs (as well as information on how to access the final version of the LRO Agreement through the Groundfloor Platform), an active hyperlink to the URL where the final Offering Statement (which includes the final Offering Circular) may be obtained via EDGAR, and the contact information where a request for a copy of the final Offering Circular can be sent.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with the Groundfloor Platform. These materials may include public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the LROs, these materials will not give a complete understanding of this Offering, the Company or the LROs and are not to be considered part of this Offering Circular. All written offers will include an active hyperlink to a PDF copy of the final Offering Circular. This Offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the LROs.

USE OF PROCEEDS

Generally, we or one of our subsidiaries will advance Loans prior to the qualification or sale of corresponding series of LROs. If we subsequently qualify and fully subscribe a series of LROs that corresponds to an advanced loan, a portion of the LRO proceeds will be used to repay the advanced amount. If the Loan has not been advanced, we will use the proceeds of the sale of the corresponding series of LROs to originate the Loan and will close and fund the corresponding Loan on the original issue date of the LROs.

We will administer, service, collect and enforce each Loan. Upon completion of the offering of a particular series of LROs by us, the Loan Proceeds of the corresponding Loan not advanced to Borrowers remain in the Groundfloor Borrower FBO Account until disbursed pursuant to the terms of the underlying Loan Agreement. We do not earn interest on the amounts held in the Groundfloor Borrower FBO accounts that are not distributed to Borrowers. We typically disburse amounts to the Borrower from time to time as Draws in accordance with the budget and/or Draw schedule outlined in the underlying Loan Agreement.

Other than any fees and expenses owed to us by the Borrower at closing (to the extent such fees and expenses have been included in the Loan Principal), we will not use the proceeds of the offering of a series of LROs for any purpose other than to fund the corresponding Loan (including fees capitalized into the Loan and retained by us as described in “Description of the Company’s Business—Fees and Related Expenses” above), unless the Loan was subject to an advance as outlined above.

FEDERAL TAX ASPECTS

The following discussion sets forth the material U.S. federal income tax considerations generally applicable to purchasers of the LROs. This discussion is based on the Internal Revenue Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular LRO holder’s circumstances and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the LROs. This discussion applies only to investors who hold the LROs as capital assets within the meaning of the Internal Revenue Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to LRO holders that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding LROs as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	non-U.S. Holders (as defined below); and

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of LROs that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Internal Revenue Code) are authorized to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a LRO that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds LROs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding LROs, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the LROs by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LROS IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LROS BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the LROs in General

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the LROs or instruments similar to the LROs for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the LROs as our debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Where required, we intend to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the LROs.

You should be aware, however, that the IRS is not bound by our characterization of the LROs, and the IRS or a court may take a different position with respect to the LROs’ proper characterization. For example, the IRS could determine that, in substance, each LRO holder owns a proportionate interest in the corresponding Loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the LROs as a different financial instrument (including an equity interest or a derivative financial instrument). Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a LRO. For example, if the LROs are treated as our equity, (i) we would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding Loan but would not be entitled to deduct interest or OID on the LROs, and (ii) payments on the LROs would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of our earnings and profits as computed for U.S. federal income tax purposes.

A different characterization may significantly reduce the amount available to pay on the LROs. You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the LROs (including any possible differing treatments of the LROs).

The following discussion assumes that the LROs will be treated as our debt instruments that have OID for U.S. federal income tax purposes. Unless otherwise specified, the following discussion assumes that the LROs will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the LROs

Unless you are holding the LROs in a tax deferred account, such as an IRA, you will generally be required to accrue OID income as ordinary interest income for U.S. federal income tax purposes, regardless of your regular method of tax accounting. If you hold a LRO with a final payment date that is more than one year after original issue date of the LRO, you will be required to accrue OID income as ordinary interest income under a “constant yield method.” Under this treatment, if a payment on a LRO is not made in accordance with the payment schedule in respect of the corresponding Loan (for example, because of a late payment on the corresponding Loan), you will be required to include an amount of OID in taxable income as interest even if you have not received the actual payment from the corresponding Loan.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and, based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies may generally be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.

The LROs provide for one or more alternative payment schedules because we are obligated to make payments on a LRO only to the extent that we receive payments on the corresponding Loan. The payment schedule for each LRO provides for payments of principal and interest on the LRO in accordance with the payment schedule for the corresponding Loan. In addition to scheduled payments, we will prepay a LRO to the extent that a Borrower prepays the Loan corresponding to the LRO, and we will pay late fees (if any) collected on a corresponding Loan to the holders of the corresponding LRO. Notwithstanding such contingencies, we intend to use the payment schedule of a LRO to determine the amount and accrual of OID on the LRO because we believe that a LRO is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment or late payment on the Loan corresponding to such LRO will be remote or incidental. If in the future we determine that the previous sentence does not apply to a LRO, we anticipate that we will be required to determine the amount and accrual of OID for such LRO pursuant to the rules applicable to contingent payment debt instruments, which are described below, and we shall so notify you.

OID on a LRO will equal the excess of the LRO’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a LRO includes all payments of the Purchase Amount and Accrued Return earned on the LRO under the payment schedule of the LRO. The issue price of a LRO will generally equal the Purchase Amount of a LRO.

The amount of OID includible in income for a taxable year is the sum of the “daily portions” of OID with respect to the LRO for each day during the taxable year in which the holder held the LRO. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such LRO’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). We intend to use 30-day accrual periods. The adjusted issue price of a LRO at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the LRO and decreased by any payments of Purchase Amount and Accrued Return previously made on the LRO. A LRO’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of the Purchase Amount and Accrued Return to be made on the LRO under the payment schedule of the LRO, produces an amount equal to the issue price of such LRO.

Cash payments of the Purchase Amount and Accrued Return under the payment schedule on the LROs will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of Purchase Amount.

Sale, Retirement or Other Taxable Disposition of LROs

Upon the sale, retirement or other taxable disposition of a LRO, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and your adjusted tax basis in the LRO. In general, your adjusted tax basis in the LRO will equal your cost for the LRO, increased by any OID and market discount previously included in gross income by you, as discussed below, and reduced by any payments previously received by you in respect of the LRO.

Except as discussed below with respect to a LRO subject to rules governing market discount or contingent payment debt instruments, your gain or loss on the taxable disposition of the LRO generally will be long-term capital gain or loss if the LRO has been held for more than one year and short term otherwise. The deductibility of capital losses is subject to limitations.

Prepayments

If we prepay a LRO in full, the LRO will be treated as retired, and, as described above, you will generally have gain or loss equal to the difference, if any, between the amounts realized upon the retirement and your adjusted tax basis in the LRO. If we prepay a LRO in part, a portion of the LRO will be treated as retired. Generally, for purposes of determining (i) your gain or loss attributable to the portion of the LRO retired and (ii) your OID accruals on the portion of the LRO remaining outstanding, the adjusted issue price, your adjusted tax basis, and the accrued but unpaid OID of the LRO, determined immediately before the prepayment, will be allocated between the two portions of the LRO based on the portion of the LRO that is treated as retired. The yield to maturity of a LRO is not affected by a partial prepayment.

Late Payments

As discussed above, an amount equal to any late charges collected on the Loan corresponding to your LRO will generally be paid to you. In such case, any amounts equal to late charges paid to you should be taxable as ordinary income at the time such amounts are paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Loan Corresponding to LRO – Automatic Extension

In the event that we do not make scheduled payments on a LRO as a result of nonpayment by the Borrower on the corresponding Loan, you must continue to accrue and include OID on a LRO in taxable income until the termination of the LROs. Solely for purposes of the OID rules, the LRO may be treated as retired and reissued on the scheduled payment date for an amount equal to the LRO’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the LRO may change. At the time of the deemed reissuance, due to nonpayment by the Borrower, we may not be able to conclude that it is significantly more likely than not that the LRO will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the Borrower on the Loan corresponding to such LRO will be remote or incidental. Accordingly, the LRO may become subject to the contingent payment debt instrument rules (which are discussed in more detail below). In addition, in the event that the term of a LRO is extended past the corresponding Loan’s original maturity date because amounts remain due and payable by the Borrower on the Loan corresponding to the LRO, the LRO likely will be treated as reissued and become subject to the contingent payment debt instrument rules. If we determine that a LRO is subject to the contingent payment debt instrument rules as a result of such a reissuance, we will notify you and provide the projected payment schedule and comparable yield.

If collection on a LRO becomes doubtful, you may be able to stop accruing OID on the LRO. Under current IRS guidance, it is not clear whether you may stop accruing OID if scheduled payments on a LRO are not made. You should consult your own tax advisor regarding the accrual and inclusion of OID in income when collection on a LRO becomes doubtful.

Losses as a Result of Worthlessness

In the event that a LRO becomes wholly worthless, if you are an individual and you did not acquire the LRO as part of your trade or business, you should generally be entitled to deduct your loss on the LRO as a short-term capital loss in the taxable year the LRO becomes wholly worthless. The portion of your loss attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. Under Section 166 of the Code, if you are a corporation, or if you are an individual and you acquired your LRO as part of a trade or business, you should generally be entitled to deduct any loss sustained during the taxable year on account of a LRO becoming wholly or partially worthless as an ordinary loss. You should consult your own tax advisor regarding the character and timing of losses attributable to LROs that become worthless in whole or in part.

Potential Characterization as Contingent Payment Debt Instruments

Although we believe our intended treatment of a LRO as our debt instrument that is not subject to the contingent payment debt instrument rules is reasonable, our position is not binding on the IRS or the courts, and we cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the LROs. Accordingly, there exists a risk that the IRS or a court could determine that the LROs are “contingent payment debt instruments” because payments on the LROs are linked to performance on the corresponding Loan. If the LROs are characterized as contingent payment debt instruments, or, in the future, if we conclude that a LRO is subject to the contingent payment debt instrument rules, the LROs would be subject to special rules applicable to contingent payment debt instruments. If these rules were to apply, you would generally be required to accrue interest income under the noncontingent bond method. Under this method, interest would be taken into account whether or not the amount of any payment was fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined based on a hypothetical noncontingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the LRO, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that LRO equal to the comparable yield). Based on the comparable yield and the projected payment schedule, you will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that you held the LRO, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the LRO. The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period. The amount of interest you may accrue under this method could be higher or lower than the stated interest rate on the Loan corresponding to your LROs. In addition, any gain recognized on the sale, exchange or retirement of your LRO will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and then as capital loss thereafter.

Short-Term LRO

The following discussion applies to LROs in which the LRO’s final payment date is one year or less from the LRO’s date of issue (“Short-Term LROs”). There are special rules that address the U.S. federal income taxation of Short-Term LROs of which you should be aware. These rules are not entirely clear in all situations. Accordingly, you are strongly advised to consult your own tax advisor with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of Short-Term LROs.

In general, the Treasury Regulations provide that, in the case of a debt instrument with a maturity of one year or less, no payments of interest are considered qualified stated interest. This means that a Short-Term LRO is treated as having OID equal to the excess of the total payments on the obligation over its issue price. In general, if you are a cash method taxpayer, you should not be required to recognize interest income until actual or constructive receipt of payment, unless you elect to accrue OID in income on a current basis under either a straight-line or a constant yield method. If you do not elect to currently include accrued OID in income, you will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the LRO (in an amount not exceeding the deferred income), and instead you will be required to defer deductions for such interest until the deferred income is realized upon the termination of the LRO or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you elect to include accrued OID in income on a current basis, the limitation on the deductibility of interest will not apply. Upon disposition of a Short-Term LRO, you will be required to characterize some or all of the gain realized on a sale, exchange or retirement of the LRO as ordinary income. The amount characterized as ordinary income upon such disposition will generally equal an amount of OID that would have accrued under a straight-line basis or, if you so elect, an amount of OID that would have accrued under a constant yield method. If you are an accrual method taxpayer, you will generally be required to accrue OID in income on a current basis on either a straight-line basis or, at your election, under the constant yield method based on daily compounding. In addition, while there are special rules that address the U.S. federal income taxation of notes that have a maturity of more than one year and that provide for one or more contingent payments, those rules generally do not apply to short- term obligations. Accordingly, the U.S. federal income taxation of short-term obligations that provide for contingent payments is not entirely clear. You should consult your own tax advisor regarding the U.S. federal income tax consequences if Short-Term LROs are considered short-term obligations that provide for U.S. contingent payments.

Backup Withholding and Reporting

We will be required to report information to the IRS on certain payments on a LRO (including interest and discount) and on proceeds of the sale of a LRO if you are not an exempt recipient (such as a corporation). In addition, backup withholding (currently at a 28% rate) may apply to payments made to you if (i) you do not furnish or you have failed to provide your correct taxpayer identification number, (ii) we have been instructed by the IRS to backup withhold because of under-reporting (generally meaning that the IRS has determined and notified you that you have failed to report any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (iii) in certain circumstances, you have failed to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

LEGAL MATTERS

The validity of the LROs offered hereby will be passed upon for us by Robbins Alloy Belinfante Littlefield LLC. We have been advised on certain legal matters by Manatt, Phelps & Phillips, LLP, New York, NY. Members and employees of Manatt, Phelps & Phillips, LLP have previously invested in our products.

EXPERTS

No experts were employed on a contingent basis or otherwise, nor have they any material interest in the issuer or any of its affiliated companies, their members or their agents.

TRANSFER AGENT

We will serve as our own transfer agent and registrar.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We undertake to make available to every investor, during the course of this Offering, the opportunity to ask questions of and receive answers from us concerning the terms and conditions of this Offering and to obtain any appropriate additional information: (i) necessary to verify the accuracy of the information contained in this Offering Circular, or (ii) for any other purpose relevant to a prospective investment in us.

We will also provide to each investor, upon request, copies of the following documents:

(1)	Copies of all of our material contracts; and

(2)	An opinion of counsel to us as to the legality of the LROs, indicating that they will, when sold, be valid and binding obligations of the Company.

All communications or inquiries relating to these materials or other questions regarding us or the Offering should be directed to us by telephone at (678) 701-1194 or by email to contact@groundfloor.com.

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Financial Information and Financial Statements

June 30, 2024 and 2023 (Unaudited) and December 31, 2023 and 2022

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Summary Financial Information
Six months ended June 30, 2024 and 2023

The unaudited Consolidated Statements of Operations data set forth below with respect to the six months ended June 30, 2024 and June 30, 2023 are derived from, and are qualified by reference to, the unaudited Condensed Consolidated Financial Statements and should be read in conjunction with those unaudited Condensed Consolidated Financial Statements and Notes thereto.

	Unaudited
	Six Months Ended June 30,
	2024	2023
Revenue:
Origination fees	$4,386,846	$5,122,016
Loan servicing revenue	2,912,648	2,493,188
Net interest income on loans to developers	6,841,846	7,836,694
Total revenue	14,141,340	15,451,898
Interest expense on notes	(5,915,783)	(4,456,880)
Revenue, net	8,225,557	10,995,018
Cost of revenue	(1,235,885)	(1,387,536)
Gross profit	6,989,672	9,607,482
Operating expenses:
General and administrative	4,275,857	3,690,787
Sales and customer support	2,925,154	2,671,782
Development	2,839,415	2,104,770
Regulatory	547,736	332,147
Marketing and promotions	1,419,219	1,205,048
Total operating expenses	12,007,381	10,004,534
Loss from operations	(5,017,709)	(397,052)
Other expense:
Interest expense on corporate debt instruments	(856,641)	(328,848)
Other expense	(7,285)	-
Total other expense, net	(863,926)	(328,848)
Net loss	(5,881,635)	(725,900)
Less: Net income attributable to non-controlling interest in consolidation VIE	273,174	197,400
Net loss attributable to Groundfloor Finance, Inc.	$(6,154,809)	$(923,300)

Groundfloor’s audited Consolidated Financial Statements for the year ended December 31, 2023, included a going concern note from its auditors. Since Groundfloor’s inception, Groundfloor has financed its operations through debt and equity financings. Groundfloor intends to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

*                       *                          *

CAPITALIZATION

The following tables reflect Groundfloor’s capitalization as of June 30, 2024 (unaudited) and December 31, 2023 (audited). The tables are not adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancings or the subsequent closings of any financings.

The historical data in the tables is derived from and should be read in conjunction with Groundfloor’s Condensed Consolidated Financial Statements included in this Offering Circular. You should also read this table in conjunction with the section entitled “Management Discussion and Analysis.”

	June 30, 2024	December 31, 2023
Stockholders’ equity:
Common stock, no par value	$16,702,349	$16,401,430
Preferred stock, no par value	23,492,662	22,825,522
Additional paid-in capital	9,486,654	8,627,474
Accumulated deficit	(46,253,658)	(40,098,849)
Company’s stockholders’ equity	3,428,007	7,755,577
Non-controlling interest in consolidated VIE	842,116	568,942
Total stockholders’ equity	$4,270,123	$8,324,519

MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion is in conjunction with Groundfloor’s unaudited Condensed Consolidated Financial Statements and the related notes thereto.

Overview

Groundfloor Finance Inc. (“Groundfloor”, “Groundfloor Finance”, “Company”) maintains and operates the Groundfloor Platform for use by us and Groundfloor subsidiaries to provide real estate development investment opportunities to the public. Groundfloor was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of our common stock. In August 2014, Groundfloor converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The unaudited Consolidated Financial Statements include Groundfloor’s wholly-owned subsidiaries. Groundfloor Properties GA LLC, wholly-owned subsidiary, was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate, LLC, Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, Groundfloor Yield, LLC, and Groundfloor Credit 1, LLC, wholly-owned subsidiaries, were created for the purpose of financing real estate in any state. Groundfloor Holdings GA, LLC is currently inactive and management does not have plans to use this entity in the near future.

Investment in Joint Ventures

In November 2021, the Company entered into a limited liability company agreement with two independent third-parties, to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “the JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its affiliates and potentially developing new products.

The Jacksonville JV commenced operations on January 1, 2022. The results of the Jacksonville JV are consolidated within our financial statements, as the JV has been determined to be a Variable Interest Entity (“VIE”), for which Groundfloor is the primary beneficiary.

As of June 30, 2024, Groundfloor has invested $12,000 in the Jacksonville JV in the form of their initial capital contribution, as well as $17.0 million of loan financing under the terms of the Jacksonville JV Credit Facility Agreement.

For the six months ended June 30, 2024 and 2023, the Jacksonville JV recorded net income of $0.5 million and $0.3 million, respectively, and the non-controlling interest in the Jacksonville JV was $0.3 million and $0.2 million, respectively. See Note 3, Variable Interest Entities, to the accompanying Notes to the Condensed Consolidated Financial Statements for additional information.

Funding Loan Advances

To date, the Company has entered into the following financial arrangements designed to facilitate Loan advances.

Starting in November 2018 and continuing through June 30, 2024, Groundfloor entered into various Groundfloor Notes, secured promissory notes, with investors. The Groundfloor Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The principal outstanding as of June 30, 2024, was $18.6 million.

Starting in January 2021 and continuing through June 30, 2024, Groundfloor entered into various Stairs Notes, secured promissory notes, with Investors. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof are used primarily to continually expand and replenish the portfolio of loans owned by the Company. The use of the funds generated by the Stairs Notes offering can be adjusted at the discretion of the business as business needs change. The principal outstanding as of June 30, 2024, was $92.0 million.

Financial Position and Operating History

In connection with their audit for the year ended December 31, 2023, our auditors expressed substantial doubt about our ability to continue as a going concern due to our losses and cash outflows from operations. To strengthen our financial position, Groundfloor has continued to raise additional funds through convertible debt and equity offerings.

Groundfloor has a limited operating history and have incurred a net loss since our inception. Our net loss was $6.2 million for the six months ended June 30, 2024. To date, Groundfloor has earned revenues from origination and servicing fees charged to borrowers in connection with the loans made by the Company and its wholly-owned subsidiaries corresponding to the limited recourse obligations (“LROs”) and other secured borrowings. Groundfloor has funded our operations primarily with proceeds from our convertible debt and preferred stock issuances, which are described below under “Liquidity and Capital Resources”. Over time, Groundfloor expects that the number of borrowers and lenders, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in our Consolidated Financial Statements will not be used to directly finance our operations. Groundfloor will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, Groundfloor collects origination and servicing fees on Loans Groundfloor is able to make to Developers, which Groundfloor recognizes as revenue. The more loans to developers (“Loans”) Groundfloor is able to fund through the proceeds of our offerings, the more fee revenue Groundfloor will earn. With increased fee revenue, our financial condition will improve. However, Groundfloor does not anticipate this increased fee revenue to be able to fully support our operations through the next twelve months.

Groundfloor’s operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance its operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2025. Groundfloor’s operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before Groundfloor reaches profitability.

To date, the Company has raised funds for operations through multiple common stock, preferred stock, and convertible note fundraising rounds. In 2024, the Company raised approximately $0.6 million in new operating capital through preferred stock offerings during the year. See “Liquidity and Capital Resources” below for additional detail of the Company’s capital raises.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our Condensed Consolidated Financial Statements, which Groundfloor has prepared in accordance with generally accepted accounting principles. The preparation of these Condensed Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our unaudited Condensed Consolidated Financial Statements.

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed, and it is probable that the project will be completed and the software will be used as intended. Once preliminary development efforts are successfully completed, internal and external third-party consultant costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Internal use software and website development costs are amortized on a straight-line basis over the project’s estimated useful life, generally three years.

Share Based Compensation

Groundfloor accounts for share-based compensation using the fair value method of accounting, which requires all such compensation to employees and nonemployees, including the grant of employee stock options, restricted stock, and performance-based awards, to be recognized in the income statement based on its fair value at the measurement date (generally the grant date). The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

Allowance for Current Expected Credit Losses

The Company records an allowance for credit losses in accordance with the current expected credit loss (“CECL”) Standard on the loan portfolio on a collective basis by assets with similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assessed these assets on an individual basis.

The CECL Standard requires an entity to consider historical loss experience, current conditions, and a reasonable and supportable forecast of the economic environment. The Company utilizes a loss-rate approach for estimating current expected credit losses. In accordance with the loss-rate method, an adjusted historical loss rate is applied to the amortized cost of an asset or pool of assets at the balance sheet date.

In determining the CECL allowance, we considered various factors including (i) historical loss experience in our portfolio (ii) current performance of the U.S. residential housing market, (iii) future expectations of the U.S. residential housing market, and (iv) future expectations of short-term macroeconomic environment. Management estimates the allowance for credit losses using relevant information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. We utilize a reasonable and supportable forecast period of 12 months. The allowance for credit losses is maintained at a level sufficient to provide for expected credit losses over the life of the loan based on evaluating historical credit loss experience and making adjustments to historical loss information applied to the current loan portfolio. Refer to Note 4 of the Condensed Consolidated Financial Statements for further information regarding the CECL allowance.

The Company made an accounting policy election to exclude “Interest receivable on loans to developers” from the amortized cost basis of loans in determining the CECL allowance, as any uncollected accrued interest receivable is written off in a timely manner. Refer to “Nonaccrual and Past Due Loans” section below for a description of the Company’s policies established to write-off interest.

Payments to holders of LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs. The allowance calculated for Loans is accordingly applied as the reserve for LROs. The allowance for expected credit losses on “Loans to developers” is presented separately in the Condensed Consolidated Balance Sheets as “Allowance for loans to developers”, while the allowance for “Limited recourse obligations” is presented separately on the Condensed Consolidated Balance Sheet as “Allowance for limited recourse obligations”.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers” and corresponding “Limited recourse obligations” is discontinued when, in management’s opinion, the collection of the interest income is less than probable. “Interest income” and “Interest expense” on the “Loans to developers” and the corresponding “Limited recourse obligations” are discontinued and placed on nonaccrual status at the time the Loan is 180 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 180 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers” and corresponding “Limited recourse obligations” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers” and “Limited recourse obligations” is reversed against “Interest income” and “Interest expense”, respectively.

Provision for Income Taxes

Groundfloor accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized.

Results of Operations

Six Months Ended June 30, 2024 and 2023

	Unaudited
	Six Months Ended June 30,
	2024	2023
Revenue:
Origination fees	$4,386,846	$5,122,016
Loan servicing revenue	2,912,648	2,493,188
Net interest income on loans to developers	6,841,846	7,836,694
Total revenue	14,141,340	15,451,898
Interest expense on notes	(5,915,783)	(4,456,880)
Revenue, net	8,225,557	10,995,018
Cost of revenue	(1,235,885)	(1,387,536)
Gross profit	6,989,672	9,607,482
Operating expenses:
General and administrative	4,275,857	3,690,787
Sales and customer support	2,925,154	2,671,782
Development	2,839,415	2,104,770
Regulatory	547,736	332,147
Marketing and promotions	1,419,219	1,205,048
Total operating expenses	12,007,381	10,004,534
Loss from operations	(5,017,709)	(397,052)
Other expense:
Interest expense on corporate debt instruments	(856,641)	(328,848)
Other expense	(7,285)	-
Total other expense, net	(863,926)	(328,848)
Net loss	(5,881,635)	(725,900)
Less: Net income attributable to non-controlling interest in consolidation VIE	273,174	197,400
Net loss attributable to Groundfloor Finance, Inc.	$(6,154,809)	$(923,300)

Revenue, net

Revenue, net for the six months ended June 30, 2024 and 2023 was $8.2 million and $11.0 million, respectively, a decrease of $2.8 million or 25.2%. The Company facilitated the origination of 440 and 503 developer loans during the six months ended June 30, 2024 and 2023, respectively. Origination fees and loan servicing revenue were earned related to the origination of these developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.43% to 7.65%. The fees are deducted from the loan proceeds at the time of issuance. The decrease of $0.74 million is primarily due to the decrease in originations from the Company’s Joint Venture, which had 0 and 89 originations during the six months ended June 30, 2024 and 2023. Loan servicing revenue are fees incurred in servicing the developer loans. Net interest income on loans to developers was earned on loans to developers outstanding during the period, less interest expense on limited recourse obligations. Interest expense was incurred on the Company’s notes payable during the period. Net interest income on loans to developers decreased by approximately $1.0 million due to an increased volume of loans from the Joint Venture. Groundfloor expects operating revenue to increase in future periods as its loan application and processing volume are expected to increase.

Gross Profit

Gross profit for the six months ended June 30, 2024 and 2023 was $7.0 million and $9.6 million, respectively, a decrease of $2.6 million or 27.3%. The decrease in gross profit was due to a decrease in origination revenues, as the Company originated less loans, in both units and total loan volume, relative to the prior year, combined with a decrease in net interest income on loans to developers, as well as an increase in interest expense on notes. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the six months ended June 30, 2024 and 2023, were $4.3 million and $3.7 million, respectively, an increase of $0.6 million or 15.9%. General and administrative expenses consist primarily of employee compensation cost, professional fees, consulting fees and rent expense. The increase was driven primarily by an increase in both employee and non-employee compensation costs. Groundfloor expects general and administrative expense will increase due to the planned investment in business infrastructure required to support its growth.

Sales and Customer Support

Sales and customer support expense for the six months ended June 30, 2024 and 2023, were $2.9 million and $2.7 million, respectively, an increase of $0.2 million or 9.5%. Sales and customer support expenses consist primarily of employee compensation cost and asset management costs. The increase was primarily due to the increase in asset management servicing costs and commissions. Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in customer acquisition and support required to support its growth.

Development Expense

Development expense for the six months ended June 30, 2024, and 2023, were $2.8 million and $2.1 million, respectively, an increase of $0.7 million or 34.9%. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. The increase was attributable to an increase in compensation cost as a result of new hiring and compensation adjustments, including additions of key personnel. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the six months ended June 30, 2024 and 2023, were $0.5 million and $0.3 million, respectively, an increase of $0.2 million or 64.9%. Regulatory expense primarily consists of legal fees and compensation cost required to maintain compliance with regulatory authorities, including the Securities Exchange Commission (“SEC”). The increase is primarily due to the additional legal expense related to qualifying our offerings with the SEC, including the requirements of offering securities through Tier 2 under Regulation A, which requires complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the six months ended June 30, 2024 and 2023, were $1.4 million and $1.2 million, respectively, an increase of $0.2 million or 17.8%. Marketing and promotions expense consists primarily of promotional and advertising expense as well as consulting expense and compensation cost. The increase is primarily attributable to normal promotions and marketing efforts during 2024, and costs are expected to normalize in future periods.

Interest Expense

Interest expense for the six months ended June 30, 2024 and 2023, excluding interest paid on limited recourse obligations, Groundfloor Notes and Yield Notes, was $0.9 million and $0.3 million, respectively, an increase of $0.6 million or 161%. The increase is primarily attributable to interest expense related to the 2023 Subordinated Convertible Notes and 2023 Mezzanine Subordinated Convertible Notes of $0.7 million and $0.2 million, respectively, recognized during the six months ended June 30, 2024.

Net Loss

Net loss attributable to the Company for the six months ended June 30, 2024 and 2023 was $6.2 million and $0.9 million, respectively, an increase in net loss of $5.2 million or 567%. The increase in the net loss was primarily attributable to the combination of a decrease in net revenue from $11.0 million to $8.2 million, or 25.2%, as well as an increase in operating expenses from $10.0 million to $12.0 million, or 20.0%.

Liquidity and Capital Resources

The Condensed Consolidated Financial Statements included in this Offering Circular have been prepared assuming that Groundfloor will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The unaudited Condensed Consolidated Financial Statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor be unable to continue as a going concern.

Groundfloor incurred a net loss for the six months ended June 30, 2024 and 2023, and has an accumulated deficit as of June 30, 2024 of $46.3 million. Since our inception, Groundfloor has financed our operations through debt and equity financing from various sources. Groundfloor is dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the six months ended
	June 30, 2024	June 30, 2023
Operating activities	$(3,832,826)	$(1,075,839)
Investing activities	2,692,548	(16,050,105)
Financing activities	(2,621,100)	16,537,347
Net (decrease) increase in cash	$(3,761,378)	$(588,597)

Net cash flows used in operating activities for the six months ended June 30, 2024 and 2023 was $3.8 million and $1.1 million, respectively. Net cash used in operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash flows from investing activities for the six months ended June 30, 2024 was $2.6 million compared to net cash flows used in investing activities for the six months ended June 30, 2023 of $16.1 million. Net cash from investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash flows used in financing activities for the six months ended June 30, 2024 was $2.6 million compared to net cash flows from financing activities for the six months ended June 30, 2023 of $16.5 million. Net cash used in financing activities primarily represents proceeds from the issuance of Groundfloor Notes, Stairs Notes, and LROs to investors through the Groundfloor Platform, and proceeds from equity offerings, offset by repayments of Groundfloor Notes, Stairs Notes, and LROs to investors.

On October 30, 2017, Groundfloor filed an offering statement on Form 1-A with the SEC for a proposed offering of its common stock. On February 9, 2018, Groundfloor’s offering statement on Form 1-A was qualified to issue Groundfloor common stock.

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3.6 million. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six-months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $0.4 million at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. As a result of the offering, the Company received gross proceeds of approximately $0.5 million in exchange for the issuance of 30,794 shares of common stock.

During 2021, certain holders of the 2019 Subordinated Convertible Notes converted their holdings into common stock, or Series B preferred stock, at the discretion of the noteholder. Additionally, noteholders were repaid $1.7 million in principal and $0.3 million in accrued interest at the maturity date. As an incentive to convert, the Company granted all noteholders a time-limited option to convert their holdings on more favorable terms than those specified in the contractual agreement. Pursuant to these terms, Noteholders converted $0.15 million in principle and approximately $0.03 million in accrued interest into 7,463 shares of common stock at a conversion price of $15.75, a 10% discount to the per share price of common stock at the time of conversion, and into 3,759 shares of common stock at a conversion of $17.50, the fair value the common stock at conversion. Noteholders also converted $0.3 in principal and approximately $0.04 million in accrued interest into 16,928 shares of Series B preferred stock at a conversion price of $18.23, a 0% discount to the price per share of Series B preferred stock at the time of conversion.

In August 2021, the Company issued promissory notes (the “2021 Promissory Notes”) to investors for total proceeds of $0.6 million. The 2021 Promissory Notes bear interest at the rate of 14% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2022, or the date the Company raises at least an aggregate $4.0 million of new cash from any debt or financing closing after September 1, 2021. In December 2021, as a result of cash financing received from other debt instruments, and pursuant the 2021 Promissory Note purchase agreement the Company repaid all principal and accrued interest.

In November 2021, the Company repaid the remaining principal of $0.7 and accrued but unpaid interest of $0.14 million related to the notes related to the 2019 Subordinated Convertible Notes.

From August 2021 to November 2021, the Company issued subordinated convertible notes (the “2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5.0 million. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $0.6 million. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In January 2022, the Company amended and restated its article of incorporation to increase the authorized number of Preferred Stock shares to 2,001,457 and to designate 243,348 of the newly authorized shares as Series B-2 Preferred Stock (“Series B-2 Stock”). Pursuant to this offering, the Company has received gross proceeds of approximately $5.8 million in exchange for the issuance of 189,270 shares of Series B-2 Stock from a single, third-party investor. In conjunction with the purchase of shares of the Company’s newly issued Series B-2 Preferred Stock, the third-party investor executed an additional purchase of 60,765 shares of the Company’s common stock through direct, secondary transfer of shares owned by existing shareholders.

In January 2022, certain existing shareholders converted 14,758 shares of Series Seed stock, with a cost basis of $5.205 per share, into 14,758 shares of the Company’s common stock. These shares of Series Seed converted into common stock, were then transferred by the shareholder to an independent third-party investor through direct, secondary transfer of the shares, as discussed in above.

Accordingly, the common stock transfers between existing shareholders and the third-party investor did not result in any cash proceeds received or issuance costs incurred by the Company. As such, the transfer of shares between the existing shareholders and third-party investor resulted in no impact to the Company’s gross capitalization at December 31, 2022.

In January 2022, in conjunction with the Series B-2 Preferred stock issuance, the Company issued warrants to purchase 30,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years.

In March 2022, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2022 Common Stock Offering”). Participation in the 2022 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $30.82 per share. As a result of the offering, the Company received gross proceeds of approximately $1.5 million in exchange for the issuance of 49,700 shares of common stock.

In April 2022, the Company issued warrants to purchase 21,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years.

In August 2022, the Company further amended and restated its article of incorporation to increase the authorized number of Preferred Stock shares to 2,231,457 and to designate 230,000 of the newly authorized shares as Series B-3 Preferred Stock (“Series B-3 Stock”). The offering closed November 2022. Pursuant to this offering, the Company has received gross proceeds of approximately $2.3 million in exchange for the issuance of 52,265 shares of Series B-3 Stock.

During 2022, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $1.26 million in principal and $0.08 million in accrued interest into 48,394 shares of common stock at a conversion price of $27.74, a 10% discount to the per share price of common stock at the time of conversion.

In January 2023, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2023 Common Stock Offering”). Participation in the 2023 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $43.90 per share. As a result of the offering, the Company received gross proceeds of approximately $1.5 million in exchange for the issuance of 49,700 shares of common stock.

During 2023, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $0.18 million in principal and $0.03 million in accrued interest into 5,877 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining principal of $3,558,500 and accrued but unpaid interest of $794,277 related to the notes related to the 2021 Subordinated Convertible Notes.

From August 2023 to December 2023, the Company issued subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $7.6 million. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2023 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $2.3 million. The 2023 Mezzanine Subordinated Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 24, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2023 Mezzanine Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

From February 2024 to March 2024, the Company launched an offering of its Series B-3 Preferred Stock (“Series B-3 Stock”) under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2024 Series B-3 Stock Offering”). Participation in the 2024 Series B-3 Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $44.60 per share. As a result of the offering, the Company received gross proceeds of approximately $0.7 million in exchange for the issuance of 15,413 shares of common stock.

In 2024, certain holders of the 2023 Mezzanine Subordinated Convertible Notes elected to convert their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $0.2 million in principal and $0.01 million in accrued interest into 6,414 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

On April 1, 2024, the Company repaid the first of 19 quarterly installments of the 2023 Mezzanine Subordinated Convertible Notes, repaying noteholders approximately $0.14 million, consisting of $0.08 million in principal and $0.06 million of interest.

Groundfloor has incurred losses since its inception, and Groundfloor expects it will continue to incur losses for the foreseeable future. Groundfloor requires cash to meet its operating expenses and for capital expenditures. To date, Groundfloor has funded its cash requirements with proceeds from its convertible note and preferred stock issuances. Groundfloor anticipate that it will continue to incur substantial net losses as it grows the Groundfloor Platform. Groundfloor does not have any committed external source of funds, except as described above. To the extent our capital resources are insufficient to meet its future capital requirements, Groundfloor will need to finance its cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all.

Plan of Operation

Prior to September 2015, Groundfloor’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor has not issued, and do not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1, its wholly-owned subsidiary, in each case under Tier 1 of Regulation A. In January 2018, Groundfloor’s offering statement relating to the offer and sale of limited recourse obligations (the “LRO Offering Circular”) was qualified by the SEC under Tier 2 of Regulation A, raising the annual aggregate amount of LROs which Groundfloor may offer and sell to $75 million, less any other securities sold by Groundfloor under Regulation A. Groundfloor has filed, and intends to continue to file, post-qualification amendments to the LRO Offering Circular on a regular basis to include additional series of LROs. Groundfloor expects to expand the number of states in which Groundfloor offers and sells LROs during the next 12 months. With this increased geographic footprint, Groundfloor expects that the number of borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of Groundfloor loans and corresponding offerings increase, Groundfloor plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2024. Future equity or debt offerings by Groundfloor will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability.

Off-Balance Sheet Arrangements

During 2024, Groundfloor entered into off-balance sheet arrangements with independent third parties to form special purpose entities (“SPEs”). The purpose of such entities is to facilitate a secured lending arrangement between Groundfloor and the independent third parties. The SPEs are not consolidated within our financial statements as they have been determined to be VIEs for which Groundfloor is not the primary beneficiary. Further, we have not guaranteed any obligations of unconsolidated entities, nor do we have any commitment or intent to provide funding to any such entities. See Note 3, Variable Interest Entities, to the accompanying Notes to the Condensed Consolidated Financial Statements for additional information.

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2024 and December 31, 2023

and for the six-month periods ended June 30, 2024 and 2023

GROUNDFLOOR FINANCE INC.

F-1

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash (1)	$2,488,203	$6,249,581
Restricted Cash	14,418,406	17,925,321
Loans to developers (1)	246,676,268	264,875,442
Allowance for loans to developers (1)	(4,716,727)	(5,086,957)
Interest receivable on loans to developers (1)	28,468,203	27,608,139
Other real estate owned	16,577,301	11,218,141
Other current assets	6,781,448	3,581,552
Total current assets	310,693,102	326,371,219
Property, equipment, software, website, and intangible assets, net	3,585,938	3,456,826
Other assets	14,920,464	6,714,428
Total assets	$329,199,504	$336,542,473
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses (1)	$6,519,459	$5,545,907
Limited recourse obligations	179,844,068	169,174,236
Allowance for limited recourse obligations	(8,295,411)	(8,808,334)
Accrued interest on limited recourse obligations	11,459,843	10,709,813
Other securities payable	7,167,112	3,857,003
Short-term notes payable	89,053,417	108,580,902
Short-term convertible notes	358,439	-
Total current liabilities	286,106,927	297,978,347
Long-term notes payable	21,593,000	23,026,900
Long-term other securities payable	7,491,010	7,212,707
Long-term convertible notes	8,501,057	8,918,820
Other liabilities	1,237,387	-
Total liabilities	324,929,381	328,217,954
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Series B-2 convertible preferred stock, no par, 243,348 shares designated, 189,270 shares issued and outstanding (liquidation preference of $5,833,301)	5,754,564	5,754,564
Series B convertible preferred stock, no par, 441,940 shares designated, 441,940 shares issued and outstanding (liquidation preference of $8,056,566)	7,429,483	7,429,483
Series A convertible preferred stock, no par, 747,373 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series Seed convertible preferred stock, no par, 568,796 shares designated, 554,038 and 568,796 shares issued and outstanding (liquidation preference of $2,883,678 of $2,960,583)	2,537,150	2,537,150
Series B-3 convertible preferred stock, no par, 230,000 shares designated, 67,782 shares issued and outstanding (liquidation preference of $2,294,434)	2,809,030	2,141,890
Common stock, no par, 30,000,000 shares authorized, 2,453,812 issued and outstanding	16,702,349	16,401,430
Additional paid-in capital	9,486,654	8,627,474
Accumulated deficit	(46,253,658)	(40,098,849)
Company’s stockholders’ equity	3,428,007	7,755,577
Non-controlling interest in consolidated variable interest entities	842,116	568,942
Total stockholders’ equity	4,270,123	8,324,519
Total liabilities and stockholders’ equity	$329,199,504	$336,542,473

(1)	Includes amounts of the consolidated variable interest entity (VIE), presented separately in Note 3 below.

See accompanying notes to Condensed Consolidated Financial Statements.

F-2

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Operations (Unaudited)

	Six Months Ended June 30,
	2024	2023
Revenue:
Origination fees	$4,386,846	$5,122,016
Loan servicing revenue	2,912,648	2,493,188
Net interest income on loans to developers	6,841,846	7,836,694
Total revenue	14,141,340	15,451,898
Interest expense on notes	(5,915,783)	(4,456,880)
Revenue, net	8,225,557	10,995,018
Cost of revenue	(1,235,885)	(1,387,536)
Gross profit	6,989,672	9,607,482
Operating expenses:
General and administrative	4,275,857	3,690,787
Sales and customer support	2,925,154	2,671,782
Development	2,839,415	2,104,770
Regulatory	547,736	332,147
Marketing and promotions	1,419,219	1,205,048
Total operating expenses	12,007,381	10,004,534
Loss from operations	(5,017,709)	(397,052)
Other expense:
Interest expense on corporate debt instruments	(856,641)	(328,848)
Other expense	(7,285)	-
Total other expense, net	(863,926)	(328,848)
Net loss	(5,881,635)	(725,900)
Less: Net income attributable to non-controlling interest in consolidation VIE	273,174	197,400
Net loss attributable to Groundfloor Finance, Inc.	$(6,154,809)	$(923,300)

See accompanying notes to Condensed Consolidated Financial Statements.

F-3

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Stockholder’s Equity (Unaudited)

					Convertible Preferred Stock								Additional		Company	Non-Controlling Interest in	Total
	Series B-2		Series A		Series B		Series Seed		Series B-3		Common Stock		Paid-in	Accumulated	Stockholders’	Consolidated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	VIE	Equity
Stockholders’ equity as of December 31, 2023	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,369	$2,141,890	2,400,565	$16,401,430	$8,627,474	$(40,098,849)	$7,755,577	$568,942	$8,324,519
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	15,413	667,140	-	-	-	-	667,140	-	667,140
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	6,414	253,566	-	-	253,566	-	253,566
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	46,833	47,353	-	-	47,353	-	47,353
Stock-based compensation expense & warrants	-	-	-	-	-	-	-	-	-	-	-	-	859,180	-	859,180	-	859,180
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(6,154,809)	(6,154,809)	273,174	(5,881,635)
Stockholders’ equity as of June 30, 2024	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	67,782	$2,809,030	2,453,812	$16,702,349	$9,486,654	$(46,253,658)	$3,428,007	$842,116	$4,270,123

					Convertible Preferred Stock								Additional		Company	Non-Controlling Interest in	Total
	Series B-2		Series A		Series B		Series Seed		Series B-3		Common Stock		Paid-in	Accumulated	Stockholders’	Consolidated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	VIE	Equity
Stockholders’ equity as of December 31, 2022	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,265	$2,137,320	2,345,402	$14,867,107	$5,776,928	$(35,574,099)	$7,890,328	$1,588,250	$9,478,578
Issuance in the 2023 Common Stock Offering, net of offering costs	-	-	-	-	-	-	-	-	-	-	29,348	1,288,377	-	-	1,288,377	-	1,288,377
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	104	4,570	-	-	-	-	4,570	-	4,570
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	5,568	201,714	-	-	201,714	-	201,714
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	3,172	20,880	-	-	20,880	-	20,880
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	881,022	-	881,022	-	881,022
Distribution to non-controlling interest holders in consolidated VIE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(925,070)	(925,070)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(923,300)	(923,300)	197,400	(725,900)
Stockholders’ equity as of June 30, 2023	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,369	$2,141,890	2,383,490	$16,378,078	$6,657,390	$(36,497,399)	$9,363,591	$860,580	$10,224,171

See accompanying notes to Condensed Consolidated Financial Statements.

F-4

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(5,881,635)	$(725,900)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,117,527	821,012
Share-based compensation	859,180	881,022
Right of use asset amortization	42,029	-
Noncash interest expense	912,810	111,481
Origination of loans held for sale	(1,333,480)	-
Proceeds from loans held for sale	1,333,480	-
Loss on disposal of fixed assets	7,285	-
Changes in operating assets and liabilities:
Other assets	(1,206,261)	218,336
Interest receivable on loans to developers	(860,064)	(3,902,705)
Accounts payable and accrued expenses	426,273	786,812
Accrued interest on limited recourse obligations	750,030	734,103
Net cash flows from operating activities	(3,832,826)	(1,075,839)
Cash flows from investing activities
Loan payments to developers	(108,356,004)	(116,330,083)
Repayments of loans from developers	114,612,723	99,307,411
Purchases of debt securities	(6,955,000)	-
Purchases of equipment, furniture and fixtures, and leasehold improvements	(132,318)	-
Proceeds from sale of properties held for sale	4,644,754	3,013,155
Disposal of property and equipment	(26,825)	-
Payments of software and website development costs	(1,094,782)	(1,085,140)
Other investing activities	-	(30,378)
Distributions to non-controlling interests in consolidated VIE	-	(925,070)
Net cash flows from investing activities	2,692,548	(16,050,105)
Cash flows from financing activities
Proceeds from limited recourse obligations	98,434,828	93,994,690
Repayments of limited recourse obligations	(84,258,081)	(83,517,609)
Proceeds from other securities	5,362,822	7,641,932
Repayments of other securities	(1,774,410)	(6,463,318)
Proceeds from Groundfloor Notes	10,355,074	79,185,030
Repayments on Groundfloor Notes	(30,713,367)	(54,152,502)
Repayments on Stairs Notes, net	(603,092)	(21,464,703)
Repayment of 2023 Mezzanine Subordinated convertible notes	(139,367)	-
Proceeds from issuance of Series B-3 convertible preferred stock, net of offering costs	667,140	4,570
Proceeds from issuance of common stock, net of offering costs	-	1,288,377
Proceeds from the exercise of stock options and warrants	47,353	20,880
Net cash flows from financing activities	(2,621,100)	16,537,347
Net (decrease) increase in cash	(3,761,378)	(588,597)
Cash as of beginning of the period	6,249,581	4,466,138
Cash as of end of the period	$2,488,203	$3,877,540
Supplemental cash flow disclosures
Cash paid for interest	$5,704,388	4,523,822

F-5

	Six months ended June 30,
	2024	2023
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$9,861,221	$4,533,508
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	1,332,195	-
Right-of-use assets acquired in exchange for lease liability	1,205,466	-
Conversion of convertible notes payable and accrued interest into common stock or Series B convertible preferred stock	253,566	201,714
Increase (decrease) in allowance for loan to developers	(370,230)	(3,164,650)
Increase (decrease) in fair market value of other real estate owned	(142,693)	(471,496)

See accompanying notes to Condensed Consolidated Financial Statements.

F-6

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “Groundfloor” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of Groundfloor Inc.’s common stock. In August 2014, Groundfloor Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. Groundfloor Properties GA LLC, a wholly-owned subsidiary, was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate, LLC, Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, Groundfloor Yield, LLC, and Groundfloor Credit 1, LLC, wholly-owned subsidiaries, were created for the purpose of financing real estate in any state. Groundfloor Holdings GA, LLC is currently inactive, and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (“Projects”). With this online investment platform (“Platform”), public investors (“Investors”) are able to choose between multiple Projects, and real estate developers of the Projects (“Developers”) are able to obtain financing. Groundfloor’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Condensed Consolidated Financial Statements include the amounts of Groundfloor Finance Inc. and its wholly-owned subsidiaries, along with the amounts related to variable interest entities (“VIEs”) for which Groundfloor is the primary beneficiary. The non-controlling interests as of June 30, 2024 and December 31, 2023 represents the outside owner’s interest in the Company’s consolidated VIE. All intercompany transactions and balances have been eliminated upon consolidation.

These Condensed Consolidated Financial Statements are condensed in their disclosures and intended to be read in conjunction with the Company’s audited Consolidated Financial Statements for the year ended December 31, 2023.

Certain reclassifications have been made to the prior year presentation to conform to the current period presentation in the Condensed Consolidated Financial Statements. These reclassifications were not material to the financial statements.

The Company’s Condensed Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Condensed Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

The Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Condensed Consolidated Financial Statements. In addition, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

F-7

Use of Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In developing estimates and assumptions, management uses all available information; however, actual results could materially differ from those estimates and assumptions.

Consolidation of Variable Interest Entities

The determination of whether to consolidate a VIE in which the Company holds a variable interest requires a significant amount of analysis and judgment regarding whether we are the primary beneficiary of the VIE due to our holding a controlling financial interest in the VIE. A controlling financial interest in a VIE exists if we have both the power to direct the VIE’s activities that most significantly affect the VIE’s economic performance and a potentially significant economic interest in the VIE. The determination of whether an entity is a VIE considers factors, such as (i) whether the entity’s equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support and (ii) whether a holder’s equity investment at risk lacks any of the following characteristics of a controlling financial interest: the direct or indirect ability through voting rights or similar rights to make decisions about a legal entity’s activities that have a significant effect on the entity’s success, the obligation to absorb the expected losses of the entity or the right to receive the expected residual returns of the legal entity. The Company is required to reconsider its evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans to independent third parties. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized within “Origination fees” in the Consolidated Statements of Operations. For sold loans for which the Company retains servicing rights, the Company evaluates whether the expected contractual compensation represents adequate compensation for servicing in order to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified as of June 30, 2024 and December 31, 2023. During the six months ended June 30, 2024 and 2023, the Company sold $1,333,405 and $0, respectively, of loans under loan sale agreements. No gain was recognized on the sale of these loans.

Share-Based Compensation

The Company issues share-based awards to certain employees and non-employees in the form of stock options and warrants, which are measured at fair value at the date of grant. The fair value determined at the date of grant is expensed, based on our estimate of awards that will eventually vest, ratably over the vesting period. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model. Refer to Note 10 for additional information.

F-8

Income Taxes

Deferred tax assets and liabilities are recorded for temporary differences between the reported amounts in the Condensed Consolidated Financial Statements and the tax basis of assets and liabilities, using the statutory tax rates in effect for the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

The Company has evaluated the recent pronouncements issued since filing its annual audited Consolidated Financial Statements for the year ended December 31, 2023 and believes that none of them have a material effect on the Company’s Condensed Consolidated Financial Statements as of and for the period ended June 30, 2024.

NOTE 3:	VARIABLE INTEREST ENTITIES

In November 2021, the Company entered into a limited liability company agreement with two independent third parties to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its affiliates and potentially developing new equity products.

On January 1, 2022, the Jacksonville JV commenced operations and the initial cash contributions were received from each of the initial members of the Jacksonville JV, in proportion to their relative membership interest in the JV.

Under the provisions of ASC 810, Consolidation, we determined that the Jacksonville JV is a VIE and the Company is the primary beneficiary, based on the power to direct the activities that most significantly impact the entity’s economic performance. As such, the Company is required to consolidate the assets, liabilities, income and expenses of the Jacksonville JV within the accompanying Condensed Consolidated Financial Statements with a non-controlling interest for the third-party ownership of the joint venture's membership interests.

F-9

The following table presents the assets and liabilities of the Jacksonville JV, included in the Condensed Consolidated Balance Sheet as of June 30, 2024 and December 31, 2023. The assets and liabilities presented below include only the third-party assets and liabilities of the consolidated VIE and excludes any intercompany balances, which were eliminated upon consolidation.

	June 30,	December 31,
	2024	2023
Assets:
Cash	$-	$-
Loans to developers	15,942,372	34,265,091
Allowance for loans to developers	(396,313)	(923,008)
Interest receivable on loans to developers	2,504,450	4,105,624
Other real estate owned	11,572,202	5,821,486
Total assets	$29,622,711	$43,269,193

Liabilities:
Accounts payable and accrued expenses	$143,059	$416,755
Total liabilities	$143,059	$416,755

During 2024, the Company entered into two limited liability company agreements with independent third parties to form special purpose entities, Groundfloor Land SPE I LLC, and Cityfunds Groundfloor SPE, LLC. The purpose of these entities is to facilitate a secured lending arrangements between Groundfloor and the independent third parties.

Groundfloor’s contributions to these entities are mandatorily redeemable at the end of the stated term of each SPE’s operating agreement and are recorded as investments in debt securities. The Company has determined that Groundfloor is not the primary beneficiary of either of these VIEs and as such, under ASC 810, Consolidation, has not consolidated these entities into the Condensed Consolidated Financial Statements. The Company has recorded its investment in this entity in “Other Assets” in the Company’s Condensed Consolidated Balance Sheet.

As of June 30, 2024, the Company’s maximum potential loss in aggregate for unconsolidated VIEs is $7,055,000.

NOTE 4:	LOANS TO DEVELOPERS AND ALLOWANCE FOR EXPECTED CREDIT LOSSES

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six to twenty-four months.

The following table presents the carrying amount of “Loans to developers, net” by performance state as of June 30, 2024 and December 31, 2023, respectively:

	June 30,	December 31,
	2024	2023
Loan Performance State:
Current	$164,714,809	$172,560,766
Workout	34,550,995	57,595,807
Fundamental Default	47,410,464	34,718,869
Amortized Cost	$246,676,268	$264,875,442
Less: Allowance for loan losses	(4,716,727)	(5,086,957)
Carrying amount	$241,959,541	$259,788,485

F-10

Allowance for Loan Losses

In assessing the CECL allowance, we considered historical loss experience, current conditions, and a reasonable and supportable forecast of the microeconomic and macroeconomic environment. We derived an annual historical loss rate based on the Company’s historical loss experience in our portfolio and adjusted this rate to reflect our expectations of the future environment based on forecasted data points relative to our loan portfolio.

The following tables present analyses of the allowance for loan losses for the six months ended June 30, 2024, and year ended December 31, 2023:

Balance
Allowance for loan losses, December 31, 2023	$5,086,957
Loan allowance charged off	(1,845,623)
Provision for losses	1,475,393
Recoveries	-
Allowance for loan losses, June 30, 2024	$4,716,727

Balance
Allowance for loan losses, December 31, 2022	$6,046,819
Loan allowance charged off	(2,349,678)
Provision for losses	1,389,816
Recoveries	-
Allowance for loan losses, December 31, 2023	$5,086,957

Portfolio Segmentation

Management monitors the performance of loans within its portfolio by internally assigned grades and by year of origination. All loans originated by the Company are collateralized against residential real estate, and consistent across many key segmentation considerations such as borrower type, industry, financial asset type, loan term, and loan size. As such, in determining the Company’s application of the CECL standard management developed its allowance by evaluating historical losses and applying those adjusted losses to segments of the portfolio with which similar risk characteristics exist.

In assessing estimated credit losses, the segmentation variable used by management includes internal grades assigned to loans at origination based on an assessment of each project and the proposed terms of the underlying loan., which reflect the overall risk of the Loan.

The relevant factors assessed by the Company’s proprietary grading algorithm include financial risk (loan to ARV ratio), underwriting risk (quality of valuation report, borrower credit quality and experience), borrower stake (commitment and skin-in-the game), as well as geographic location. These indicators take into account the valuation and strength of a particular project and the experience and risk profile of the Borrower and correlate with how well management believes the loan will perform.

F-11

The following tables present the carrying amount of “Loans to developers” by portfolio segment and vintage of origination as of June 30, 2024 and December 31,2023:

	Year Originated
	2024	2023	2022	2021	2020	2019	Total
Loan grades:
A	$1,250,507	$3,340,002	$97,680	$1,725,974	$-	$-	$6,414,163
B	18,743,905	21,638,575	2,637,659	1,125,097	-	71,880	44,217,116
C	32,895,428	67,945,250	27,076,105	8,582,174	-	408,447	136,907,404
D	8,796,299	26,376,596	12,621,108	2,254,417	-	87,457	50,135,877
E	1,786,267	1,711,339	1,308,220	307,030	-	-	5,112,856
F	2,084,930	142,502	-	-	-	-	2,227,432
G	1,321,399	340,021	-	-	-	-	1,661,420
Amortized Cost	$66,878,735	$121,494,285	$43,740,772	$13,994,692	$-	$567,784	$246,676,268
Less: Allowance for loan losses							(4,716,727)
Carrying Amount at June 30, 2024							$241,959,541

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan grades:
A	$4,951,408	$743,260	$1,725,974	$-	$-	$7,420,642
B	29,820,171	7,097,709	1,466,981	-	71,880	38,456,741
C	91,123,972	50,393,111	11,997,204	-	495,194	154,009,481
D	33,938,293	22,466,240	3,550,243	-	87,457	60,042,233
E	1,692,251	1,934,087	587,721	-	-	4,214,059
F	-	-	-	-	-	-
G	732,286	-	-	-	-	732,286
Amortized Cost	$162,258,381	$82,634,407	$19,328,123	$-	$654,531	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount at December 31, 2023						$259,788,485

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current – This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout – This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default – This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs.

All credit quality indicators were updated as of June 30, 2024 and December 31, 2023.

F-12

The following tables present the carrying amount of “Loans to developers” by credit quality indicator and vintage of origination as of June 30, 2024 and December 31, 2023:

	Year Originated
	2024	2023	2022	2021	2020	2019	Total
Loan performance state:
Current	$66,878,734	$97,404,455	$431,620	$-	$-	$-	$164,714,809
Workout	-	20,532,346	13,765,599	253,050	-	-	34,550,995
Fundamental Default	-	3,557,485	29,543,553	13,741,642	-	567,784	47,410,464
Amortized Cost	$66,878,734	$121,494,286	$43,740,772	$13,994,692	$-	$567,784	$246,676,268
Less: Allowance for loan losses							(4,716,727)
Carrying Amount at June 30, 2023							$241,959,541

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan performance state:
Current	$161,398,308	$11,162,458	$-	$-	$-	$172,560,766
Workout	407,647	53,659,609	3,528,551	-	-	57,595,807
Fundamental Default	452,426	17,812,339	15,799,572	-	654,532	34,718,869
Amortized Cost	$162,258,381	$82,634,406	$19,328,123	$-	$654,532	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount at December 31, 2023						$259,788,485

Nonaccrual and Past Due Loans

A loan is placed on nonaccrual status when, in management’s judgement, the collection of the interest income is less than probable. Once a loan has been placed in nonaccrual status, it will stop accruing interest income. Additionally, any corresponding limited recourse obligations will stop accruing interest expense. Once management determines the accrued interest receivable collection is doubtful, the accrued interest receivable is written off against interest income. Likewise, the corresponding accrued interest payable is written off against interest expense.

F-13

The following tables present an analysis of Loans by aging schedule as of June 30, 2024 and December 31, 2023:

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$164,714,809	$(2,340,599)	$162,374,211
Less than 90 days past due	18,438,277	(350,328)	18,087,949
More than 90 days past due	63,523,181	(2,025,800)	61,497,381
Total as of June 30, 2024	$246,676,268	$(4,716,727)	$241,959,541

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$174,058,386	$(2,117,260)	$171,941,126
Less than 90 days past due	28,386,592	(590,961)	27,795,631
More than 90 days past due	62,430,464	(2,378,736)	60,051,728
Total as of December 31, 2023	$264,875,442	$(5,086,957)	$259,788,485

The following is a summary of information pertaining to loans in nonaccrual status as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Nonaccrual loans	$52,910,628	$76,593,077

Interest income recognized on nonaccrual loans	$852,420	$1,992,728

NOTE 5:	OTHER CURRENT AND NONCURRENT ASSETS

“Other current assets” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31,
	2024	2023
Investments in real estate	$3,557,733	$3,025,691
Advances receivable	2,566,203	122,222
Due from related party	303,333	303,333
Other	354,179	130,306
Other current assets	$6,781,448	$3,581,552

“Other assets” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31,
	2024	2023
Investments in debt securities	$7,000,000	$-
Advances receivable	5,711,871	5,383,805
Operating lease right of use assets	1,155,130	-
Investments in real estate	1,003,463	1,280,623
Other	50,000	50,000
Other assets	$14,920,464	$6,714,428

F-14

NOTE 6:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31,
	2024	2023
Software and website development costs	$9,679,625	$8,584,844
Furniture and fixtures	263,234	212,251
Computer equipment	185,460	169,645
Leasehold improvements	95,463	29,942
Office equipment	44,748	44,748
Domain names	30,000	30,000
Total property, equipment, software, website, and intangible assets	10,298,530	9,071,430
Less: accumulated depreciation and amortization	(6,712,592)	(5,614,604)
Property, equipment, software, website and intangible assets, net	$3,585,938	$3,456,826

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the six months ended June 30, 2024, and 2023 was $1,117,527 and $821,012, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Condensed Consolidated Statements of Operations.

NOTE 7:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31
	2024	2023
Deferred loan origination fees	$3,941,274	$4,046,957
Trade accounts payable	1,085,885	669,295
Accrued employee compensation	223,400	573,747
Accrued interest expense (1)	1,139,920	231,362
Other	128,980	24,546
Accounts payable and accrued expenses	$6,519,459	$5,545,907

(1)	“Accrued interest expense” includes interest related to corporate debt instruments as described in Note 8.

NOTE 8:	DEBT

2021 Subordinated Convertible Notes

From August 2021 to November 2021, the Company issued subordinated convertible notes (“2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5,000,000. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (“2021 Subordinated Convertible Notes Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“2021 Subordinated Convertible Notes Qualified Preferred Financing”) prior to the 2021 Subordinated Convertible Notes Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the 2021 Subordinated Convertible Notes Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued unpaid interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. As of November 30, 2021, the funding related to these notes was closed and no additional sales were made to investors. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $555,556 at the time of issuance. The discount is amortized to interest expense until the earlier of maturity or exercise of the conversion option. During the six months ended June 30, 2024 and 2023, $0 and $107,103, respectively, was amortized to "Interest expense on corporate debt instruments” in the Condensed Consolidated Statements of Operations.

F-15

During the six months period ended June 30, 2023, at the discretion of the note holders, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, noteholders converted notes with a principal balance of $171,132 and accrued interest of $30,582 into 5,568 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining 2021 Subordinated Convertible Notes with a principal balance of $3,558,500 and accrued but unpaid interest of $794,277. During the six months ended June 30, 2024 and 2023, we recognized $0 and $221,745, respectively, of interest expense related to the 2021 Subordinated Convertible Notes within "Interest expense on corporate debt instruments” in the Condensed Consolidated Statement of Operations.

2023 Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued subordinated convertible notes (“2023 Subordinated Convertible Notes”) to investors for total proceeds of $7,631,595. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (“2023 Subordinated Convertible Notes Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“2023 Subordinated Convertible Notes Qualified Preferred Financing”) prior to the 2023 Subordinated Convertible Notes Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the 2023 Subordinated Convertible Notes Qualified Preferred Financing. At any time after April 1, 2024, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $847,955 at the time of issuance. The discount is amortized into interest expense until the earlier of maturity or exercise of the conversion option. During the six months ended June 30, 2024, $219,365 was amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

As of June 30, 2024 and December 31, 2023, the outstanding principal balance of the 2023 Subordinated Convertible Notes was $7,631,595 and $7,631,595, respectively, net of an unamortized discount of $547,687 and $767,053, respectively. As of June 30, 2024 and December 31, 2023, accrued interest expense on the 2023 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $652,764 and $177,097, respectively. During the six months ended June 30, 2024, we recognized $475,667 of interest expense related to the beneficial conversion feature within "Interest expense on corporate debt instruments” in the Consolidated Statement of Operations.

F-16

2023 Mezzanine Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (“2023 Mezzanine Convertible Notes”) to investors for total proceeds of $2,297,974. The 2023 Mezzanine Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable in 19 equal quarterly installments beginning on April 1, 2024 and thereafter on the first day following the end of each fiscal quarter, such that the 2023 Mezzanine Convertible Notes shall be repaid the earlier of October 1, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company ( “2023 Mezzanine Convertible Notes Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“2023 Mezzanine Convertible Notes Qualified Preferred Financing”) prior to the 2023 Mezzanine Convertible Notes Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time prior to April 1, 2024, the investor may elect to convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Mezzanine Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $255,330 at the time of issuance. The discount is amortized into interest expense until the earlier of maturity or exercise of the conversion option. During the six months ended June 30, 2024 we recognized $28,098 of interest expense within "Interest expense on corporate debt instruments” in the Condensed Consolidated Statements of Operations.

In 2024, certain holders of 2023 Mezzanine Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, noteholders converted notes with a principal balance of $245,257 and accrued interest of $8,309 into 6,414 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

As of June 30, 2024 and December 31, 2023, the outstanding principal balance of the 2023 Mezzanine Subordinated Convertible Notes was $1,969,519 and $2,297,595, respectively, net of an unamortized discount of $193,931 and $243,696, respectively. Accrued interest expense on the 2023 Mezzanine Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $101,629 and $54,265 as of June 30, 2024 and December 31, 2023, respectively. During the six months ended June 30, 2024, we recognized $159,703 of interest expense within "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations. No interest expense was recognized during the six months ended June 30, 2023.

Groundfloor Notes

During 2023 and 2024, the Company entered into various secured promissory notes, (“Groundfloor Notes”), with investors. The Groundfloor Notes are used by the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The Groundfloor Notes are issued and secured by the assets of Groundfloor Real Estate 2 LLC, a wholly-owned subsidiary of Groundfloor Finance, Inc. As collateral security for Groundfloor Notes, the Company granted first priority security interest in all the loan assets of Groundfloor Real Estate 2 LLC to the investors in Groundfloor Notes, subject to certain exceptions.

During the six months ended June 30, 2024, and 2023, the Company entered into 13 and 50 Groundfloor Notes, respectively, with stated interest rates ranging from 7.0% to 11.5% and terms ranging from 30 days to 24 months. The principal sum of $13,086,600 and $32,080,873 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Short-term notes payable” in the Condensed Consolidated Balance Sheets. The principal sum of $5,559,000 and $6,922,900 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets

During the six months ended June 30, 2024 and 2023, we recognized $1,651,000 and $5,124,154, respectively, in interest expense related to Groundfloor Notes within “Interest expense” in the Condensed Consolidated Statement of Operations. Accrued interest on the Groundfloor Notes, presented within “Accounts payable and accrued expenses” in the Condensed Consolidated Balance Sheets, was $12,431 and $3,149 as of June 30, 2024, and December 31, 2023, respectively.

F-17

Stairs Notes

During 2023 and 2024, the Company entered into various secured promissory notes (“Stairs Notes”) with investors. The Stairs Notes are issued and secured by the assets of Groundfloor Yield LLC, a wholly-owned subsidiary of Groundfloor Finance, Inc. Investors in Stairs Notes do not directly invest in loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof were used primarily to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. As collateral security for Stairs Notes, the Company granted first priority security interest in all the loan assets of Groundfloor Yield LLC to investors in Stairs Notes, subject to certain exceptions.

During the six months ended June 30, 2024 and 2023, there were a total of 76 and 497 Stairs Notes, respectively, entered into, each with a stated interest rate of 4.0% to 10.0% and term of 5 days to 24 months. The principal sum of $75,966,937 and $76,500,029 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. The principal sum of $16,034,000 and $16,104,000 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the Stairs Notes, presented within “Accrued interest on limited recourse obligations” in the Company’s Condensed Consolidated Balance Sheets, was $385,527 and $183,781 as of June 30, 2024 and December 31, 2023, respectively.

Interest expense to Stairs investors totaled $4,262,416 and $1,122,321 for the six months ended June 30, 2024, and June 30, 2023, respectively, as presented within “Interest expense” in the Condensed Consolidated Statement of Operations.

NOTE 9:	STOCKHOLDERS’ Equity (Deficit)

Capital Structure

Authorized Shares - As of June 30, 2024, the Company is authorized to issue 30,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The preferred stock has been designated as Series B-2 Preferred Stock ( “Series B-2”), consisting of 243,348 shares, Series A Preferred Stock (“Series A”), consisting of 747,373 shares, Series B Preferred Stock (“Series B”), consisting of 441,940 shares, Series Seed Preferred Stock (“Series Seed”), consisting of 568,796 shares, and Series B-3 Preferred Stock (“Series B-3”), consisting of 230,000 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In January 2023, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2023 Common Stock Offering”). Participation in the 2023 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $43.90 per share. As a result of the offering, the Company received gross proceeds of $1,288,377 in exchange for the issuance of 29,348 shares of common stock.

Preferred Stock Transactions

In January 2023, the Company received gross proceeds of $4,570 in exchange for the issuance of 104 shares of Series B-3 Preferred Stock.

In January 2024, the Company launched an offering of 14,503 shares of B-3 Preferred Stock at $46 per share to existing shareholders via the Groundfloor platform (“2024 Series B-3 Preferred Stock Offering”). The offering closed in April 2024, and the Company received gross proceeds of $667,140 in exchange for the issuance of 15,413 shares of the Company’s B-3 Preferred Stock.

The following is a summary of the rights and privileges of the Preferred Stockholders as of June 30, 2024 and December 31, 2023.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series B-2 shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Series B, Series A, Series Seed, Series B-3 or common stock, an amount per share equal to the greater of: i) the Series A original issue price of $30.82 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series B-2 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-2 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-2 pro rata in accordance with their ownership thereof.

F-18

After payment in full of the Series B-2 preference amount, the Series B stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B original issue price of $18.23 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B pro rata in accordance with their ownership thereof.

After payment in full of the Series B preference amount, the Series A stockholders are entitled to a liquidation preference equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof.

After payment in full of the Series Seed preference amount, the Series B-3 stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B-3 original issue price of $43.90 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B-3 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-3 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-3 pro rata in accordance with their ownership thereof.

Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $20,000,000. All outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock, respectively, each voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 10:	stock options and warrants

Stock Options

The Company adopted the 2013 Stock Option Plan (“2013 Plan”) in August 2013 and subsequently amended it in January 2022 (“Amended Plan”). The Amended Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of 950,000 shares of common stock for issuance pursuant to the Amended Plan. The plan expired and was not further amended.

F-19

In February of 2024, the Company adopted the 2024 Stock Option Plan (“2024 Plan”). The 2024 Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of 638,584 shares of common stock for issuance pursuant to the 2024 Plan. As of June 30, 2024, 211,976 shares of the Company’s common stock remained available for future issuance under the 2024 Plan.

During the six months ended June 30, 2024 and 2023, the Company issued 19,250 and 16,990 stock options, respectively, and 46,833 and 3,172 stock options, respectively, were exercised with weighted average exercise prices of $1.01 and $6.54, respectively.

As of June 30, 2024, there was $1,530,200 of total unrecognized compensation cost related to stock option arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 2.6 years.

The Company recorded $35,232 and $30,360 in non-employee and $279,616 and $254,037 in employee share-based compensation expense during the six months ended June 30, 2024, and 2023, respectively.

Performance-Based Grants

During 2021, the Company granted performance-based awards to employees that entitled the recipients to earn up to 162,500 shares, if certain performance criteria are achieved over a three-year period. The actual number of shares to be issued will be determined by when performance criteria are met during the three-year period. The performance-based awards granted are based upon the Company’s ability to achieve certain investor customer acquisition targets. Performance based awards are recognized as compensation expense based on fair value on date of grant, the number of shares management ultimately expects to vest and the vesting period.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model, which resulted in a grant date fair value of approximately $502,800, or $9.28 per option.

During the six months ended June 30, 2024 and 2023 compensation expense of $52,801and $65,058 was recognized for performance awards, respectively.

At June 30, 2024, the unrecognized compensation cost related to the unvested shares was $113,382, which will be recognized over a weighted-average remaining vesting period of 1.96 years.

Equity Incentive Plan

In February 2022, the Company issued stock options to certain employees, which contained an early exercise provision whereby the options were exercisable immediately by the holder upon issuance. Pursuant to the terms of the stock option agreement, certain of the employees elected to participate in the early exercise option to purchase shares of the Company’s common stock. The Company issued 224,000 shares of common stock, at a per share price of $19.20, to the employees who elected to participate in the early exercise.

Shares of common stock issued upon the early exercise of options are not considered outstanding, for accounting purposes, as the grantee is not yet entitled to the rewards of share ownership. As such, the shares of common stock resulting from the early exercise are not shown as outstanding on the Company’s Condensed Consolidated Balance Sheet until the satisfaction of the vesting conditions have been met.

The shares of common stock were purchased by each employee in exchange for a promissory note (“Equity Incentive Promissory Note”), which accrues interest at the rate of 1.4% per annum and is partially collateralized by the assets of the employee (the Equity Incentive Promissory Notes are 50% recourse and 50% non-recourse). Although the Equity Incentive Promissory Note was issued as partially recourse, the Promissory Note must be accounted for as non-recourse in its entirety as the recourse provisions of the Equity Incentive Promissory Note are not aligned with a corresponding percentage of the underlying shares.

Accordingly, the Company has accounted for the combination of the issuance of Equity Incentive Promissory Notes to employees in exchange for shares of common stock as a stock option for accounting purposes, as the substance is similar to the grant of an option. While the shares of common stock issued to the employees in exchange for a Equity Incentive Promissory Note are considered legally issued, the shares are not deemed outstanding, for accounting purposes, until all of the options are fully vested and the outstanding principal and accrued interest due on the Equity Incentive Promissory Note are repaid in full.

F-20

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model, which resulted in a total grant date fair value of approximately $2,270,000, or $9.38 per option.

During the six months ended June 30, 2024 and 2023, 0 and 5,334 unvested shares, respectively, were forfeited, and 0 and 2,061 shares, respectively, were exercised through a cashless exercise of 0 and 2,225 shares of common stock, respectively.

During the six months ended June 30, 2024 and 2023, 10,500 and 14,000 of the remaining outstanding shares vested and the Company recognized $330,656 and $338,590 of share-based compensation expense related to these options, respectively.

At June 30, 2024, the unrecognized compensation cost related to the unvested shares was approximately $423,900 which will be recognized over a weighted-average remaining vesting period of 0.8 years.

Restricted Common Stock Purchase

In October 2021, an employee purchased 34,720 shares of common stock (the “Restricted Stock”) at a purchase price of $19.20, under the terms of a restricted common stock purchase agreement. These shares were purchased in exchange for a promissory note (the “Restricted Stock Promissory Note”) equal to $666,624. The Restricted Stock issuance vests in equal installments every three months after the Initial Vesting Commencement Date, subject to the employee’s continuous service with the Company. The Company may repurchase all of the unvested shares following the employee’s termination at the original purchase price. The Restricted Stock Promissory Note accrues interest at the rate of 0.86% per annum and are repayable at the earlier of (a) October 15, 2025; (b) the occurrence of SOX compliance issues; or (c) the occurrence of a change of control. The Restricted Stock Promissory Note is fully collateralized by the 34,720 shares purchased by the employee per the restricted common stock purchase agreement.

The Restricted Stock Promissory Note issued by the Company is stated as a full-recourse note however management has accounted for the Restricted Stock Promissory Note as non-recourse since it is forgiven in one fifth installments at the yearly anniversary of employment and the amount of the Restricted Stock Promissory Note is aligned with a corresponding percentage of the underlying shares. Accordingly, the non-recourse note received by the Company as consideration for the issuance of the restricted stock has been considered a stock option for accounting purposes as the substance is similar to the grant of an option. The exercise price is the principal due on the note. The stated interest rate of the Restricted Stock Promissory Note is reflected as the dividend yield. The fair value of the award is recognized over the requisite service period (not the term of the Promissory Note) through a charge to compensation cost. The maturity date of the Restricted Stock Promissory Notes reflects the legal term for purposes of valuing the award.

During the six months ended June 30, 2024, and 2023, 4,340 and 4,340 of the outstanding shares vested and the Company recognized $160,875 and $145,376 of stock-based compensation expense, respectively.

At June 30, 2024, the unrecognized stock-based compensation cost related to the unvested shares of restricted common stock was $176,900, which will be recognized over a remaining vesting period of 1.2 years.

Warrants

As of June 30, 2024 and December 31, 2023, the Company had 62,324 warrants issued and outstanding for the purchase of common stock. During the six months ended June 30, 2024 and 2023, we did not recognize expense related to amortization of warrant discounts.

During the six months ended June 30, 2024 and 2023, no warrants were exercised in exchange for the issuance of common stock.

F-21

NOTE 11:	INCOME TAXES

The Company has incurred net operating losses since inception and is forecasting additional losses through December 31, 2024. Therefore, no United States federal, state, or foreign income taxes are expected for 2024 and none have been recorded as of June 30, 2024.

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

NOTE 12:	COMMITMENTS AND CONTINGENCIES

In April 2024, the Company entered into a noncancelable operating lease agreement for office space. At the time of lease inception, the company recognized a Right-of-use (“ROU”) asset of $1,197,159 and lease liability of $1,205,466 with an incremental borrowing rate of 11% and weighted average remaining lease period of 5.3 years. The ROU asset and lease liability are included within “Other Assets” and “Other Liabilities,” respectively, in our Condensed Consolidated Balance Sheet.

F-22

As of June 30, 2024, the amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

June 30, 2024
Remainder of 2024	$130,340
2025	239,322
2026	301,799
2027	339,330
2028	349,506
Thereafter	299,564
$1,659,861

The Company is subject to legal proceedings which arise in the ordinary course of business. In the opinion of the Company, the resolution of these matters will not have a material adverse impact on the Company’s consolidated financial position or results of operations.

NOTE 13:	RELATED PARTY TRANSACTIONS

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. As of June 30, 2024 and December 31, 2023, the related party loan receivable and accrued interest thereon are presented in the Condensed Consolidated Balance Sheets as a component of “Other current assets” in the amount of $303,333 and $303,333, respectively.

NOTE 14:	SUBSEQUENT EVENTS

Subsequent events were evaluated through August 29, 2024, the date the Condensed Consolidated Financial Statements were available to be issued.

F-23

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

December 31, 2023 and 2022

Report of Independent Auditor

To the Board of Directors
Groundfloor Finance, Inc. and Subsidiaries

Atlanta, Georgia

Opinion

We have audited the accompanying consolidated financial statements of Groundfloor Finance, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia

March 29, 2024

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2023	2022
Assets
Current assets:
Cash (1)	$6,249,581	$4,466,138
Restricted Cash	17,925,321	30,463,316
Loans to developers (1)	264,875,442	240,494,116
Allowance for loans to developers (1)	(5,086,957)	(6,046,819)
Interest receivable on loans to developers (1)	27,608,139	21,646,364
Other real estate owned	11,218,141	4,120,463
Other current assets	3,581,552	1,383,472
Total current assets	326,371,219	296,527,050
Property, equipment, software, website, and intangible assets, net	3,456,826	3,086,790
Other assets	6,714,428	71,302
Total assets	$336,542,473	$299,685,142
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses (1)	$5,545,907	$4,335,534
Limited recourse obligations	169,174,236	169,759,701
Allowance for limited recourse obligations	(8,808,334)	(7,363,829)
Accrued interest on limited recourse obligations	10,709,813	10,068,526
Other securities payable	3,857,003	-
Short-term notes payable	108,580,902	87,460,880
Convertible notes, net of discount of $1,010,749 and $142,636	8,918,820	3,596,195
Total current liabilities	297,978,347	267,857,007
Long-term notes payable	23,026,900	22,325,700
Long-term other securities payable	7,212,707	-
Other liabilities	-	23,857
Total liabilities	328,217,954	290,206,564
Commitments and contingencies (See Note 14)
Stockholders’ equity:
Series B-2 convertible preferred stock, no par, 243,348 shares designated, 189,270 shares issued and outstanding (liquidation preference of $5,833,301)	5,754,564	5,754,564
Series B convertible preferred stock, no par, 441,940 shares designated, 441,940 shares issued and outstanding (liquidation preference of $8,056,566)	7,429,483	7,429,483
Series A convertible preferred stock, no par, 747,373 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series Seed convertible preferred stock, no par, 568,796 shares designated, 554,038 shares issued and outstanding (liquidation preference of $2,883,678)	2,537,150	2,537,150
Series B-3 convertible preferred stock, no par, 230,000 shares designated, 52,369 shares issued and outstanding (liquidation preference of $2,294,434)	2,141,890	2,137,320
Common stock, no par, 30,000,000 shares authorized, 2,393,621 issued and outstanding	16,401,430	14,867,107
Additional paid-in capital	8,628,034	5,776,928
Accumulated deficit	(40,098,849)	(35,574,099)
Stock subscription receivable	(560)	(560)
Company’s stockholders’ equity	7,755,577	7,890,328
Non-controlling interest in consolidated variable interest entities	568,942	1,588,250
Total stockholders’ equity	8,324,519	9,478,578
Total liabilities and stockholders’ equity	$336,542,473	$299,685,142

(1)	Includes amounts of the consolidated variable interest entity (VIE), presented separately in Note 4 below.

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2023	2022
Revenue:
Origination fees	$9,718,553	$11,162,166
Loan servicing revenue	4,752,388	3,200,879
Net interest income on loans to developers	15,791,668	14,001,987
Total revenue	30,262,609	28,365,032
Interest expense on notes	(9,890,272)	(6,572,309)
Revenue, net	20,372,337	21,792,723
Cost of revenue	(2,527,040)	(2,040,488)
Gross profit	17,845,297	19,752,235
Operating expenses:
General and administrative	8,309,225	9,181,673
Sales and customer support	5,747,992	4,487,185
Development	3,790,910	4,282,870
Regulatory	949,699	674,149
Marketing and promotions	2,532,718	4,915,342
Total operating expenses	21,330,544	23,541,219
Loss from operations	(3,485,247)	(3,788,984)
Other expense:
Interest expense on corporate debt instruments	(761,588)	(840,684)
Gain on loan extinguishment	-	829,000
Total other expense, net	(761,588)	(11,684)
Net loss	(4,246,835)	(3,800,668)
Less: Net income attributable to non-controlling interest in consolidation VIE	277,915	1,570,250
Net loss attributable to Groundfloor Finance, Inc.	$(4,524,750)	$(5,370,918)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity (Deficit)

					Convertible											Company	Non-Controlling	Total
					Preferred Stock								Additional		Stock	Stockholders’	Interest in	Stockholders’
	Series B-2		Series A		Series B		Series Seed		Series B-3		Common Stock		Paid-in	Accumulated	Subscription	Equity	Consolidated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)	VIE	(Deficit)
Stockholders’ equity as of December 31, 2021	-	$-	747,373	$4,962,435	441,940	$7,429,483	568,796	$2,609,091	-	$-	2,192,145	$11,895,593	$3,310,258	$(30,203,181)	$(560)	$3,119	-	$3,119
Issuance of Series B-2 preferred shares, net of offering costs	189,270	5,754,564	-	-	-	-	-	-	-	-	-	-	-	-	-	5,754,564	-	5,754,564
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	52,265	2,137,320	-	-	-	-	-	2,137,320	-	2,137,320
Issuance in the 2022 Common Stock Offering, net of offering costs	-	-	-	-	-	-	-	-	-	-	49,700	1,531,754	-	-	-	1,531,754	-	1,531,754
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	48,394	1,342,579	-	-	-	1,342,579	-	1,342,579
Exercise of stock options and warrants	-	-	-	-	-	-	-	-	-	-	33,461	25,240		-	-	25,240	-	25,240
Conversion of Series Seed Shares to Common Stock	-	-	-	-	-	-	(14,758)	(71,941)	-	-	14,758	71,941	-	-	-	-	-	-
Issuance of restricted stock units	-	-	-	-	-	-	-	-	-	-	6,944	-	-	-	-	-	-	-
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	2,466,670	-	-	2,466,670	-	2,466,670
Increase in non-controlling interest related to initial consolidation of VIE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18,000	18,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,370,918)	-	(5,370,918)	1,570,250	(3,800,668)
Stockholders’ equity as of December 31, 2022	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,265	$2,137,320	2,345,402	$14,867,107	$5,776,928	$(35,574,099)	$(560)	$7,890,328	$1,588,250	$9,478,578
Issuance in the 2023 Common Stock Offering, net of offering costs	-	-	-	-	-	-	-	-	-	-	29,348	1,288,377	-	-	-	1,288,377	-	1,288,377
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	104	4,570	-	-	-	-	-	4,570	-	4,570
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	5,859	213,211	-	-	-	213,211	-	213,211
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	13,012	32,735	-	-	-	32,735	-	32,735
Issuance of convertible notes – beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	-	1,103,285	-	-	1,103,285	-	1,103,285
Issuance of restricted stock units	-	-	-	-	-	-	-	-	-	-	6,944	-	-	-	-	-	-	-
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	1,747,821	-	-	1,747,821	-	1,747,821
Distribution to non-controlling interest holders in consolidated VIE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,297,223)	(1,297,223)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,524,750)	-	(4,524,750)	277,915	(4,246,835)
Stockholders’ equity as of December 31, 2023	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,369	$2,141,890	2,400,565	$16,401,430	$8,628,034	$(40,098,849)	$(560)	$7,755,577	$568,942	$8,324,519

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(4,246,835)	$(3,800,668)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,865,081	1,226,991
Share-based compensation	1,747,821	2,466,670
Noncash interest expense	757,900	348,147
Gain on forgiveness of PPP loan	-	(829,000)
Changes in operating assets and liabilities:
Other assets	765,674	(838,287)
Interest receivable on loans to developers	(5,961,775)	(9,856,162)
Accounts payable and accrued expenses	1,490,945	(841,892)
Accrued interest on limited recourse obligations	641,287	3,124,630
Net cash flows from operating activities	(2,939,902)	(8,999,571)
Cash flows from investing activities
Loan payments to developers	(253,291,705)	(266,090,771)
Repayments of loans from developers	203,406,280	197,068,620
Proceeds from sale of properties held for sale	6,395,174	2,995,188
Payments of software and website development costs	(2,235,117)	(2,668,163)
Other investing activities	(1,297,223)	21,630
Cash received from initial consolidation of VIE	-	30,000
Net cash flows from investing activities	(47,022,591)	(68,643,496)
Cash flows from financing activities
Proceeds from limited recourse obligations	173,910,747	187,412,229
Repayments of limited recourse obligations	(161,958,217)	(160,098,160)
Proceeds from other securities payable	13,031,037	-
Repayments of other securities payable	(1,961,327)	-
Proceeds from Groundfloor Notes	45,758,812	151,536,470
Repayments on Groundfloor Notes	(72,216,039)	(132,171,910)
Proceeds from Stairs Notes, net	48,278,449	23,339,748
Repayments of 2021 convertible notes	(4,352,777)	-
Proceeds from issuance of 2023 convertible notes	9,929,569	-
Proceeds from issuance of Series B-2 convertible preferred stock, net of offering costs	-	5,754,564
Proceeds from issuance of Series B-3 convertible preferred stock, net of offering costs	4,570	2,137,320
Proceeds from issuance of common stock, net of offering costs	1,288,377	1,531,754
Proceeds from the exercise of stock options and warrants	32,735	25,240
Net cash flows from financing activities	51,745,935	79,467,255
Net increase in cash	1,783,443	1,824,188
Cash as of beginning of the year	4,466,138	2,641,950
Cash as of end of the year	$6,249,581	$4,466,138
Supplemental cash flow disclosures:
Cash paid for interest	$9,768,092	$7,050,256

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$15,897,219	$4,960,000
Issuance of 2023 convertible note – beneficial conversion feature	1,103,285	-
Write-down of loans to developers and limited recourse obligations	-	367,699
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	-	751,351
Noncash exercise of warrants	-	52,442
Cashless vesting of restricted stock	133,325	133,325
Conversion of convertible notes payable and accrued interest into common stock or Series B convertible preferred stock	213,211	1,342,580
Increase (decrease) in allowance for loan to developers	(959,862)	2,882,169
Increase (decrease) in allowance for limited recourse obligations	1,444,505	3,727,683

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “our,” “Groundfloor,” or the “Company” refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013 and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of Groundfloor Inc.’s common stock. In August 2014, Groundfloor Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Consolidated Financial Statements. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, and Groundfloor Yield LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC and Groundfloor Holdings GA, LLC are currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. Groundfloor’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include the results of Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; Groundfloor Real Estate 2, LLC; Groundfloor Real Estate 3 LLC; and Groundfloor Yield LLC (collectively the “Company” or “Groundfloor”), along with the amounts related to variable interest entities (“VIEs”) for which Groundfloor is the primary beneficiary. The non-controlling interests as of December 31, 2023 represents the outside owner’s interest in the Company’s consolidated VIE. Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation of Variable Interest Entities

The determination of whether to consolidate a Variable Interest Entity (“VIE”) in which the Company holds a variable interest requires a significant amount of analysis and judgment regarding whether the company is the primary beneficiary of the VIE due to the company holding a controlling financial interest in the VIE. A controlling financial interest in a VIE exists if the company has both the power to direct the VIE’s activities that most significantly affect the VIE’s economic performance and a potentially significant economic interest in the VIE. The determination of whether an entity is a VIE considers factors, such as (i) whether the entity’s equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support and (ii) whether a holder’s equity investment at risk lacks any of the following characteristics of a controlling financial interest: the direct or indirect ability through voting rights or similar rights to make decisions about a legal entity’s activities that have a significant effect on the entity’s success, the obligation to absorb the expected losses of the entity or the right to receive the expected residual returns of the legal entity. The Company is required to reconsider its evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

The company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 10.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when formal closing has occurred and funds have transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred. Fees assessed at loan issuance such as processing, underwriting, and closing fees are recognized as revenue when incurred.

Loan Servicing Revenue

Loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected. Direct costs to service Loans are recorded as expenses, as incurred.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the years ended December 31, 2023, and 2022.

Net Interest Income on Loans to Developers

The Company recognizes “Net interest income on loans to developers” which consists of interest income generated on loans to developers, net of interest expense incurred on corresponding limited recourse obligations (if issued by Groundfloor Finance Inc.) or Investor Georgia Notes (if issued by Groundfloor GA) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations” refers to both limited recourse obligations (“LROs”) and Georgia Notes. LROs are the Company’s currently registered securities. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. Both LROs and Georgia Notes represent similar obligations of the Company. Refer to Note 3 below for details regarding management’s reclassification of historical financial statement line items.

	For the year ended December 31,
	2023	2022
Components of Net Interest Income on Loans to Developers
Interest income on loans to developers	$27,572,011	$28,234,268
Interest expense on limited recourse obligations	(11,780,343)	(14,232,281)
Net interest income on loans to developers	$15,791,668	$14,001,987

Interest Expense on Notes

The Company also recognizes “Interest expense on notes” which consists of interest expense incurred on the Company’s notes payable, using the accrual method based on the stated interest rate. “Interest expense on notes” was $9,890,272 and $6,572,309 for the year ended December 31, 2023, and 2022, respectively. Refer to Note 3 below for details regarding management’s reclassification of historical financial statement line items.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2023, and 2022. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Restricted Cash

Included in the accompanying consolidated balance sheets as of December 31, 2023 and 2022 is restricted cash of $17,925,321 and $30,463,316, respectively. These balances represent funds committed by investors in LROs, but not yet disbursed to developers on the underlying Loans. Management has elected to present this cash as a separate financial statement line item in the current period financial statements. Refer to Note 3 below for details regarding management’s reclassification of historical financial statement line items.

Loans to Developers and Limited Recourse Obligations

“Loans to developers” are originally recorded at amortized cost (outstanding principal balance, net of discounts, premiums, and unearned income), then subsequently increased as additional draws are disbursed to developers. “Limited recourse obligations” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans, then subsequently increased as those funds are disbursed to developers. Limited Recourse Obligations were $169,174,000 and $169,760,000 as of December 31, 2023, and 2022, respectively, on the accompanying Consolidated Balance Sheets.

The interest rate associated with a Loan is the same as the interest rate associated with the corresponding LROs or Georgia Notes.

The Company’s obligation to pay principal and interest on an LRO or Georgia Note is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations” associated with uncollectable “Loans to developers”. Amounts collected related to a defaulted Loan are returned to the Investors based on their pro rata portion of the corresponding LROs or Georgia Notes, if applicable, less collection costs incurred by the Company.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers” and “Limited recourse obligations”, respectively, once the Loan has closed and funds have been disbursed to developers. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Other Securities Payable

“Other securities payable” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans or investments in real estate then subsequently increased as those funds are disbursed to developers. Total other securities payable were $11,069,710 and $0 as of December 31, 2023 and 2022, respectively, on the accompanying Consolidated Balance Sheets.

Interest Receivable and Interest Payable

“Interest receivable on loans to developers” represents interest income the Company is due to receive from developers on the total outstanding principal balance of the loan portfolio as of the balance sheet date. This balance is presented as its own line item, separate from “Loan to developers”, on the Company’s Consolidated Balance Sheet.

“Accrued interest on limited recourse obligations” represents interest the Company owes investors on the corresponding LROs as of the balance sheet date. This balance is presented as its own line item, separate from “Limited recourse obligations”, on the Company’s Consolidated Balance Sheet. The interest rate associated with a Loan is the same rate that is associated with the corresponding LRO. The balance of “Interest receivable on loans to developers” and “Accrued interest on limited recourse obligations” offset each other to the extent LROs related to existing loans have been issued with the SEC and funded by investors. The Company’s obligation to pay interest on an LRO is equal to the pro-rata portion of the total interest payments collected from the corresponding Loan.

Also included within “Accrued interest on limited recourse obligations” is interest the Company owes investors on Groundfloor Notes. Groundfloor Notes are presented within “Short-term notes payable” and “Long-term notes payable” on the Company’s Consolidated Balance Sheet. The interest rate associated with Groundfloor Notes is the same as the stated interest rate at issuance.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers” and corresponding “Limited recourse obligations” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers” and the corresponding “Limited recourse obligations” are discontinued and placed on nonaccrual status at the time the Loan is 180 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 180 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers” and corresponding “Limited recourse obligations” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers” and “Limited recourse obligations” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Allowance for Current Expected Credit Losses

The Company applies the Current Expected Credit Loss standard (“CECL Standard”) for recording instruments measured at amortized cost, including loan receivables and off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). In accordance with the CECL Standard, the Company records an allowance for credit losses on the loan portfolio on a collective basis by assets with similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assessed these assets on an individual basis.

The CECL Standard requires an entity to consider historical loss experience, current conditions, and a reasonable and supportable forecast of the economic environment. The Company utilizes a loss-rate approach for estimating current expected credit losses. In accordance with the loss-rate method, an adjusted historical loss rate is applied to the amortized cost of an asset or pool of assets at the balance sheet date.

In determining the CECL allowance, we considered various factors including (i) historical loss experience in our portfolio (ii) current performance of the US residential housing market, (iii) future expectations of the US residential housing market, and (iv) future expectations of short-term macroeconomic environment. Management estimates the allowance for credit losses using relevant information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. We utilize a reasonable and supportable forecast period of 12 months. The allowance for credit losses is maintained at a level sufficient to provide for expected credit losses over the life of the loan based on evaluating historical credit loss experience and making adjustments to historical loss information applied to the current loan portfolio.

The Company made an accounting policy election to exclude “Interest receivable on loans to developers” from the amortized cost basis of loans in determining the CECL allowance, as any uncollected accrued interest receivable is written off in a timely manner. Refer to “Nonaccrual and Past Due Loans” above for a description of the Company’s policies established to write-off interest.

Payments to holders of LROs or Georgia Notes, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs or Georgia Notes. The allowance calculated for Loans is accordingly applied as the reserve for LROs and Georgia Notes.

Refer to “Note 5 – Loans to Developers and Allowance for Expected Credit Losses” for further information regarding the CECL allowance and its calculation.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations. The other real estate owned balance is presented within “Other Current Assets” on the Company’s Consolidated Balance Sheet and has a balance of approximately $11,218,000 and $4,120,000 as of December 31, 2023, and 2022, respectively.

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers the Company’s website. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation and operation stages are expensed as incurred. Capitalized software development costs are amortized over the estimated useful life of the related software. The Company recognized approximately $1,794,074 and $1,129,000 in expense related to amortization of software development costs for the years ended December 31, 2023, and 2022, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, leasehold improvements, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of the Company’s domain names. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis. The Company recognized approximately $2,000 in amortization expense during the years ended December 31, 2023, and 2022.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

For the year ended December 31, 2023, there were no offering costs issued in connection with the issuance of equity offerings.

For the year ended December 31, 2022, offering costs of approximately $78,698 and $157,082 incurred in connection with the issuance of Series B-2 preferred stock and Series B-3 preferred stock, respectively, were deferred and charged against the gross proceeds of the offering in stockholders’ equity.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized. The deferred revenue balance is presented within “Accounts Payable and Accrued Expenses” on the Company’s Consolidated Balance Sheet and has a balance of approximately $3,593,536 and $3,120,552 as of December 31, 2023, and 2022, respectively.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred approximately $1,364,819 and $2,922,487 in advertising costs during the years ended December 31, 2023, and 2022, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets as a component of “Other liabilities”. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred approximately $420,742 and $456,427 in rent expense for office facilities during the years ended December 31, 2023, and 2022, respectively.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), in July 2018 and the issuance of ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), in July 2018. The guidance in these pronouncements was effective for the Company for the year ended December 31, 2022.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

During 2023, the Company evaluated the impact of adopting ASC Topic 842, Leases (“ASC 842”) and determined the impact to be immaterial on the overall consolidated financial results and Consolidated Financial Statements of the Company. As such, we have elected not to apply the recognition requirements under ASC 842 and have not recognized an ROU asset or liability on the Company’s Consolidated Balance Sheet as of December 31, 2023. The Company continues to recognize the expense related to this lease on a straight-line basis over the remaining lease term, presented within the Consolidated Statement of Operations at December 31, 2023.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company adopted ASU 2019-12 on the effective date of January 1, 2022. The amendments were applied on a prospective basis and the adoption did not have a significant impact on the Company's financial results or the Consolidated Financial Statements contained herein.

In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The amendments in this update simplify the accounting for convertible interest by removing the requirement to separately account for an embedded conversion feature from the host contract in certain instances. The guidance is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

In March 2022, the FASB issued Accounting Standards Update 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. The amendments in this update eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. For public business entities, the amendments in this update require that an entity disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of Subtopic 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost, or entities that have adopted the amendments in Update 2016-13. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

NOTE 3:	RECLASSIFCATION ADJUSTMENTS

During the preparation of these audited financial statements, management performed certain reclassifications to historical financial statement line item presentation in order to conform historical information with the financial statement line item presentation adopted in the current year. The reclassifications made to historical information include the following:

Restricted Cash and Limited Recourse Obligations

Balance Sheet	Before			After
As of December 31, 2022	Reclassification	Reclassification		Reclassification
Restricted cash	$-	$30,463,316	(a)	$30,463,316
Limited recourse obligations	139,296,385	30,463,316	(a)	169,759,691

(a)	Represents the reclassification of cash committed by investors in LROs, not yet disbursed to developers from Limited recourse obligations to Restricted cash

Net Interest Income and Interest Expense

Statement of Operations	Before			After
As of December 31, 2022	Reclassification	Reclassification		Reclassification
Interest income	$28,234,268	$28,234,268	(b)	$-
Interest expense	(20,804,590)	(20,804,590)	(c)	-
Net interest income on loans	-	14,001,987	(b,c)	14,001,987
Interest expense on notes	-	(6,572,309)	(c)	(6,572,309)

(b)	Represents the reclassification of interest income into net interest income on loans, consisting of interest income earned on loans to developers.

(c)	Represents the reclassification of interest expense, splitting the expense between net interest income on loans and interest expense on notes. Interest expense on limited recourse obligations was reclassified to net interest income, and interest expense on the Company’s notes payable was reclassified to interest expense on notes.

To ensure conformity and comparability of current period financial statement information and historical financial statement information throughout these financial statements as a whole, management has updated historical financial statement information presented within the note disclosures to represent historical financial statement line items after reclassification presented in the table above.

NOTE 4:	VARIABLE INTERST ENTITIES

In November 2021, the Company entered into a limited liability company agreement with two independent third parties, to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its Affiliates and potentially developing new equity products.

On January 1, 2022, the Jacksonville JV commenced operations and the initial cash contributions were received from each the initial Members of the Jacksonville JV, in proportion to their relative Membership Interest in the JV.

At the time of the initial cash contribution by the Members of the Jacksonville JV, the Company conducted an analysis to determine whether the Jacksonville JV is a VIE, and if a VIE, an evaluation of whether the Company is the primary beneficiary. Under the provisions of ASC 810, Consolidation, we have determined that the Jacksonville JV is a VIE and the Company is the primary beneficiary, based on the power to direct the activities that most significantly impact the entity’s economic performance. As such, the Company is required to consolidate the assets, liabilities, income and expenses of the Jacksonville JV within the accompanying Condensed Consolidated Financial Statements with a non-controlling interest for the third-party ownership of the joint venture's membership interests.

Accordingly, the Company accounted for the initial consolidation of the joint venture investment in accordance with the provisions of ASC 805, Business Combinations. At that time, the fair value of the Jacksonville JV’s net assets was $30,000. As such, no gain or loss was recognized by the Company upon initial consolidation as the fair value of the net assets of the Jacksonville JV was equal to the Members initial cash contribution amounts.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents the assets and liabilities of the Jacksonville JV, included in the Condensed Consolidated Balance Sheet as of December 31, 2023, and 2022, respectively. The assets and liabilities presented below include only the third-party assets and liabilities of the consolidated VIE and excludes any intercompany balances, which were eliminated upon consolidation.

	December 31,
	2023	2022
Assets:
Cash	$-	$301,988
Loans to developers	34,265,091	43,624,441
Allowance for loans to developers	(923,008)	(729,196)
Interest receivable on loans to developers	4,105,624	3,040,727
Other current assets	5,821,486	236,000
Total assets	$43,269,192	$46,473,960

Liabilities:
Accounts payable and accrued expenses	416,755	16,595
Total liabilities	$416,755	$16,595

NOTE 5:	LOANS TO DEVELOPERS AND ALLOWANCE FOR EXPECTED CREDIT LOSSES

The Company provides financing to Developers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000, with maturities ranging from six to eighteen months.

The following table presents the carrying amount of “Loans to developers, net” by performance state as of December 31, 2023, and 2022, respectively:

	December 31,
	2023	2022
Loan Performance State:
Current	$172,560,766	$141,405,942
Workout	57,595,807	82,872,431
Fundamental Default	34,718,869	16,215,743
Amortized Cost	$264,875,442	$240,494,116
Less: Allowance for loan losses	(5,086,957)	(6,046,819)
Carrying amount as of December 31	$259,788,485	$234,447,297

Allowance for Loan Losses

In assessing the CECL allowance, we consider historical loss experience, current conditions, and a reasonable and supportable forecast of the microeconomic and macroeconomic environment. We derived an annual historical loss rate based on the Company’s historical loss experience in our portfolio and adjusted this rate to reflect our expectations of the future environment based on forecasted data points relative to our loan portfolio.

The CECL allowance decreased from December 31, 2022, to December 31, 2023. The decrease is driven by management’s historical loss performance and assessment of microeconomic and macroeconomic conditions as of December 31, 2023.

The following tables present analyses of the allowance for credit losses by portfolio segment for the years ended December 31, 2023, and 2022:

Balance
Allowance for loan losses, December 31, 2022	$6,046,819
Loan allowance charged off	(2,349,678)
Provision for losses	1,389,816
Recoveries	-
Allowance for loan losses, December 31, 2023	$5,086,957

Balance
Allowance for loan losses, December 31, 2021	$3,164,650
Loan allowance charged off	(1,046,142)
Provision for losses	3,928,311
Recoveries	-
Allowance for loan losses, December 31, 2022	$6,046,819

Portfolio Segmentation

Management monitors the performance of loans within its portfolio by internally assigned grades and by year of origination. All loans originated by the Company are collateralized against residential real estate, and consistent across many key segmentation considerations such as borrower type, industry, financial asset type, loan term, and loan size. As such, in determining the Company’s application of the CECL standard management developed its allowance by evaluating historical losses and applying those adjusted losses to segments of the portfolio with which similar risk characteristics exist.

In assessing estimated credit losses, the segmentation variable used by management includes internal grades assigned to loans at origination. The Groundfloor underwriting team undertakes an assessment of each project and the proposed terms of the underlying loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that the Company will accept. Groundfloor uses its proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. The Grading Algorithm factors in the following indicators that take into account the valuation and strength of a particular project and the experience and risk profile of the Borrower.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The relevant factors included within the algorithm that correlate with how well management believes the loan will perform include financial risk (loan to ARV ratio), underwriting risk (quality of valuation report, borrower credit quality and experience), borrower stake (commitment and skin-in-the game), as well as geographic location.

The following table presents “Loans to developers” carrying amount of our loan portfolio by portfolio segment and vintage of origination as of December 31, 2023:

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan grades:
A	$4,951,408	$743,260	$1,725,974	$-	$-	$7,420,642
B	29,820,171	7,097,709	1,466,981	-	71,880	38,456,741
C	91,123,972	50,393,111	11,997,204	-	495,194	154,009,481
D	33,938,293	22,466,240	3,550,243	-	87,457	60,042,233
E	1,692,251	1,934,087	587,721	-	-	4,214,059
F	-	-	-	-	-	-
G	732,286	-	-	-	-	732,286
Amortized Cost	$162,258,381	$82,634,406	$19,328,123	$-	$654,532	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount as of December 31, 2023						$259,788,485

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current – This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout – This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default – This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs or Georgia Notes.

All credit quality indicators were updated as of December 31, 2023.

The following table presents “Loans to developers” carrying amount of our loan portfolio by credit quality indicator and vintage of origination as of December 31, 2023:

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan performance state:
Current	$161,398,308	$11,162,458	$-	$-	$-	$172,560,766
Workout	407,647	53,659,609	3,528,551	-	-	57,595,807
Fundamental Default	452,426	17,812,339	15,799,572	-	654,532	34,718,869
Amortized Cost	$162,258,381	$82,634,406	$19,328,123	$-	$654,532	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount as of December 31, 2023						$259,788,485

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2023, the Company placed Loans of approximately $50,141,640 recorded to “Loans to developers” on nonaccrual status. The Company has written off approximately $1,639,578 of interest receivable in the current period. The Company has $18,224,020 of Loans that are 90 days or more past due, but are not on nonaccrual status as of December 31, 2023

The following table presents an aging analysis of past due Loans as of December 31, 2023, and 2022:

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$174,058,386	(2,117,260)	171,941,126
Less than 90 days past due	28,386,592	(590,961)	27,795,631
More than 90 days past due	62,430,464	(2,378,736)	60,051,728
Total as of December 31, 2023	$264,875,442	(5,086,957)	259,788,485

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$143,472,561	$(1,455,837)	$142,016,724
Less than 90 days past due	41,160,208	(812,196)	40,348,012
More than 90 days past due	55,861,347	(3,778,786)	52,082,561
Total as of December 31, 2022	$240,494,116	$(6,046,819)	$234,447,297

The following is a summary of information pertaining to nonaccrual loans as of December 31, 2023:

Balance
Nonaccrual loans	$76,593,077

Interest income recognized on nonaccrual loans	$1,992,728

The following is a summary of information pertaining to nonaccrual loans as of December 31, 2022:

Balance
Nonaccrual loans	$35,672,783

Interest income recognized on nonaccrual loans	$5,714,335

NOTE 6:	OTHER CURRENT ASSETS

“Other current assets” as of December 31, 2023, and 2022, consists of the following:

	2023	2022
Investments in real estate (1)	$3,025,691	$-
Due from related party (2)	303,333	285,300
Advances receivable (3)	122,222	-
Other	130,306	1,098,172
Other current assets	3,581,552	1,383,472

(1)	Investments in real estate are investments in the renovation or development of real estate. These investments are carried at cost basis. As of December 31, 2023, and 2022 the Company also has non-current investment amount of $1,280,623 and $0, respectively. The noncurrent portion is reflected within the financial statement line item “Other assets” within the Company’s Consolidated Balance Sheets.
(2)	Loan and accrued interest receivable from related parties. Refer to Note 13 – Related Party Transactions.
(3)	Represents Groundfloor’s cash advances made to developers. As of December 31, 2023, and 2022 the Company also has non-current advances receivable in the amount of $5,383,806 and $0, respectively. The noncurrent portion of advances receivable is recorded within the financial statement line item “Other assets” within the Company’s Consolidated Balance Sheets.

NOTE 7:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2023 and 2022, consists of the following:

	2023	2022
Software and website development costs	$8,584,844	$6,349,726
Furniture and fixtures	212,251	212,251
Computer equipment	169,645	169,645
Leasehold improvements	29,942	29,942
Office equipment	44,748	44,748
Domain names	30,000	30,000
Total property, equipment, software, website and intangible assets	9,071,430	6,836,312
Less: accumulated depreciation and amortization	(5,614,604)	(3,749,522)
Property, equipment, software, website and intangible assets, net	$3,456,826	$3,086,790

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2023, and 2022 was approximately $1,865,081 and $1,226,991, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

NOTE 8:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2023 and 2022, consists of the following:

	2023	2022
Deferred loan origination fees	$4,046,957	$3,120,552
Trade accounts payable	666,295	557,754
Accrued employee compensation	573,747	107,626
Accrued interest expense (1)	231,362	534,771
Other	24,546	14,834
Accounts payable and accrued expenses	$5,542,907	$4,335,534

(1)	“Accrued interest expense” includes interest related to corporate debt instruments as described in Note 8.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9:	DEBT

2021 Subordinated Convertible Notes

From August 2021 to November 2021, the Company issued subordinated convertible notes (the “2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5,000,000. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $555,556 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2023, and 2022, respectively, approximately $142,636 and $348,147 was amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

In 2022, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock. Pursuant to these terms, Noteholders converted $1,261,170 in principal and approximately $81,410 in accrued interest into 48,394 shares of common stock at a conversion price of $27.74, a 10% discount to the per share price of common stock at the time of conversion.

In 2023, certain holders of the 2021 Subordinated Convertible Notes converted their holdings into common stock. Noteholders converted $180,330 in principal and approximately $32,880 in accrued interest into 5,877 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining principal of $3,558,500 and accrued but unpaid interest of $794,277 related to the notes related to the 2021 Subordinated Convertible Notes. Therefore, principal of $0 and $3,738,830 on the 2021 Subordinated Convertible Notes, net of an unamortized discount of approximately $0 and $142,636, was outstanding as of December 31, 2023 and 2022, respectively. Accrued interest on the 2021 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $0 and $534,771 as of December 31, 2023 and 2022, respectively. The interest expense related to the 2021 Subordinated Convertible Notes for the year ended December 31, 2023 and 2022, was $291,366 and $492,537, respectively, and included within "Interest expense on corporate debt instruments”.

2023 Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $7,631,595. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after April 1, 2024, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $847,955 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2023 approximately $80,902 as amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

Principal of $7,631,595 on the 2023 Subordinated Convertible Notes, net of an unamortized discount of approximately $767,053 was outstanding as of December 31, 2023. Accrued interest on the 2023 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $177,097 as of December 31, 2023. The related interest expense of $177,097 is included within "Interest expense on corporate debt instruments” for the year ended December 31, 2023.

2023 Mezzanine Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (the “2023 Mezzanine Convertible Notes”) to Investors for total proceeds of $2,297,974. The 2023 Mezzanine Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable in 19 equal quarterly installments beginning on April 1, 2024 and thereafter on the first day following the end of each fiscal quarter, such that the 2023 Mezzanine Convertible Notes shall be repaid the earlier of October 1, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after April 1, 2024, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Mezzanine Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $255,330 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2023 approximately $11,635 as amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

Principal of $2,297,595 on the 2023 Mezzanine Convertible Notes, net of an unamortized discount of approximately $243,696 was outstanding as of December 31, 2023. Accrued interest on the 2023 Mezzanine Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $54,265 as of December 31, 2023. The related interest expense of $54,265 is included within "Interest expense on corporate debt instruments” for the year ended December 31, 2023.

Groundfloor Notes

During the years ended December 31, 2023, and 2022, the Company entered into various secured promissory notes, (the “Groundfloor Notes”), with Investors. The Groundfloor Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The Groundfloor Notes are issued and secured by the assets of Groundfloor Real Estate 2 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for Groundfloor Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 2 LLC, subject to certain exceptions.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

During the years ended December 31, 2023, and 2022, respectively, there were 56 and 97 notes entered into with stated interest rates ranging from 2.5% to 12.5% and with terms ranging from 30 days to 24 months. The principal sum of $32,080,873 and $43,135,300 remains outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. The principal sum of $6,922,900 and $22,325,700 remains outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets.

Interest expense incurred on Groundfloor Notes, presented within “Interest expense” on the Company’s Consolidated Statement of Operations, was $5,124,154 and $4,507,391 for the years ended December 31, 2023, and 2022, respectively. Accrued interest on the Groundfloor Notes, presented within “Accrued interest on limited recourse obligations” in the Company’s Consolidated Balance Sheets, was approximately $3,149 and $65,400 at December 31, 2023 and 2022, respectively.

Stairs Notes

During the years ended December 31, 2023, and 2022, the Company entered into various secured promissory notes, (the “Stairs Notes”), with Investors. The Stairs Notes are issued and secured by the assets of Groundfloor Yield LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof will be used primarily to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. As collateral security for Stairs Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Yield LLC, subject to certain exceptions.

During the years ended December 31, 2023 and 2022, there were a total of 733 and 1,017 notes, respectively, entered into, each with a stated interest rate of 4.0% to 7.25% and term of 5 days to 24 months. The principal sum of $76,500,029 and $44,325,580 remained outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. The principal sum of $16,104,000 and $0 remains outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the stairs notes, presented within “Accrued interest on limited recourse obligations” in the Company’s Consolidated Balance Sheets, was approximately $183,781 and $0 at December 31, 2023 and 2022, respectively

Interest paid to Stairs investors totaled $4,582,337 and $2,064,918 for the years ended December 31, 2023 and 2022, respectively and is presented within “Interest expense” on the Company’s Consolidated Statement of Operations.

Paycheck Protection Program Loan

The Paycheck Protection Program (“PPP”), established by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and sponsored by the U.S. Small Business Administration (“SBA”), and is providing small businesses – sole proprietors, independent contractors, and, with certain industry exceptions, businesses with fewer than 500 employees – the opportunity to apply for a loan of up to $10 million to cover up to eight weeks of payroll costs, including benefits. Funds may also be used to cover interest on mortgage obligations, leases, and utilities incurred or in place before February 15, 2020. Based on current SBA guidance, PPP loans can be forgiven as long as (i) loan proceeds are used for covered expenses, (ii) full-time employee headcount is maintained during the eight-week period covered by the PPP loan, (iii) compensation for employees who earned less than $100,000 on an annualized basis in 2019 is not reduced by more than 25% during the covered period, and (iv) not more than 40% of the amount forgiven may be for non-payroll costs.

In April 2020, the Company obtained an $829,100 loan under the PPP (“First PPP Loan”). The Company used the First PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The First PPP loan was fully forgiven in March 2021.

In April 2021, the Company obtained a second loan under the PPP (“Second PPP Loan”) for $829,000. The Company used the Second PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

In August 2021, the Company submitted an application for 100% loan forgiveness related to the Second PPP Loan received in 2021 through the Paycheck Protection Program.

In May 2022, the Company received notice that our request for forgiveness was approved, and our Second PPP Loan principal and interest were deemed paid in full. Upon the forgiveness of our obligations of the Second PPP Loan promissory note, a gain was recognized of $829,000 in “Other income (expense)” on the Consolidated Statement of Operations for the year ended December 31, 2022.

The Company’s Second PPP Loan balance, presented within “Short-term notes payable” in the Company’s Consolidated Balance Sheets, was $0 and $0 as of December 31, 2023, and 2022, respectively.

NOTE 10:	STOCKHOLDERS’ Equity (Deficit)

Capital Structure

Authorized Shares - As of December 31, 2023, the Company is authorized to issue 30,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The preferred stock has been designated as Series B-2 Preferred Stock (the “Series B-2), consisting of 243,348 shares, Series A Preferred Stock (the “Series A”), consisting of 747,373 shares, Series B Preferred Stock (the “Series B”), consisting of 441,940 shares, Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares, Series B-3 Preferred Stock (the “Series B-3”), consisting of 230,000 shares, (collectively, “Preferred Stock”).

Common Stock Transactions

In 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,700. The Company incurred offering costs of approximately $125,000 related to the 2018 Common Stock Offering.

In conjunction with the 2018 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2018, approximately $278,000 in notes principal and accrued interest were converted into 30,847 shares of common stock. In 2019, approximately $1,289,000 in notes principal and accrued interest were converted into 143,223 shares of common stock.

In 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company. The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

In 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. As a result of the offering, the Company received gross proceeds of approximately $539,000 in exchange for the issuance of 30,794 shares of common stock.

In 2022, the third-party investor, in conjunction with the purchase of shares of the Company’s newly issued Series B-2 Preferred Stock, executed an additional purchase of 60,765 shares of the Company’s common stock through direct, secondary transfer of shares owned by existing shareholders. Accordingly, the common stock transfers between existing shareholders and the third-party investor did not result in any cash proceeds received or issuance costs incurred by the Company. As such, the transfer of shares between the existing shareholders and third-party investor resulted in no impact to the Company’s gross capitalization at December 31, 2022.

In 2022, 14,758 shares of Series Seed were converted to common stock.

In 2022, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2022 Common Stock Offering”). Participation in the 2022 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $30.82 per share. As a result of the offering, the Company received gross proceeds of approximately $1,531,724 in exchange for the issuance of 49,700 shares of common stock.

In 2023, the Company launched an offering of its common stock (the “2023 Common Stock Offering”) limited to existing shareholders. The Company offered shares of common stock at $43.90 per share, with a minimum investment of $439, or 10 shares of common stock. As a result of the offering, the Company received gross proceeds of approximately $1,288,000 in exchange for the issuance of 29,348 shares of common stock.

Preferred Stock Transactions

Series B-2

In 2022, the Company received gross proceeds of $5,833,262 in exchange for the issuance of 396,724 shares of Series B-2 Preferred Stock (“Series B-2 Preferred Stock”), presented net of offering costs of $78,698 in the Consolidated Balance Sheets as a component of stockholders’ equity.

Series B

In 2020, the Company launched an offering of 548,546 shares of Series B Preferred Stock at $18.23 per share (“Series B Preferred Stock Offering”). According to the terms of the offering statement, the aggregate initial offering price of the Series B Stock will not exceed $10,000,000 in any 12-month period, and the Company will not execute sales of any securities under Regulation A that aggregate more than $50,000,000 in any twelve-month period.

Since the launch of the offering, the Company has offered its Series B Stock on a continuous basis directly through the Company website, and also on the online platform utilized by SI Securities, LLC located at www.seedinvest.com, to both accredited and non-accredited investors.

The offering closed July 2021. As a result of the offering, the Company has, as of December 31, 2021, received gross proceeds of approximately $7,232,279 in exchange for the issuance of 396,724 shares of Series B preferred stock, presented net of offering costs of $575,989 in the Consolidated Balance Sheets as a component of stockholders’ equity. Pursuant to the offering, certain holders of 2019 Subordinated Convertible Notes converted their holdings into Series B Preferred Stock..

Series A

In 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Series B-3

In 2022, the Company launched an offering of 230,000 shares of Series B-3 Preferred Stock at $43.90 per share (“Series B-3 Preferred Stock Offering”). Since the launch of the offering, the Company has offered its Series B-3 Preferred Stock on a continuous basis directly the online platform utilized by Wefunder Portal LLC located at www.wefunder.com, to both accredited and non-accredited investors.

The offering closed November 2022. As a result of the offering, the Company has, as of December 31, 2022, received gross proceeds of $2,294,402 in exchange for the issuance of 52,265 shares of Series B-3 Preferred Stock, presented net of offering costs of $157,082 in the Consolidated Balance Sheets as a component of stockholders’ equity.

In January 2023, the Company received gross proceeds of $4,570 in exchange for the issuance of 104 shares of Series B-3 Preferred Stock.

The following is a summary of the rights and privileges of the Preferred Stockholders as of December 31, 2023, and 2022.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series B-2 shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Series B, Series A, Series Seed, Series B-3 or common stock, an amount per share equal to the greater of: i) the Series A original issue price of $30.82 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series B-2 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-2 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-2 pro rata in accordance with their ownership thereof.

After payment in full of the Series B-2 preference amount, the Series B stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B original issue price of $18.23 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B pro rata in accordance with their ownership thereof.

After payment in full of the Series B preference amount, the Series A stockholders are entitled to a liquidation preference equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof.

After payment in full of the Series Seed preference amount, the Series B-3 stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B-3 original issue price of $43.90 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B-3 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-3 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-3 pro rata in accordance with their ownership thereof.

Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $20,000,000. All outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock, respectively, each voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 11:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company may also grant other stock-based awards under the Plan, including performance-based awards. The Company has reserved a total of 950,000 shares of common stock for issuance under the Plan. Of these shares, 215,077 shares are available for future stock option grants as of December 31, 2023.

In January 2022, the Company amended the “Plan” to increase the number of shares of common stock reserved for issuance from 400,000 as it existed at December 31, 2021, to 950,000 shares.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2023, and 2022.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2023	Employees
Estimated dividend yield	-%
Expected stock price volatility	50.0%
Risk-free interest rate	3.6 – 4.8%
Expected life of options (in years)	6.25
Weighted-average fair value per share	$14.89

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2022	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	1.8 – 2.7%	1.7 – 4.3%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$18.99	$14.89

The following summarizes the stock option activity for the years ended December 31, 2023, and 2022:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	416,936	$10.08
Exercised	(1,967)	12.76
Terminated	(56,738)	26.62
Granted	371,234	22.55
Outstanding as of December 31, 2022	729,465	$15.13
Exercised	(13,012)	2.52
Terminated	(65,935)	20.17
Granted	43,240	38.57
Outstanding as of December 31, 2023	693,758	$16.36	6.3	$19,051,000
Exercisable as of December 31, 2023	382,713	10.63	4.7	12,809,000
Expected to vest after December 31, 2023	311,045	$23.79	8.2	$5,953,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2023:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	56,000	0.1	56,000
1.87	35,000	1.6	35,000
2.40	65,127	3.3	65,127
3.99	10,000	0.8	10,000
10.00	11,225	4.7	11,225
12.00	32,251	5.0	32,251
15.00	18,750	5.6	16,199
17.50	54,726	6.9	45,182
19.20	325,699	8.0	108,058
30.80	15,143	9.2	3,195
30.82	36,046	8.5	2,779
43.90	33,791	9.6	204
	693,758		385,220

As of December 31, 2023, there was approximately $1,429,700 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.0 years. The total intrinsic value of stock option awards exercised was approximately $659,281.

during the fiscal year ended December 31, 2023.

The Company recorded approximately $61,642 and $46,050 in non-employee and $569,259 and $470,587 in employee share-based compensation expense during 2023 and 2022, respectively.

Performance-Based Grants

During 2021, the Company granted performance-based awards to employees that entitled the recipients to earn up to 162,500 shares, if certain performance criteria are achieved over a three-year period. The actual number of shares to be issued will be determined by when performance criteria are met during the three-year period. The performance-based awards granted are based upon the Company’s ability to achieve certain investor customer acquisition targets. Performance based awards are recognized as compensation expense based on fair value on date of grant, the number of shares management ultimately expects to vest and the vesting period. As of December 31, 2023 there are 54,200 eligible performance-based awards, which are expected to be exercised by management and are included as granted in the option activity table above.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.24%, (iv) a weighted average estimated term of 6.01 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $502,800, or $9.28 per option.

Stock-based compensation expense of $126,000 and $170,100 was recognized for performance awards granted in 2023 and 2022, respectively. The total unrecognized compensation cost related to performance awards was $177,000 and $303,000 at December 31, 2023, and 2022, respectively, and the weighted-average period over which this expense will be recognized is 1.5 years.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Equity Incentive Plan

In February 2022, the Company issued stock options to certain employees, which contained an early-exercise provision, whereby the options were exercisable immediately by the holder upon issuance. Pursuant to the terms of the stock-option agreement, certain of the employees elected to participate in the early exercise option to purchase shares of the Company’s common stock. The Company issued 224,000 shares of common stock, at a per share price of $19.20, to the employees who elected to participate in the early exercise.

Shares of common stock issued upon the early exercise of options are not considered outstanding, for accounting purposes, as the grantee is not yet entitled to the rewards of share ownership. As such, the shares of common stock resulting from the early exercise are not shown as outstanding on the face of the Company’s Consolidated Balance Sheet and are excluded from earnings (loss) per share until the satisfaction of the vesting conditions have been met.

The shares of common stock were purchased by each employee in exchange for a promissory note (the “Note”), which accrues interest at the rate of 1.4% per annum and is partially collateralized by the assets of the employee (the notes are 50% recourse and 50% non-recourse). Although the promissory note was issued as partially recourse, the Note must be accounted for as non-recourse in its entirety as the recourse provisions of the Note are not aligned with a corresponding percentage of the underlying shares.

Accordingly, the Company has accounted for the combination of the issuance of promissory notes to employees in exchange for shares of common stock as a stock option for accounting purposes, as the substance is similar to the grant of an option. While the shares of common stock purchased by the employees in exchange for a promissory note are considered legally issued, the shares are not deemed, for accounting purposes, outstanding until all of the options are fully vested and the outstanding principal and accrued interest due on the note is repaid in full.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.68%, (iv) a weighted average estimated term of 6.04 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $2,270,000, or $9.38 per option.

The Company vested 71,500 and 96,665 of the outstanding shares during the year ended December 31, 2023 and 2022, respectively. Stock-based compensation expense of $669,245 and $623,600 was recognized during the year ended December 31, 2023 and 2022, respectively, for equity incentive.

During 2023, 5,333 shares were forfeited, and 4,287 shares were exercised as a noncash exercise. This exercise is presented as an increase to “Common Stock” as of December 31, 2023.

At December 31, 2023, the unrecognized stock-based compensation cost related to the unvested shares was approximately $754,500, which will be recognized over a weighted-average remaining vesting period of 1.2 years.

Restricted Stock

In October 2021, an employee purchased 34,720 shares of common stock (the “Restricted Stock”) at a purchase price of $19.20, under the terms of a restricted common stock purchase agreement. These shares were purchased in exchange for a promissory note (the “Promissory Note”) equal to $666,624. The Restricted Stock issuance vests in equal installments every three-months after the Initial Vesting Commencement Date, subject to the employee’s continuous service with the Company. The Company may repurchase all of the unvested shares following the employee’s termination at the original purchase price. The Promissory Note accrue interest at the rate of 0.86% per annum and are repayable at the earlier of (a) October 15, 2025; (b) the occurrence of SOX compliance issues; or (c) the occurrence of a change of control. The Promissory Note is fully collateralized by the 34,720 shares purchased by the employee per the restricted common stock purchase agreement.

The Promissory Note issued by the Company is stated as a full-recourse note however management has accounted for the Promissory Note as a non-recourse since note is forgiven in 1/5th installments at the yearly anniversary of employment and the amount of the note is aligned with a corresponding percentage of the underlying shares. Accordingly, the non-recourse note received by the Company as consideration for the issuance of the restricted stock has been considered a stock option for accounting purposes as the substance is similar to the grant of an option. The exercise price is the principal due on the note. The stated interest rate of the Promissory Note is reflected as the dividend yield. The fair value of the award is recognized over the requisite service period (not the term of the Promissory Note) through a charge to compensation cost. The maturity date of the Promissory Notes reflects the legal term for purposes of valuing the award.

During the year-ended December 31, 2021, the grant date fair value of the Restricted Stock was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.2%, (iv) a weighted average estimated term of 6.25 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $325,700, or $9.38 per option.

During the year-ended December 31, 2023 and 2022, 8,680 shares of Restricted Stock vested and $133,333 of the Promissory Note was forgiven. The forgiveness of the Promissory Note resulted in a fair value remeasurement of the Restricted Stock issuance.

At remeasurement during the year ended December 31, 2022, the grant date fair value of the Restricted Stock was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $43.90 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 4.2%, (iv) a weighted average estimated term of 5.5 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $872,200, or $31.40 per option.

At remeasurement during the year-ended December 31, 2023, the grant date fair value of the Restricted Stock was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $43.90 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 4.8%, (iv) a weighted average estimated term of 4.75 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $643,500, or $30.89 per option.

Stock-based compensation expense of $298,500 and $184,500 was recognized for Restricted Stock awards during the years ended December 31, 2023, and 2022, respectively. The total unrecognized compensation cost related to Restricted Stock awards was $563,043 at December 31, 2023 and the weighted-average period over which this expense will be recognized is 1.8 years.

Warrants

The Company has 62,324 and 62,324 warrants issued and outstanding, for the purchase of common stock, at December 31, 2023 and 2022, respectively. The Company recognized expense of approximately $0 and $971,000 related to amortization of warrant discounts for the years ended December 31, 2023, and 2022, respectively.

In January 2022, in conjunction with the Series B-2 Preferred stock issuance, the Company issued warrants to purchase 30,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years. The fair value of the warrants were calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.93%, (iv) an estimated term of 15 years, (v) volatility of 55%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $433,705, or $14.46 per warrant.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In April 2022, the Company issued warrants to purchase 21,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years. The fair value of the warrants was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $30.82 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.93%, (iv) an estimated term of 15 years, (v) volatility of 55%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $537,298, or $25.59 per warrant.

In February 2022, 30,300 outstanding warrants from the Company’s warrants were exercised for the purchase of common stock at a price of $2.71 per share as a noncash exercise. This conversion is presented as an increase to "Common Stock” as of December 31, 2022.

NOTE 12:	INCOME TAXES

The Company has incurred net operating losses since inception. Due to the Company’s history of losses, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018. Under Accounting Standards Codification 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Consolidated Statements of Operations. However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the year ended December 31, 2022.

For tax years beginning on or after January 1, 2022, the Tax Act eliminates the option to currently deduct research and development expenses and requires taxpayers to capitalize and amortize them over five years for research activities performed in the United States and 15 years for research activities performed outside the United States pursuant to Section 174 of the Code. For the year ended December 31, 2023 and 2022, the Company has capitalized $6.87 million and $4.67 million of research and development expenses, respectively. This has resulted in an increase in the DTA associated with capitalized research and development expense by $0.19 million and $1.08 million as of December 31, 2023, and 2022, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2023, and 2022, are as follows:

	2023	2022
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$7,593,000	$7,465,000
Capitalized research and development expense	1,667,000	1,076,000
Share-based compensation	1,052,000	613,000
Research and development credit carryforward	641,000	439,000
Depreciation and amortization	117,000	38,000
Accrued expenses	38,000	28,000
Valuation allowance	(11,108,000)	(9,659,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $1,449,000 and $2,162,000, respectively, during the years ended December 31, 2023, and 2022.

As of December 31, 2023, the Company has federal and state net operating loss carryforwards of approximately $29,691,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. In general, a corporation’s ability to utilize its NOL and research and development credit carryforwards may be substantially limited due to the ownership change limitations as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), as well as similar state provisions. The federal and state Section 382 and 383 limitations may limit the use of a portion of the Company’s domestic NOL and tax credit carryforwards. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2023 and 2022 as follows:

	2023		2022
	Amount	% of Pre- Tax Earnings	Amount	% of Pre- Tax Earnings
Income tax expense (benefit) at statutory rate	$(950,000)	(21.0)%	$(1,128,000)	(21.0)%
State taxes (net of federal benefit)	(206,000)	(4.5)%	(246,000)	(4.6)%
Non-taxable income	-	-%	(174,000)	(3.2)
Non-deductible expenses	256,000	5.7%	177,000	3.3%
True-up adjustment for deferred items	(549,000)	(12.1)%	(791,000)	(14.7)%
Change in valuation allowance	1,449,000	32.0%	2,162,000	40.3%
Provision for income tax expense	$-	-%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2023, and 2022, the Company had no accrual related to uncertain tax positions.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13:	RELATED PARTY TRANSACTIONS

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a former director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. In September 2020, the terms were again amended to retroactively change the interest rate to 10% per annum and to require monthly interest payments. As of December 31, 2023, and 2022, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $303,333 and $285,300, respectively.

NOTE 14:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018.

In 2023 the Company entered into a new lease effective April 1, 2024. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was approximately $420,742 and $442,200 as a component of “General and administrative” in the Consolidated Statements of Operations for the years ended December 31, 2023, and 2022, respectively.

As of December 31, 2023, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2024	$355,359
2025	319,877
2026	329,450
2027	339,333
2028, and thereafter	800,181
$2,144,200

The Company is subject to legal proceedings which arise in the ordinary course of business.  In the opinion of the Company, the resolution of these matters will not have a material adverse impact on the Company’s consolidated financial position or results of operations.

NOTE 15:	SUBSEQUENT EVENTS

Subsequent events were evaluated through March 29, 2024, the date the Consolidated Financial Statements were available to be issued. Based on this evaluation, it was determined that subsequent events have occurred that require disclosure in the consolidated financial statements.

In February 2024, the Company commenced an offering of B-3 Preferred Stock to existing shareholders via the Groundfloor platform. Pursuant to this offering, from February 1, 2024, through the issuance date of these consolidated financial statements, the Company has received gross proceeds of $667,138 in exchange for the issuance of 14,503 shares of the Company’s B-3 Preferred Stock.

Summary Financial Information

The audited Consolidated Statements of Operations data set forth below with respect to the twelve months ended December 31, 2023, and December 31, 2022 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements and should be read in conjunction with those audited Consolidated Financial Statements and Notes thereto.

	Twelve Months Ended December 31,
	2023	2022
Revenue:
Origination fees	$9,718,553	$11,162,166
Loan servicing revenue	4,752,388	3,200,879
Net interest income on loans to developers	15,791,668	14,001,987
Total revenue	30,262,609	28,365,032
Interest expense on notes	(9,890,272)	(6,572,309)
Revenue, net	20,372,337	21,792,723
Cost of revenue	(2,527,040)	(2,040,488)
Gross profit	17,845,297	19,752,235
Operating expenses:
General and administrative	8,309,225	9,181,673
Sales and customer support	5,747,992	4,487,185
Development	3,790,910	4,282,870
Regulatory	949,699	674,149
Marketing and promotions	2,532,718	4,915,342
Total operating expenses	21,330,544	23,541,219
Loss from operations	(3,485,247)	(3,788,984)
Other expense:
Interest expense on corporate debt instruments	(761,588)	(840,684)
Gain on loan extinguishment	-	829,000
Total other expense	(761,588)	(11,684)
Net loss	(4,246,835)	(3,880,668)
Less: Net income attributable to non-controlling interest in consolidated VIE	277,915	1,570,250
Net loss attributable to Groundfloor Finance, Inc.	$(4,524,750)	$(5,370,918)

Groundfloor’s audited Consolidated Financial Statements for the year ended December 31, 2023, included a going concern note from its auditors. Since Groundfloor’s inception, Groundfloor has financed its operations through debt and equity financings. Groundfloor intends to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

*            *            *

CAPITALIZATION

The following tables reflect Groundfloor’s capitalization as of December 31, 2023 (audited) and December 31, 2022 (audited). The tables are not adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancing or the subsequent closings of any financings.

The historical data in the tables is derived from and should be read in conjunction with Groundfloor’s Consolidated Financial Statements and in conjunction with the section entitled “Management Discussion and Analysis.”

	Amounts Outstanding as of December 31, 2023	Amounts Outstanding as of December 31, 2022
Stockholders’ equity (deficit):
Common stock, no par value	$16,401,430	$14,867,107
Preferred stock, no par value	22,825,522	22,820,952
Additional paid-in capital	8,628,034	5,776,928
Less: Stock subscription receivable	(560)	(560)
Accumulated deficit	(40,098,849)	(35,574,099)
Company’s stockholders’ equity (deficit)	7,755,577	7,890,328
Non-controlling interest in consolidated VIE	568,942	1,588,250
Total stockholders’ equity (deficit)	$8,324,519	$9,478,578

PART III — EXHIBITS

Exhibit Index

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
1.1	Agreement dated February 14, 2020, by and between Groundfloor Finance Inc. and SI Securities, LLC		1-A	024-11188	1.1	April 3, 2020

2.1	Form of Groundfloor Finance Inc. Fifth Amended and Restated Articles of Incorporation		1-A/A	024-12013	2.1	November 12, 2024

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Preferred Stock Voting Agreement		1-A/A	024-10758	3.2	February 7, 2018

3.3	Common Stock Voting Agreement		1-A/A	024-10758	3.3	February 7, 2018

3.4	Common Stock Subscription Agreement		1-A/A	024-10758	3.4	February 7, 2018

4.1	Form of Series B Stock Subscription Agreement		1-A/A	024-11188	4.1	June 8, 2020

4.2	Form of Series B Stock Investors’ Rights Agreement		1-A/A	024-11188	4.2	June 8, 2020

4.3	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.11	February 7, 2018

6.12	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.12	February 7, 2018

6.13	Amended and Restated Credit Agreement, dated April 4, 2018 by and among Groundfloor Holdings GA, LLC and ACM Alamosa DA LLC		1-A/A	024-11188	6.13	June 15, 2020

8.1	Escrow Agreement by and among Groundfloor Finance Inc., SI Securities, LLC, and The Bryn Mawr Trust Company of Delaware		1-A/A	024-11188	8.1	June 8, 2020

10.1	Power of attorney		1-A/A	024-11188	10.1	June 15, 2020

11.1	Consent of Cherry Bekaert LLP	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 12, 2025.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, legal and regulatory, Acting Chief Financial Officer and Secretary

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2025
Brian Dally

/s/ Nick Bhargava	Executive Vice President, legal and regulatory, Acting	February 12, 2025
Nick Bhargava	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)

*	Director	February 12, 2025
Luke Timberlake

*	Director	February 12, 2025
Bruce Boehm

*	Director	February 12, 2025
Yair Goldfinger

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact